     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1996



                                                      REGISTRATION NO. 333-06245

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           R&G FINANCIAL CORPORATION
    (Exact name of registrant as specified in its articles of incorporation)


          PUERTO RICO                         6712                 66-0532217
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code Number)    Identification
                                                                      No.)



                           280 JESUS T. PINERO AVENUE
                     HATO REY, SAN JUAN, PUERTO RICO 00918
                                 (787) 758-2424
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                VICTOR J. GALAN
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                           R&G FINANCIAL CORPORATION
                           280 JESUS T. PINERO AVENUE
                     HATO REY, SAN JUAN, PUERTO RICO 00918
                                 (787) 758-2424
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH A COPY TO:

        Norman B. Antin, Esq.                        David S. Katz, Esq.
        Jeffrey D. Haas, Esq.                  Orrick, Herrington & Sutcliffe
Elias, Matz, Tiernan & Herrick L.L.P.   and        1150 18th Street, N.W.
  734 15th Street, N.W., 12th Floor                       9th Floor
        Washington, D.C. 20005                     Washington, D.C. 20036

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                             PROPOSED
                                              MAXIMUM
                                             AGGREGATE        AMOUNT OF
         TITLE OF EACH CLASS OF              OFFERING       REGISTRATION
      SECURITIES TO BE REGISTERED            PRICE(1)          FEE(1)
Common Stock, $.01 par value per
 share..................................    $38,945,925      $13,430(2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2)  Previously paid.


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           R&G FINANCIAL CORPORATION

    Cross Reference Sheet Showing Location in the Prospectus of Information Required by Items of Form S-1


REGISTRATION STATEMENT ITEM AND CAPTION           PROSPECTUS HEADINGS
- ----------------------------------------  -----------------------------------

 1.  Forepart of the Registration
      Statement and Outside Front Cover
      Page of Prospectus................  Outside Front Cover Page; Cross
                                          Reference Sheet

 2.  Inside Front and Outside Back Cover
      Page of the Prospectus............  Inside Front and Outside Back Cover
                                          Pages of the Prospectus

 3.  Summary Information, Risk Factors
      and Ratio of Earnings to Fixed
      Charges...........................  Prospectus Summary; Risk Factors

 4.  Use of Proceeds....................  Use of Proceeds

 5.  Determination of Offering Price....  Underwriting

 6.  Dilution...........................  Dilution

 7.  Selling Security Holders...........  Not applicable

 8.  Plan of Distribution...............  Outside Front Cover Page of the
                                          Prospectus; Prospectus Summary;
                                           Bank Stockholder Exchange
                                           Transaction; Underwriting

 9.  Description of Securities to be
      Registered........................  Description of Capital Stock

10.  Interests of Named Experts and
      Counsel...........................  Not applicable

11.  Information with Respect to the
      Registrant........................  Outside Front Cover Page; Selected
                                           Consolidated Financial and Other
                                           Data; Management's Discussion and
                                           Analysis of Financial Condition
                                           and Results of Operations;
                                           Business of the Company;
                                           Regulation; Management;
                                           Consolidated Financial Statements

12.  Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities...................  Underwriting

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT IS DECLARED EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED AUGUST  , 1996

PROSPECTUS
                                2,296,396 SHARES

                           R&G FINANCIAL CORPORATION

                              CLASS B COMMON STOCK

    Of the 2,296,396 shares of Class B Common Stock, $.01 par value per share (the "Class B Shares") covered by this Prospectus, 1,933,333 shares are being offered by R&G Financial Corporation, a Puerto Rico corporation ("R&G Financial" or the "Company"), and 66,667 shares are being offered by the Chairman of the Board and Chief Executive Officer of the Company (the "Selling Stockholder") (the "Offering"). R&G Financial is also issuing 296,396 additional Class B Shares to all current stockholders of R-G Premier Bank of Puerto Rico (the "Bank") (other than the Company), in exchange for and in satisfaction of their approximately 11.9% interest in the Bank pursuant to an exchange offer which shall be consummated immediately prior to the closing of the Offering (the "Bank Stockholder Exchange Transaction.") See "Bank Stockholder Exchange Transaction."


    Prior to the Offering, the Class B Shares have not been traded on any exchange or actively traded in any established public trading market. See "Dividends and Market for Class B Shares." It is currently estimated that the initial public offering price for the Class B Shares will be between $13.00 and $15.00. Both the Class B Shares of the Company and of the Selling Stockholder are being offered hereby by the Underwriter at the same fixed price. See "Underwriting" for a discussion of factors considered in determining the initial public offering price.



    The Company has two classes of common stock outstanding: Class A Common Stock, par value $0.01 per share (the "Class A Shares"), and the Class B Shares (collectively, the "Common Stock"). Following consummation of the Offering and the Bank Stockholder Exchange Transaction, there will be 5,122,377 Class A Shares outstanding, all of which shall be unregistered and owned by Mr. Victor
J. Galan, the Company's Chairman of the Board and Chief Executive Officer, and 2,296,396 Class B Shares outstanding. The Class A Shares are entitled to two votes per share and the Class B Shares are entitled to one vote per share. Following the Offering and the Bank Stockholder Exchange Transaction, Mr. Victor
J. Galan will own 69.05% of the outstanding Common Stock of the Company and will be entitled to exercise 81.69% of the voting rights outstanding (66.36% and 79.78%, respectively, assuming the over-allotment option described herein is exercised in full). As a result, Mr. Galan will continue to have the power to elect and remove all of the Company's Board of Directors and management and to determine the outcome of substantially all other matters to be decided by a vote of stockholders. See "Description of Capital Stock" and "Beneficial Ownership of Securities."


    R&G Financial has applied to have the Class B Shares approved for quotation on the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq Stock Market") under the symbol "RGFC."
                           --------------------------


    SEE "RISK FACTORS" ON PAGE 13 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                           --------------------------
THE SHARES  OFFERED  HEREBY  ARE  NOT  SAVINGS  OR  DEPOSIT  ACCOUNTS  OR  OTHER
OBLIGATIONS  OF  A BANK  AND  ARE NOT  INSURED  BY THE  SAVINGS ASSOCIATION
     INSURANCE FUND OR THE BANK INSURANCE FUND OF THE FEDERAL  DEPOSIT
          INSURANCE       CORPORATION  OR ANY  OTHER GOVERNMENTAL
                                    AGENCY.
                           --------------------------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
      MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                           --------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH
   COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR  ADEQUACY
     OF  THIS PROSPECTUS.        ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                                                                                          PROCEEDS TO THE
                                                        UNDERWRITING    PROCEEDS TO THE       SELLING
                                    PRICE TO PUBLIC    DISCOUNT(1)(2)      COMPANY(2)       STOCKHOLDER
Per Share.........................         $                 $                 $                 $
Total (3).........................         $                 $                 $                 $

(1) The Company and the Selling Stockholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting expenses payable by the Company, estimated to be $450,000.

(3) The Company has granted the Underwriter a 30-day option to purchase up to 300,000 additional Class B Shares on the same terms and conditions as set forth above, to cover over-allotments, if any. If all such Class B Shares are purchased, the total Price to Public, Underwriting Discount, Proceeds to
    the  Company and Proceeds to the Selling Stockholder will be $             ,
    $               , $                and $                , respectively.  See
    "Underwriting."
                           --------------------------

    THE SHARES ARE OFFERED BY THE UNDERWRITER SUBJECT TO RECEIPT AND ACCEPTANCE BY THEM, TO PRIOR SALE AND TO THE UNDERWRITER'S RIGHT TO REJECT ANY ORDER IN WHOLE OR IN PART AND TO WITHDRAW, CANCEL OR MODIFY THE OFFER WITHOUT NOTICE. IT IS EXPECTED THAT DELIVERY OF THE CERTIFICATES FOR THE CLASS B SHARES WILL BE MADE AGAINST PAYMENT THEREFOR AT THE OFFICES OF FRIEDMAN, BILLINGS, RAMSEY &
CO., INC. IN ARLINGTON, VIRGINIA ON OR ABOUT             , 1996.

                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


               THE DATE OF THIS PROSPECTUS IS            , 1996.

                                 [MAP]

    IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS B SHARES OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE ACCOMPANYING NOTES, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS ASSUMES THAT THE UNDERWRITER'S OVER-ALLOTMENT OPTION WILL NOT BE EXERCISED. PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS." UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES HEREIN TO THE COMPANY INCLUDE THE BANK AND R&G MORTGAGE, EACH AS DEFINED BELOW.

                                  THE COMPANY


    R&G FINANCIAL. R&G Financial, which had $868.3 million in assets at March 31, 1996, is the newly established holding company for R&G Mortgage Corporation, a Puerto Rico mortgage banking company ("R&G Mortgage"), and R-G Premier Bank of Puerto Rico, a Puerto Rico commercial bank (the "Bank"). The Company competes for business in Puerto Rico by providing a wide range of financial services to residents of all of Puerto Rico's major cities through branch offices and mortgage banking facilities at 17 locations. Puerto Rico, the fourth largest of the Caribbean Islands, is a commonwealth of the United States and is approximately 100 miles long and 35 miles wide. The population of Puerto Rico as of June 30, 1995 was estimated at approximately 3.7 million. The operations of both R&G Mortgage and the Bank have expanded substantially during the 1990's, due in large part to R&G Mortgage's emergence as the second largest originator of loans secured by single-family residential properties in Puerto Rico. During the two year period ended March 31, 1996, R&G Mortgage originated 20% of all single-family residential loans originated in Puerto Rico, which has resulted in significant growth in its servicing portfolio as well as facilitated rapid expansion of the Bank's franchise and operations. R&G Mortgage's servicing portfolio has increased by 50.3% since December 31, 1991 and, at March 31, 1996, R&G Mortgage serviced approximately 49,000 accounts with an aggregate loan balance of $2.4 billion. The Bank's asset size, which amounted to $653.9 million at March 31, 1996, has increased 12 fold since R&G Mortgage became affiliated with the Bank in February 1990, while the branch office network has increased from two to 14 offices. Management estimates that at March 31, 1996, 23.3% of R&G Mortgage's customers have established a banking relationship with the Bank. R&G Financial on a consolidated basis had net income of $2.9 million and $10.4 million for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively.



    Mr. Victor J. Galan, the Chairman of the Board, Chief Executive Officer and controlling shareholder of the Company, originally organized R&G Mortgage in 1972. In February 1990, R&G Mortgage acquired a 74.7% interest in a two branch federal savings and loan association with total assets of $52.9 million, which was re-named R&G Federal Savings Bank. Recognizing the complementary operational aspects and cross selling opportunities that are inherent in operating both a mortgage bank and banking institution, during 1990 Mr. Galan successfully integrated both the Bank's and R&G Mortgage's operations, which structure has since been emulated in Puerto Rico. Embarking on a retail branch expansion strategy, the Bank in 1993 acquired a two branch savings and loan association with total assets of $78.6 million and, in June 1995, acquired from a commercial bank $77.2 million in deposits and, after consolidation, six branch offices. In November 1994, the Bank converted to a Puerto Rico-chartered commercial bank and took its present name.


    BUSINESS STRATEGY. The Company has generally sought to achieve long-term financial strength and profitability by increasing the amount and stability of its net interest income and non-interest income. The Company has sought to implement this strategy by (i) establishing and emphasizing the growth of its mortgage banking activities, including growing its loan servicing operation;
(ii) expanding its retail banking franchise in order to achieve increased market presence and to increase core deposits; (iii) enhancing the Company's net interest income by increasing the Company's loans held for investment, particularly single-family residential loans; (iv) developing new business relationships through an increased emphasis on commercial real estate and commercial business lending; (v) diversifying the Company's retail products and services, including an increase in consumer loan originations (such as credit cards); (vi) meeting the banking needs of its customers through, among other things, the offering of trust and investment services; and (vii) controlled growth and the pursuit of a variety of acquisition opportunities when appropriate. The Company attempts to control its overall operating expenses notwithstanding the Company's recent growth and expansion activities.


    R&G MORTGAGE. R&G Mortgage is engaged primarily in the business of originating first mortgage loans secured by single-family residential properties which are either insured by the Federal Housing Administration ("FHA") or guaranteed by the Veterans' Administration ("VA") and originating second mortgage loans which are neither secured nor guaranteed. R&G Mortgage also originates conforming conventional single-family residential loans which are neither insured by the FHA nor guaranteed by the VA. Pursuant to agreements entered into between R&G Mortgage and the Bank, R&G Mortgage also originates for the Bank for portfolio retention non-conforming single-family residential conventional loans and consumer loans, most of which are secured by real estate. The Bank retains the non-conforming conventional single-family residential loans because these loans generally do not satisfy resale guidelines of purchasers in the secondary mortgage market, primarily because of size or other underwriting technicalities at the time of origination. Jumbo loans may be packaged into collateralized mortgage obligations ("CMOs") and sold while loans with underwriting technicalities may be cured through payment experience and subsequently sold. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage originated a total of $100.2 million, $322.7 million, $488.1 million and $834.7 million of loans, respectively. These aggregate originations include loans originated by R&G Mortgage directly for the Bank of $56.9 million, $156.3 million, $142.6 million and $180.8 million during such respective periods, or 56.8%, 48.4%, 29.2% and 21.7%, respectively, of total originations.


    R&G Mortgage pools FHA/VA loans into mortgage-backed securities which are guaranteed by the Government National Mortgage Association ("GNMA"), which securities are sold to securities broker dealers and other investors. Conventional loans may either be sold directly to agencies such as the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC") or to private investors, or may be pooled into FNMA- or FHLMC-backed mortgage-backed securities which are generally sold to investors. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage sold $37.6 million, $232.4 million, $368.1 million and $604.1 million of loans, respectively, which includes loans securitized and sold but does not include loans originated for the Bank. R&G Mortgage generally retains the servicing function with respect to the loans which have been securitized and sold. R&G Mortgage is subject to regulation and examination by the FHA, FNMA, FHLMC, GNMA, VA, Department of Housing and Urban Development ("HUD") and the Puerto Rico Office of the Commissioner of Financial Institutions ("OCFI"). For the three months ended March 31, 1996 and the year ended December 31, 1995, R&G Mortgage on an unconsolidated basis (which does not reflect certain items of revenue and expense which are eliminated upon consolidation) had net income of $1.4 million and $6.7 million, respectively.

    THE BANK. The Bank's principal business consists of attracting deposits from the general public and tax-advantaged funds from eligible Puerto Rico corporations and using such deposits, together with funds obtained from other sources, to originate (through R&G Mortgage) and purchase loans secured primarily by residential real estate in Puerto Rico, and to purchase mortgage-backed and other securities. To a lesser extent but with increasing emphasis over the past few years, the Bank also originates a variety of consumer loans, commercial business loans and loans secured by commercial real estate. The Bank offers trust services through its trust department ("Trust Department"). Total loan originations by the Bank during the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993 amounted to $30.2 million, $121.7 million, $57.6 million and $40.7 million, respectively. The Bank's deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") and it is regulated and examined by the FDIC as well as by the OCFI. At March 31, 1996, there were a total of 20 financial institutions (commercial banks and savings institutions) headquartered in Puerto Rico and the Bank had a total of $541.1 million or 2.35% of the total $23 billion of deposits in Puerto Rico. For the three months ended March 31, 1996 and the year ended December 31, 1995, the Bank on an unconsolidated basis (which does not reflect certain items of revenue and expense which are eliminated upon consolidation) had net income of $1.5 million and $6.2 million, respectively.

           THE BANK STOCKHOLDER EXCHANGE TRANSACTION AND THE OFFERING


SHARES OFFERED IN THE BANK
 STOCKHOLDER EXCHANGE TRANSACTION:  5,189,044 Class A Shares, all of which have been  issued to  the  Company's  Chairman  of  the  Board  and  Chief
                                    Executive Officer in exchange for his 100% ownership  of
                                    the common stock of R&G Mortgage and approximately 88.1%
                                    ownership   of  the  common  stock   of  the  Bank.  The
                                    Chairman's exchange  of  Bank  shares for  his  Class  A
                                    Shares  was accomplished  on July  19, 1996  and was not
                                    dependent  upon   consummation  of   the  Offering.   In
                                    addition,  the Chairman, who is the Selling Stockholder,
                                    in connection with the  Offering will convert 66,667  of
                                    his  Class  A Shares  into an  equal  number of  Class B
                                    Shares, all of which Class B Shares will be sold in  the
                                    Offering.

                                    296,396  Class B Shares shall  be issued to stockholders
                                    of the Bank  (other than  the Company)  in exchange  for
                                    their  aggregate ownership of approximately 11.9% of the
                                    common stock of  the Bank  pursuant to the  terms of  an
                                    Agreement  and  Plan  of  Merger  entered  into  by  the
                                    Company, the  Bank and  an interim  bank formed  by  the
                                    Company  solely to merge with and into the Bank in order
                                    to facilitate the exchange transaction. The  acquisition
                                    of  the remaining shares of common  stock of the Bank in
                                    this manner  ensures  the  acquisition of  100%  of  the
                                    remaining Bank common stock by the Company. The exchange
                                    by  the  Bank's  minority stockholders  will  take place
                                    immediately prior to consummation  of the Offering.  See
                                    "Bank Stockholder Exchange Transaction."

SHARES OFFERED BY THE COMPANY IN
 THE OFFERING:                      1,933,333  Class  B  Shares (2,233,333  Class  B Shares,
                                    assuming full  exercise of  the over-allotment  option.)
                                    See "Underwriting."

SHARES OFFERED BY THE SELLING
 STOCKHOLDER IN THE OFFERING:       66,667 Class B Shares. See "Underwriting."

COMMON STOCK TO BE OUTSTANDING
 AFTER THE BANK STOCKHOLDER
 EXCHANGE TRANSACTION
 AND THE OFFERING:                  5,122,377  Class A  Shares and 2,296,396  Class B Shares
                                    (2,596,396 Class B Shares, assuming full exercise of the
                                    over-allotment option).

USE OF PROCEEDS:                    Based upon the sale of the Class B Shares by the Company
                                    at an assumed Price  to Public of $15.00,  approximately
                                    $       of the net proceeds will  be used to enhance the
                                    capital base of

                                    the Bank. The  additional capital  will support  further
                                    expansion  of  the  Bank, including  the  acquisition of
                                    branch offices or financial institutions in Puerto Rico,
                                    when or if such opportunities arise in the future. There
                                    can be no assurance that the Bank will be successful  in
                                    making any acquisitions in the future on terms favorable
                                    to  the Bank. The Company will  use $10.0 million of net
                                    proceeds to acquire from R&G Mortgage the $10.0  million
                                    Series  A Preferred Stock of  the Bank presently held by
                                    R&G  Mortgage.  The  Company  proposes  to  retain   the
                                    remaining  $      of net  proceeds for general corporate
                                    purposes. The Company will not  receive any of the  pro-
                                    ceeds from the sale of the Class B Shares offered by the
                                    Selling Stockholder. See "Use of Proceeds."

DIVIDENDS:                          The  Company expects to initiate  a cash dividend policy
                                    and to pay a dividend on the Common Stock beginning with
                                    the first full quarter following the Offering.  However,
                                    no  decision has been made as to the amount or timing of
                                    such dividends, if any. Declarations of dividends by the
                                    Board of Directors will depend upon a number of  factors
                                    including the ability to receive dividends from the Bank
                                    and/or   R&G  Mortgage.   See  "Use   of  Proceeds"  and
                                    "Dividends and Market for Class B Shares."

NASDAQ SYMBOL:                      R&G Financial has applied to have the Class B Shares ap-
                                    proved for quotation  on the Nasdaq  Stock Market  under
                                    the symbol "RGFC." See "Dividends and Market for Class B
                                    Shares."

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

    The following table presents selected consolidated financial and other data of the Company for the three months ended March 31, 1996 and 1995, and for each of the five years in the period ended December 31, 1995. The selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company, including the accompanying Notes, presented elsewhere herein. The financial information presented for the three months ended March 31, 1996 and 1995 is unaudited. In the opinion of management, this information reflects all adjustments, consisting only of normal recurring accruals and adjustments, necessary for a fair presentation.


                                       AT OR FOR THE
                                     THREE MONTHS ENDED
                                         MARCH 31,            AT OR FOR THE YEAR ENDED DECEMBER 31,
                                     ------------------  ------------------------------------------------
                                       1996      1995      1995      1994      1993      1992      1991
                                     --------  --------  --------  --------  --------  --------  --------
                                                            (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
  Total assets(1)..................  $868,293  $647,667  $853,206  $622,499  $538,069  $294,115  $185,397
  Loans receivable, net............   534,114   329,345   473,841   301,614   216,593   117,428    96,680
  Mortgage loans held for sale.....    25,866    24,086    21,318    22,021   174,221   106,401    31,302
  Mortgage-backed and investment
   securities held for trading.....   116,711   136,220   113,809   124,522        --        --        --
  Mortgage-backed securities
   available for sale..............    46,041    12,577    61,008    13,300    10,241     4,763     4,197
  Mortgage-backed securities held
   to maturity.....................    40,716    83,761    41,731    84,122    39,122    15,557    12,119
  Investment securities, available
   for sale........................    23,254     3,280     3,280     1,878        --        --        --
  Investment securities held to
   maturity........................     4,709     9,281     2,046     2,182     4,957     2,267     1,605
  Cash and cash equivalents(2).....    42,875    31,657   104,195    45,622    66,958    25,677    22,989
  Deposits.........................   541,123   389,919   518,186   380,148   312,151   169,998   128,226
  Securities sold under agreements
   to repurchase...................    95,314   118,594    98,483   108,922        --        --     1,800
  Notes payable....................    73,585    43,888    81,130    45,815   133,913    76,372    20,286
  Other borrowings(3)..............    65,653    17,775    67,315    18,092    14,479       212     1,316
  Subordinated notes(4)............     3,250     3,250     3,250     3,250     3,071     3,010     2,978
  Minority interest in the
   Bank(5).........................     4,141     3,327     3,957     3,204     2,703     1,889     1,276
  Stockholder's equity.............    67,714    57,269    66,385    55,970    49,531    32,344    23,747

SELECTED INCOME STATEMENT DATA:
  Revenues:
    Net interest income after
     provision for loan losses.....  $  6,094  $  4,403  $ 20,323  $ 19,137  $ 14,253  $  8,782  $  4,910
    Loan administration and
     servicing fees................     3,009     2,766    11,030    11,046     9,326     9,242     8,520
    Net gain on sale of
     investments...................       329        --        --                 594        --        --
    Net gain on origination and
     sale of loans and servicing
     rights........................     1,971     1,332     6,262     1,566    29,026     9,229     3,978
    Unrealized gains (losses) on
     trading securities............      (197)       --     2,122    (4,465)       --        --        --
    Other(6).......................     1,331       333     4,028     1,667     1,179     1,040       468
                                     --------  --------  --------  --------  --------  --------  --------
      Total revenue................    12,537     8,834    43,765    28,951    54,178    28,293    17,876
                                     --------  --------  --------  --------  --------  --------  --------
  Expenses:
    Employee compensation and
     benefits......................     2,650     1,876     8,284     5,252     8,590     3,971     2,776
    Office occupancy and
     equipment.....................     1,413     1,007     4,711     4,488     3,395     1,425     1,063
    Other administrative and
     general.......................     3,326     3,205    13,731    13,269    14,561     8,424     6,929
                                     --------  --------  --------  --------  --------  --------  --------
      Total expenses...............     7,389     6,088    26,726    23,009    26,546    13,820    10,768
                                     --------  --------  --------  --------  --------  --------  --------
    Income before minority interest
     in the Bank and income
     taxes.........................     5,148     2,746    17,039     5,942    27,632    14,473     7,108
    Minority interest in the Bank's
     earnings(5)...................       185       124       743       500       812       613       325
    Income taxes...................     2,035     1,025     5,847       856     9,633     5,262     1,624
    Cumulative effect of change in
     accounting principle..........        --        --        --       867        --        --        --
                                     --------  --------  --------  --------  --------  --------  --------
    Net income.....................  $  2,928  $  1,597  $ 10,449  $  5,452  $ 17,187  $  8,598  $  5,159
                                     --------  --------  --------  --------  --------  --------  --------
                                     --------  --------  --------  --------  --------  --------  --------
SELECTED OPERATING DATA(7):
PERFORMANCE RATIOS AND OTHER DATA:
    Mortgage loans originated(8)...  $ 95,823  $ 57,959  $306,775  $488,071  $834,680  $387,312  $287,844
    Loan servicing portfolio.......  2,356,225 2,135,908 2,298,200 2,114,743 2,000,530 1,770,246 1,568,307
    Return on average assets.......      1.36%     1.01%     1.47%     0.91%     4.07%     3.53%     2.87%
    Return on average equity.......     17.47     11.27     17.08     10.34     41.98     31.01     24.14
    Equity to assets at end of
     period........................      7.80      8.84      7.78      8.94      9.21     11.00     12.81
    Interest rate spread(9)........      2.82      2.61      2.93      3.24      3.66      3.51      2.68
    Net interest margin(9).........      3.02      2.96      3.26      3.48      3.92      4.00      3.11
    Average interest-earning assets
     to average interest-bearing
     liabilities...................    106.97    107.10    106.50    105.60    106.08    107.97    104.82
    Total other expenses to average
     total assets..................      3.60      3.87      3.80      3.84      6.29      4.70      5.81
    Full-service Bank offices......        14         8        14         8         8         5         3
    R&G Mortgage offices(10).......        11        12        12        12        13        12        12


                                                   (FOOTNOTES ON FOLLOWING PAGE)

                                       AT OR FOR THE
                                     THREE MONTHS ENDED
                                         MARCH 31,            AT OR FOR THE YEAR ENDED DECEMBER 31,
                                     ------------------  ------------------------------------------------
                                       1996      1995      1995      1994      1993      1992      1991
                                     --------  --------  --------  --------  --------  --------  --------
                                                            (DOLLARS IN THOUSANDS)
ASSET QUALITY RATIOS(11):
  Non-performing loans to total
   loans at end of period..........      2.23%     1.79%     2.18%     1.84%     2.24%     1.81%     1.47%
  Non-performing assets to total
   assets at end of period.........      1.49      0.97      1.32      1.04      1.07      0.80      0.84
  Allowance for loan losses to
   total loans at end of period....      0.59      0.79      0.72      0.89      1.38      1.05      0.92
  Allowance for loan losses to
   total non-performing loans at
   end of period...................     27.27     39.52     33.19     50.10     59.87     52.72     65.54

BANK REGULATORY CAPITAL RATIOS(12):
  Tier 1 risk-based capital
   ratio...........................     10.74%    10.15%    10.53%    11.03%   N/A       N/A       N/A
  Total risk-based capital ratio...     11.89     11.88     11.66     13.59    N/A       N/A       N/A
  Tier 1 leverage capital ratio....      6.54      5.77      6.25      5.95    N/A       N/A       N/A


- ------------------------------
 (1) At March 31, 1996, R&G Mortgage and the Bank had total assets of $174.9 million and $653.9 million, respectively, before consolidation.

 (2) Comprised of cash and due from banks, securities purchased under agreements to resell, time deposits with other banks and federal funds sold, all of which had original maturities of 90 days or less.

 (3) Comprised of long-term debt, advances from the Federal Home Loan Bank ("FHLB") of New York and other secured borrowings. See "Business of the Company -- Sources of Funds -- Borrowings" and Notes 12 to 14 of the Notes to Consolidated Financial Statements.

 (4) Represents a seven-year subordinated capital note of the Bank issued in 1991, which is subject to an annual sinking fund requirement. See "Business of the Company -- Sources of Funds -- Borrowings" and Note 15 of the Notes to Consolidated Financial Statements.


 (5) Represents the approximately 11.9% interest in the Bank and in its earnings held by stockholders other than the Company. Immediately prior to the closing of the Offering, the Company intends to issue 296,396 Class B Shares to such stockholders of the Bank in exchange for and in satisfaction of all of such outstanding shares of Bank common stock. See "Capitalization" and "Bank Stockholder Exchange Transaction."


 (6) Comprised of change in provision for cost in excess of market value of loans available for sale, net gain on trading account, and other miscellaneous revenue sources, including Bank service charges, fees and other income.

 (7) With the exception of end of period ratios, all ratios for R&G Mortgage are based on the average of month end balances while all ratios for the Bank are based on average daily balances. All ratios are annualized where appropriate.

 (8) Represents total originations by R&G Mortgage for the Bank as well as loans originated and sold to third parties. See "Business of the Company -- Mortgage Banking Activities -- Loan Originations, Purchases and Sales."

 (9) Interest rate spread represents the difference between the Company's weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percent of average interest-earning assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(10) R&G Mortgage maintains a total of 11 offices that are separate from Bank branch offices. A total of seven of these offices are located in the same building or facility as the Bank branch. The table does not include an additional five Mortgage Banking Centers which are located in the Bank's offices. See "Business of the Company -- Offices and Other Material Properties."

(11) Non-performing loans consist of the Company's non-accrual loans and non-performing assets consist of the Company's non-performing loans and real estate acquired by foreclosure or deed-in-lieu thereof. See "Business of the Company -- Asset Quality."

(12) All of such ratios were in compliance with the applicable requirements of the FDIC. Prior to 1994, the Bank operated as a savings and loan association. As such, the Bank was subject to the capital ratios of the Office of Thrift Supervision ("OTS") and not those of the FDIC and was at all times in capital compliance therewith. For definitions and further information relating to the regulatory capital requirements of the Company and the Bank, see "Regulation -- The Company -- Capital Requirements" and "-- The Bank -- Capital Requirements."

                         SUMMARY OF RECENT DEVELOPMENTS



    The following table presents selected consolidated financial and other data of the Company for the three months ended June 30, 1996 and 1995, and for the six months ended June 30, 1996 and 1995. The selected consolidated financial data should be read in conjunction with the Consolidated Financial Statements of the Company, including the accompanying Notes, presented elsewhere herein. The financial information presented for the three and six months ended June 30, 1996 and 1995 is unaudited. In the opinion of management, this information reflects all adjustments, consisting only of normal recurring accruals and adjustments, necessary for a fair presentation.



                                                                               AT           AT            AT
                                                                            JUNE 30,     MARCH 31,   DECEMBER 31,
                                                                              1996         1996          1995
                                                                           -----------  -----------  ------------
                                                                                   (DOLLARS IN THOUSANDS)
SELECTED BALANCE SHEET DATA:
  Total assets...........................................................  $   965,552  $   868,293   $  853,206
  Loans receivable, net..................................................      598,182      534,114      473,841
  Mortgage loans held for sale...........................................       18,320       25,866       21,318
  Mortgage-backed and investment securities held for trading.............      137,566      116,711      113,809
  Mortgage-backed securities available for sale..........................       44,469       46,041       61,008
  Mortgage-backed securities held to maturity............................       39,473       40,716       41,731
  Investment securities, available for sale..............................       23,107       23,254        3,280
  Investment securities held to maturity.................................        8,685        4,709        2,046
  Cash and cash equivalents(1)...........................................       57,377       42,875      104,195
  Deposits...............................................................      563,147      541,123      518,187
  Securities sold under agreements to repurchase.........................       98,345       95,314       98,483
  Notes payable..........................................................      142,883       73,585       81,130
  Other borrowings (2)...................................................       69,054       65,653       67,315
  Subordinated notes (3).................................................        3,250        3,250        3,250
  Minority interest in the Bank (4)......................................        4,365        4,141        3,957
  Stockholder's equity...................................................       70,469       67,714       66,385



                                                                          AT OR FOR THE THREE    AT OR FOR THE SIX
                                                                                 MONTHS                MONTHS
                                                                             ENDED JUNE 30,        ENDED JUNE 30,
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                          ---------  ---------  ---------  ---------
                                                                                    (DOLLARS IN THOUSANDS)
SELECTED INCOME STATEMENT DATA:
  Revenues:
    Net interest income after provision for loan losses.................  $   6,995  $   4,761  $  13,089  $   9,164
    Loan administration and servicing fees..............................      3,487      2,469      6,496      5,235
    Net gain on sale of investments.....................................         --         --        329         --
    Net gain on origination and sale of loans...........................      2,021        878      3,992      2,210
    Unrealized gains (losses) on trading securities.....................       (424)     2,295       (621)     2,295
    Other(5)............................................................      1,076        988      2,407      1,321
                                                                          ---------  ---------  ---------  ---------
      Total revenue.....................................................     13,155     11,391     25,692     20,225
                                                                          ---------  ---------  ---------  ---------
  Expenses:
    Employee compensation and benefits..................................      3,305      1,487      5,955      3,363
    Office occupancy and equipment......................................      1,482      1,003      2,895      2,010
    Other administrative and general....................................      3,190      3,173      6,516      6,378
                                                                          ---------  ---------  ---------  ---------
      Total expenses....................................................      7,977      5,663     15,366     11,751
                                                                          ---------  ---------  ---------  ---------
    Income before minority interest in the Bank and income taxes........      5,178      5,728     10,326      8,474
    Minority interest in the Bank's earnings (4)........................        224        221        409        345
    Income taxes........................................................      1,787      1,849      3,822      2,874
                                                                          ---------  ---------  ---------  ---------
    Net income..........................................................  $   3,167  $   3,658  $   6,095  $   5,255
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------



                                                   (FOOTNOTES ON FOLLOWING PAGE)

                                                       AT OR FOR THE THREE MONTHS     AT OR FOR THE SIX MONTHS
                                                             ENDED JUNE 30,                ENDED JUNE 30,
                                                      ----------------------------  ----------------------------
                                                          1996           1995           1996           1995
                                                      -------------  -------------  -------------  -------------
                                                                        (DOLLARS IN THOUSANDS)
SELECTED OPERATING DATA (6):
PERFORMANCE RATIOS AND OTHER DATA:
  Mortgage loans originated (7).....................  $     120,270  $      75,129  $     216,093  $     133,066
  Loan servicing portfolio..........................      2,451,115      2,205,343      2,451,115      2,205,343
  Return on average assets..........................           1.38%          2.16%          1.38%          1.62%
  Return on average equity..........................          18.34          25.84          17.82          18.12
  Equity to assets at end of period.................           7.30           8.11           7.30           8.11
  Interest rate spread (8)..........................           2.99           2.83           2.91           2.83
  Net interest margin (8)...........................           3.31           3.06           3.19           3.05
  Average interest-earning assets to average
   interest-bearing liabilities.....................         106.38         104.36         105.67         104.32
  Total other expenses to average total assets......           3.58           3.35           3.61           3.62
ASSET QUALITY RATIOS(9):
  Non-performing loans to total loans at end of
   period...........................................           2.17%          2.12%          2.17%          2.12%
  Non-performing assets to total assets at end of
   period...........................................           1.47           1.26           1.47           1.26
  Allowance for loan losses to total loans at end of
   period...........................................           0.53           0.67           0.53           0.67
  Allowance for loan losses to total non-performing
   loans at end of period...........................          24.22          31.43          24.22          31.43
BANK REGULATORY CAPITAL RATIOS (10):
  Tier 1 risk-based capital ratio...................          10.05%         10.53%         10.05%         10.53%
  Total risk-based capital ratio....................          11.02          12.03          11.05          12.03
  Tier 1 leverage capital ratio.....................           6.09           5.82           6.09           5.82


- ------------------------

 (1)Comprised of cash and due from banks, securities purchased under agreements to resell, time deposits with other banks and federal funds sold, all of which had original maturities of 90 days or less.



 (2)Comprised of long-term debt, advances from the FHLB of New York and other secured borrowings. See "Business of the Company -- Sources of Funds -- Borrowings" and Notes 12 to 14 of the Notes to Consolidated Financial Statements.



 (3)Represents a seven-year subordinated capital note of the Bank issued in 1991, which is subject to an annual sinking fund requirement. See "Business of the Company -- Sources of Funds -- Borrowings" and Note 15 of the Notes to Consolidated Financial Statements.



 (4)Represents the approximately 11.9% interest in the Bank and in its earnings held by stockholders other than the Company. Immediately prior to the closing of the Offering, the Company intends to issue 296,396 Class B Shares to such stockholders of the Bank in exchange for and satisfaction of all of such outstanding shares of Bank common stock. See "Capitalization" and "Bank Stockholder Exchange Transaction."



 (5)Comprised of change in provision for cost in excess of market value of loans available for sale, net gain on trading account, and other miscellaneous revenue sources, including Bank service charges, fees and other income.



 (6)With the exception of end of period ratios, all ratios for R&G Mortgage are based on the average of month end balances while all ratios for the Bank are based on average daily balances. All ratios are annualized where appropriate.

 (7)Represents total originations by R&G Mortgage for the Bank as well as loans originated and sold to third parties. See "Business of the Company -- Mortgage Banking Activities -- Loan Originations, Purchases and Sales."



 (8)Interest rate spread represents the difference between the Company's weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percent of average interest-earning assets. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



 (9) Non-performing loans consist of the Company's non-accrual loans and non-performing assets consist of the Company's non-performing loans and real estate acquired by foreclosure or deed-in-lieu thereof. See "Business of the Company -- Asset Quality."



(10) All of such ratios were in compliance with the applicable requirements of the FDIC. For definitions and further information relating to the regulatory capital requirements of the Company and the Bank, see "Regulation -- The Company -- Capital Requirements" and "-- The Bank -- Capital Requirements."



    At June 30, 1996, the Company's total assets amounted to $965.6 million, as compared to $868.3 million at March 31, 1996. The $97.3 million or 11.2% increase in total assets during the three months ended June 30, 1996 was primarily the result of a $64.1 million or 12.0% increase in loans receivable, net, which is attributable to the origination of $327.0 million of loans, primarily single-family residential loans, before reduction for repayments and sales, a $20.9 million or 17.9% increase in mortgage-backed and investment securities held for trading, which is the result of securitization of mortgage loans into mortgage-backed securities, net of sales, and a $14.5 million or 33.8% increase in cash and cash equivalents, which is primarily attributable to a $7.1 million or 20.2% increase in cash and due from banks and a $6.9 million or 106.6% increase in securities purchased under agreements to sell. These increases were partially offset by a $7.5 million or 29.2% decrease in mortgage loans held for sale.



    The increase in the Company's assets was funded primarily by a $69.3 million or 94.2% increase in notes payable, which is the result of a $50.0 million or 98.0% increase in term notes and a $19.3 million or 85.4% increase in warehousing lines of credit which funded increased loan production. In addition, deposits, primarily certificates of deposit, increased by $22.0 million or 4.1%, as the result of an active advertising campaign and the offering of competitive rates.



    At June 30, 1996, the Company's stockholder's equity amounted to $70.5 million, as compared to $67.7 million at March 31, 1996. The $2.8 million or 4.1% increase in stockholder's equity was attributable to the Company's net income of $3.2 million for the quarter ended June 30, 1996, which amount was reduced by $559,000 of unrealized loss on securities available for sale, net of income tax benefits. At June 30, 1996, the Bank's leverage and Tier 1 risk-based capital amounted to 6.09% and 10.05% of adjusted total assets, compared to a 4.0% minimum requirement, and its total risk-based capital amounted to 11.05% compared to an 8.0% minimum requirement.



    The Company reported net income of $3.2 million and $6.1 million during the three and six months ended June 30, 1996, as compared to $3.7 million and $5.3 million during the prior comparable periods. While net income for the three months ended June 30, 1996 increased by $239,000 or 8.2% over the immediately prior quarter ended March 31, 1996, the Company's net income decreased by $491,000 or 13.4% when compared to the prior comparable quarter in 1995. The decline was attributable to a $2.3 million or 40.9% increase in total expenses, primarily due to the effect of a full year of operating six branches acquired from a commercial bank in June 1995, which more than offset a $1.8 million or 15.5% increase in total revenue and a $62,000 or 3.4% reduction in income taxes. During the six months ended June 30, 1996, net income increased by $840,000 or 16.0% over the prior comparable period, as a $5.5 million or 27.0% increase in total revenue was significantly offset by a $3.6 million or 30.8% increase in total expenses, again principally attributable to the increased expenses associated with the 1995 branch acquisition.

    The $1.8 million or 15.5% increase in total revenue for the three months ended June 30, 1996 over the prior comparable quarter was primarily attributable to a $1.1 million increase in net gain on origination and sale of loans, a $2.2 million or 47.0% increase in net interest income after provision for loan losses, and an increase of $1.0 million or 41.2% in loan administration and servicing fees, which was offset by a change of $2.7 million in unrealized gains (losses) on trading securities. The increase in net gain on origination and sale of loans, which increased from $878,000 during the June 1995 quarter to $2.0 million, was primarily due to an increase in loan origination fees attributable to increased loan originations when compared to the prior period. In addition, the Company's adoption of Statement of Financial Accounting Standards ("SFAS") No. 122 had the effect of increasing net gain on sales of loans. See Note 1 of the Notes to Consolidated Financial Statements. The increase in net interest income after provision for loan losses was primarily attributable to an increased average loan portfolio balance. The increase in loan administration and servicing fees was primarily due to an increase in the servicing portfolio, which amounted to $2.45 billion at June 30, 1996 compared to $2.36 billion at March 31, 1996. The change in unrealized gains (losses) on trading securities reflect the Company's adoption of SFAS No. 115, which requires that unrealized gains and losses with respect to trading securities be recognized in other income in the period in which such unrealized gains or losses occur. See Note 1 of the Company's Notes to Consolidated Financial Statements.



    The $5.5 million or 27.0% increase in total revenue during the six months ended June 30, 1996 over the prior comparable period was primarily attributable to a $3.9 million or 42.8% increase in net interest income after provision for loan losses, a $1.8 million or 80.6% increase in net gain on origination and sale of loans and a $1.3 million or 24.1% increase in loan administration and servicing fees, which was offset by a $2.9 million change in unrealized gains (losses) on sale of trading securities. The increase in net interest income after provision for loan losses was primarily due to the increase in interest-earning assets. The increase in net gain on origination and sale of loans during the three month period ended June 30, 1996 was attributable to increased loan originations and increased net gains on sale of loans attributable to SFAS No. 122. The increase in loan administration and servicing fees was primarily due to the increased loan servicing portfolio. The changes in the recognition of unrealized gains (losses) on trading securities during the periods reflects the market adjustments required by SFAS 115.



    Total expenses increased by $2.3 million or 40.9% during the three months ended June 30, 1996 and by $3.6 million or 30.8% during the six months ended June 30, 1996, in each case over the prior comparable periods. The increases during both the three and six month periods were due to increases of $1.8 million or 122.3% and $2.6 million or 77.1%, respectively, in compensation and benefits and, to a lesser extent, increases of $17,000 or 0.5% and $138,000 or 2.1%, respectively, in general and administrative expenses and $479,000 or 47.7% and $885,000 or 44.0%, respectively, in occupancy expenses. The 1995 branch acquisition was the primary reason for the increases in compensation and benefits and occupancy expenses during both the three and six month periods of 1996.



    The Company's income tax provision amounted to $1.8 million and $3.8 million during the three and six months ended June 30, 1996, as compared to $1.8 million and $2.9 million during the same respective periods in the prior year. On June 29, 1996, R&G Mortgage and the Puerto Rico Treasury Department settled all taxes due for the years 1989 through and including 1992 which were under audit. The settlement reached was for $1.6 million. The effect of this settlement was to record additional income tax expense during the three and six months ended June 30, 1996 of $50,000 and $400,000, respectively. The remainder of the settlement was reserved for during prior periods. See also Note 29 of the Notes to Consolidated Financial Statements. The Company's effective tax rate amounted to 34.5% and 37.0% during the three and six months ended June 30, 1996, as compared to 33.6% and 35.4% during the same respective periods in the prior year.

                                  RISK FACTORS

    THE FOLLOWING RISK FACTORS, IN ADDITION TO THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS, SHOULD BE CONSIDERED BY INVESTORS IN DECIDING WHETHER TO PURCHASE THE CLASS B SHARES OFFERED HEREBY.

POTENTIAL EFFECTS OF CHANGES IN INTEREST RATES ON R&G MORTGAGE AND THE BANK


    GENERAL. Changes in interest rates can have a variety of effects on the Company's business. In particular, changes in interest rates affect the volume of mortgage loan originations, the interest rate spread on loans held for sale, the amount of gain on sale of loans, the value of R&G Mortgage's loan servicing portfolio and the Bank's net interest income. A substantial increase in interest rates could affect the volume of the Company's loan originations for both the Bank and third parties by reducing the demand for mortgages for home purchases, as well as the demand for refinancings of existing mortgages. A substantial decrease in interest rates will generally increase the demand for mortgages. To the extent that interest rates in future periods were to increase substantially, the Company would expect overall originations to decline. A decrease in the volume of the Company's mortgage originations could result in a decrease in the amount of R&G Mortgage's mortgage origination income and portfolio generated net interest income to the Bank. During the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage originated an aggregate of $100.2 million, $60.7 million, $322.7 million, $488.1 million and $834.7 million of loans, respectively, which includes loans originated for the Bank. The level of originations during these periods reflect the sensitivity of the mortgage banking business to market interest rate cycles. During 1993 and to a lesser extent in 1994, refinancings constituted a significant portion of originations as market rates of interest declined within Puerto Rico. With the subsequent increase in market rates of interest within Puerto Rico, both the amount of refinancings and the level of originations generally have decreased. See "Business of the Company -- Mortgage Banking Activities -- Loan Originations, Purchases and Sales."



    EFFECT ON MORTGAGE LOAN ORIGINATIONS. The profitability to R&G Mortgage of its mortgage loan originations is in part a function of the difference between long-term interest rates, which is the rate at which R&G Mortgage originates mortgage loans for third parties, and short-term interest rates, which is the rate at which R&G Mortgage finances such loans until they are sold. Generally, short-term interest rates are lower than long-term interest rates and R&G Mortgage benefits from the difference, or the spread, during the time the mortgage loans are held by R&G Mortgage pending sale. A decrease in this spread would have a negative effect on R&G Mortgage's net interest income and profitability, and there can be no assurance that the spread will not decrease. R&G Mortgage attempts to limit its exposure to this interest rate risk through the sale of substantially all loans within 180 days of origination. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage sold $37.6 million, $232.4 million, $368.1 million and $604.1 million of loans, respectively, which includes loans securitized and sold but does not include loans originated by R&G Mortgage on behalf of the Bank. Loans which are originated by R&G Mortgage for the Bank's loan portfolio, in contrast, are funded by the Bank through deposits and various longer-term borrowing sources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



    PIPELINE RISK. A mortgage-banking company is also exposed to interest rate risk from the time the interest rate on the customer's mortgage loan application is established through the time the mortgage loan closes, and until the time the company commits to sell the mortgage loan. In order to limit the Company's exposure to interest rate risk through the time the mortgage loan closes, the Company generally does not permit the borrower to lock-in an interest rate until the actual closing date or immediately prior to such date. Moreover, in order to limit the Company's exposure to interest rate risk through the time the loan is sold or committed to be sold, the Company may, depending upon market conditions, enter into forward commitments to sell a portion of its mortgage loans to investors for delivery at a future time. At March 31, 1996, the Company had $24.7 million of pre-existing commitments by third-party investors to purchase mortgage loans. To the extent that the Company originates or commits to originate loans without pre-existing commitments by investors to purchase such loans or is not otherwise hedged against changes in interest rates ("unhedged loans"), the Company will be subject to the risk of gains or losses through adjustments to the carrying value of loans held for sale or on the actual sale of such loans (the value of unhedged loans fluctuates inversely with changes in interest rates).


    EFFECT ON LOAN SERVICING PORTFOLIO. Furthermore, the market value of and income from the Company's loan servicing portfolio may also be affected by interest rate fluctuations. Specifically, a decrease in interest rates relative to the average interest rate of mortgage loans in the Company's loan servicing portfolio could cause an increase in the rate at which outstanding loans are prepaid (through borrower refinancing or otherwise), reducing the period of time during which the Company would earn servicing income with respect to such loans. Prepayments generally decrease the amount of the Company's future loan servicing income which, in turn, decreases the value of the Company's loan servicing portfolio. Further, an increase in prepayment rates may accelerate the amortization of any capitalized servicing or excess servicing carried on the Company's balance sheet. Conversely, the market value of and income from the Company's loan servicing portfolio may be positively affected as mortgage interest rates increase. At March 31, 1996, the Company was servicing approximately 48,946 loans which had an aggregate principal balance of $2.4 billion. At March 31, 1996, the Company had capitalized $8.7 million of mortgage servicing rights and $829,000 of excess servicing fees. During the three months ended March 31, 1996 and the year ended December 31, 1995, 1994 and 1993, the Company recognized amortization adjustments (including any impairment adjustments) of $291,000, $1.5 million, $869,000 and $2.6 million, respectively, with respect to its capitalized mortgage servicing rights and $19,000, $131,000, $30,000 and $93,000, respectively, with respect to its capitalized excess servicing fees. Such amortization adjustments have and will continue to have a significant effect on the results of operations of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of the Company -- Mortgage Banking Activities -- Loan Servicing" and Notes 6 and 7 of the Notes to Consolidated Financial Statements.



    EFFECT ON NET INTEREST INCOME. The operations of the Company in general and the Bank in particular are also substantially dependent on net interest income, which is the difference between the interest income earned on interest-earning assets and the interest expense paid on interest-bearing liabilities. Because the Company's interest-earning assets have longer effective maturities than its interest-bearing liabilities, the yield on the Company's interest-earning assets generally will adjust more slowly than the cost of its interest-bearing liabilities and, as a result the Company's net interest income and the value of its securities portfolio generally would be adversely affected by increases in interest rates and positively affected by comparable declines in interest rates. At March 31, 1996, the Company's interest-bearing liabilities which were estimated to mature or reprice within one year exceeded the Company's interest-earning assets with the same characteristics by $72.0 million or 8.29% of total assets.



    EFFECT ON INTEREST-EARNING ASSETS. In addition to affecting net interest income, changes in interest rates also can affect the value of the Company's interest-earning assets, which are comprised of fixed and adjustable-rate instruments. Generally, the value of fixed-rate instruments declines when interest rates rise and, conversely, increases when interest rates fall. At March 31, 1996, $116.7 million or 50.4% of the Company's mortgage-backed and investment securities were classified as held for trading (which consisted solely of mortgage-backed and related securities), and are reported at fair value, with unrealized gains and losses included in earnings. Accordingly, declines in the value of the Company's securities held for trading could have a negative impact on the Company's earnings regardless of whether any securities were actually sold by the Company. In addition, as of such date, an additional $69.3 million or 30.0% of the Company's mortgage-backed and investment securities were classified as available for sale and are reported at fair value in the Company's Consolidated Financial Statements, with unrealized gains and losses excluded from earnings and reported net of taxes as a separate component of stockholders' equity.

    ASSET AND LIABILITY MANAGEMENT. The Company has sought to reduce the vulnerability of its operations to changes in interest rates by managing the nature and composition of its rate sensitive assets and rate sensitive liabilities. In general, the Company's goal in managing its interest rate risk is to match, to the extent possible, the repricing or maturities of its interest-earning assets to its interest-bearing liabilities. The Company attempts to manage its exposure to interest rate risk internally through balance sheet restructuring (generally either attracting longer-term funds such as certificates of deposit or borrowings or holding mortgage-backed derivative securities resulting from the Company's prior securitization activities) and externally through the use of interest rate swaps, options and/or futures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset and Liability Management."


AVAILABILITY OF FUNDING SOURCES

    The Company's business requires continuous access to various funding sources. While the Bank is able to fund loans originated for it by R&G Mortgage through deposits which are primarily generated through its network of 14 branch offices as well as through longer-term borrowings from the FHLB of New York and other alternative sources, R&G Mortgage's business is significantly dependent upon short-term borrowings under warehouse lines of credit. At March 31, 1996, R&G Mortgage was authorized to borrow under its warehouse lines of credit up to an aggregate of $79.4 million. An aggregate of $19.6 million was outstanding under such warehouse lines of credit as of such date. These borrowings, some of which are guaranteed by Mr. Victor J. Galan, the Company's Chairman of the Board and Chief Executive Officer, are collateralized by, among other things, certificates of deposit, a general assignment of mortgage payments receivable, an assignment of certain mortgage servicing rights and an assignment of key man life insurance policies aggregating $1.8 million on Mr. Galan. Certain of these warehousing lines of credit require R&G Mortgage to maintain minimum levels of net worth and working capital and limit the amount of indebtedness and dividends R&G Mortgage may declare.


    In addition, at March 31, 1996, the Bank had access to $50.0 million in advances from the FHLB of New York, of which $6.0 million was outstanding as of such date. The FHLB has also issued $23.5 million in standby letters of credit which secure outstanding notes payable. The Bank maintains qualifying collateral (consisting of first mortgage loans, securities and cash), which amounted to $91.9 million as of March 31, 1996, to secure repayment of its FHLB of New York advances and letters of credit. The Bank maintains collateral with the FHLB of New York in excess of applicable requirements in order to facilitate additional future borrowings by the Bank. The Bank also actively utilizes as a low-cost source of borrowing notes which are invested in eligible activities which are prescribed under Puerto Rico law, which provides tax advantages under Puerto Rico tax laws and under U.S. federal tax laws for U.S. corporations which are operating in Puerto Rico pursuant to Section 936 of the Internal Revenue Code of 1986, as amended (the "Code") (the "936 Notes"). At March 31, 1996, the Bank had $51.0 million of 936 Notes. See "-- Possible Repeal of Section 936." While the Company expects to have continued access to credit from these sources, there can be no assurance that such financing sources will continue to be available or will be available on favorable terms. In the event that R&G Mortgage's warehousing lines of credit were reduced or eliminated and R&G Mortgage were not able to replace such lines on a cost-effective basis, R&G Mortgage would be forced to curtail or cease its mortgage origination business, which would have a material adverse effect on the Company's operations and financial condition. See "Business of the Company -- Sources of Funds -- Borrowings." Although R&G Mortgage could also potentially access borrowings from the Bank, any such borrowings would be subject to and limited by provisions of Sections 23A and 23B of the Federal Reserve Act, which sections impose restrictions on transactions between the Bank and any affiliate thereof (which includes R&G Mortgage). For a discussion of such limitations, see "Regulation -- The Company -- Limitations on Transactions with Affiliates."

DELINQUENCY, FORECLOSURE AND OTHER CREDIT RISKS


    DEFAULT AND RECOURSE RISK TO R&G MORTGAGE. From the time that R&G Mortgage funds the mortgage loans it originates for third parties to the time it sells them (typically approximately 30 to 180 days), R&G Mortgage is generally at risk for any mortgage loan defaults. Once R&G Mortgage sells the mortgage loans it originates, the risk of loss from mortgage loan defaults and foreclosures passes to the purchaser or insurer of the mortgage loans. However, in the ordinary course of business, R&G Mortgage makes certain representations and warranties to the purchasers and insurers of mortgage loans. If a mortgage loan defaults and there has been a breach of these representations or warranties, R&G Mortgage may become liable for the unpaid principal and interest on the defaulted mortgage loan. In such a case, which would primarily arise as the result of fraudulent misrepresentations made to R&G Mortgage in the loan origination process, R&G Mortgage may be required to repurchase the mortgage loan and bear any subsequent loss on the mortgage loan. In addition, with respect to the non-conventional mortgage loans originated by R&G Mortgage for the Bank, which loans generally are subsequently securitized by R&G Mortgage and sold on behalf of the Bank, R&G Mortgage occasionally provides recourse in the event of mortgage loan defaults and/or foreclosures or certain documentation deficiencies. At March 31, 1996, there were $237.0 million of loans subject to such recourse provisions. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage recognized charge-offs or losses amounting to $72,000, $18,000, $16,000 and $3,000, respectively, with respect to loans sold with recourse.



    DEFAULT RISK TO THE BANK. In addition, the Bank is subject to the risk of loss from mortgage loan defaults and foreclosures with respect to the loans originated for its portfolio by R&G Mortgage. All of the loans originated for the Bank's portfolio are based on its Board approved written underwriting policy and procedures. Notwithstanding the care with which loans are originated, industry experience indicates that a portion of the Bank's loans will become delinquent and a portion of the loans will require partial or entire charge off. Regardless of the underwriting criteria utilized by the Bank, losses may be experienced as a result of various factors beyond the Bank's control, including, among others, changes in market conditions affecting the value of security and problems affecting the credit of the borrower. Due to the concentration of loans in Puerto Rico, adverse economic conditions in Puerto Rico could result in a decrease in the value of the Bank's collateral. Although loan delinquencies have historically been higher in Puerto Rico than generally in the United States, loan charge off's have historically been lower than in the United States. See "-- Composition of the Bank's Loan Portfolio" and "Business of the Company -- Lending Activities of the Bank -- Asset Quality."



    The Bank establishes provisions for loan losses, which are charged to operations, in order to maintain the allowance for loan losses at a level which is deemed to be appropriate by management based upon an assessment of prior loss experience, the volume and type of lending being conducted by the Bank, industry standards, past due loans, economic conditions in the Bank's market area generally and other factors related to the collectibility of the Bank's loan portfolio. The Bank's allowance for loan losses amounted to $3.3 million and $3.5 million at March 31, 1996 and December 31, 1995, respectively, which constituted 27.3% and 33.2% of the Bank's non-performing loans as of such respective dates. Total charge-offs to the Bank's allowance for loan losses amounted to $256,000 and $509,000 for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively. Although management utilizes its best judgment in providing for loan losses, there can be no assurance that the Bank will not have to increase its provisions for loan losses in the future as a result of future increases in non-performing loans or for other reasons. Any such increases in the Company's provisions for loan losses or any loan losses in excess of the Company's provisions with respect thereto could have an adverse affect on the Company's future financial condition and/or results of operations. See "Business of the Company -- Lending Activities of the Bank -- Asset Quality."



    SERVICING RISK TO R&G MORTGAGE. R&G Mortgage is also affected by mortgage loan delinquencies and defaults on mortgage loans that it services. Under certain types of servicing contracts, the servicer must forward all or part of the scheduled payments to the owner of the mortgage loan, even when mortgage loan payments are delinquent. Also, to protect their liens on mortgaged properties, owners of mortgage loans usually require the servicer to advance mortgage and hazard insurance and tax payments on schedule even though sufficient escrow funds may not be available. The servicer will ultimately be reimbursed by the mortgage owner or from liquidation proceeds for payments advanced that the servicer is unable to recover from the mortgagor. However, in the interim, the servicer must absorb the cost of funds advanced during the time the advance is outstanding. Further, the servicer must bear the increased costs of attempting to collect on delinquent and defaulted mortgage loans. Although these increased costs are somewhat ameliorated through the receipt of late fees and the reimbursement of certain direct expenses out of foreclosure proceeds, management believes that increased delinquencies and defaults generally increase the costs of the servicing function. In addition, if a default is not cured, the mortgage loan will be repaid as a result of foreclosure proceedings. As a consequence, R&G Mortgage is required to forego servicing income from the time such loan becomes delinquent, and into the future. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage wrote-off $12,000, $230,000,
$290,000 and $288,000, respectively, of expenses which it was unable to recover with respect to its loan servicing operations. See "Business of the Company -- Mortgage Banking Operations -- Mortgage Loan Delinquencies and Foreclosures."

COMPOSITION OF THE BANK'S LOAN PORTFOLIO

    The loans in the Bank's loan portfolio are predominantly secured by real estate, all of which is located in Puerto Rico. Therefore, conditions in the Puerto Rico real estate market will strongly influence the level of the Bank's non-performing loans and its results of operations. Real estate values are affected by, among other things, changes in general or local economic conditions, changes in governmental rules or policies, the availability of loans to potential purchasers and acts of nature. Although the Bank's underwriting standards are intended to protect the Bank against adverse real estate trends, declines in the Puerto Rico real estate market could negatively impact the value of the collateral securing the Bank's loans and its results of operations. See "Business of the Company -- Lending Activities of the Bank -- Asset Quality.

PARTICIPATION IN FEDERAL PROGRAMS

    R&G Mortgage's ability to generate funds by sales of mortgage loans or mortgage-backed securities is largely dependent upon the continuation of programs administered by FNMA, FHLMC and GNMA, which facilitate the issuance of such securities, as well as R&G Mortgage's continued eligibility to participate in such programs. In addition, part of R&G Mortgage's business is dependent upon the continuation of various programs administered by the FHA, which insures mortgage loans, and the VA, which partially guarantees mortgage loans and the Farmers Home Administration, which guarantees mortgage loans.

    Although R&G Mortgage is not aware of any such proposed actions, discontinuation of, or significant reduction in, the operation of such programs could have a material adverse effect on R&G Mortgage's operations. R&G Mortgage expects that it will continue to remain eligible to participate in such programs but any significant impairment of such eligibility could also materially adversely affect its operations.

    The U.S. Congress is currently considering several proposals which would in effect privatize the FHLMC and FNMA. No assurance can be made whether such proposals will in fact be adopted or the effect, if any, on the foregoing programs.

    The products offered under the foregoing programs may be changed from time to time by the sponsor. The profitability of specific products may vary depending on a number of factors, including administrative costs to R&G Mortgage of originating such products.

POSSIBLE REPEAL OF SECTION 936


    The budget bills passed in October 1995 by the U.S. House of Representatives and the Senate with respect to the 1996 U.S. federal budget contained provisions for the repeal of Section 936 ("Section 936") of the Code. Section 936 provides incentives for United States corporations to invest in Puerto Rico and helps create a pool of lower cost funds in Puerto Rico. A repeal of the tax incentives offered under Section 936 could have an adverse effect on the general economic condition of Puerto Rico and the cost of funds and liquidity for mortgage loans in Puerto Rico. The magnitude of the impact of any such changes on the financial condition or profitability of the Company cannot be determined at this time. While the proposal to repeal Section 936 was eliminated in the 1996 U.S. federal budget bill enacted on April 26, 1996, both the U.S. House of Representatives and the Senate have approved different bills which would, among other things, phase-out Section 936. A conference committee of both houses of Congress has reconciled the differences in the bills, which now must be approved by both houses of Congress. Management cannot predict whether the bill approved by the conference committee will be approved by the Congress, but it expects that it will. The Company has taken steps to attempt to reduce any adverse impact of such potential changes by diversifying its sources of funding and identifying additional investors for its mortgage products. The Bank's 936 Notes include provisions which permit the Bank to continue the obligation at an adjusted interest rate in the event that interest on the notes become subject in whole or in part to federal and/or Puerto Rico taxation as a result of changes in tax laws. In addition, multi-national corporations operating in Puerto Rico are considering other alternatives available which would continue to facilitate the deferral of U.S. income taxation. See "Business of the Company -- Mortgage Banking Activities -- Puerto Rico Secondary Mortgage Market and Favorable Tax Treatment."


RECAPITALIZATION OF SAIF AND RELATED LEGISLATIVE PROPOSALS

    The deposits of the Bank are currently insured by the Savings Association Insurance Fund ("SAIF") of the FDIC. Both the SAIF and the Bank Insurance Fund ("BIF"), the federal deposit insurance fund that covers commercial bank deposits, are required by law to attain and thereafter maintain a reserve ratio of 1.25% of insured deposits. The Bank's deposits were required to continue to be insured by the SAIF following its 1994 conversion from a federally chartered savings bank to a Puerto Rico chartered commercial bank. The BIF has achieved a fully funded status in contrast to the SAIF and, therefore, as discussed below, the FDIC recently substantially reduced the average deposit insurance premium paid by BIF-insured commercial banks to a level substantially below the average premium paid by SAIF-insured institutions.

    In late 1995, the FDIC approved a final rule regarding deposit insurance premiums which, effective with respect to the semiannual premium assessment beginning January 1, 1996, reduced deposit insurance premiums for BIF member institutions to zero basis points (subject to an annual minimum of $2,000) for institutions in the lowest risk category. Deposit insurance premiums for SAIF members were maintained at their existing levels (23 basis points for institutions in the lowest risk category). Accordingly, in the absence of further legislative action, SAIF members such as the Bank will be competitively disadvantaged as compared to commercial banks by the resulting premium differential. It is anticipated that, under present conditions, it will be at least several years before the SAIF reaches a reserve ratio of 1.25% of insured deposits.

    The U.S. House of Representatives and Senate have actively considered legislation which would have eliminated the premium differential between SAIF-insured institutions and BIF-insured institutions by recapitalizing the SAIF's reserves to the required ratio. The proposed legislation would have provided that all SAIF member institutions pay a special one-time assessment to recapitalize the SAIF, which in the aggregate would have been sufficient to bring the reserve ratio in the SAIF to 1.25% of insured deposits. Based on the current level of reserves maintained by the SAIF, it was anticipated that the amount of the special assessment required to recapitalize the SAIF would have been approximately 80 to 85 basis points of the SAIF-assessable deposits. It was anticipated that after the recapitalization of the SAIF, premiums paid by SAIF-insured institutions would be reduced to match those currently being assessed BIF-insured commercial banks. The legislation also provided for the merger of the BIF and the SAIF, with such merger being conditioned upon the prior elimination of the thrift charter.

    The legislation discussed above had been, for some time, included as part of a fiscal 1996 federal budget bill, but was eliminated prior to the bill being enacted on April 26, 1996. In light of the legislation's elimination and the uncertainty of the legislative process generally, management cannot predict whether legislation reducing SAIF premiums and/or imposing a special one-time assessment will be adopted, or, if adopted, the amount of the assessment, if any, that would be imposed on the Bank.


    In June 1995, the Bank acquired approximately $77.2 million of deposits from a Puerto Rico commercial bank. While the Bank since the acquisition has paid deposit insurance premiums at SAIF rates for these deposits, the Bank believes, and has requested FDIC concurrence, that all of such deposits are BIF insured and should be subject to deposit insurance assessments at BIF rates. If the previously paid assessments were in error, the Bank's deposit insurance assessment from the FDIC would be adjusted beginning with the quarter ended September 30, 1996. At the current SAIF assessment rate, the adjustment on the $77.2 million of deposits would amount to $44,375 per quarter. In addition to the future quarterly adjustments, the Bank would receive a set-off from insurance premiums for the September 1996 quarter of approximately $206,440 (plus interest). The amount of any such adjustment (less interest) would reflect the difference between premiums paid on such deposits at SAIF assessment rates and the premiums that were actually due at BIF rates. The FDIC would assess future premiums for deposit insurance on the acquired deposits and adjusted growth on such deposits calculated pursuant to applicable FDIC regulations at BIF rates. BIF rates are currently at zero for healthy well-capitalized institutions like the Bank as compared to comparable SAIF rates of 23 basis points.



    If legislation were to be enacted in the future which would assess a one-time special assessment of 85 basis points on SAIF-insured institutions, the Bank believes it would pay approximately $2.4 million, net of related tax benefits, based upon its total SAIF deposits as of March 31, 1996. In addition, the enactment of such legislation might have the effect of immediately reducing the Bank's capital by such an amount. Nevertheless, management does not believe, based upon the foregoing assumptions (including the proposed reduction in SAIF premiums upon recapitalization of the SAIF), that a one-time assessment of this nature would have a material adverse effect on the Company's consolidated financial condition or cause non-compliance with the Bank's regulatory capital requirements.



NO PRIOR MARKET


    Prior to the Bank Stockholder Exchange Transaction and the Offering, there has been no public market for the Company's Class B Shares. The Company has applied to have the Class B Shares approved for quotation on the Nasdaq Stock Market under the symbol "RGFC." However, there can be no assurance that an established and liquid trading market for the Class B Shares will develop, that it will continue if it does develop, or that after the completion of the Bank Stockholder Exchange Transaction and the Offering, the Class B Shares will trade at or above the Price to Public set forth on the cover of this Prospectus. In addition, the substantial amount of Common Stock which is expected to be held by the Chairman of the Board and Chief Executive Officer of the Company may adversely affect the development of an active and liquid trading market. See "-Concentration of Ownership" below. Friedman, Billings, Ramsey & Co., Inc. (the "Underwriter") has advised the Company that it intends to make a market in the Class B Shares as long as the volume of trading activity in the Class B Shares and certain other market making considerations justify doing so. The Underwriter is not obligated to make a market in such shares, and any such market making may be discontinued at any time at the sole discretion of the Underwriter. The Company and the Underwriter will seek to encourage and obtain at least one additional market maker to make a market in the Class B Shares. See "Dividends and Market for Common Stock."

DILUTION



    Upon completion of the Offering, there will be an immediate dilution of the net tangible book value per Class B Share from the Price to Public. This dilution primarily results from the sale by the Company of Class B Shares in the Offering at a price above the current book value per share. Without taking into account any changes in net tangible book value after March 31, 1996, other than those resulting from (i) the sale by the Company of the Class B Shares offered hereby (assuming no exercise of the over-allotment option and after deduction of underwriting discounts and commissions and estimated offering expenses) and (ii) the issuance of up to 296,396 Class B Shares in the Bank Stockholder Exchange Transaction, the pro forma net tangible book value at March 31, 1996 would have been $13.14 per share, representing an immediate dilution of $1.86 per share to persons purchasing the Class B Shares offered hereby at an assumed Price to Public of $15.00 per share. See "Dilution."


CONCENTRATION OF OWNERSHIP; DISPARATE VOTING RIGHTS

    The Class A Shares are entitled to two votes per share and the Class B Shares are entitled to one vote per share. Upon completion of the Bank Stockholder Exchange Transaction and the Offering (taking into consideration the sale of shares of Common Stock by the Selling Stockholder), Mr. Victor J. Galan, the Chairman of the Board and Chief Executive Officer of the Company, will own approximately 69.05% of the Company's outstanding Common Stock, or approximately 66.36% assuming full exercise of the Underwriter's over-allotment option with respect to the Class B Shares in the Offering, and will be entitled to exercise 81.69% of the voting rights outstanding (79.78% assuming full exercise of the Underwriter's over-allotment option). As a result, Mr. Galan will continue to have the power to elect and remove all of the Company's Board of Directors and management and to determine the outcome of substantially all other matters to be decided by a vote of stockholders. See "Management," "Beneficial Ownership of Securities" and "Description of Capital Stock -- Restrictions on Acquisition of the Company."

DEPENDENCE ON KEY INDIVIDUAL


    The success of R&G Mortgage and the Bank has been dependent on Victor J. Galan, the co-founder and Chairman of the Board of R&G Mortgage and the Chairman of the Board and Chief Executive Officer of the Bank. The Company's future success will also depend, to a great extent, upon the services of Mr. Galan, the Company's Chairman of the Board and Chief Executive Officer. The Company believes that the prolonged unavailability or the unexpected loss of the services of Mr. Galan could have a material adverse effect upon the Company, as attracting a suitable replacement may involve significant time and/or expense. Although the Company maintains key man life insurance policies aggregating $1.8 million on Mr. Galan, all of such policies have been assigned as collateral pursuant to certain outstanding warehouse lines of credit. See "Business of the Company -- Sources of Funds -- Borrowings."


REGULATION

    The Company, as a bank holding company, the Bank, as a Puerto Rico chartered and federally insured commercial bank, and R&G Mortgage, as a Puerto Rico licensed mortgage banking company, are each subject to extensive governmental supervision and regulation. The operations of R&G Mortgage are subject to various laws and regulations that, among other things, establish licensing requirements, regulate credit granting activities, establish maximum interest rates and insurance coverages, require specific disclosures to customers, govern secured transactions, and establish collection, repossession and claims handling procedures and other trade practices. The Bank is subject to extensive federal and Puerto Rico supervision and regulation, which is primarily for the protection of depositors, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may granted and the interest that may be charged thereon, and limitations on the types of other investments that may be made and the types of services that may be offered. In addition, federal and Puerto Rico regulatory authorities have the power in certain circumstances to limit transactions between the Company and the Bank, to limit the Bank's growth, to prohibit or limit the payment of dividends from the Bank to the Company and to require the Bank to maintain capital ratios in accordance with regulatory requirements. See "Regulation."

ANTI-TAKEOVER PROVISIONS

    In addition to the amount of Common Stock controlled by the Company's Chairman of the Board and Chief Executive Officer described under "-- Concentration of Ownership; Disparate Voting Rights," certain provisions of the Company's Certificate of Incorporation and Bylaws could have the effect of discouraging non-negotiated takeover attempts which certain stockholders might deem to be in their interest and make it more difficult for stockholders of the Company to remove members of its Board of Directors and management. In addition, various federal laws and regulations could affect the ability of a person, firm or entity to acquire the Company or shares of its Common Stock. See "Description of Capital Stock -- Restrictions on Acquisition of the Company."

                                  THE COMPANY


    R&G FINANCIAL. R&G Financial, which had $868.3 million in assets at March 31, 1996, is the newly established holding company for R&G Mortgage and the Bank. The Company competes for business in Puerto Rico by providing a wide range of financial services to residents of all of Puerto Rico's major cities through branch offices and mortgage banking facilities at 17 locations. Puerto Rico, the fourth largest of the Caribbean Islands, is a commonwealth of the United States and is approximately 100 miles long and 35 miles wide. The population of Puerto Rico as of June 30, 1995 was estimated at approximately 3.7 million. The operations of both R&G Mortgage and the Bank have expanded substantially during the 1990's, due in large part to R&G Mortgage's emergence as the second largest originator of loans secured by single-family residential properties in Puerto Rico. During the two year period ended March 31, 1996, R&G Mortgage originated 20% of all single-family residential loans originated in Puerto Rico, which has resulted in significant growth in its servicing portfolio as well as facilitated rapid expansion of the Bank's franchise and operations. R&G Mortgage's servicing portfolio has increased by 50.3% since December 31, 1991 and, at March 31, 1996, R&G Mortgage serviced approximately 49,000 accounts with an aggregate loan balance of $2.4 billion. The Bank's asset size, which amounted to $653.9 million at March 31, 1996, has increased 12 fold since R&G Mortgage became affiliated with the Bank in February 1990, while the branch office network had increased from two to 14 offices. Management estimates that at March 31, 1996, 23.3% of R&G Mortgage's customers have established a banking relationship with the Bank. R&G Financial on a consolidated basis had net income of $2.9 million and $10.4 million for the three months ended March 31, 1996 and the year ended December 31, 1995, respectively.



    Mr. Victor J. Galan, the Chairman of the Board, Chief Executive Officer and controlling shareholder of the Company, originally organized R&G Mortgage in 1972. In February 1990, R&G Mortgage acquired a 74.7% interest in a two branch federal savings and loan association with total assets of $52.9 million, which was re-named R&G Federal Savings Bank. (The remaining common stock of the Bank, which today amounts to approximately 11.9% of the outstanding common stock as a result of subsequent capital infusions by R&G Mortgage, is being exchanged for Class B Shares in the Bank Stockholder Exchange Transaction.) Recognizing the complementary operational aspects and cross selling opportunities that are inherent in operating both a mortgage bank and banking institution, during 1990 Mr. Galan successfully integrated both the Bank's and R&G Mortgage's operations, which structure has since been emulated in Puerto Rico. Embarking on a retail branch expansion strategy, the Bank in 1993 acquired a two branch savings and loan association with total assets of $78.6 million and, in June 1995, acquired from a commercial bank $77.2 million in deposits and, after consolidation, six branch offices. In November 1994, the Bank converted to a Puerto Rico-chartered commercial bank and took its present name.


    BUSINESS STRATEGY. The Company has generally sought to achieve long-term financial strength and profitability by increasing the amount and stability of its net interest income and non-interest income. The Company has sought to implement this strategy by (i) establishing and emphasizing the growth of its mortgage banking activities, including growing its loan servicing operation;
(ii) expanding its retail banking franchise in order to achieve increased market presence and to increase core deposits; (iii) enhancing the Company's net interest income by increasing the Company's loans held for investment, particularly single-family residential loans; (iv) developing new business relationships through an increased emphasis on commercial real estate and commercial business lending; (v) diversifying the Company's retail products and services, including an increase in consumer loan originations (such as credit cards); (vi) meeting the banking needs of its customers through, among other things, the offering of trust and investment services; and (vii) controlled growth and the pursuit of a variety of acquisition opportunities when appropriate. The Company attempts to control its overall operating expenses, notwithstanding the Company's recent growth and expansion activities.

    The Company's principal executive offices are located at 280 Jesus T. Pinero Avenue, Hato Rey, Puerto Rico, and its telephone number is (787) 758-2424.

    R&G MORTGAGE. R&G Mortgage is engaged primarily in the business of originating first mortgage loans secured by single-family residential properties which are either insured by the FHA or guaranteed by the VA and originating second mortgage loans which are neither insured nor guaranteed. R&G Mortgage also originates conforming conventional single-family residential loans which are neither insured by the FHA nor guaranteed by the VA. Pursuant to agreements entered into between R&G Mortgage and the Bank, non-conforming conventional single-family residential loans and consumer loans, most of which are secured by real estate, are also originated by R&G Mortgage for portfolio retention by the Bank. The Bank retains the non-conforming conventional single-family residential loans because these loans generally do not satisfy resale guidelines of purchasers in the secondary mortgage market, primarily because of size or other underwriting technicalities at the time of origination. Jumbo loans may be packaged into CMOs and sold while loans with underwriting technicalities may be cured through payment experience and subsequently sold. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage originated a total of $100.2 million, $322.7 million, $488.1 million and $834.7 million of loans, respectively. These aggregate originations include loans originated by R&G Mortgage directly for the Bank of $56.9 million, $156.3 million, $142.6 million and $180.8 million during such respective periods, or 56.8%, 48.4%, 29.2% and 21.7%, respectively, of total origination and purchases.


    R&G Mortgage pools FHA/VA loans into mortgage-backed securities which are guaranteed by the GNMA, which securities are sold to securities broker dealers and other investors. Conventional loans may either be sold directly to agencies such as the FNMA and the FHLMC or to private investors, or may be pooled into FNMA- or FHLMC-backed mortgage-backed securities which are generally sold to investors. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage sold $37.6 million, $232.4 million, $368.1 million and $604.1 million of loans, respectively, which includes loans securitized and sold but does not include loans originated for the Bank. R&G Mortgage generally retains the servicing function with respect to the loans which have been securitized and sold. R&G Mortgage is subject to regulation and examination by the FHA, FNMA, FHLMC, GNMA, VA, HUD and the OCFI. For the three months ended March 31, 1996 and the year ended December 31, 1995, R&G Mortgage on an unconsolidated basis (which does not reflect certain items of revenue and expense which are eliminated upon consolidation) had net income of $1.4 million and $6.7 million, respectively.

    THE BANK. The Bank's principal business consists of attracting deposits from the general public and tax-advantaged funds from eligible Puerto Rico corporations and using such deposits, together with funds obtained from other sources, to originate (through R&G Mortgage) and purchase loans secured primarily by residential real estate in Puerto Rico, and to purchase mortgage-backed and other securities. To a lesser extent but with increasing emphasis over the past few years, the Bank also originates a variety of consumer loans, commercial business loans and loans secured by commercial real estate. The Bank offers trust services through its Trust Department. Total loan originations by the Bank during the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993 amounted to $30.2 million, $121.7 million, $57.6 million and $40.7 million, respectively. The Bank's deposits are insured by the FDIC and it is regulated and examined by the FDIC as well as by the OCFI. At March 31, 1996, there were a total of 20 financial institutions (commercial banks and savings institutions) headquartered in Puerto Rico and the Bank had a total of $541.1 million or 2.35% of the total $23 billion of deposits in Puerto Rico. For the three months ended March 31, 1996 and the year ended December 31, 1995, the Bank on an unconsolidated basis (which does not reflect certain items of revenue and expense which are eliminated upon consolidation) had net income of $1.5 million and $6.2 million, respectively.


    THE BANK STOCKHOLDER EXCHANGE TRANSACTION. Following its formation and the receipt of all requisite approvals from the OCFI and the Board of Governors of the Federal Reserve Board (the "Federal Reserve Board") to become a bank holding company, the Company on July 19, 1996 acquired Mr. Galan's approximately 88.1% ownership interest in the Bank as well as his 100% ownership interest in R&G Mortgage. (R&G Mortgage's interest in the Bank had been transferred to Mr. Galan, its sole stockholder, at the time of the conversion of the Bank to a Puerto Rico commercial bank.) In consideration of the acquisition of Mr. Galan's interest in R&G Mortgage and the Bank, the Company issued to Mr. Galan 5,189,044 shares of Class A Common Stock (66,667 of which will be converted into Class B Shares and sold in the Offering). The Company also intends to acquire the approximately 11.9% ownership interest in the Bank held by the Minority Bank Stockholders in exchange for Class B Shares. Following the receipt of all requisite regulatory approvals and immediately prior to consummation of the Offering, all Minority Bank Stockholders (other than those who perfect their right to seek appraisal of the Bank common stock under Puerto Rico law) will receive, in exchange for their aggregate interest of approximately 11.9% of the Bank common stock, an aggregate of 296,396 shares of Class B Common Stock of the Company, as determined based on an independent valuation of the Bank. See "Bank Stockholder Exchange Transaction."


    AFFILIATED TRANSACTIONS. As an integral part of R&G Mortgage's acquisition of a controlling interest in the Bank in February 1990, R&G Mortgage and the Bank entered into various agreements which address how the parties would conduct themselves in specifically delineated affiliated transactions (the "Affiliated Transaction Agreements"). Under federal law and regulations, certain transactions between a federally insured financial institution and an affiliate, such as the Bank and R&G Mortgage, are regulated. Generally, these provisions regulate extensions of credit to directors, officers and principal shareholders of the Bank, and establish standards for the terms of, limit the amount of, and establish collateral requirements with respect to, various transactions between federally insured financial institutions and its affiliates. See generally "Regulation -- The Company -- Limitations on Transactions with Affiliates."


    The Affiliated Transaction Agreements include a Master Purchase, Servicing and Collections Agreement (the "Master Purchase Agreement"), a Master Custodian Agreement, a Master Production Agreement, a Securitization Agreement and a Data Processing Computer Service Agreement (the "Data Processing Agreement"). In accordance with applicable regulations, the terms of these agreements were negotiated at arm's length on the basis that they are substantially the same, or at least as favorable to the Bank, as those prevailing for comparable transactions with, or involving, other nonaffiliated companies.

    Pursuant to the Master Production Agreement, the Bank, on a monthly basis, determines its loan production targets and goals (the "Loan Production Goals") and R&G Mortgage assists the Bank to reach its Loan Production Goals by, among other things: (i) advertising, promoting and marketing to the general public;
(ii)   interviewing  prospective  borrowers  and   initial  processing  of  loan
applications, consistent with the Bank's underwriting guidelines and Loan Production Goals previously established; and (iii) providing personnel and facilities with respect to the execution of any loan agreement approved by the Bank. In exchange for these services, the Bank remits to R&G Mortgage a percentage of the processing or originating fees charged to the borrowers under loan agreements, as set forth in the agreements. See "Business of the Company -- Lending Activities of the Bank -- Originations, Purchases and Sales of Loans."

    The Master Purchase Agreement provides for the sale by the Bank to R&G Mortgage of the servicing rights to all first and second mortgage loans secured by residential properties which become part of the Bank's loan portfolio. The Master Purchase Agreement further provides that R&G Mortgage will service all other loans held in the Bank's loan portfolio (including single-family residential loans retained by the Bank and certain commercial real estate loans), although R&G Mortgage does not actually acquire such servicing rights. The Master Purchase Agreement further provides that R&G Mortgage exclusively will service such loans and that the Bank will process payments of such loans, all according to a fee schedule. See "Business of the Company -- Mortgage Banking Activities -- Loan Originations, Purchases and Sales of Loans."

    Under the Securitization Agreement, R&G Mortgage renders securitization services with respect to the pooling of some of the Bank's mortgage loans into mortgage-backed securities. With respect to securitization services rendered, the Bank pays a securitization fee of 25 basis points. The Master Custodian Agreement provides that the Bank shall be the custodial agent for R&G Mortgage of certain documentation related to the issuance by R&G Mortgage of GNMA, FNMA or FHLMC mortgage-
backed certificates. In consideration of these services, the Bank receives a fee for each mortgage note included in a mortgage-backed certificate per year for which it acts as custodian, as set forth in the agreement. See "Business of the Company -- Mortgage Banking Activities -- Loan Originations, Purchases and Sales of Loans." For additional information on affiliated transactions, see "Management-Transactions with Certain Related Persons."

                     BANK STOCKHOLDER EXCHANGE TRANSACTION


    In connection with the reorganization of R&G Mortgage and the Bank into the bank holding company form of organization, the Company acquired the approximately 88.1% ownership interest of the Bank held by Mr. Victor J. Galan, its Chairman of the Board and Chief Executive Officer, and intends to acquire the approximately 11.9% ownership interest in the Bank which, as of March 31, 1996, was held by 205 other stockholders (the "Minority Bank Stockholders"). In consideration of the acquisition of such interests, the Company will provide Bank stockholders with shares of its Common Stock, as described more fully herein. Such exchange transactions, in which the Company would acquire 100% ownership of the Bank (other than the 1000 shares of $1.00 par value stock that the Puerto Rico Banking law requires each Bank director to hold as qualifying shares) as well as R&G Mortgage are hereinafter referred to as the "Bank Stockholder Exchange Transaction."



    In order to accomplish these transactions, the Company intends to establish R-G Interim Premier Bank ("Interim"), an interim bank organized under Puerto Rico law as a commercial bank. In accordance with the terms of an Agreement and Plan of Merger dated June 13, 1996, as amended, between the Company, the Bank and Interim (the "Merger Agreement"), on July 19, 1996 the Company, following the receipt of all requisite approvals from the Federal Reserve Board, acquired Mr. Victor J. Galan's 100% ownership interest in the common stock of R&G Mortgage and his approximately 88.1% interest in the common stock of the Bank (other than required qualifying shares as a director). Mr. Galan received in consideration therefore an aggregate of 5,189,044 Class A Shares of the Company, 66,667 of which will be converted into Class B Shares and sold in the Offering. The Company's acquisition of Mr. Galan's ownership interest in R&G Mortgage and the Bank was not dependent on whether the balance of the Bank Stockholder Exchange Transaction with Minority Bank Stockholders and the Offering are completed.


    The Merger Agreement further provides that following the receipt of all requisite approvals from the FDIC and the Puerto Rico Office of the Commissioner of Financial Institutions ("OCFI") and immediately prior to consummation of the Offering, Interim shall be merged with and into the Bank, with the Bank as the surviving corporation (the "Merger"). The business of the Bank following the Merger will in all respects be conducted in the same manner as the business of the Bank prior to the Merger. Interim will not engage in any business, and is being organized solely to facilitate the exchange of shares with the Bank's present stockholders.


    In connection with the Merger, all of the remaining outstanding shares of the Bank not owned by the Company shall be exchanged, by operation of law, into Class B Shares of the Company. All Minority Bank Stockholders (other than those who perfect their right to seek appraisal of the Bank common stock under Puerto Rico law) will receive, in exchange for their aggregate interest of approximately 11.9% of the Bank common stock, an aggregate of 296,396 Class B Shares of the Company (1.192 Class B Shares for each share of Bank common stock), or $17.88 per share of Bank common stock held by Minority Bank
Stockholders, based upon a preliminary independent valuation of the Bank described below and an assumed Price to Public for the Class B Shares of $15.00 per share. The acquisition of the remaining shares of common stock of the Bank in this manner ensures the acquisition of 100% of the remaining Bank common stock by the Company.


    The Class A Shares are entitled to two votes per share and the Class B Shares are entitled to one vote per share. As a result, following the Bank Stockholder Exchange Transaction and the Offering, in which an aggregate of an additional 2,000,000 Class B Shares of the Company are to be issued (without giving effect to the over-allotment option granted to the Underwriter in the Offering), the Company's Chairman of the Board and Chief Executive Officer will continue to have the power to elect and remove all of the Company's Board of Directors and management and to determine the outcome of substantially all other matters to be decided by a vote of stockholders. See "Description of Capital Stock" and "Beneficial Ownership of Securities."


    Because of the lack of a public trading market for the Bank's common stock, in order to effectuate the exchange of shares of Bank common stock for shares of the Company's Common Stock, the Bank has obtained an independent preliminary valuation of the interests of the Minority Bank Stockholders. At the request of the Bank's Board of Directors, the valuation was prepared by Friedman, Billings, Ramsey & Co., Inc. ("FBR"), the Underwriter of the Offering, in reliance upon information contained in this Prospectus, including the Consolidated Financial Statements. FBR also considered the following factors, among others: the present and projected operating results and financial condition of the Company, R&G Mortgage and the Bank and the economic and demographic conditions in the Company's existing market area; certain historical financial and other information relating to the Company, R&G Mortgage and the Bank; a comparative evaluation of the operating and financial statistics of the Company with those of other similarly situated publicly-traded companies located in Puerto Rico and other regions of the United States; the aggregate size of the offering of the Class B Shares; the impact of the Offering on the Company's stockholder's equity and earnings potential; and the trading market for securities of comparable companies and general conditions in the market for such securities. In its review of the reasonableness and adequacy of the FBR's valuation, the Board of Directors of the Bank reviewed the methodologies and the appropriateness of the assumptions used by FBR in addition to the factors enumerated above. As a result of such review, a majority of the Board of Directors of the Bank has determined the valuation to be acceptable. The Chairman of the Board and Chief Executive Officer of the Company and the Bank did not participate in the discussion or vote on the resolution to accept the valuation.


    In preparing the valuation, which was based on financial information on the Bank as of March 31, 1996, the Underwriter considered a number of factors. The valuation used market and financial characteristics of similar companies to R&G Mortgage and the Bank to determine the relative market values of each entity. In addition, market and financial characteristics for banks and thrift institutions of similar size as well as mortgage banks were considered. In determining relative value for R&G Mortgage and the Bank, among other things, the Underwriter took into account the minority nature of the position held by the Minority Bank Stockholders as well as the non-public nature of both R&G Mortgage and the Bank. Once the Underwriter determined the market values of each entity, the value of the Minority Bank Stockholders' approximately 11.9% interest in the Bank could be estimated and the percentage of the Company, using an estimated Price to Public of $15.00, representing the same value was calculated. The Underwriter intends to update the valuation as of a date immediately prior to the consummation of the Bank Stockholder Exchange Transaction. Consequently, the continued applicability of the preliminary valuation will necessarily depend on there being no material changes in the Bank's or R&G Mortgage's financial condition, results of operations or market conditions prior to the closing of the Bank Stockholder Exchange Transaction. To the extent that the preliminary valuation is revised upwards as a result of an increase in the value of the Bank relative to R&G Mortgage, the resulting increase in value will be paid in cash to the Minority Bank Stockholders on a pro rata basis. No adjustments will be made to the number of Class B Shares to be issued to the Minority Bank Stockholders in the event the preliminary valuation is revised downwards as a result of a decrease in the value of the Bank relative to R&G Mortgage. In addition, no adjustments will be made to the number of Class B Shares to be issued to Minority Bank Stockholders in the event the Price to Public is other than $15.00.


    Pursuant to the terms of the Merger Agreement, the affirmative vote of the holders of more than three-fourths of the issued and outstanding Bank common stock and Bank preferred stock is required to approve the Merger Agreement. All stockholders of record as of June 29, 1996 were given notice of a special meeting of stockholders of the Bank to be held July 30, 1996 to consider and vote upon the Merger Agreement and the transactions provided for thereunder. The notice stated, among other things, the intention of Mr. Victor J. Galan, the Company's Chairman of the Board and Chief Executive Officer, who was the stockholder of record as of the voting record date, to vote his approximately

88.1% of the Bank common stock, and of R&G Mortgage, which was the stockholder of record as of the voting record date, to vote its 100% of the Bank's Series A Preferred Stock, in favor of the Merger Agreement and the Bank Stockholder Exchange Transaction.


    Upon consummation of the Bank Stockholder Exchange Transaction, each stock certificate for a share of Bank common stock may be exchanged for the appropriate amount of the Company's Class A Shares (in the case of Mr. Galan) or Class B Shares (in the case of all Minority Bank Stockholders other than those who perfect their appraisal rights under Puerto Rico law) pursuant to written procedures to be provided to all Bank stockholders. The Company's registrar and transfer agent intends to provide all Bank stockholders with such instructions promptly following consummation of the Offering. Until so exchanged, the Bank common stock certificates shall solely represent the right to receive the appropriate amount of shares of Common Stock of the Company into which the Bank common stock may be exchanged, and payment of cash in lieu of fractional shares or dividends or other distributions which may be made with respect to the shares of Common Stock of the Company. As of the effective date of each portion of the Bank Stockholder Exchange Transaction, the holders of Bank common stock shall cease to have any rights with respect to the Bank common stock, and their sole rights shall be with respect to the shares of Common Stock of the Company for which their Bank common stock shall have been exchanged.


    For information on the effect of the Bank Stockholder Exchange Transaction on the consolidated capitalization of the Company, see "Capitalization."

                                USE OF PROCEEDS


    Based upon the sale of the Class B Shares by the Company at an assumed Price to Public of $15.00, approximately $ of the net proceeds will be used to enhance the capital base of the Bank. Since the Bank's regulatory capital requirement is in part a function of the amount of the Bank's asset base, the additional capital will also support further expansion of the Bank, which may include the acquisition of branch offices or financial institutions in Puerto Rico. There can be no assurance that the Bank will be successful in making any acquisitions in the future on terms favorable to the Bank. See "Regulation -- The Bank -- Capital Requirements" for a discussion of the Bank's regulatory capital requirements. The Company will use $10.0 million of net proceeds to R&G Mortgage to acquire the $10.0 million Series A Preferred Stock of the Bank presently held by R&G Mortgage. The Company proposes to retain approximately
$       of the  net proceeds from  the Offering for  general corporate purposes, including the investment in investment securities and mortgage-backed securities. The net proceeds for the Company will also be available for future contributions, if any, to the Bank and R & G Mortgage. The Company will not receive any of the proceeds from the sale of the Class B Shares offered by the Selling Stockholder.


                    DIVIDENDS AND MARKET FOR CLASS B SHARES


    As a newly formed company, R&G Financial has never paid a dividend on the Common Stock. The Company expects to initiate a cash dividend policy on the Common Stock during the first full quarter following the Offering. However, no decision has been made as to the amount or timing of such dividends, if any. The declaration and payment of dividends on the Common Stock will be subject to a quarterly review by the Board of Directors of the Company. The timing and amount of dividends, if any, will be dependent upon the Company's results of operations and financial condition, on the ability of the Company to receive dividends from its subsidiary companies, tax considerations and general economic conditions. The Company's ability to receive dividends from R & G Mortgage is dependent upon R & G Mortgage's results of operations and financial condition. The Company's ability to receive dividends from the Bank is contingent upon the Bank's compliance with its applicable regulatory capital requirements as well as its compliance with applicable Puerto Rico law and regulations. See "Regulation -- The Bank -- Capital Requirements" and "Regulation -- The Bank -- Puerto Rico Banking Law." Holders of Class A Shares and Class B Shares will be entitled to share ratably, as a single class, in any dividends paid on the Common Stock (except that if dividends are declared which are payable in Class A Shares or Class B Shares, dividends shall be declared which are payable at the same rate in each such class of stock and the dividends payable in Class A Shares shall be payable to the holders of that class of stock and the dividends payable in Class B Shares shall be payable to the holders of that class of stock).

    Prior to the Bank Stockholder Exchange Transaction and the Offering, there has been no established market for the Class B Shares. The Company expects that following the Bank Stockholder Exchange Transaction and the Offering, the Class B Shares will be traded in the over-the-counter market. The Company has applied to have the Class B Shares quoted on the Nasdaq Stock Market under the symbol "RGFC."

    In order to be quoted on the Nasdaq Stock Market, among other criteria, there must be at least two market makers for the Class B Shares. The Underwriter has advised the Company that, upon completion of the Bank Stockholder Exchange Transaction and the Offering, it intends to act as a market maker in the Class B Shares depending upon the volume of trading and subject to compliance with applicable laws and regulatory requirements. The Underwriter, however, is not obligated to make a market in such shares, and any such market making may be discontinued at any time at the sole discretion of the Underwriter. The Underwriter will assist the Company in obtaining additional market makers. However, making a market involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within the control of the Company or any market maker. Accordingly, there can be no assurance that an active and liquid trading market for the Class B Shares will develop or that, if developed, it will continue, nor is there any assurance that persons purchasing Class B Shares will be able to sell them at or above the Price to Public set forth on the cover page hereof.

                                 CAPITALIZATION


    The following table sets  forth (i) the  consolidated capitalization of  the
Company at March 31, 1996 and (ii) the consolidated capitalization of the Company on an as adjusted basis to reflect: (a) the issuance of 5,189,044 Class A Shares to the Company's Chairman of the Board and Chief Executive Officer, which occurred on July 19, 1996 (and the conversion of 66,667 of the Class A Shares to Class B Shares, which Class B Shares will be sold in the Offering), and 296,396 Class B Shares immediately prior to the closing of the Offering to Minority Bank Stockholders in exchange for all of the remaining outstanding shares of Bank common stock; and (b) the issuance of 2,000,000 Class B Shares by the Company pursuant to the Offering at an assumed Price to Public of $15.00 per share and receipt by the Company of the net proceeds therefrom, as if the sale of the Class B Shares had been consummated on March 31, 1996 and assuming that the Underwriter's over-allotment option was not exercised. See "Use of Proceeds."



                                                                              MARCH 31, 1996
                                                       -------------------------------------------------------------
                                                                                                    AS ADJUSTED FOR
                                                                     AS ADJUSTED FOR                BANK STOCKHOLDER
                                                                    BANK STOCKHOLDER   AS ADJUSTED      EXCHANGE
                                                                        EXCHANGE           FOR      TRANSACTION AND
                                                         ACTUAL     TRANSACTION(3)(5)   OFFERING     OFFERING(5)(6)
                                                       -----------  -----------------  -----------  ----------------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Deposits.............................................  $   541,123    $     541,123     $ 541,123     $    541,123
Securities sold under agreements to repurchase.......       95,314           95,314        95,314           95,314
Notes payable........................................       73,585           73,585        73,585           73,585
Other borrowings(1)..................................       65,653           65,653        65,653           65,653
Accounts payable and other liabilities...............       17,514           17,514        17,514           17,514
                                                       -----------  -----------------  -----------  ----------------
      Total liabilities..............................  $   793,189    $     793,189     $ 793,189     $    793,189
                                                       -----------  -----------------  -----------  ----------------
                                                       -----------  -----------------  -----------  ----------------
Subordinated notes(2)................................  $     3,250    $       3,250     $   3,250     $      3,250
                                                       -----------  -----------------  -----------  ----------------
                                                       -----------  -----------------  -----------  ----------------
Minority interest in the Bank(3).....................  $     4,141               --            --               --
                                                       -----------  -----------------  -----------  ----------------
                                                       -----------  -----------------  -----------  ----------------
Stockholders' equity:
  Preferred stock, $.01 par value, 10,000,000 shares
   authorized; none outstanding......................  $        --    $          --     $      --     $         --
  Common stock, $.01 par value: Class A Shares,
   10,000,000 shares authorized, issued shares
   adjusted as shown(3)..............................           52               52            51               51
  Class B Shares, 15,000,000 shares authorized,
   issued shares adjusted as shown(3)................           --                3            20               23
  Additional paid-in capital.........................          363            4,806        26,478           30,921
  Retained earnings..................................       66,426           66,426        66,426           66,426
  Capital reserve(4).................................        1,021            1,021         1,021            1,021
  Unrealized (loss) on securities available for sale,
   net...............................................         (148)            (148)         (148)            (148)
                                                       -----------  -----------------  -----------  ----------------
      Total stockholders' equity.....................       67,714           72,160        93,848           98,294
                                                       -----------  -----------------  -----------  ----------------
    Total capitalization.............................  $   868,294    $     868,599     $ 890,287     $    894,733
                                                       -----------  -----------------  -----------  ----------------
                                                       -----------  -----------------  -----------  ----------------


- ------------------------
(1) Comprised of long-term debt, advances from the FHLB of New York and other secured borrowings. See "Business of the Company -- Borrowings" and Notes 12 to 14 of the Notes to Consolidated Financial Statements.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(2) Represents a seven-year subordinated capital note of the Bank issued in 1991, which is subject to an annual sinking fund requirement. See "Business of the Company -- Borrowings" and Note 15 of the Notes to Consolidated Financial Statements.

(3) Represents the exchange by the Company's Chairman of the Board and Chief Executive Officer of his approximately 88.1% interest in the Bank and 100% ownership interest in R&G Mortgage in exchange for 5,189,044 Class A Shares (66,667 of which will be converted into Class B Shares and sold in the Offering) and the exchange by Minority Bank Stockholders of their approximately 11.9% interest in the Bank for an aggregate of 296,396 Class B Shares. See "Bank Stockholder Exchange Transaction" and "Selling Stockholder."

(4) Under the Banking Act of the Commonwealth of Puerto Rico, the Bank must transfer a minimum of 10% of its net income for the year to a capital surplus account until such account equals the greater of 10% of total deposits or paid-in capital. See "Regulation -- The Bank -- Puerto Rico Banking Law."

(5) Does not reflect purchase accounting adjustments, if any, that may be required in connection with the Bank Stockholder Exchange Transaction.


(6) Does not reflect the issuance by the Company of 20,000 additional Class B Shares to an employee following the Offering, which shares are not being registered in the Offering. See "Beneficial Ownership of Securities."


                                    DILUTION

    Upon completion of the Offering, there will be an immediate dilution of the net tangible book value per Class B Share from the Price to Public. This dilution primarily results from the sale by the Company of Class B Shares in the Offering at a price above the current book value per share. As of March 31, 1996, the Company had a net tangible book value of $66.9 million or $12.90 per share. "Net tangible book value per share" represents the tangible net worth of the Company (total assets less goodwill and total liabilities), divided by the number of shares of Common Stock deemed to be outstanding.

    Without taking into account any changes in net tangible book value after March 31, 1996, other than to give effect to: (i) the exchange by Minority Bank Stockholders in the Bank Stockholder Exchange Transaction of the approximately 11.9% of Bank common stock not owned by the Company in exchange for 296,396 Class B Shares (not taking into account purchase accounting adjustments, if any, that may be required in connection therewith), and (ii) the sale by the Company of the 2,000,000 Class B Shares in the Offering (assuming no exercise of the over-allotment option and after deduction of underwriting discounts and commissions and estimated offering expenses), the pro forma net tangible book value at March 31, 1996 would have been $13.14 per share, representing an immediate dilution of $1.86 per share to new investors purchasing the Class B Shares offered hereby at an assumed Price to Public of $15.00 per share. See "Bank Stockholder Exchange Transaction" and "Underwriting."

Assumed Price to Public............................................             $   15.00
Net tangible book value per share before Bank Stockholder Exchange
 Transaction and Offering..........................................  $   12.90
Increase per share attributable to new investors...................        .24
                                                                     ---------
Pro forma net tangible book value per share after Bank Stockholder
 Exchange Transaction and Offering(1)..............................                 13.14
                                                                                ---------
Dilution per share to new investors after Bank Stockholder Exchange
 Transaction and Offering(1).......................................             $    1.86
                                                                                ---------
                                                                                ---------

- ------------------------

(1) Does not reflect purchase accounting adjustments, if any, that may be required in connection with the Bank Stockholder Exchange Transaction. In addition, does not reflect the issuance by the Company of 20,000 additional Class B Shares to an employee following the Offering, which shares are not being registered in the Offering. See "Beneficial Ownership of Securities."


    The following table compares on a pro forma basis at March 31, 1996, the total number of shares of Common Stock purchased from the Company, the total cash consideration paid and the average price per share paid by Victor J. Galan, the Company's Chairman of the Board and Chief Executive Officer and its existing stockholder, and both the new investors purchasing Class B Shares offered hereby (assuming the sale of 2,000,000 Class B Shares at an assumed Price to Public of $15.00 per share and before deduction of underwriting discounts and commissions and estimated offering expenses) and the original stockholders of the Bank who are receiving Class B Shares in the Bank Stockholder Exchange Transaction.

                                                         SHARES PURCHASED       TOTAL CONSIDERATION
                                                     ------------------------  ----------------------  AVERAGE PRICE
                                                       NUMBER       PERCENT     AMOUNT      PERCENT      PER SHARE
                                                     -----------  -----------  ---------  -----------  -------------
                                                                         (DOLLARS IN THOUSANDS)
Existing stockholder(1)............................    5,189,044      69.32%   $   9,685      23.15%     $    1.87
New investors(2)...................................    2,000,000      26.72       30,000      71.72          15.00
Bank Stockholder Exchange Transaction(3)...........      296,396       3.96        2,142       5.13           7.23

- ------------------------
(1) Represents the aggregate investment of the Chairman of the Board and Chief Executive Officer in acquiring his interest in R&G Mortgage and the Bank. Does not give effect to the exchange of 66,667 of the Chairman's Class A Shares into a like number of Class B Shares, which are to be sold in the Offering. See "Selling Stockholder."

(2) Does not give effect to the Underwriter's over-allotment option. See "Underwriting."

(3) "Shares Purchased" represents the aggregate number of Class B Shares received by Minority Bank Stockholders in the Bank Stockholder Exchange Transaction. The "Total Consideration" represents the consideration originally paid by such stockholders for the Bank common stock. See "Bank Stockholder Exchange Transaction."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company, through its subsidiaries, is primarily engaged in a wide range of real estate secured lending activities, including the origination, servicing, purchase and sale of mortgages on single-family residences, the securitization and sale of various mortgage-backed and related securities and the holding and financing of mortgage loans and mortgage-backed and related securities for sale or investment. The Company also originates for its portfolio commercial real estate loans, residential construction loans, commercial business loans and consumer loans. Finally, the Company provides a variety of trust and investment services to its customers.

    The Company has generally sought to achieve long-term financial strength and profitability by increasing the amount and stability of its net interest income and other non-interest income. The Company has sought to implement this strategy by (i) establishing and emphasizing the growth of its mortgage banking activities, including growing its loan servicing operation; (ii) expanding its retail banking franchise (the Bank has expanded its branch system from two offices at February 1990 to 14 offices at March 31, 1996) and, without taking into consideration possible branch acquisition opportunities, the Bank anticipates opening approximately two branches per year during the next several years, all in order to achieve increased market presence and to increase core deposits; (iii) enhancing the Company's net interest income by increasing the Company's loans held for investment, particularly single-family residential loans; (iv) developing new business relationships through an increased emphasis on commercial real estate and commercial business lending; (v) diversifying the Company's retail products and services, including an increase in consumer loan originations (such as credit cards); (vi) meeting the banking needs of its customers through, among other things, the offering of trust and investment services; and (vii) controlled growth and the pursuit of a variety of acquisition opportunities when appropriate. The Company attempts to control its overall operating expenses, notwithstanding the Company's recent growth and expansion activities.

ASSET AND LIABILITY MANAGEMENT

    GENERAL. Changes in interest rates can have a variety of effects on the Company's business. In particular, changes in interest rates affect the volume of mortgage loan originations, the interest rate spread on loans held for sale, the amount of gain on the sale of loans, the value of R&G Mortgage's loan servicing portfolio and the Bank's net interest income. A substantial increase in interest rates could also affect the volume of R&G Mortgage's loan originations for both the Bank and third parties by reducing the demand for mortgages for home purchases, as well as the demand for refinancings of existing mortgages. Conversely, a substantial decrease in interest rates will generally increase the demand for mortgages. To the extent that interest rates in future periods were to increase substantially, the Company would expect overall originations to decline. A decrease in the volume of the Company's mortgage originations could result in a decrease in the amount of R&G Mortgage's mortgage origination income and portfolio generated net interest income to the Bank.

    The principal objective of the Company's asset and liability management function is to evaluate the interest-rate risk included in certain balance sheet accounts, determine the appropriate level of risk given the Company's business focus, operating environment, capital and liquidity requirements and performance objectives, establish prudent asset concentration guidelines and manage the risk consistent with Board approved guidelines. Through such management, the Company seeks to reduce the vulnerability of its operations to changes in interest rates and to manage the ratio of interest rate sensitive assets to interest rate sensitive liabilities within specified maturities or repricing dates.

    The Bank's asset and liability management function is under the guidance of the Interest Rate Risk, Budget and Investments Committee ("IRRBICO"), which is chaired by the Chief Executive Officer and comprised principally of members of the Bank's senior management and at least three members of the Board of Directors. The IRRBICO meets once a month to review, among other things, the sensitivity of the Bank's assets and liabilities to interest rate changes, the book and market values of assets and liabilities, unrealized gains and losses, purchase and sale activity and maturities of investments and borrowings. In connection therewith, the IRRBICO generally reviews the Bank's liquidity, cash flow needs, maturities of investments, deposits and borrowings and current market conditions and interest rates.

    The Bank's primary IRRBICO monitoring tool is asset/liability simulation models, which are prepared on a monthly basis and are designed to capture the dynamics of balance sheet, rate and spread movements and to quantify variations in net interest income under different interest rate environments. The Bank also utilizes market-value analysis, which addresses the change in equity value arising from movements in interest rates. The market value of equity is estimated by valuing the Bank's assets and liabilities. The extent to which assets have gained or lost value in relation to the gains or losses of liabilities determines the appreciation or depreciation in equity on a market-value basis. Market value analysis is intended to evaluate the impact of immediate and sustained interest-rate shifts of the current yield curve upon the market value of the current balance sheet.

    A more conventional but limited IRRBICO monitoring tool involves an analysis of the extent to which assets and liabilities are "interest rate sensitive" and measuring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity "gap" is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds interest rate sensitive assets. During a period of rising interest rates, a negative gap would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income, while a positive gap would tend to affect net interest income adversely. At March 31, 1996, the Company's interest-bearing liabilities which mature or reprice within one year exceeded the Company's interest-earning assets with similar characteristics by $72.0 million, or 8.29% of total assets. While a conventional gap measure may be useful, it is limited in its ability to predict trends in future earnings. It makes no presumptions about changes in prepayment tendencies, deposit or loan maturity preferences or repricing time lags that may occur in response to a change in the interest rate environment.

    R&G MORTGAGE. The profitability to R&G Mortgage of its mortgage loan originations is in part a function of the difference between long-term interest rates, which is the rate at which R&G Mortgage originates mortgage loans for third parties, and short-term interest rates, which is the rate at which R&G Mortgage finances such loans until they are sold. Generally, short-term interest rates are lower than long-term interest rates and R&G Mortgage benefits from the difference, or the spread, during the time the mortgage loans are held by R&G Mortgage pending sale. A decrease in this spread would have a negative effect on R&G Mortgage's net interest income and profitability, and there can be no assurance that the spread will not decrease. R&G Mortgage generally attempts to reduce this risk by attempting to limit the amount of mortgage loans held pending sale and, as market conditions permit, entering into forward commitments with respect to a portion of its mortgage loan originations. As a general matter, R&G Mortgage attempts to limit its exposure to this interest rate risk through the sale of substantially all loans within 180 days of origination.

    A mortgage-banking company is generally exposed to interest rate risk from the time the interest rate on the customer's mortgage loan application is established through the time the mortgage loan closes, and until the time the company commits to sell the mortgage loan. In order to limit R&G Mortgage's exposure to interest rate risk through the time the mortgage loan closes, R&G Mortgage generally does not lock-in or guarantee the customer a specific interest rate on such loans through the closing date but rather offers customers an interest rate that will be based on a prevailing market rate that adjusts weekly. Moreover, in order to limit R&G Mortgage's exposure to interest rate risk through the time the loan is sold or committed to be sold, R&G Mortgage may, depending upon market conditions, enter into forward commitments to sell a portion of its mortgage loans to investors for delivery at a future time. At March 31, 1996, R&G Mortgage had $24.7 million of pre-existing commitments by third-party investors to purchase mortgage loans. To the extent that R&G Mortgage originates or commits to originate loans without pre-existing commitments by investors to purchase such loans or is not otherwise hedged against changes in interest rates ("unhedged loans"), R&G Mortgage will be subject to the risk of gains or losses through adjustments to the carrying value of loans held for sale or on the actual sale of such loans (the value of unhedged loans fluctuates inversely with changes in interest rates).

    Finally, R&G Mortgage carries an inventory of mortgage-backed and related securities (primarily fixed-rate GNMA certificates). Generally, the value of fixed-rate mortgage-backed securities declines when interest rates rise and, conversely, increases when interest rates fall. At March 31, 1996, R&G Mortgage held $114.5 million of mortgage-backed and related securities (all of which carried fixed interest rates) which were classified as held for trading and reported at fair value, with unrealized gains and losses included in earnings. Accordingly, declines in the value of R&G Mortgage's securities held for trading could have a negative impact on the Company's earnings regardless of whether any securities were actually sold.

    In order to hedge the interest rate risk with respect to R&G Mortgage's mortgage-backed and related securities portfolio, R&G Mortgage may utilize a variety of interest rate contracts such as interest rate swaps, collars, caps, options or futures (primarily Eurodollar certificates of deposit and U.S. Treasury note contracts). R&G Mortgage will use such hedging instruments based upon market conditions as well as the level of market rates of interest. Since April 1996, R&G Mortgage's hedging activities have been conducted through an outside investment adviser who is compensated based upon the amount of its portfolio being hedged. In determining the amount of its portfolio to hedge, R&G Mortgage will consider the volatility of prices of its mortgage-backed and related securities (Puerto Rican GNMAs are generally less volatile than their U.S. counterparts). At March 31, 1996, R&G Mortgage was not a party to any interest rate swaps, collars, caps, floors, options or futures.

    THE BANK. The results of operations of the Bank are substantially dependent on its net interest income, which is the difference between the interest income earned on its interest-earning assets and the interest expense paid on its interest-bearing liabilities. At March 31, 1996, the Bank's interest-earning assets included a portfolio of loans receivable, net (not including mortgage loans held for sale), of $478.7 million and a portfolio of investment securities and mortgage-backed securities (both held to maturity, held for trading and available for sale) of $127.3 million. Because the Bank's interest-earning assets have longer effective maturities than its interest-bearing liabilities, the yield on the Bank's interest-earning assets generally will adjust more slowly than the cost of its interest-bearing liabilities and, as a result, the Bank's net interest income generally would be adversely affected by increases in interest rates and positively affected by comparable declines in interest rates. In addition to affecting net interest income, changes in interest rates also can affect the value of the Bank's interest-earning assets, which are comprised of fixed and adjustable-rate instruments. At March 31, 1996, $2.2 million or 1.73% of the Bank's mortgage-backed and investment securities were classified as held for trading (which consisted solely of mortgage-backed and related securities), and are reported at fair value, with unrealized gains and losses included in earnings. Accordingly, declines in the value of the Bank's securities held for trading could have a negative impact on the Company's earnings regardless of whether any securities were actually sold by the Bank. In addition, at March 31, 1996, $69.3 million or 54.4% of the Bank's mortgage-backed and investment securities were classified as available for sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported net of taxes as a separate component of stockholders' equity.


    The Bank has sought to limit its exposure to interest rate risk both internally through the management of the composition of its assets and liabilities and externally through the use of a variety of hedging instruments. Internal hedging through balance sheet restructuring generally involves the attraction of longer-term funds (i.e., certificates of deposit, FHLB advances or 936 Notes, the origination of adjustable-rate and/or shorter-term loans (such as commercial real estate, commercial business and consumer loans) or the investment in certain types of mortgage-backed derivative securities such as CMOs and mortgage-backed residuals (which often exhibit elasticity and convexity characteristics which the Bank can utilize to hedge other components of its portfolio).


    External hedging involves the use of interest rate swaps, collars, caps, options and futures. The Bank utilizes the services of one outside investment adviser who assists the Bank in the management of its investment and mortgage-backed securities portfolio and who advises the Bank with respect to the use of various financial instruments to reduce interest rate risk. Such investment adviser, which has been engaged by the Bank to, among other things, assist it in achieving the objectives established by the Bank's IRRBICO, is compensated based upon both the total amount of assets under management as well as the performance of the portfolio. At March 31, 1996, Bank assets with an approximate fair value of $29.9 million ($19.9 million of which is being utilized for hedging purposes and $10.0 million of which is being utilized for trading purposes) were being managed by its independent investment adviser and were invested in U.S. Government agency securities and money market instruments. These assets are being hedged with financial futures contracts and Eurodollars. Beginning with the quarter ended June 30, 1996, such firm will execute hedging strategies on behalf of the Bank for all securities which are held for trading or available for sale. At March 31, 1996, the Bank's securities held for trading and available for sale had a fair value of $71.5 million. See "Business of the Company -- Investment Activities."


    The Bank generally uses interest rate swaps, collars, caps, options and futures to effectively fix the cost of short-term funding sources which are used to purchase interest-earning assets with longer effective maturities, such as mortgage-backed securities and fixed-rate residential mortgage loans which do not meet the criteria for sale to the FNMA or the FHLMC in the secondary market. Such agreements thus reduce the impact of increases in interest rates by preventing the Bank from having to replace funding sources at a higher cost prior to the time that the interest-earning asset which was acquired with such source matures or reprices and thus can be replaced with a higher-yielding asset.


    At March 31, 1996, the Bank was a party to five interest rate swap agreements. An interest rate swap is an agreement where one party (generally the
Bank) agrees to pay a fixed-rate of interest on a notional principal amount to a second party (generally a broker) in exchange for receiving from the second party a variable-rate of interest on the same notional amount for a predetermined period of time. No actual assets are exchanged in a swap of this type and interest payments are generally netted. The Bank's existing interest rate swap agreements have an aggregate notional amount of approximately $35.0 million and expire from August 1996 to October 2000. With respect to such agreements, the Bank makes fixed interest payments ranging from 4.42% to 6.6% and receives payments based upon the three-month London Interbank Offer Rate ("LIBOR"). The net expense (income) relating to the Bank's fixed-pay interest rate swaps amounted to approximately $(1,100), $(187,000), $65,000 and $387,000 during the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively. Such interest rate contracts have reduced the imbalance between the Bank's interest-earning assets and interest-bearing liabilities within shorter maturities, thus, reducing the Bank's exposure to increases in interest rates that may occur in the future.


    As discussed above, the Bank may also enter into interest rate collars, caps, options and futures. However, at March 31, 1996 and December 31, 1995 and 1994, the Bank was not a party to any such interest rate contracts. An interest rate cap consists of a guarantee given by one party, referred to as the issuer (i.e., a broker), to another party, referred to as the purchaser (i.e., the Bank), in exchange for the payment of a premium, that if interest rates rise above a specified rate on a specified interest rate index, the issuer will pay to the purchaser the difference between the then current market rate and the specified rate on a notional principal amount for a predetermined period of time. No funds are actually borrowed or repaid. Similarly, an interest rate collar is a combination of a purchased cap and a written floor at different rates. Accordingly, an interest rate collar requires no payments if interest rates remain within a specified range, but will require the Bank to be paid if interest rates rise above the cap rate or require the Bank to pay if interest rates fall below the floor rate. Interest rate futures are commitments to either purchase or sell designated instruments (such as Eurodollar certificates of deposit and U.S. Treasury note contracts) at a future date for a specified price. Futures contracts are generally traded on an exchange, are marked to market daily and subject to initial and maintenance margin requirements. Options are contracts which grant the purchaser the right to buy or sell the underlying asset by a certain date for a specified price.

    The following table summarizes the anticipated maturities or repricing of the Company's interest-earning assets and interest-bearing liabilities as of March 31, 1996, based on the information and assumptions set forth in the notes below.


                                                                                       MORE THAN
                                                               FOUR TO    MORE THAN   THREE YEARS
                                                WITHIN THREE   TWELVE    ONE YEAR TO    TO FIVE     OVER FIVE
                                                   MONTHS      MONTHS    THREE YEARS     YEARS        YEARS       TOTAL
                                                ------------  ---------  -----------  -----------  -----------  ---------
                                                                         (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS(1):
Loans receivable:
  Residential real estate loans...............   $   13,465   $  37,101   $  79,432    $  57,740    $ 152,219   $ 339,957
  Construction loans..........................        2,066       7,221          --           --           --       9,287
  Commercial real estate loans................       56,970         143         443          550       10,287      68,393
  Consumer loans..............................       12,359      25,640      34,013       11,969        1,339      85,320
  Commercial business loans...................       21,027       8,683          --           --           --      29,710
Mortgage loans held for sale..................        6,449      20,856       5,722        4,345       13,739      51,111
Mortgage-backed securities(2)(3)..............       14,717      45,244      32,349       25,288       85,480     203,078
Investment securities(3)......................       11,878      15,220         587           66          603      28,354
Other interest-earning assets(4)..............       19,932          --          --           --           --      19,932
                                                ------------  ---------  -----------  -----------  -----------  ---------
      Total...................................   $  158,853   $ 160,108   $ 152,546    $  99,958    $ 263,667   $ 835,142
                                                ------------  ---------  -----------  -----------  -----------  ---------
                                                ------------  ---------  -----------  -----------  -----------  ---------
INTEREST-BEARING LIABILITIES:
Deposits(5):
  NOW and Super NOW accounts(6)...............   $    3,834   $  10,736   $  11,803    $   9,561    $  40,761   $  76,695
  Passbook savings accounts(6)................        1,896       5,492      12,636       10,235       43,635      73,894
  Checking and commercial checking(6).........        2,349       6,575       7,225        5,852       28,918      50,919
  Certificates of deposit.....................       89,306     166,857      37,668       39,683        4,672     338,186
FHLB advances.................................        1,000       5,002          --           --           --       6,002
Reverse repurchase agreements.................       95,314          --          --           --           --      95,314
Other borrowings(7)...........................       22,588          41       6,233       50,500       57,127     136,486
                                                ------------  ---------  -----------  -----------  -----------  ---------
      Total...................................      216,284     194,703      75,565      115,831      175,113     777,496
                                                ------------  ---------  -----------  -----------  -----------  ---------
Effect of hedging instruments.................      (35,000)     15,000      10,000       10,000           --          --
                                                ------------  ---------  -----------  -----------  -----------  ---------
                                                 $  181,284   $ 209,703   $  85,565    $ 125,831    $ 175,113   $ 777,496
                                                ------------  ---------  -----------  -----------  -----------  ---------
                                                ------------  ---------  -----------  -----------  -----------  ---------
Excess (deficiency) of interest-earning assets
 over interest-bearing liabilities............   $  (22,421)  $ (49,595)  $  66,981    $ (25,873)   $  88,554   $  57,646
                                                ------------  ---------  -----------  -----------  -----------  ---------
                                                ------------  ---------  -----------  -----------  -----------  ---------
Cumulative excess (deficiency) of interest-
 earning assets over interest-bearing
 liabilities..................................   $  (22,421)  $ (72,016)  $  (5,035)   $ (30,908)   $  57,646
                                                ------------  ---------  -----------  -----------  -----------
                                                ------------  ---------  -----------  -----------  -----------
Cumulative excess (deficiency) of interest-
 earning assets over interest-bearing
 liabilities as a percent of total assets.....        (2.58)%     (8.29)%      (0.58)%      (3.56)%      6.64%
                                                ------------  ---------  -----------  -----------  -----------
                                                ------------  ---------  -----------  -----------  -----------


- ------------------------
(1) Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are due, and fixed-rate loans are included in the periods in which they are scheduled to be repaid, based on scheduled amortization, in each case as adjusted to take into account estimated prepayments based on forecasts used by the OTS in their model for market value of portfolio equity ("MVPE") discussed below.

(2)  Reflects estimated prepayments in the current interest rate environment.

(3) Includes securities held for trading, available for sale and held for investment.

(4) Includes securities purchased under agreement to resell and time deposits with other banks.

(5)  Does not include non-interest-bearing deposit accounts.

(6) Although the Bank's negotiable order of withdrawal ("NOW") and Super NOW accounts, passbook savings accounts and checking accounts are subject to immediate withdrawal, management considers a substantial amount of such accounts to be core deposits having significantly longer effective maturities based on the Bank's retention of such deposits in changing interest rate environments. The above table assumes that funds will be withdrawn from the Bank at annual rates for NOW accounts and for checking and commercial checking accounts, ranging from 10% for 0-12 months, 19% for 1-5 years, 41% for 5-10 years, 65% for 10-20 years and 100% thereafter; and, for passbook savings accounts, ranging from 5% for 0-12 months, 19% for 1-5 years, 40% for 5-10 years, 65% for 10-20 years and 100% thereafter.

(7) Comprised of warehousing lines and notes payable.

    Although "gap" analysis is a useful measurement device available to management in determining the existence of interest rate exposure, its static focus as of a particular date makes it necessary to utilize other techniques in measuring exposure to changes in interest rates. For example, gap analysis is limited in its ability to predict trends in future earnings and makes no presumptions about changes in prepayment tendencies, deposit or loan maturity preferences or repricing time lags that may occur in response to a change in the interest rate environment. As a result, the Company, through simulation models, also analyzes on a monthly basis the estimated effects on net interest income and equity under multiple rate scenarios, including increases and decreases in interest rates amounting to 400, 300, 200 and 100 basis points. The IRRBICO regularly review interest rate risk by forecasting the impact of alternative interest rate scenarios on net interest income and on the Company's MVPE, which is defined as the net present value of an institution's existing assets, liabilities and off-balance sheet instruments, and by evaluating such impact against the maximum potential changes in net interest income and MVPE.

    The following table sets forth at March 31, 1996 the estimated percentage change in the Company's MVPE based on the indicated changes in interest rates.


                                           MVPE(2)
     CHANGE IN       ----------------------------------------------------
  INTEREST RATES                                            CHANGE AS A
     (IN BASIS                               PERCENTAGE    PERCENTAGE OF
    POINTS)(1)         AMOUNT OF CHANGE        CHANGE          ASSETS
- -------------------  ---------------------  -------------  --------------
                          (DOLLARS IN
                          THOUSANDS)
          +400            $   (30,689)           (39.4)%         (3.7)%
          +300                (24,064)           (30.9)          (2.9)
          +200                (16,721)           (21.5)          (2.0)
          +100                 (8,695)           (11.2)          (1.1)
            --                      --               --             --
           -100                 13,805             17.7            1.7
           -200                 29,190             37.5            3.5
           -300                 49,530             63.6            6.0
           -400                 85,160            109.2           10.3


- ------------------------
(1) Assumes an instantaneous uniform change in interest rates at all maturities.

(2) Based on the Company's pre-tax MVPE of $77.9 million at March 31, 1996, which is approximately $10.2 million in excess of the Company's stockholder's equity calculated in accordance with generally accepted accounting principles as of such date.

    Management of the Company believes that all of the assumptions used in the foregoing analysis to evaluate the vulnerability of its operations to changes in interest rates approximate actual experience and considers them reasonable; however, the interest rate sensitivity of the Company's assets and liabilities and the estimated effects of changes in interest rates on the Company's net interest income and MVPE indicated in the above table could vary substantially if different assumptions were used or if actual experience differs from the projections on which they are based.

CHANGES IN FINANCIAL CONDITION

    GENERAL. At March 31, 1996, the Company's total assets amounted to $868.3 million, as compared to $853.2 million and $622.5 million at December 31, 1995 and 1994, respectively. Total assets increased slightly during the three months ended March 31, 1996, by $15.1 million or 1.7%. The $231.0 million or 37.1% increase in total assets during 1995 was primarily due to the cash received in connection with the Bank's acquisition in June 1995 of $77.2 million in deposits and six branch offices (after closing and consolidating one branch office) from another commercial bank and the deployment of such cash into interest-earning assets. See "The Company." Following completion of the Offering, the Company expects to continue its strategy of growing both the Bank's operations and R&G Mortgage's servicing portfolio. See "Use of Proceeds."

    CASH AND MONEY MARKET INVESTMENTS. Cash and money market investments (consisting of securities purchased under agreements to resell certificates of deposit with other financial institutions and federal funds sold) amounted to $42.9 million, $104.2 million and $45.6 million as of ended March 31, 1996 and December 31, 1995 and 1994, respectively. The significant amount of cash and money market investments at December 31, 1995 reflected the Bank's June 1995 branch acquisition and the $75.6 million in cash received in connection therewith. By March 31, 1996, the Bank had deployed substantially all of such cash into mortgage loans, a substantial portion of which were securitized and subsequently sold. See "Management's Discussion and Analysis of Financial Condition and Results of Resources -- Liquidity and Capital Resources" for a discussion of the Company's liquidity.

    LOANS RECEIVABLE AND MORTGAGE LOANS HELD FOR SALE. At March 31, 1996, the Company's loans receivable, net amounted to $534.1 million or 61.5% of total assets, as compared to $473.8 million or 55.5% and $301.6 million or 48.5% as of December 31, 1995 and 1994, respectively. The growth in the Company's loans receivable, net reflects the Company's strategy of increasing its loans held for investment, including residential mortgage, construction, commercial real estate, commercial business and consumer loans. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, total loans originated and purchased by the Bank (including loans originated by R&G Mortgage on behalf of the Bank) amounted to $87.1 million, $278.5 million, $212.0 million and $223.1 million.


    At March 31, 1996, the Company's allowance for loan losses (all of which is maintained in the Bank's loan portfolio) totalled $3.3 million, which represented a $201,000 or 5.7% decrease and a $623,000 or 21.6% increase from the levels maintained at December 31, 1995 and 1994, respectively. At March 31, 1996, the Company's allowance represented approximately 0.67% of the total loan portfolio and 27.27% of total non-performing loans, as compared to 0.72% and 33.19% at December 31, 1995 and 0.92% and 50.10% at December 31, 1994. While the Company's allowance for loan losses as a percentage of both total loans and total non-performing loans has declined since 1994, management of the Company believes that its allowance for loan losses at March 31, 1996 was adequate, based upon, among other things, the significant level of single-family residential loans within the Company's portfolio (as compared to commercial real estate, commercial business and consumer loans, which are considered by management to carry a higher degree of credit risk) and the low level of loan charge-offs with respect to the Company's loan portfolio. However, there can be no assurances that additions to such allowance will not be necessary in future periods, which could adversely affect the Company's results of operations. See "Risk Factors -- Composition of the Bank's Loan Portfolio;" "Business of the Company -- Lending Activities of the Bank -- Originations, Purchases and Sales of Loans" and Note 5 of the Notes to Consolidated Financial Statements.



    At March 31, 1996 and December 31, 1995 and 1994, mortgage loans held for sale amounted to $25.8 million, $21.3 million and $22.0 million, respectively. Mortgage loans held for sale primarily reflects loans which are in the process of being securitized and sold. See "Business of the Company -- Mortgage Banking Activities" and Note 3 of the Notes to Consolidated Financial Statements. The level of mortgage banking activities is highly dependent upon market and economic factors. See "Risk Factors -- Potential Effects of Changes in Interest Rates on R&G Mortgage and the Bank" and "Business of the Company -- Mortgage Banking Activities -- Loan Originations, Purchases and Sales."



    SECURITIES HELD FOR TRADING, AVAILABLE FOR SALE AND HELD FOR INVESTMENT. The Company maintains a substantial portion of its assets in mortgage-backed and investment securities which are classified as either held for trading, available for sale or held to maturity in accordance with SFAS No.
115. At March 31, 1996, the Company's mortgage-backed and investment securities totalled $231.4 million or 26.7% of total assets, as compared to $221.9 million or 26.0% and $226.0 million or 36.3% at December 31, 1995 and 1994, respectively.


    Securities held for trading consist primarily of FHA and VA loans which have been securitized and are being held for sale either to institutions in the secondary market or private investors through the Bank's Trust Department. At March 31, 1996 and December 31, 1995 and 1994, securities held for trading amounted to $116.7 million, $113.8 million and $124.5 million. At March 31, 1996, all but $2.2 million of such securities were held by R&G Mortgage. Pursuant to SFAS No. 115, securities held for trading are reported at fair value with unrealized gains and losses included in earnings.


    Securities available for sale consist of mortgage-backed and related securities (FNMA and FHLMC certificates as well as CMOs and CMO residuals) and U.S. Government agency securities, all of which were held by the Bank. At March 31, 1996 and December 31, 1995 and 1994, securities available for sale totalled $69.3 million, $64.3 million and $15.2 million, respectively. Pursuant to SFAS No. 115, securities available for sale are reported at fair value with unrealized gains and losses excluded from earnings, and instead reported as a separate component of stockholders' equity.


    Securities held to maturity consist of mortgage-backed securities (GNMA, FNMA and FHLMC certificates) Puerto Rico Government obligations and, at March 31, 1996, commercial paper, all of which were held by the Bank. At March 31, 1996 and December 31, 1995 and 1994, securities held to maturity totalled $45.4 million, $43.8 million and $86.3 million, respectively. Securities held to maturity are accounted for at amortized cost. At March 31, 1996 and December 31, 1995 and 1994, the Company's securities held to maturity had a market value of $44.0 million, $42.8 million and $81.0 million, respectively. See "Business of the Company -- Investment Activities" and Note 4 of the Notes to Consolidated Financial Statements.

    MORTGAGE SERVICING RIGHTS. As of March 31, 1996 and December 31, 1995 and 1994, the Company reported $8.7 million, $8.2 million and $4.4 million of mortgage servicing rights, respectively. Effective January 1, 1995, the Company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights," and, in connection therewith, the Company is required to recognize both purchased and originated mortgage servicing rights as assets in its Consolidated Financial Statements. However, the Company is not permitted to recognize retroactively mortgage servicing rights originated prior to the date of its adoption of SFAS No. 122. SFAS No. 122 also requires the Company to assess the fair value of its mortgage servicing rights on a quarterly basis and to determine any potential impairment. Any future decline in interest rates which results in an acceleration in mortgage loan prepayments could have an adverse effect on the Company's mortgage servicing rights, the value of which is dependent upon the cash flows from the underlying mortgage loans. See "Risk Factors -- Potential Effects of Changes in Interest Rates on R&G Mortgage and the Bank," "Business of the Company -- Mortgage Banking Activities -- Loan Servicing" and Note 6 of the Notes to Consolidated Financial Statements.

    DEPOSITS. At March 31, 1996, deposits totalled $541.1 million, as compared to $518.2 million and $380.1 million at December 31, 1995 and 1994, respectively. The $22.9 million or 4.4% increase in deposits during the three months ended March 31, 1996 was primarily due to promotions in connection with new accounts and competitive pricing, while the $138.0 million or 36.3% increase in deposits during the year ended December 31, 1995 was primarily the result of the Bank's acquisition in June 1995 of $77.2 million in deposits from a local commercial bank. One of the Bank's strategies is to increase its core deposits, which provide a source of fee income and the ability to cross-sell other products and services. As a result, core deposits (consisting of passbook, NOW and Super NOW and checking and commercial checking accounts) increased from $143.3 million or 40.6% of total deposits at December 31, 1994 to $201.5 million or 37.2% of total deposits at March 31, 1996. See "Business of the Company -- Sources of Funds -- Deposits" and Note 9 of the Notes to Consolidated Financial Statements.

    BORROWINGS. Other than deposits, the Company's primary sources of funds consist of securities sold under agreements to repurchase (consisting of agreements to purchase on a specified later date the same securities or substantially identical securities) ("reverse repurchase agreements"). At March 31, 1996 and December 31, 1995 and 1994, reverse repurchase agreements totalled $95.3 million, $98.5 million and $108.9 million, respectively. See "Business of the Company -- Sources of Funds -- Borrowings" and Note 10 of the Notes to Consolidated Financial Statements.

    Notes payable consist primarily of warehouse lines of credit (which are used to fund loan commitments of R&G Mortgage) and Section 936 promissory notes (which represents a low cost source of short and intermediate-term funds for the Bank). At March 31, 1996, notes payable amounted to $73.6 million, as compared to $81.1 million and $45.8 million at December 31, 1995 and 1994, respectively. The $7.5 million or 9.3% decrease in notes payable during the three months ended March 31, 1996 reflected $6.5 million of decreased warehouse lines and a $1.0 million reduction in working capital lines of credit, while the $35.3 million or 77.1% increase in notes payable during the year ended December 31, 1995 was due to increases of $27.4 million of 936 Notes and $8.4 million of warehouse lines of credit. See "Business of the Company -- Sources of Funds -- Borrowings" and
Note 11 of the Notes to Consolidated Financial Statements.

    Advances from the FHLB of New York amounted to $6.0 million, $6.0 million and $13.6 million at March 31, 1996 and December 31, 1995 and 1994, respectively. At March 31, 1996, all $6.0 million of FHLB advances were scheduled to mature in 1996, with an average interest rate of 6.74%, as compared to 6.74% and 5.84% at December 31, 1995 and 1994, respectively. See "Business of the Company -- Sources of Funds -- Borrowings" and Note 13 of the Notes to Consolidated Financial Statements.

    Long-term debt consists of long-term (greater than one-year) notes payable and amounted to $4.9 million, $5.3 million and $4.5 million at March 31, 1996 and December 31, 1995 and 1994, respectively. At March 31, 1996, the average rate paid on the Company's long-term debt amounted to 7.65%, as compared to 7.36% and 7.40% at December 31, 1995 and 1994, respectively. See "Business of the Company -- Sources of Funds -- Borrowings" and Note 12 of the Notes to Consolidated Financial Statements.

    In December 1995, the Bank sold single-family residential mortgage loans with an aggregate outstanding balance of approximately $55 million to two commercial banks. In connection with these transactions and in consideration of higher servicing fees, R&G Mortgage assumed certain recourse obligations. In addition, the purchasers of the loans have the right, at their option, to require R&G Mortgage to purchase the mortgage loans beginning on specified dates in December 2000. Management has estimated its liability, if any, under the foregoing recourse provisions to be immaterial as of March 31, 1996. In the Company's Consolidated Financial Statements, the Company has recognized the foregoing transaction as a transfer of loans with recourse. Accordingly, the proceeds from such transaction (amounting to $54.7 million and $55.0 million at March 31, 1996 and December 31, 1995, respectively) have been reported as other secured borrowings in the Company's Consolidated Financial Statements. See "Business of the Company -- Sources of Funds -- Borrowings" and Note 14 of the Notes to Consolidated Financial Statements.

    In June 1991, the Bank issued $3.3 million of subordinated capital notes bearing interest at 8% payable on a quarterly basis. The subordinated notes are guaranteed by R&G Mortgage and by the Chairman of the Board and Chief Executive Officer of the Company, and are secured by an irrevocable standby letter of credit issued by an unrelated commercial bank. Pursuant to the terms of the subordinated notes, the Bank is required to deposit in an established sinking fund in seven equal annual installments (the first of which was made in September 1992 and the last of which is scheduled for June 1998, when the notes mature) cash or other permitted investments in an amount sufficient to retire one-seventh ($464,000) of the aggregate principal amount of the subordinated notes. The standby letter of credit is reduced in equal proportion to the deposits to such sinking fund. See "Business of the Company -- Sources of Funds
- -- Borrowings" and Note 16 of the Notes to Consolidated Financial Statements.

    MINORITY INTEREST IN THE BANK. At March 31, 1996 and December 31, 1995 and 1994, the Company reflects on its books $4.2 million, $4.0 million and $3.2 million, which represented the interest of the Minority Bank Stockholders in the Bank. The Minority Bank Stockholders will have their interests in the Bank exchanged for Class B Shares of the Company in connection with the Bank Stockholder Exchange Transaction. See "Bank Stockholder Exchange Transaction."

    STOCKHOLDER'S EQUITY. Stockholder's equity increased from $56.0 million at December 31, 1994 to $66.4 million at December 31, 1995 and further increase to $67.7 million at March 31, 1996. The $10.4 million or 18.6% increase in stockholder's equity during 1995 was primarily due to the $10.4 million of net income recognized during the year ended December 31, 1995. The $1.3 million or 2.0% increase in stockholder's equity during the three months ended March 31, 1996 was primarily due to $2.9 million of net income recognized during the period, which was partially offset by a one-time $500,000 cash dividend paid by R&G Mortgage during the period and a decline in unrealized gains on securities available for sale from $952,000 at December 31, 1995 to an unrealized loss of $148,000 at March 31, 1996.

RESULTS OF OPERATIONS


    GENERAL. The Company's results of operations depend substantially on its net interest income, which is the difference between interest income on interest-earning assets, which consist primarily of loans, money market investments and mortgage-backed and investment securities, and interest expense on interest-bearing liabilities, which consist primarily of deposits and short and long-term borrowings. The Company's results of operations are also significantly affected by its provisions for loan losses, resulting from the Company's assessment of the adequacy of its allowance for loan losses; the level of its other income, including net gain (loss) on sale of loans, unrealized gain
(loss) on trading securities and loan administration and servicing fees; the level of its operating expenses, such as employee compensation and benefits and office occupancy and equipment expense; and income tax expense.


    The Company's major business activities consist of: (i) the origination by R&G Mortgage of real estate mortgage loans for sale and the servicing by R&G Mortgage of real estate mortgage loans for the Bank and other third parties; and
(ii) attracting deposits from the general public and using such deposits, together with other borrowings, for investment principally by the Bank in loans (single-family residential mortgage loans, construction loans, commercial real estate loans, commercial business loans and consumer loans), and in mortgage-backed and investment securities. To a much more limited extent, the Company also provides trust and investment services to the public through the Bank's Trust Department.

    The following table reflects the principal revenue sources of the Bank and R&G Mortgage and the percentage contribution of each component for the periods presented.


                                           THREE MONTHS ENDED MARCH 31,                     YEAR ENDED DECEMBER 31,
                                        ----------------------------------   ------------------------------------------------------
                                              1996              1995               1995               1994               1993
                                        ----------------   ---------------   ----------------   ----------------   ----------------
                                        AMOUNT   PERCENT   AMOUNT  PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT
                                        -------  -------   ------  -------   -------  -------   -------  -------   -------  -------
                                                                          (DOLLARS IN THOUSANDS)
THE BANK:
  Net interest income after provision
   for loan losses....................  $ 5,347  42.66%    $3,853  43.62%    $17,944  41.00%    $15,089  52.12%    $10,636  19.63%
  Net gain on sale of loans and
   securities.........................       43   0.34        113   1.28         632   1.44         202   0.70       3,977   7.34
  Unrealized gain (loss) on trading
   securities.........................     (287) (2.29)        --     --         618   1.41        (214) (0.74)         --     --
  Net gain on sale of investment
   securities.........................      329   2.62         --     --          --     --          --     --         394   0.73
  Market valuation allowance on loans
   held for sale......................       --     --       (225) (2.55)        856   1.96        (856) (2.96)         --     --
  Other income(1).....................    1,287  10.27        512   5.79       2,368   5.41       1,737   6.00         848   1.56
                                        -------  -------   ------  -------   -------  -------   -------  -------   -------  -------
                                          6,719  53.60      4,253  48.14      22,418  51.22      15,958  55.12      15,855  29.26
                                        -------  -------   ------  -------   -------  -------   -------  -------   -------  -------
R&G MORTGAGE:
  Net interest income.................      746   5.95        550   6.23       2,379   5.44       4,048  13.98       3,617   6.68
  Loan administration and servicing
   fees...............................    3,009  24.00      2,766  31.31      11,030  25.20      11,046  38.15       9,327  17.22
  Net gain (loss) on sale of loans and
   securities.........................    1,928  15.37      1,219  13.80       5,630  12.86      (1,551) (5.35)     25,049  46.23
  Net gain on sale of servicing
   rights.............................       --     --         --     --          --     --       2,915  10.07          --     --
  Unrealized gains (losses) on trading
   securities.........................       90   0.72         --     --       1,504   3.44      (4,251) (14.68)        --     --
  Other income(1).....................       44   0.36         46   0.52         804   1.84         786   2.71         331   0.61
                                        -------  -------   ------  -------   -------  -------   -------  -------   -------  -------
                                          5,817  46.40      4,581  51.86      21,347  48.78      12,993  44.88      38,324  70.74
                                        -------  -------   ------  -------   -------  -------   -------  -------   -------  -------
                                        $12,536  100.0%    $8,834  100.0%    $43,765  100.0%    $28,951  100.0%    $54,179  100.0%
                                        -------  -------   ------  -------   -------  -------   -------  -------   -------  -------
                                        -------  -------   ------  -------   -------  -------   -------  -------   -------  -------


- ------------------------
(1) Comprised of service charges, fees and other for the Bank and other miscellaneous revenue sources for the Bank and R&G Mortgage.

    The Company reported net income of $2.9 million, $1.6 million, $10.4 million, $5.5 million and $17.2 million during the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively. Net income increased by $1.3 million or 81.3% during the three months ended March 31, 1996, as compared to the same period in the prior year, due to a $2.0 million increase in total other income and a $1.7 million increase in net interest income, which were partially offset by a $1.7 million increase in total operating expenses, a $660,000 increase in income tax expense and a $57,000 increase in the provision for loan losses.


    Net income increased by $5.0 million or 91.6% during 1995 due to a $13.6 million increase in total other income and a $2.1 million increase in net interest income, which were partially offset by a $5.0 million increase in income tax expense, a $3.7 million increase in total operating expenses, a $950,000 increase in the provision for loan losses and the absence of $867,000 in income recognized during 1994 due to the cumulative effect of a change in accounting principles.

    Net income decreased by $11.7 million or 68.3% during 1994 due to a $30.1 million decrease in total other income, which was partially offset by an $8.8 million decrease in income tax expense, a $4.9 million increase in net interest income, a $3.5 million decrease in total operating expenses and $867,000 of income recognized during 1994 as a result of the cumulative effect of a change in accounting principles.

    NET INTEREST INCOME. Net interest income is determined by the Company's interest rate spread (i.e., the difference between the yields earned on its interest-earning assets and the rates paid on its interest-bearing liabilities) and the relative amounts of interest-earning assets and interest-bearing liabilities.


    Net interest income totalled $6.1 million, $4.4 million, $21.3 million, $19.1 million and $14.3 million during the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively. Net interest income increased by $1.7 million or 40.2% during the three months ended March 31, 1996, as compared to the same period in the prior year, due to an increase in the Company's interest rate spread from 2.61% for the three months ended March 31, 1995 to 2.82% for the three months ended March 31, 1996, which was partially offset by a decline in the ratio of average interest-earning assets to average interest-bearing liabilities from 107.10% to 106.97%, respectively. Net interest income increased by $2.1 million or 11.2% during 1995 due to an increase in the ratio of average interest-earning assets to average interest-bearing liabilities from 105.60% for 1994 to 106.50% for 1995, which was partially offset by a decline in the Company's interest rate-spread from 3.24% for 1994 to 2.93% for 1995. Net interest income increased by $4.9 million or 34.3% during 1994 due to significant increases in the average balance of interest-earning assets, which compensated for a decrease in the ratio of average interest-earning assets to average interest-bearing liabilities from 106.08% for 1993 to 105.60% for 1994, as well as a decline in the Company's interest rate spread from 3.66% for 1993 to 3.24% for 1994.

    The following table presents for the Company for the periods indicated the total dollar amount of interest from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities expressed both in dollars and rates, and the net interest margin. The table does not reflect any effect of income taxes. All average balances are based on the average of month-end balances for R&G Mortgage and average daily balances for the Bank, in each case during the periods presented.

                                               THREE MONTHS ENDED MARCH 31,                             YEAR ENDED DECEMBER 31,
                           ---------------------------------------------------------------------   ---------------------------------
                                         1996                                1995                                1995
                           ---------------------------------   ---------------------------------   ---------------------------------
                                                    YIELD/                              YIELD/                              YIELD/
                            AVERAGE                  RATE       AVERAGE                  RATE       AVERAGE                  RATE
                            BALANCE    INTEREST     (1)(2)      BALANCE    INTEREST     (1)(2)      BALANCE    INTEREST     (1)(2)
                           ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                                                        (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Cash and cash
   equivalents(3)........  $  12,926   $    177        5.48%   $  10,747   $    168        6.25%   $  10,000   $    605        6.05%
  Investment securities
   held for trading......      6,867         74        4.31           --         --          --           --         --          --
  Investment securities
   available for sale....     10,747        171        6.36           --         --          --           --         --          --
  Investment securities
   held to maturity......     29,122        398        5.47       10,081        141        5.59       16,211        972        6.00
  Mortgage-backed
   securities held for
   trading...............    122,373      1,999        6.53      135,584      2,083        6.15      130,184      8,595        6.60
  Mortgage-backed
   securities available
   for sale..............     49,793        907        7.29       16,781        302        7.20       16,006      1,193        7.45
  Mortgage-backed
   securities held to
   maturity..............     42,848        738        6.89       79,205      1,329        6.71       72,173      4,841        6.71
  Loans receivable,
   net(4)(5).............    528,494     11,469        8.68      334,277      7,462        8.93      405,784     37,078        9.14
  FHLB of New York
   stock.................      3,568         58        6.50        2,049         41        8.00        2,976        227        7.63
                           ---------   ---------               ---------   ---------               ---------   ---------
    Total
     interest-earning
     assets..............    806,738   $ 15,991        7.93%     588,724   $ 11,526        7.83%     653,334   $ 53,511        8.19%
                                       ---------   ---------               ---------   ---------               ---------   ---------
                                       ---------   ---------               ---------   ---------               ---------   ---------
  Non-interest-earning
   assets................     52,159                              39,840                              50,365
                           ---------                           ---------                           ---------
    Total assets.........  $ 858,897                           $ 628,564                           $ 703,699
                           ---------                           ---------                           ---------
                           ---------                           ---------                           ---------

INTEREST-BEARING
 LIABILITIES:
  Deposits...............  $ 509,942   $  6,383        5.01%   $ 372,772   $  4,712        5.06    $ 431,833   $ 21,829        5.05
  Securities sold under
   agreements to
   repurchase............     93,694      1,276        5.45      113,154      1,597        5.65      107,026      6,437        6.01
  Notes payable..........     81,638      1,000        4.90       42,668        602        5.64       55,118      3,025        5.49
  Subordinated debt(6)...      3,250         82       10.09        3,250         84       10.34        3,250        339       10.43
  Other borrowings(7)....     65,651      1,150        7.01       17,854        178        3.99       16,201        609        3.76
                           ---------   ---------               ---------   ---------               ---------   ---------
    Total
     interest-bearing
     liabilities.........    754,175   $  9,891        5.11%     549,698   $  7,173        5.22%     613,428   $ 32,239        5.26%
                                       ---------   ---------               ---------   ---------               ---------   ---------
                                       ---------   ---------               ---------   ---------               ---------   ---------
  Non-interest-bearing
   liabilities...........     37,671                              22,206                              29,093
                           ---------                           ---------                           ---------
    Total liabilities....    791,846                             571,904                             642,521
  Stockholder's equity...     67,051                              56,660                              61,178
                           ---------                           ---------                           ---------
    Total liabilities and
     stockholder's
     equity..............  $ 858,897                           $ 628,564                           $ 703,699
                           ---------                           ---------                           ---------
                           ---------                           ---------                           ---------
  Net interest income;
   interest rate
   spread(8).............              $  6,100        2.82%               $  4,353        2.61%               $ 21,272        2.93%
                                       ---------   ---------               ---------   ---------               ---------   ---------
                                       ---------   ---------               ---------   ---------               ---------   ---------
  Net interest
   margin(8).............                              3.02%                               2.96%                               3.26%
                                                   ---------                           ---------                           ---------
                                                   ---------                           ---------                           ---------
  Average
   interest-earning
   assets to average
   interest-bearing
   liabilities...........                            106.97%                             107.10%                             106.50%
                                                   ---------                           ---------                           ---------
                                                   ---------                           ---------                           ---------


                                         1994                                1993
                           ---------------------------------   ---------------------------------
                                                    YIELD/                              YIELD/
                            AVERAGE                  RATE       AVERAGE                  RATE
                            BALANCE    INTEREST     (1)(2)      BALANCE    INTEREST     (1)(2)
                           ---------   ---------   ---------   ---------   ---------   ---------

INTEREST-EARNING ASSETS:
  Cash and cash
   equivalents(3)........  $   9,235   $    373        4.04%   $  11,094   $    310        2.79%
  Investment securities
   held for trading......         --         --          --           --         --          --
  Investment securities
   available for sale....         --         --          --           --         --          --
  Investment securities
   held to maturity......      9,274        429        4.63        4,029        182        4.52
  Mortgage-backed
   securities held for
   trading...............    143,090      9,301        6.50      108,024      7,804        7.22
  Mortgage-backed
   securities available
   for sale..............     33,357      2,449        7.34        6,667        528        7.92
  Mortgage-backed
   securities held to
   maturity..............     34,791      2,206        6.34       20,234      1,579        7.80
  Loans receivable,
   net(4)(5).............    318,155     27,465        8.63      211,242     19,283        9.13
  FHLB of New York
   stock.................      1,852        141        7.61        2,390        205        8.58
                           ---------   ---------               ---------   ---------
    Total
     interest-earning
     assets..............    549,754   $ 42,364        7.71%     363,680   $ 29,891        8.22%
                                       ---------   ---------               ---------   ---------
                                       ---------   ---------               ---------   ---------
  Non-interest-earning
   assets................     49,542                              58,423
                           ---------                           ---------
    Total assets.........  $ 599,296                           $ 422,103
                           ---------                           ---------
                           ---------                           ---------
INTEREST-BEARING
 LIABILITIES:
  Deposits...............  $ 340,461   $ 14,461        4.25%   $ 232,848   $ 10,365        4.45
  Securities sold under
   agreements to
   repurchase............     97,572      4,417        4.53        4,515        274        6.07
  Notes payable..........     63,350      3,439        5.43       92,918      4,276        4.60
  Subordinated debt(6)...      3,250        331       10.18        3,250        355       10.92
  Other borrowings(7)....     15,920        578        3.63        9,314        368        3.95
                           ---------   ---------               ---------   ---------
    Total
     interest-bearing
     liabilities.........    520,553   $ 23,226        4.46%     342,845   $ 15,638        4.56%
                                       ---------   ---------               ---------   ---------
                                       ---------   ---------               ---------   ---------
  Non-interest-bearing
   liabilities...........     25,992                              38,320
                           ---------                           ---------
    Total liabilities....    546,545                             381,165
  Stockholder's equity...     52,751                              40,938
                           ---------                           ---------
    Total liabilities and
     stockholder's
     equity..............  $ 599,296                           $ 422,103
                           ---------                           ---------
                           ---------                           ---------
  Net interest income;
   interest rate
   spread(8).............              $ 19,138        3.24%               $ 14,253        3.66%
                                       ---------   ---------               ---------   ---------
                                       ---------   ---------               ---------   ---------
  Net interest
   margin(8).............                              3.48%                               3.92%
                                                   ---------                           ---------
                                                   ---------                           ---------
  Average
   interest-earning
   assets to average
   interest-bearing
   liabilities...........                            105.60%                             106.08%
                                                   ---------                           ---------
                                                   ---------                           ---------


                                                   (FOOTNOTES ON FOLLOWING PAGE)

- ------------------------
(1) Yields and rates for the three months ended March 31, 1996 and 1995 have been annualized.


(2) At March 31, 1996, the yields earned and rates paid were as follows: cash and cash equivalents, 5.48%; investment securities held to maturity, 5.47%; investment securities available for sale, 6.36%; mortgage-backed securities held for trading, 6.53%; mortgage loans available for sale, 7.89%; loans receivable, net, 8.72%; FHLB of New York stock, 6.50%; total interest-earning assets, 8.05%; deposits, 5.01%; securities sold under agreements to repurchase, 5.45%; notes payable, 4.90%; other borrowings, 7.01%; subordinated debt, 10.09%; total interest-bearing liabilities, 5.11%; interest rate spread, 2.82%.


(3) Comprised of cash and due from banks, securities purchased under agreements to resell, time deposits with other banks and federal funds sold.

(4) Includes mortgage loans held for sale and non-accrual loans.


(5) Loan  fees amounted  to $76,000,  $64,000, $639,000,  $472,000 and  $211,000
    during the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively or 0.56%, 0.67%, 1.37%, 1.28%
    and 0.78% of interest income on loans during such respective periods.


(6) Represents a seven-year subordinated capital note of the Bank issued in 1991, which is subject to an annual sinking fund requirement. See "Business of the Company -- Sources of Funds -- Borrowings" and Note 15 of the Notes to Consolidated Financial Statements.

(7) Comprised of long-term debt, advances from the FHLB of New York and other secured borrowings. See "Business of the Company -- Sources of Funds -- Borrowings" and Notes 12 to 14 of the Notes to Consolidated Financial Statements.

(8) Interest rate spread represents the difference between the Company's weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percent of average interest-earning assets.

    The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected the Company's interest income and interest expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume), and (iii) total change in rate and volume. The combined effect of changes in both rate and volume has been allocated in proportion to the absolute dollar amounts of the changes due to rate and volume.

                                          THREE MONTHS ENDED MARCH 31,
                                     ---------------------------------------
                                                  1996 VS. 1995
                                     ---------------------------------------
                                        INCREASE (DECREASE)
                                              DUE TO                TOTAL
                                     -------------------------    INCREASE
                                        RATE         VOLUME      (DECREASE)
                                     -----------   -----------   -----------
                                             (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Cash and cash equivalents(1).....  $       (25)  $        34   $        9
  Investment securities held for
   trading.........................           --            74           74
  Investment securities available
   for sale........................           --           171          171
  Investment securities held to
   maturity........................           (9)          266          257
  Mortgage-backed securities held
   for trading.....................          119          (203)         (84)
  Mortgage-backed securities held
   to maturity.....................           19          (610)        (591)
  Mortgage-backed securities
   available for sale..............           11           594          605
  Loans receivable, net(4).........         (328)        4,335        4,007
  FHLB of New York stock...........          (13)           30           17
                                     -----------   -----------   -----------
    Total interest-earning
     assets........................  $      (226)  $     4,691        4,465
                                     -----------   -----------   -----------
                                     -----------   -----------
INTEREST-BEARING LIABILITIES:
  Deposits.........................  $       (40)  $     1,711   $    1,671
  Securities sold under agreements
   to repurchase...................          (46)         (275)        (321)
  Notes payable....................         (152)          550          398
  Subordinated debt(2).............           (2)           --           (2)
  Other borrowings(3)..............          495           477          972
                                     -----------   -----------   -----------
    Total interest-bearing
     liabilities...................  $       255   $     2,463        2,718
                                     -----------   -----------   -----------
                                     -----------   -----------
Increase (decrease) in net interest
 income............................                              $    1,747
                                                                 -----------
                                                                 -----------


                                                                  YEAR ENDED DECEMBER 31,
                                     ---------------------------------------------------------------------------------

                                                  1995 VS. 1994                             1994 VS. 1993
                                     ---------------------------------------   ---------------------------------------

                                        INCREASE (DECREASE)                       INCREASE (DECREASE)
                                              DUE TO                TOTAL               DUE TO                TOTAL
                                     -------------------------    INCREASE     -------------------------    INCREASE
                                        RATE         VOLUME      (DECREASE)       RATE         VOLUME      (DECREASE)
                                     -----------   -----------   -----------   -----------   -----------   -----------

INTEREST-EARNING ASSETS:
  Cash and cash equivalents(1).....  $       201   $        31   $      232    $       115   $       (52)  $       63
  Investment securities held for
   trading.........................           --            --           --             --            --           --
  Investment securities available
   for sale........................           --            --           --             --            --           --
  Investment securities held to
   maturity........................          222           321          543             10           237          247
  Mortgage-backed securities held
   for trading.....................          133          (839)        (706)        (1,036)        2,533        1,497
  Mortgage-backed securities held
   to maturity.....................          265         2,370        2,635            299         1,136          627
  Mortgage-backed securities
   available for sale..............           18        (1,274)      (1,256)          (193)        2,114        1,921
  Loans receivable, net(4).........        2,048         7,565        9,613         (1,577)        9,759        8,182
  FHLB of New York stock...........           --            86           86            (18)          (46)         (64)
                                     -----------   -----------   -----------   -----------   -----------   -----------
    Total interest-earning
     assets........................  $     2,887   $     8,260       11,147    $     2,998   $    15,681       12,473
                                     -----------   -----------   -----------   -----------   -----------   -----------
                                     -----------   -----------                 -----------   -----------
INTEREST-BEARING LIABILITIES:
  Deposits.........................  $     3,487   $     3,881   $    7,368    $      (694)  $     4,790   $    4,096
  Securities sold under agreements
   to repurchase...................        1,592           428        2,020         (1,504)        5,647        4,143
  Notes payable....................           33          (447)        (414)           524        (1,361)        (837)
  Subordinated debt(2).............            8            --            8            (24)           --          (24)
  Other borrowings(3)..............           21            10           31            (51)          261          210
                                     -----------   -----------   -----------   -----------   -----------   -----------
    Total interest-bearing
     liabilities...................  $     5,141   $     2,134        9,013    $    (1,749)  $     9,337        7,588
                                     -----------   -----------   -----------   -----------   -----------   -----------
                                     -----------   -----------                 -----------   -----------
Increase (decrease) in net interest
 income............................                              $    2,235                                $    4,885
                                                                 -----------                               -----------
                                                                 -----------                               -----------


                                                   (FOOTNOTES ON FOLLOWING PAGE)

- ------------------------
(1) Comprised of cash and due from banks, securities purchased under agreements to resell, time deposits with other banks and federal funds sold.

(2) Represents a seven-year subordinated capital note of the Bank issued in 1991, which is subject to an annual sinking fund requirement. See "Business of the Company -- Sources of Funds -- Borrowings" and Note 15 of the Notes to Consolidated Financial Statements.

(3) Comprised of long-term debt, advances from the FHLB of New York and other secured borrowings. See "Business of the Company -- Sources of Funds -- Borrowings" and Notes 12 to 14 of the Notes to Consolidated Financial Statements.

(4) Includes mortgage loans held for sale.

    INTEREST INCOME. Total interest income increased by $4.5 million or 38.7% during the three months ended March 31, 1996, as compared to the same period in the prior year, and increased by $11.1 million or 26.3% and $12.5 million or 41.7% during the years ended December 31, 1995 and 1994, respectively. Interest income on loans, the largest component of the Company's interest-earning assets, increased by $4.0 million or 53.7% during the three months ended March 31, 1996, as compared to the same period in the prior year, and increased by $9.6 million or 35.0% and $8.2 million or 42.4% during 1995 and 1994, respectively. Such increases were primarily the result of increases in the average balance of loans receivable of $194.2 million, $87.6 million and $106.9 million during the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994, respectively. One of the Company's strategies in recent years has been to grow the Company's loans held for investment. See "Business -- Lending Activities of the Bank."


    Interest income on mortgage-backed and investment securities (which, for purposes of this discussion, includes securities held for trading, available for sale and held to maturity) increased by $432,000 or 11.21% during the three months ended March 31, 1996, as compared to the same period in the prior year, and increased by $1.2 million or 8.5% and $4.3 million or 42.5% during the years ended December 31, 1995 and 1994, respectively. The increase in interest income on mortgage-backed and investment securities during the three months ended March 31, 1996 was due primarily to an increase in the average balance of investment securities of $36.7 million, which was partially offset by a $16.6 million decrease in the average balance of mortgage-backed securities during the period. The increase in investment securities reflects the purchase of tax-free short- and medium-term securities, which were funded with the proceeds from the sale of mortgage-backed securities. The increase in interest income on mortgage-backed and investment securities during 1995 was primarily due to a $37.4 million increase in the average balance of mortgage-backed securities held to maturity, which was largely offset by decreases of $17.4 million and $12.9 million in the average balance of mortgage-backed securities available for sale and held for trading, which was attributable to sales in the secondary market in response to favorable market conditions. The increase in interest income on mortgage-backed and investment securities during 1994 was primarily due to a $76.3 million increase in the average balance of mortgage-backed securities, which was partially offset by a decrease in the average yield earned on mortgage-backed securities.


    Interest income on cash and cash equivalents (consisting of cash and due from banks, securities purchased under agreements to resell, certificates of deposit with other financial institutions and federal funds sold) increased by $9,000 or 5.4% during the three months ended March 31, 1996, as compared to the same period in the prior year, and increased by $232,000 or 62.2% and $63,000 or 20.3% during the years ended December 31, 1995 and 1994, respectively. The increases during the three months ended March 31, 1996 reflected a $2.2 million increase in the average balance of such investments, which was partially offset by a 77 basis point decline in the average yield earned thereon. The increases in interest earned on money market investments during 1995 and 1994 were due primarily to increases in the average yield earned thereon of 201 basis points and 125 basis points, respectively. The fluctuations in yields earned by the Company on its money market investments reflect the general fluctuations in short-term market rates of interest during the periods presented.

    INTEREST EXPENSE. Total interest expense increased by $2.7 million or 37.9% during the three months ended March 31, 1996, as compared to the same period in the prior year, and increased by $9.0 million or 38.8% and by $7.6 million or 48.5% during the years ended December 31, 1995 and 1994, respectively. Interest expense on deposits, the largest component of the Company's interest-bearing liabilities, increased by $1.7 million or 35.4% during the three months ended March 31, 1996, as compared to the same period in the prior year, and increased by $7.4 million or 51.0% and $4.1 million or 39.5% during the years ended December 31, 1995 and 1994, respectively. The increases in interest expense on deposits during the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994 were primarily due to increases in the average balance of deposits of $137.2 million, $91.4 million and $107.6 million during such respective periods. In June 1995, the Bank acquired $77.2 million in deposits from a commercial bank. In addition, in June 1993, the Bank acquired $46.4 million in deposits in connection with its acquisition of a federally chartered savings institution. During 1995, the average rate paid on deposits increased by 80 basis points as a result of a general increase in market rates of interest.


    Interest expense on reverse repurchase agreements decreased by $321,000 or 20.1% during the three months ended March 31, 1996, as compared to the same period in the prior year, and increased significantly by $2.0 million and $4.1 million during the years ended December 31, 1995 and 1994, respectively. The decrease during the three months ended March 31, 1996, as compared to the same period in the prior year was due to a $19.5 million decrease in the average balance of reverse repurchase agreements outstanding coupled with a 20 basis point decline in the average rate paid thereon. The increase in interest expense on reverse repurchase agreements during 1995 was due primarily to an increase in the average rate paid thereon of 148 basis points, while the increase in such expense during 1994 was due primarily to a $93.1 million increase in the average balance of such borrowings outstanding. The Company generally uses reverse repurchase agreements to repay warehouse lines of credit which are used to fund loan originations. The reverse repurchase agreements are collateralized by mortgage-backed securities held for trading. The fluctuations in the average balance of reverse repurchase agreements during the periods presented is therefore a function both of the amount of originations by the Company as well as the level of mortgage-backed securities held for trading which are available to collateralize such agreements.

    Interest expense on notes payable (consisting of warehouse lines of credit and promissory notes) increased by $398,000 or 66.1% during the three months ended March 31, 1996, as compared to the same period in the prior year, decreased by $414,000 or 12.0% during the year ended December 31, 1995 and decreased by $837,000 or 19.6% during the year ended December 31, 1994. The increase during the three months ended March 31, 1996 was due to a $39.0 million increase in the average balance of notes payable, as the Bank used 936 Notes to fund increased consumer and commercial lending, while the decrease during the year ended December 31, 1995 was primarily due to an $8.2 million decrease in the average balance of the 936 Notes. The decrease in interest expense on notes payable during 1994 was due to the $29.6 million decline in the average balance of such borrowings, which reflected the general decline in mortgage loan origination activity when compared to the levels experienced in 1993.

    Interest expense on other borrowings (consisting of long-term notes payable, subordinated notes, advances from the FHLB of New York and other secured borrowings) increased by $972,000 or 546.1% during the three months ended March 31, 1996, as compared to the same period in the prior year, increased by $31,000 or 5.36% during the year ended December 31, 1995 and increased by $210,000 or 57.1% during the year ended December 31, 1994. The increase during the three months ended March 31, 1996 was primarily due to a $47.8 million increase in the average balance of such borrowings together with a 302 basis point increase in the average rate paid thereon. The increase in interest expense on other borrowings during 1995 was due primarily to an increase in the average rate paid thereon, while the increase in such interest expense during 1994 primarily reflected the $6.6 million increase in the average balance of other borrowings (primarily FHLB advances).

    PROVISION FOR LOAN LOSSES. The provision for loan losses is charged to earnings to bring the total allowance to a level considered appropriate by management based on the Company's loss experience, current delinquency data, known and inherent risks in the portfolio, the estimated value of any underlying collateral and an assessment of current economic conditions. While management endeavors to use the best information available in making its evaluations, future allowance adjustments may be necessary if economic conditions change substantially from the assumptions used in making the initial evaluations.


    The Company made provisions (reductions) to its allowance for loan losses of $7,000, $(50,000) and $950,000 during the three months ended March 31, 1996 and 1995 and the year ended December 31, 1995. The Company did not establish any provisions for loan losses during 1994 or 1993 due, in part, to the Bank's acquisition of a federally chartered savings institution in June 1993 and, in connection therewith, the acquisition of $1.7 million of reserves of such institution. The $950,000 provision during 1995 reflected the Company's increased consumer loan originations and an increase in loan charge-offs related thereto. Although the Company's allowance for loan losses as a percentage of total loans and total non-performing loans has declined since December 31, 1993, management believes that its allowance for loan losses at March 31, 1996, was adequate based upon, among other things, the significant level of single-family residential loans within the Company's portfolio (as compared to commercial real estate, commercial business and consumer loans, which are considered by management to carry a higher degree of credit risk) and the low level of loan charge-offs with respect to the Company's loan portfolio. Nevertheless, there can be no assurances that additions to such allowance will not be necessary in future periods, particularly if the growth in the Company's commercial real estate, commercial business and consumer lending continues.


    OTHER INCOME. The following table sets forth information regarding other income for the periods shown.

                                                             THREE MONTHS ENDED
                                                                 MARCH 31,            YEAR ENDED DECEMBER 31,
                                                            --------------------  -------------------------------
                                                              1996       1995       1995       1994       1993
                                                            ---------  ---------  ---------  ---------  ---------
                                                                               (IN THOUSANDS)
Net gain (loss) on sale of loans..........................  $   1,971      1,332  $   6,262  $  (1,349) $  29,026
Unrealized gain (loss) on trading securities..............       (197)        --  $   2,122     (4,465)        --
Change in provision for cost in excess of market value of
 loans held for sale......................................         --       (225)       856       (856)        --
Net gain on sale of investments...........................        329         --         --         --        394
Net gain on trading account...............................        136         --         --         --         --
Loan administration and servicing fees....................      3,009      2,766     11,030     11,046      9,327
Gain on sale of servicing rights..........................         --         --         --      2,915         --
Service charges, fees and other...........................      1,195        558      3,172      2,522      1,179
                                                            ---------  ---------  ---------  ---------  ---------
    Total other income....................................  $   6,443  $   4,431  $  23,442  $   9,813  $  39,926
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------


    Total other income increased by $2.0 million or 45.4% during the three months ended March 31, 1996, as compared to the same period in the prior year, increased by $13.6 million or 138.9% during the year ended December 31, 1995 and decreased by $30.1 million or 75.4% during the year ended December 31, 1994. Net gain (loss) on sale of loans amounted to $2.0 million, $1.3 million, $6.3 million, $(1.3) million and $29.0 million during the three months ended March
31, 1996  and  1995 and  the  years ended  December  31, 1995,  1994  and  1993, respectively. Net gain (loss) on sale of loans reflects the income generated from the Company's origination and purchase of single-family residential real estate loans and the subsequent securitization and sale of such loans. During the year ended December 31, 1995, the adoption of SFAS No. 122 had the effect of increasing net gain on sales of loans by approximately $1.6 million. See Note 1 of the Notes to Consolidated Financial Statements. During the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage originated and purchased $98.7 million, $67.6 million, $362.4 million, $499.1 million and $851.9 million, respectively, and sold $37.6 million, $29.6 million, $232.4 million, $368.1 million and $604.1 million of loans, respectively. In addition, the Bank sold $2.1 million, $8.4 million, $75.1 million, $26.8 million and $89.3 million of loans from its portfolio during such respective periods. The significant level of loan originations and sales (by both parties) during 1993 reflected the low level of mortgage interest rates which prevailed during the year and which stimulated demand for refinancing of existing mortgage loans. The decrease in loan origination, purchase and sale activity during 1994 as compared to 1993 was due to the rise in interest rates experienced during the second half of 1994 and the resultant decline in refinancing activity. The continued weakness in refinancing activity during 1995 and the first quarter of 1996 reflects the stabilization of interest rates following the unusually high refinancing activity experienced during 1993. As the Company's results of operations indicate, the Company's mortgage banking operations are highly dependent upon market and economic conditions. See "Risk Factors -- Potential Effects of Change in Interest Rates on R&G Mortgage and the Bank."


    During the three months ended  March 31, 1996 and  1995 and the years  ended
December 31, 1995 and 1994, the Company recognized unrealized gains (losses) with respect to securities held for trading of $(197,000), $0, $2.1 million and $(4.5) million, respectively. Such gains and losses reflect fluctuations in the market value of primarily FHA and VA loans which have been securitized into GNMA mortgage-backed securities and are being held for sale either to institutions in the secondary market or private investors through the Bank's Trust Department. In addition, during the three months ended March 31, 1996, the Company recognized $136,000 of net gains on trading activities and from hedge positions on certain investment securities available for sale. See "Business of the Company -- Investment Activities -- General." At March 31, 1996, securities held for trading amounted to $116.7 million.

    During the year ended December 31, 1994, the Company established an $856,000 provision to reflect a decline in the market value of loans held for sale as a result of the increase in market rates of interest which occurred during the second half of the year. During the first three months of 1995, market rates of interest continued to increase and the Company established an additional $225,000 provision to reflect the further decline in the market value of loans held for sale. During the year ended December 31, 1995, market rates of interest subsequently declined and the Company was able to sell such mortgage loans without recognizing any losses. As a result, the Company reversed the prior $856,000 provision during the year ended December 31, 1995.

    During the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, the Company recognized loan administration and servicing fees (consisting of loan servicing fees) of $3.0 million, $2.8 million, $11.0 million, $11.0 million and $9.3 million, respectively. The increase in loan administration and servicing fees since 1993 reflects the increase in the Company's loan servicing portfolio from 42,041 loans with an aggregate principal balance of $2.00 billion at December 31, 1993 to 48,946 loans with an aggregate principal balance of $2.36 billion at March 31, 1996.


    Service charges, fees and other amounted to $1.3 million, $558,000, $3.2 million, $2.5 million and $1.2 million during the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively. The $637,000 or 114.0% increase during the three months ended March 31, 1996 over the prior comparable period was primarily attributable to increased service charges from deposit accounts, primarily associated with the 1995 branch acquisition. The $650,000 or 25.8% increase during 1995 was primarily due to increased service charges in the 1995 branch acquisition plus other fee income from increases in the loan portfolio, while the $1.3 million or 114% increase during 1994 was primarily attributable to fees on deposits and loans acquired in the 1993 thrift acquisition.

    OPERATING EXPENSES.   The  following table  sets forth  certain  information
regarding operating expenses for the periods shown.


                                                             THREE MONTHS ENDED
                                                                 MARCH 31,            YEAR ENDED DECEMBER 31,
                                                            --------------------  -------------------------------
                                                              1996       1995       1995       1994       1993
                                                            ---------  ---------  ---------  ---------  ---------
                                                                               (IN THOUSANDS)
Employee compensation and benefits........................  $   2,650  $   1,876  $   8,284  $   5,251  $   8,590
Office occupancy and equipment............................      1,413      1,007      4,711      4,488      3,395
Other administrative and general..........................      3,326      3,205     13,731     13,269     14,561
                                                            ---------  ---------  ---------  ---------  ---------
    Total operating expenses..............................  $   7,389  $   6,088  $  26,726  $  23,009  $  26,546
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------



    Total operating expenses increased by $1.3 million or 21.4% during the three months ended March 31, 1996, as compared to the same period in the prior year, increased by $3.7 million or 16.2% during the year ended December 31, 1995 and decreased by $3.5 million or 13.3% during the year ended December 31, 1994. The increase in total operating expenses during the three months ended March 31, 1996 was primarily due to increases in each major category. The decrease in total operating expenses during 1994 was primarily due to decreases in employee compensation and benefits and other administrative and general expenses, which were partially offset by an increase in office occupancy and equipment expense.


    Employee compensation and benefits expense amounted to $2.7 million, $1.9 million, $8.3 million, $5.3 million and $8.6 million during the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively. The $774,000 or 41.2% increase in such expense during the three months ended March 31, 1996 was due to an increase in employees as a result of the Bank's June 1995 branch acquisition, while the $3.3 million or 38.9% decrease in such expense during the year ended December 31, 1994 was due to reductions in employees as the result of the significant decrease in loan production from the levels experienced in 1993.

    Office occupancy and equipment expense amounted to $1.4 million, $1.0 million, $4.7 million, $4.5 million and $3.4 million during the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively. The $406,000 or 40.3% increase in such expense recognized by the Company during the three months ended March 31, 1996 reflects the Bank's acquisition in June 1995 of six branch offices (after closing and consolidating one branch office) from a local commercial bank. The $1.1 million or 32.2% increase in such expense during 1994 was due primarily to the Bank's acquisition in June 1993 of an unrelated savings institution and, in connection therewith, the acquisition of three branch offices.


    Other administrative and general expenses, which consist primarily of advertising, license and property taxes, amortization of servicing, insurance, telephone, printing and supplies and other miscellaneous expenses, amounted to $3.3 million, $3.2 million, $13.7 million, $13.3 million and $14.6 million during the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively. The $121,000 or 3.8% increase in such expense during the three months ended March 31, 1996 was primarily the result of general growth in the operations of the Company and the addition of new products and services offered, while the $1.3 million or 8.9% decrease in such expense during 1994 was primarily due to decreases in promotional expenses and amortization of servicing acquired, which reached its highest level in 1993 due to the volume of new loan originations and refinancings.



    INCOME TAXES. The Company incurred income tax expense of $2.0 million, $1.0 million, $5.9 million, $856,000 and $9.6 million during the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively. The Company's effective tax rate amounted to 39.5%, 37.3%, 34.3%, 14.3% and 34.9%, during such respective periods. The Company's low effective tax rate during 1994 was due primarily to the recognition of a deferred tax benefit of $1.7 million during the year.

    Effective January 1, 1994, the Company changed its method of accounting for its mortgage-backed and investment securities pursuant to the terms of SFAS No.
115. The cumulative effect of this change in accounting principle resulted in the recognition of $866,000 of unrealized gains with respect to the Company's securities portfolio during the year ended December 31, 1994.

LIQUIDITY AND CAPITAL RESOURCES

    LIQUIDITY. Liquidity refers to the Company's ability to generate sufficient cash to meet the funding needs of current loan demand, savings deposit withdrawals, principal and interest payments with respect to outstanding borrowings and to pay operating expenses. It is management's policy to maintain greater liquidity than required in order to be in a position to fund loan purchases and originations, to meet withdrawals from deposit accounts, to make principal and interest payments with respect to outstanding borrowings and to make investments that take advantage of interest rate spreads. The Company monitors its liquidity in accordance with guidelines established by the Company and applicable regulatory requirements. The Company's need for liquidity is affected by loan demand, net changes in deposit levels and the scheduled maturities of its borrowings. The Company can minimize the cash required during the times of heavy loan demand by modifying its credit policies or reducing its marketing efforts. Liquidity demand caused by net reductions in deposits are usually caused by factors over which the Company has limited control. The Company derives its liquidity from both its assets and liabilities. Liquidity is derived from assets by receipt of interest and principal payments and prepayments, by the ability to sell assets at market prices and by utilizing unpledged assets as collateral for borrowings. Liquidity is derived from liabilities by maintaining a variety of funding sources, including deposits, advances from the FHLB of New York and other short and long-term borrowings.

    The Company's liquidity management is both a daily and long-term function of funds management. Liquid assets are generally invested in short-term investments such as securities purchased under agreements to resell, federal funds sold and certificates of deposit in other financial institutions. If the Company requires funds beyond its ability to generate them internally, various forms of both short and long-term borrowings provide an additional source of funds. At March 31, 1996, the Company had $59.8 million in borrowing capacity under unused warehouse lines of credit and $44.0 million in borrowing capacity under a line of credit with the FHLB of New York. The Company has generally not relied upon brokered deposits as a source of liquidity, and does not anticipate a change in this practice in the foreseeable future.


    At March 31, 1996, the Company had outstanding commitments (including unused lines of credit) to originate and/or purchase mortgage and non-mortgage loans of $356.8 million. Certificates of deposit which are scheduled to mature within one year totalled $256.2 million at March 31, 1996, and borrowings that are scheduled to mature within the same period amounted to $123.9 million. The
Company anticipates that it will have sufficient funds available to meet its current loan commitments.


    CAPITAL RESOURCES. The FDIC's capital regulations establish a minimum 3.0% Tier I leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier I leverage ratio for such other banks to 4.0% to 5.0% or more. Under the FDIC's regulations, the highest-rated banks are those that the FDIC determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System. Leverage or core capital is defined as the sum of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

    The FDIC also requires that banks meet a risk-based capital standard. The risk-based capital standard for banks requires the maintenance of total capital (which is defined as Tier I capital and supplementary (Tier 2) capital) to risk weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item. The components of Tier I capital are equivalent to those discussed above under the 3% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. At March 31, 1996, the Bank met each of its capital requirements, with Tier I leverage capital, Tier I risk-based capital and total risk-based capital ratios of 6.54%, 10.74% and 11.89%, respectively.

    In addition, the Federal Reserve Board has promulgated capital adequacy guidelines for bank holding companies which are substantially similar to those adopted by FDIC regarding state-chartered banks, as described above. The Company is currently in compliance with such regulatory capital requirements. For additional information concerning the capital requirements of the Company and Bank, see "Regulation -- The Company -- Capital Requirements" and "-- The Bank
- -- Capital Requirements."

INFLATION AND CHANGING PRICES

    The Consolidated Financial Statements and related data presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars (except with respect to securities which are carried at market value), without considering changes in the relative purchasing power of money over time due to inflation. Unlike most industrial companies, substantially all of the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a more significant impact on the Company's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

RECENT ACCOUNTING PRONOUNCEMENTS

    Set forth below are recent accounting pronouncements which may have a future effect on the Company's operations. These pronouncements should be read in conjunction with the significant accounting policies which the Company has adopted that are set forth in the Company's Notes to Consolidated Financial Statements.

    In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation," establishing financial accounting and reporting standards for stock-based employee compensation plans. This Statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting are required to disclose in a footnote to the financial statements pro forma net income, and if presented, earnings per share, as if this Statement had been adopted. The accounting requirements of this Statement are effective for transactions entered into during fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. The Company adopted a Stock Option Plan in June 1996 and intends to make awards thereunder in conjunction with the Offering. See "Management -- Benefits -- Stock Option Plan."


    In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Pursuant to SFAS No. 125, after a transfer of financial assets, an entity would be required to recognize all financial assets and servicing it controls and liabilities it has incurred and, conversely, would not be required to recognize financial assets when control has been surrendered and liabilities when extinguished. SFAS No. 125 provides standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 125 will be effective with respect to the transfer and servicing of financial assets and the extinguishment of liabilities occurring after December 31, 1996, with earlier application prohibited. The Company has not completed an analysis of the potential effects of this Statement on the Company's financial condition or results of operations.


                            BUSINESS OF THE COMPANY

GENERAL


    R&G Mortgage and the Bank have historically been primarily engaged in a wide range of real estate secured lending activities, including the origination, servicing, purchase and sale of mortgages on single-family residences, the issuance and sale of various mortgage-backed and related securities and the holding and financing of mortgage loans and mortgage-backed and related securities for sale or investment. The Bank also originates for its portfolio commercial real estate loans, construction loans, commercial business loans and consumer loans. Finally, the Bank provides trust and investment services. R&G Mortgage and the Bank both compete for business in Puerto Rico primarily by providing a wide range of financial services to its customers. With the consummation of the Bank Stockholder Exchange Transaction, the Company, as the holding company of R&G Mortgage and the Bank, will continue to direct its business efforts toward meeting the complete banking and financial needs of the customers of R&G Mortgage and the Bank.



    R&G Mortgage is engaged primarily in the business of originating first and second mortgage loans on single family residential properties secured by real estate which are either insured by the FHA or guaranteed by the VA. R&G Mortgage also originates conforming conventional single-family residential loans which are neither insured by the FHA nor guaranteed by the VA. Non-conforming conventional loans and consumer loans, primarily all of which are secured by real estate, are also originated by R&G Mortgage for portfolio retention by the Bank. R&G Mortgage has become one of the largest originators of loans secured by single-family residential properties in Puerto Rico, second only to First Financial Caribbean Corporation.


    R&G Mortgage pools FHA/VA loans into mortgage-backed securities which are guaranteed by the GNMA, which securities are sold to securities broker dealers and other investors. Conventional loans may either be sold directly to agencies such as the FNMA and the FHLMC or to private investors, or which may be pooled into FNMA- or FHLMC-backed mortgage-backed securities which are generally sold to investors. R&G Mortgage generally retains the servicing function with respect to the loans which have been securitized and sold. R&G Mortgage is subject to regulation and examination by the FHA, FNMA, FHLMC, GNMA, VA, HUD and the OCFI.


    The Bank's principal business consists of attracting deposits from the general public and tax-advantaged funds from eligible Puerto Rico corporations and using such deposits, together with funds obtained from other sources, to originate (through R&G Mortgage) and purchase loans secured primarily by residential real estate in Puerto Rico, and to purchase mortgage-backed and other securities. To a lesser extent but with increasing emphasis over the past few years, the Bank also originates consumer loans, commercial business loans and loans secured by commercial real estate. Such loans offer higher yields, are generally for shorter terms and facilitate the Bank's provision of a full range of financial services to its customers. The Bank also offers trust services through its Trust Department. The Bank's deposits are insured by the FDIC and it is regulated and examined by the FDIC as its primary federal regulatory agency as well as by the OCFI as its state chartering authority.


MORTGAGE BANKING ACTIVITIES

    LOAN ORIGINATIONS, PURCHASES AND SALES. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage originated a total of $100.2 million, $322.0 million, $488.1 million and $834.7 million of loans, respectively. These aggregate originations include loans originated by R&G Mortgage directly for the Bank of $56.9 million, $156.3 million, $142.6 million and $180.8 million during the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively, or 55%, 41%, 29% and 21%, respectively, of total originations and purchases. The loans originated by R&G Mortgage for the Bank are comprised primarily of conventional residential loans and, to a lesser extent, consumer loans, most of which are secured by real estate.


    R&G Mortgage is engaged to a significant extent in the origination of FHA-insured and VA-guaranteed single-family residential loans which are primarily securitized into GNMA mortgage-backed securities and sold to institutional and/or private investors in the secondary market. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage originated $37.4 million, $154.9 million, $332.4 million and $614.2 million, respectively, of FHA/VA loans, which represented 37.3%, 48.0%, 68.1% and 73.7%, respectively, of total loans originated during such respective periods.



    R&G Mortgage also originates conventional single-family residential loans which are either insured by private mortgage insurers or do not exceed 80% of the appraised value of the mortgaged property. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G
Mortgage originated $58.4 million, $151.9 million, $155.7 million and $220.5 million, respectively, of conventional single-family residential mortgage loans. Substantially all conforming conventional single-family residential loans are securitized and sold in the secondary market while substantially all non-conforming conventional single-family residential loans are originated by R&G Mortgage on behalf of the Bank and either held by the Bank in its portfolio or subsequently securitized by R&G Mortgage and sold in the secondary market.



    Non-conforming loans generally consist of loans which, primarily because of size or other underwriting technicalities which may be cured through seasoning, do not satisfy the guidelines for resale of FNMA, FHLMC, GNMA and other private secondary market investors at the time of origination. Management believes that these loans are essentially of the same credit quality as conforming loans. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, non-conforming conventional loans represented approximately 53%, 43%, 29% and 21%, respectively, of R&G Mortgage's total volume of mortgage loans originated, substantially all of which were originated by R&G Mortgage on behalf of the Bank. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, 92.2%, 81.0%, 92.4% and 97.1% of loans originated by R&G Mortgage on behalf of the Bank consisted of single-family residential loans during such respective periods. R&G Mortgage originates single-family residential, construction and commercial real estate loans on behalf of the Bank pursuant to the terms of a Master Production Agreement between R&G Mortgage and the Bank. See "-- Lending Activities of the Bank -- Origination, Purchase and Sale of Loans."


    While R&G Mortgage makes available a wide variety of mortgage products designed to respond to consumer needs and competitive conditions, it currently emphasizes 15-year and 30-year conventional first mortgages and 15-year and 30-year FHA loans and VA loans. Substantially all of such loans consist of fixed-rate mortgages. The average loan size for FHA/VA mortgage loans and conventional mortgage loans is approximately $72,900 and $74,100, respectively.

    R&G Mortgage also offers second mortgage loans up to $125,000 with a maximum term of 15 years. The maximum loan-to-appraised value ratio on second mortgage loans permitted by R&G Mortgage is 75% (including the amount of any first mortgage). In addition, R&G Mortgage also offers real estate secured consumer loans up to $40,000 with a maximum term of 10 years. The maximum loan-to-appraised value ratio on real estate secured consumer loans permitted by R&G Mortgage is 80%. R&G Mortgage will secure such loans with either a first or second mortgage on the property.

    R&G Mortgage's loan origination activities are conducted out of its offices and mortgage banking centers. See "-- Offices and Other Material Properties." Residential mortgage loan applications are attributable to mortgage brokers, loan solicitors, walk-in customers, referrals from real estate brokers and builders, existing customers and advertising and promotion. At March 31, 1996, R&G Mortgage employed 43 loan originators who are compensated in part on a commission basis.

    Loan origination activities performed by R&G Mortgage include soliciting, completing and processing mortgage loan applications and preparing and organizing the necessary loan documentation. Loan applications are examined for compliance with underwriting criteria and, if all requirements are met, R&G Mortgage issues a commitment to the prospective borrower specifying the amount of the loan and the loan origination fees, points and closing costs to be paid by the borrower or seller and the date on which the commitment expires.

    R&G Mortgage also purchases FHA loans and VA loans from other mortgage bankers for resale to institutional investors and other investors in the form of GNMA mortgage-backed securities. R&G Mortgage's strategy is to increase its servicing portfolio primarily though internal originations through its branch network and, to a lesser extent, purchases from third parties. Purchases of loans from other mortgage bankers in the wholesale loan market is generally limited to FHA loans and VA loans and such purchases provide R&G Mortgage with a source of low cost production that allows R&G Mortgage to continue to increase the size of its servicing portfolio. R&G Mortgage purchased approximately $2.9 million of loans from third parties during the three months ended March 31, 1996 and $55.6 million, $11.0 million and $17.2 million during the years ended December 31, 1995, 1994 and 1993, respectively.

    The following table sets forth loan originations, purchases and sales by R&G Mortgage for the periods indicated.


                                                      THREE MONTHS ENDED
                                                           MARCH 31,                 YEAR ENDED DECEMBER 31,
                                                    -----------------------  ----------------------------------------
                                                       1996         1995         1995          1994          1993
                                                    -----------  ----------  ------------  ------------  ------------
                                                                         (DOLLARS IN THOUSANDS)
LOANS ORIGINATED FOR THE BANK:
  Conventional loans(1):
    Number of loans...............................          761         417         2,226         2,204         2,648
    Volume of loans...............................  $    52,535  $   23,745  $    140,363  $    142,572  $    180,779
  FHA/VA loans:
    Number of loans...............................           --          --            --            --            --
    Volume of loans...............................  $        --  $       --  $         --  $         --  $         --
  Consumer loans(2):
    Number of loans...............................          238         181           974            --            --
    Volume of loans...............................  $     4,398  $    2,773  $     15,944  $         --  $         --
  Total loans:
    Number of loans...............................          999         598         3,200         2,204         2,648
    Volume of loans...............................  $    56,933  $   26,518  $    156,307  $    142,572  $    180,779
    Percent of total volume.......................          55%         38%           41%           29%           21%
FOR THIRD PARTIES:
  Conventional loans(1):
    Number of loans...............................           79          14           151           166           487
    Volume of loans...............................  $     5,857  $      849  $     11,496  $     13,122  $     39,683
  FHA/VA loans:
    Number of loans...............................          514         508         2,313         6,030        11,206
    Volume of loans...............................  $    37,431  $   33,365  $    154,916  $    332,377  $    614,218
  Total loans:
    Number of loans...............................          593         522         2,464         6,196        11,693
    Volume of loans...............................  $    43,288  $   34,214  $    166,412  $    345,499  $    653,901
    Percent of total volume.......................          42%         49%           44%           69%           77%
                                                    -----------  ----------  ------------  ------------  ------------
      Total loan originations.....................  $   100,221  $   60,732  $    322,719  $    488,071  $    834,680
                                                    -----------  ----------  ------------  ------------  ------------
                                                    -----------  ----------  ------------  ------------  ------------
LOANS PURCHASED FOR R&G MORTGAGE:
  Number of loans.................................           21         203         1,017           188           314
  Volume of loans.................................  $     2,866  $    9,660  $     55,630  $     11,003  $     17,234
  Percent of total volume.........................           3%         14%           15%            2%            2%
                                                    -----------  ----------  ------------  ------------  ------------
      Total loan originations and purchases.......  $   103,087  $   70,392  $    378,349  $    499,074  $    851,914
                                                    -----------  ----------  ------------  ------------  ------------
                                                    -----------  ----------  ------------  ------------  ------------

                                                      THREE MONTHS ENDED
                                                           MARCH 31,                 YEAR ENDED DECEMBER 31,
                                                    -----------------------  ----------------------------------------
                                                       1996         1995         1995          1994          1993
                                                    -----------  ----------  ------------  ------------  ------------
                                                                         (DOLLARS IN THOUSANDS)
LOANS SOLD TO THIRD PARTIES(3):
  Conventional loans(1):
    Number of loans...............................           47          14           151           272           355
    Volume of loans...............................  $     3,253  $      969  $     11,999  $     19,930  $     39,760
  FHA/VA loans:
    Number of loans...............................          507         602         2,964         7,430        10,284
    Volume of loans...............................  $    34,338  $   28,619  $    220,412  $    348,179  $    564,346
  Total loans:
    Number of loans...............................          554         616         3,115         7,702        10,639
    Volume of loans...............................  $    37,591  $   29,588  $    232,411  $    368,109  $    604,106
    Percent of total volume.......................          36%         42%           61%           74%           71%
                                                    -----------  ----------  ------------  ------------  ------------
                                                    -----------  ----------  ------------  ------------  ------------
ADJUSTMENTS:
  Loans originated for the Bank...................  $   (56,933) $  (26,518) $   (156,307) $   (142,572) $   (180,779)
  Loans amortization..............................         (404)       (315)       (1,260)       (1,577)       (1,497)
                                                    -----------  ----------  ------------  ------------  ------------
Increase (decrease) in loans held for sale........  $     8,159  $   13,971  $    (11,629) $    (13,184) $     65,532
                                                    -----------  ----------  ------------  ------------  ------------
                                                    -----------  ----------  ------------  ------------  ------------
AVERAGE INITIAL LOAN ORIGINATION BALANCE:
  The Bank:
    Conventional loans(1).........................  $        69  $       57  $         63  $         65  $         68
    FHA/VA loans..................................  $        --  $       --  $         --  $         --  $         --
  Third Parties:
    Conventional loans(1)                           $        74  $       61  $         76  $         79  $         81
    FHA/VA loans..................................  $        75  $       61  $         63  $         55  $         55
  Total Average Initial Balance:
    Conventional loans(1).........................  $        70  $       57  $         64  $         66  $         70
    FHA/VA loans..................................  $        75  $       61  $         63  $         55  $         55
Refinancings(4):
  The Bank........................................          69%         70%           58%           46%           57%
  Third Parties...................................          24%         30%           26%           38%           81%


- ------------------------
(1) Includes non-conforming loans.

(2) All but $645,000, $710,000 and $3.3 million of such loans were secured by real estate at March 31, 1996 and 1995 and December 31, 1995, respectively.

(3) Includes loans converted into mortgage-backed securities.

(4) As a percent of the total dollar volume of loans originated by R&G Mortgage for the Bank or third parties, as the case may be. In the case of the Bank, refinancings do not necessarily represent refinancings of loans previously held by the Bank.

    All loan originations, regardless of whether originated through R&G Mortgage or purchased from third parties, must be underwritten in accordance with R&G Mortgage's underwriting criteria, including loan-to-appraised value ratios, borrower income qualifications, debt ratios and credit history, investor requirements, necessary insurance and property appraisal requirements. The Company's underwriting standards also comply with the relevant guidelines set forth by HUD, VA, FNMA, FHLMC, bank regulatory authorities, private mortgage investment conduits and private mortgage insurers, as applicable. R&G Mortgage's underwriting personnel, while operating out of its loan offices, make underwriting decisions independent of R&G Mortgage's mortgage loan origination personnel.

    Typically, when a mortgage loan is originated, the borrower pays an origination fee. These fees are generally in the range of 0% to 7% of the principal amount of the mortgage loan, and are payable at the closing of such loan. R&G Mortgage receives these fees on mortgage loans originated through its retail branches. R&G Mortgage may charge additional fees depending upon market conditions and regulatory considerations as well as R&G Mortgage's objectives concerning mortgage loan origination volume and pricing. R&G Mortgage incurs certain costs in originating mortgage loans, including overhead, out-of-pocket costs and, in some cases, where the mortgage loans are subject to a purchase commitment from private investors, related commitment fees. The volume and type of mortgage loans and of commitments made by investors vary with competitive and economic conditions (such as the level of interest rates and the status of the economy in general), resulting in fluctuations in revenues from mortgage loan originations. Generally accepted accounting principles ("GAAP") require that general operating expenses incurred in originating mortgage loans be charged to current expense. Direct origination costs and origination income must be deferred and amortized using the interest method, until the repayment or sale of the related mortgage loans. Historically, the value of servicing rights which result from R&G Mortgage's origination activities has exceeded the net costs attributable to such activities.



    R&G Mortgage customarily sells most of the loans that it originates, except for those originated on behalf of the Bank pursuant to the Master Production Agreement. See "-- Lending Activities of the Bank -- Origination, Purchases and Sales of Loans." The loans originated by R&G Mortgage (including FHA loans, VA loans and conventional loans) are secured by real property located in Puerto Rico and constitute "eligible investments" which results in favorable tax treatment under U.S. and Puerto Rico tax laws. See "-- Puerto Rico Secondary Mortgage Market and Favorable Tax Treatment." During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage sold $37.6 million, $232.4 million, $368.1 million and $604.1 million of loans, respectively, which includes loans securitized and sold but does not include loans originated by R&G Mortgage on behalf of the Bank. With respect to such loan sales, $34.3 million or 91.0%, $220.4 million or 94.0%, $348.1 million or 94.0% and $564.3 million or 93.0% consisted of GNMA-guaranteed mortgage-backed securities of FHA loans or VA loans packaged into pools of $1 million or more ($2.5 million to $5 million for serial notes as described below). These securities were sold primarily to securities broker-dealers and other investors in Puerto Rico.


    Certain GNMA-guaranteed mortgage-backed securities sold by R&G Mortgage are in the form of GNMA serial notes which permit the investor to receive interest monthly and to select among several expected maturity dates of the notes included in an issue, with each maturity having a specific yield. GNMA serial notes are sold in pools of $2.5 million to $5 million. GNMA serial notes are sold to securities broker-dealers in packages consisting of notes of different yields and maturities, which range from one to 30 years and have an average maturity of 12 years, taking into account historical experience with prepayments of the underlying mortgages. The rates on the serial notes or GNMA pools must be 1/2 of 1% less than the rates on the mortgages comprising the pool. Upon completion of the necessary processing, the GNMA-guaranteed mortgage-backed securities are either offered to the public directly through the Bank's Trust Department or indirectly through securities broker-dealers. During three months ended March 31, 1996, and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage issued GNMA serial notes totalling approximately $40.2 million, $184.4 million, $228.8 million and $155.8 million, respectively.

    Conforming conventional loans originated or purchased by R&G Mortgage are generally sold directly to FNMA, FHLMC or private investors for cash or are grouped into pools of $1 million or more in aggregate principal balance and exchanged for FNMA or FHLMC-issued mortgage-backed securities, which R&G Mortgage sells to securities broker-dealers. In connection with any such exchanges, R&G Mortgage pays guarantee fees to FNMA and FHLMC. The issuance of mortgage-backed securities provides R&G with flexibility in selling the mortgages which it originates or purchases and also provides income by increasing the value and marketability of the loans.

    Mortgage loans that do not conform to GNMA, FNMA or FHLMC requirements (so-called "non-conforming loans") are generally originated on behalf of the Bank and either retained in the Bank's portfolio, sold to financial institutions or other private investors or securitized into "private label" collateralized mortgage obligations ("CMOs") through grantor trusts or other mortgage conduits and sold through securities broker-dealers. Non-conforming loans consist of jumbo loans or loans that do not satisfy all requirements of FNMA, FHLMC and GNMA at the time of origination of the loan (such as missing tax returns, slightly higher loan-to-value ratios, etc.).


    Each CMO normally consists of several classes of senior, subordinate and residual certificates. The residual certificates evidence a right to receive payments on the mortgage loans after payment of all required amounts on the senior and subordinate certificates then due. Some form of credit enhancement, such as an insurance policy, letter of credit or subordination, will generally be used to increase the credit rating of the senior certificates and thereby improve their marketability. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, R&G Mortgage and the Bank completed sales of approximately $0, $38.2 million, $201.5 million and $116.5 million, respectively, of CMOs in securitization transactions. In connection with such transactions, either the Bank or R&G Mortgage generally retains the residual certificates issued by the respective trusts as well as the subordinate certificates issued in such transactions. As of March 31, 1996, R&G Mortgage held CMOs (which were primarily issued by R&G Mortgage) with a fair value of $15.4 million and residual certificates issued in CMO transactions involving R&G Mortgage and the Bank with a fair value of $9.9 million. In addition, the Bank held CMO subordinated certificates and residual certificates from one of its issues with a fair value of $8.1 million at March 31, 1996. See "-- Investment Activities." Currently a liquid secondary market for subordinate or residual certificates does not exist in Puerto Rico. The value of residual certificates is subject to substantial fluctuations as a result of changes in prevailing interest rates. However, such residuals often exhibit elasticity and convexity characteristics which the Company can utilize to hedge other components of its portfolio. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Asset and Liability Management."



    While R&G Mortgage's exchanges of mortgage loans into agency securities and sales of mortgage loans are generally made on a non-recourse basis, R&G Mortgage also engages in the sale or exchange of mortgage loans on a recourse basis. In the past, recourse sales often involved the sale of non-conforming loans to FNMA, FHLMC and local financial institutions. The Company estimates the fair value of the retained recourse obligation at the time mortgage loans are sold. Normally, the fair value of any retained recourse is immaterial because R&G Mortgage is able to resell repurchased loans for at least their carrying costs. Accordingly, as of March 31, 1996, the Company did not deem it necessary to establish reserves for possible losses related to its recourse obligations. At March 31, 1996, R&G Mortgage had loans in its servicing portfolio with provisions for recourse in the principal amount of approximately $237.0 million, as compared to $238.2 million, $162.9 million and $118.7 million as of December 31, 1995, 1994 and 1993, respectively. Of the recourse loans existing at March 31, 1996, approximately $183.1 million in principal amount consisted of loans sold to FNMA and FHLMC and converted into mortgage-backed securities of such agencies, and approximately $53.9 million in principal amount consisted of non-conforming loans sold to other private investors.



    Pursuant to the terms of the Master Purchase Agreement, R&G Mortgage renders securitization services with respect to the pooling of some of the Bank's mortgage loans into mortgage-backed securities. With respect to the securitization services rendered, the Bank pays a securitization fee of 25 basis points. In addition, pursuant to the terms of a Master Custodian Agreement entered into by R&G Mortgage and the Bank, the Bank acts as the custodial agent for R&G Mortgage of certain documentation related to the issuance by R&G Mortgage of GNMA or FHLMC mortgage-backed certificates. In consideration of these services, the Bank receives an annual fee of $5.0 for each mortgage note included in a mortgage-backed certificate for which it acts as custodian. See also "The Company -- Affiliated Transactions" and "Regulation -- The Company -- Limitations on Transactions with Affiliates."

    LOAN SERVICING. R&G Mortgage acquires servicing rights through its mortgage loan originations (including originations on behalf of the Bank) and purchases from third parties. When R&G Mortgage sells the mortgage loans it has originated or purchased, it generally retains the rights to service such loans and receives the related servicing fees. Loan servicing includes collecting principal and interest and remitting the same to the holders of the mortgage loans or mortgage-backed securities to which such mortgage loan relates, holding escrow funds for the payment of real estate taxes and insurance premiums, contacting delinquent borrowers, supervising foreclosures in the event of unremedied defaults and generally administering the loans. R&G Mortgage receives annual loan servicing fees ranging from 0.25% to 0.50% of the declining outstanding principal balance of the loans serviced plus any late charges. In general, R&G Mortgage's servicing agreements are terminable by the investor for cause without penalty or after payment of a termination fee ranging from 0.5% to 1.0% of the outstanding principal balance of the loans being serviced.


    R&G Mortgage's servicing portfolio has grown significantly over the past three years. At March 31, 1996, R&G Mortgage's servicing portfolio totalled $2.36 billion and consisted of a total of 48,946 loans, as compared to $2.00 billion and 42,041 loans at December 31, 1993. At March 31, 1996, R&G Mortgage was servicing $265.5 million of loans for the Bank or 11.3% of the total servicing portfolio, as compared to $290.8 million or 12.7%, $213.9 million or 10.1% and $159.5 million or 9.0% at December 31, 1995, 1994 and 1993, respectively. Substantially all of the mortgage loans in R&G Mortgage's servicing portfolio are secured by single (one-to-four) family residences. All of R&G Mortgage's mortgage servicing portfolio is comprised of mortgages secured by real estate located in Puerto Rico.



    Pursuant to the terms of a Master Purchase Agreement, the Bank sells to R&G Mortgage the servicing rights to all first and second mortgage loans secured by residential properties which become part of the Bank's loan portfolio. The Master Purchase Agreement further provides that R&G Mortgage will service all other loans held in the Bank's loan portfolio (including single-family residential loans retained by the Bank and certain commercial real estate loans), although R&G Mortgage does not actually acquire such servicing rights. The Bank pays R&G Mortgage servicing fees with respect to the loans serviced by R&G Mortgage on behalf of the Bank. In addition, pursuant to the Master Purchase Agreement, the Bank processes payments of all loans originated by R&G Mortgage on behalf of the Bank. In connection therewith, R&G Mortgage pays the Bank a fee equal to between $0.50 and $1.00 per loan. See also "The Company -- Affiliated Transactions" and "Regulation -- The Company -- Limitations on Transactions with Affiliates."


    R&G Mortgage's mortgage loan servicing portfolio is subject to reduction by reason of normal amortization, prepayments and foreclosure of outstanding mortgage loans. Additionally, R&G Mortgage may sell mortgage loan servicing rights from time to time.

    The following table sets forth certain information regarding the total loan servicing portfolio of R&G Mortgage for the periods indicated.

                                     THREE MONTHS ENDED MARCH 31,
                                                                              YEAR ENDED DECEMBER 31,
                                     ----------------------------  ----------------------------------------------
                                         1996           1995             1995            1994           1993
                                     -------------  -------------  ----------------  -------------  -------------
                                                                (DOLLARS IN THOUSANDS)
COMPOSITION OF SERVICING PORTFOLIO
 AT END OF PERIOD:
  Conventional and other mortgage
   loans(1)........................  $     853,317  $     639,967  $     811,269     $     634,944  $     561,358
  FHA/VA loans.....................      1,502,908      1,495,941      1,486,931         1,479,799      1,439,172
                                     -------------  -------------  ----------------  -------------  -------------
    Total servicing portfolio(2)...  $   2,356,225  $   2,135,908  $   2,298,200     $   2,114,743  $   2,000,530
                                     -------------  -------------  ----------------  -------------  -------------
                                     -------------  -------------  ----------------  -------------  -------------
ACTIVITY IN THE SERVICING
 PORTFOLIO:
  Beginning servicing portfolio....  $   2,298,200  $   2,114,743  $   2,114,743     $   2,000,530  $   1,740,975
    Add: Loan originations.........         95,010         41,373        325,870           473,821        885,509
  Servicing of portfolio loans
   acquired........................         12,403          5,918        239,414            27,726         43,472
    Less: Sale of servicing
     rights........................             --             --        196,895(3)             --             --
  Run-offs(4)......................         49,388         26,126        184,932           387,334        669,426
                                     -------------  -------------  ----------------  -------------  -------------
Ending servicing portfolio.........  $   2,356,225  $   2,135,908  $   2,298,200     $   2,114,743  $   2,000,530
                                     -------------  -------------  ----------------  -------------  -------------
                                     -------------  -------------  ----------------  -------------  -------------
Number of loans serviced(5)........         48,946         43,942         48,240            43,572         42,041
Weighted average loan size(5)......  $          48  $          49  $          48     $          49  $          48
Weighted average servicing fee
 rate(5)...........................          0.546          0.518          0.505             0.558          0.486

- ------------------------
(1) Includes non-conforming loans.


(2) At the dates shown, included $265.5 million, $218.9 million, $290.8 million, $213.9 million and $159.5 million of loans serviced for the Bank, respectively, which constituted 11.27%, 10.25%, 12.65%, 10.12% and 7.97% of the total servicing portfolio, respectively.


(3) R&G Mortgage sold servicing rights during 1994 and recognized a gain of $2.9 million. Pursuant to a subservicing agreement with the purchaser of the servicing rights, R&G Mortgage continued to service the loans subject to such sale and they remained in R&G Mortgage's servicing portfolio until 1995.

(4) Run-off  refers  to   regular  amortizations  of   loans,  prepayments   and
    foreclosures.

(5) At March 31, 1996, R&G Mortgage was servicing 4,310 loans for the Bank with an average loan size of $62,000 and at a weighted average servicing rate of 0.225%.

    The following table sets forth certain information at March 31, 1996 regarding the number of, and aggregate principal balance of, the mortgage loans serviced by R&G Mortgage for the Bank and for third parties at various mortgage interest rates.

                                                                       AT MARCH 31, 1996
                                 ---------------------------------------------------------------------------------------------
                                         LOANS SERVICED                  LOANS SERVICED                   TOTAL LOANS
                                          FOR THE BANK                  FOR THIRD PARTIES                  SERVICED
                                 -------------------------------  -----------------------------  -----------------------------
                                                   AGGREGATE                      AGGREGATE                      AGGREGATE
                                   NUMBER OF       PRINCIPAL       NUMBER OF      PRINCIPAL       NUMBER OF      PRINCIPAL
    MORTGAGE INTEREST RATE           LOANS          BALANCE          LOANS         BALANCE          LOANS         BALANCE
- -------------------------------  -------------  ----------------  -----------  ----------------  -----------  ----------------
                                                  (DOLLARS IN                    (DOLLARS IN                    (DOLLARS IN
                                                   THOUSANDS)                     THOUSANDS)                     THOUSANDS)
Less than 7.00%................           76       $    4,038          2,949     $    150,887         3,025     $    154,925
7.00% - 7.49%..................          483           40,955          6,508          357,898         6,991          398,853
7.50% - 7.99%..................          611           60,587         10,079          520,538        10,690          581,125
8.00% - 8.49%..................          929           60,346          6,822          373,961         7,751          434,307
8.50% - 8.99%..................          626           34,893          8,049          348,383         8,675          383,276
9.00% - 9.49%..................          579           28,958          3,688          141,852         4,267          170,810
9.50% - 9.99%..................          355           17,029          3,071           91,495         3,426          108,524
10.00% - 10.49%................          188            6,696          1,184           44,015         1,372           50,711
10.50% - 10.99%................          233            6,700            641           19,444           874           26,144
11.00% or more.................          230            5,311          1,645           42,239         1,875           47,550
                                       -----    ----------------  -----------  ----------------  -----------  ----------------
                                       4,310       $  265,513         44,636     $  2,090,712        48,946     $  2,356,225
                                       -----    ----------------  -----------  ----------------  -----------  ----------------
                                       -----    ----------------  -----------  ----------------  -----------  ----------------


    The amount of principal prepayments on mortgage loans serviced by R&G Mortgage was $17.7 million for the first three months of 1996 and $68.2 million, $62.2 million and $45.2 million for the years ended December 31, 1995, 1994 and 1993, respectively. This represented approximately 3.0%, 3.0%, 2.9% and 2.3% of the aggregate principal amount of mortgage loans serviced during such periods. Principal prepayments have declined since 1993 as a result of decreased refinancing activity caused by the increase in interest rates experienced following the refinance boom of 1993. The primary means used by R&G Mortgage to reduce the sensitivity of its servicing fee income to changes in interest and prepayment rates is the development of a strong internal origination capability that has allowed R&G Mortgage to continue to increase the size of its servicing portfolio even in times of high prepayments.



    Servicing agreements relating to the mortgage-backed securities programs of FNMA, FHLMC and GNMA, and certain other investors, require R&G Mortgage to advance funds to make scheduled payments of principal, interest, taxes and insurance, if such payments have not been received from the borrowers. During the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, the monthly average amount of funds advanced by R&G Mortgage under such servicing agreements was $1.5 million, $4.4 million, $6.3 million and $85,000, respectively. Funds advanced by R&G Mortgage pursuant to these arrangements are generally recovered by R&G Mortgage within 30 days.



    In connection with its loan servicing activities, R&G Mortgage holds escrow funds for the payment of real estate taxes and insurance premiums with respect to the mortgage loans it services. At March 31, 1996, R&G Mortgage held $38.0 million of such escrow funds, $13.1 million of which were deposited in the Bank and $24.9 million of which were deposited with other financial institutions. The escrow funds deposited with the Bank lower its overall cost of funds and is a means of compensating it for processing mortgages checks received by R&G Mortgage, while the escrow funds deposited with other financial institutions serve as part of R&G Mortgage's compensating balances which permit R&G Mortgage to borrow funds from such institutions (pursuant to certain warehouse lines of credit) at rates that are lower than would otherwise apply. See "-- Sources of Funds -- Borrowings."


    The degree of risk associated with a mortgage loan servicing portfolio is largely dependent on the extent to which the servicing portfolio is non-recourse or recourse. In non-recourse servicing, the principal credit risk to the servicer is the cost of temporary advances of funds. In recourse servicing, the servicer agrees to share credit risk with the owner of the mortgage loans such as FNMA or

FHLMC or with an insurer or guarantor. Losses on recourse servicing occur primarily when foreclosure sale proceeds of the property underlying a defaulted mortgage are less than the then outstanding principal balance and accrued interest of such mortgage loan and the cost of holding and disposing of such underlying property. At March 31, 1996, R&G Mortgage was servicing mortgage loans with an aggregate principal amount of $234.1 million on a recourse basis. During the last three years, losses incurred due to recourse servicing have not been significant.

    R&G Mortgage's general strategy is to retain the servicing rights related to the mortgage loans it originates and purchases. Nevertheless, there is a market in Puerto Rico for servicing rights, which are generally valued in relation to the present value of the expected income stream generated by the servicing rights. Among the factors which influence the value of a servicing portfolio are servicing fee rates, loan balances, loan types, loan interest rates, the expected average life of the underlying loans (which may be reduced through foreclosure or prepayment), the value of escrow balances, delinquency and foreclosure experience, servicing costs, servicing termination rights of permanent investors and any recourse provisions. During the year ended December 31, 1995, R&G Mortgage sold servicing rights on $196.9 million of mortgage loans. Although R&G Mortgage may on occasion consider future sales of a portion of its servicing portfolio, management does not anticipate sales of servicing rights to become a significant part of its operations.

    The market value of, and earnings from, R&G Mortgage's mortgage loan servicing portfolio may be adversely affected if mortgage interest rates decline and mortgage loan prepayments increase. In a period of declining interest rates and accelerated prepayments, income generated from R&G Mortgage's mortgage loan servicing portfolio may also decline. Conversely, as mortgage interest rates increase, the market value of R&G Mortgage's mortgage loan servicing portfolio may be positively affected. See Note 7 to the Notes to Consolidated Financial Statements for a discussion of SFAS No. 122 and the treatment of servicing rights.

    MORTGAGE LOAN DELINQUENCIES AND FORECLOSURES. The following table shows the delinquency statistics for R&G Mortgage's servicing portfolio at the dates indicated.

                                  THREE MONTHS                       YEAR ENDED DECEMBER 31,
                                                    ---------------------------------------------------------
                                      ENDED
                                 MARCH 31, 1996           1995                1994                1993
                                -----------------   -----------------   -----------------   -----------------
                                         PERCENT             PERCENT             PERCENT             PERCENT
                                NUMBER      OF      NUMBER      OF      NUMBER      OF      NUMBER      OF
                                  OF     SERVICING    OF     SERVICING    OF     SERVICING    OF     SERVICING
                                 LOANS   PORTFOLIO   LOANS   PORTFOLIO   LOANS   PORTFOLIO   LOANS   PORTFOLIO
                                -------  --------   -------  --------   -------  --------   -------  --------
Loans delinquent for:
  30-59 days..................   2,871      5.87%    3,366      6.98%    2,609      5.99%    2,436      5.92%
  60-89 days..................     685      1.40       906      1.88       543      1.25       504      1.22
  90 days or more.............     975      1.99       988      2.05       716      1.64       757      1.84
                                -------      ---    -------  --------   -------  --------   -------      ---
      Total
       delinquencies(1).......   4,531      9.26%    5,260     10.90%    3,868      8.88%    3,697      8.98%
                                -------      ---    -------  --------   -------  --------   -------      ---
                                -------      ---    -------  --------   -------  --------   -------      ---
Foreclosures pending(2).......     648      1.32%      459      0.95%      401      0.92%      294      0.71%
                                -------      ---    -------  --------   -------  --------   -------      ---
                                -------      ---    -------  --------   -------  --------   -------      ---

- ------------------------

(1) Includes at March 31, 1996, an aggregate of $27.2 million of delinquent loans serviced for the Bank, or 1.15% of the total servicing portfolio and $1.6 million of delinquent loans held in R&G Mortgage's own portfolio.



(2) At March 31, 1996, the Bank had foreclosures pending on $6.0 million of loans being serviced by R&G Mortgage, which constituted 0.25% of the servicing portfolio. R&G Mortgage had foreclosures pending on $312,000 of loans it is servicing for its own portfolio at March 31, 1996.


    While delinquency rates in Puerto Rico are generally higher than in the mainland United States, these rates are not necessarily indicative of future foreclosure rates or losses on foreclosures. Real estate owned as a result of foreclosures ("REO") related to R&G Mortgage's mortgage banking business arise primarily through foreclosure on mortgage loans repurchased from investors either because of breach of representations or warranties or pursuant to recourse arrangements. As of March 31, 1996 and December 31, 1995, 1994 and 1993, R&G Mortgage held REO with a book value of approximately $145,000, $0, $43,000 and $239,000 million, respectively. Sales of REO resulted in net gains to R&G Mortgage of approximately $40,000 for the three months ended March 31, 1996, $30,000 for the year ended December 31, 1995, $12,000 for the year ended December 31, 1994 and $64,000 for the year ended December 31, 1993. There is no liquid secondary market for the sale of R&G Mortgage's REO.

    With respect to mortgage loans securitized through GNMA programs, R&G Mortgage is fully insured as to principal by the FHA against foreclosure loans, while the VA guarantee is subject to a limitation which is generally equal to 25% to 50% of the principal amount of the loan, up to a maximum ranging from $50,750 to $101,500, depending upon the amount of the loan. As a result of these programs, foreclosure on these loans had generated no loss of principal as of March 31, 1996. R&G Mortgage, however, incurs about $3,000 per loan foreclosed in interest and legal charges during the time between payment by R&G Mortgage and FHA or VA reimbursement. For the three months ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, total expenses related to FHA or VA loans foreclosed amounted to $12,000, $230,000, $290,000 and $288,000, respectively. Although FNMA and FHLMC are obligated to reimburse R&G Mortgage for principal and interest payments advanced by R&G Mortgage as a servicer (except for recourse servicing), the funding of delinquent payments or the exercise of foreclosure rights involves costs to R&G Mortgage which may not be recouped. Such nonrecouped expenses have to date been immaterial.

    Any significant adverse economic developments in Puerto Rico could result in an increase in defaults or delinquencies on mortgage loans that are serviced by R&G Mortgage or held by R&G Mortgage pending sale in the secondary mortgage market, thereby reducing the resale value of such mortgage loans.

    PUERTO RICO SECONDARY MORTGAGE MARKET AND FAVORABLE TAX TREATMENT. In general, the Puerto Rico market for mortgage-backed securities is an extension of the United States market with respect to pricing, rating of the investment instruments, and other matters. However, United States and Puerto Rico tax laws provide an economic incentive for Puerto Rico residents and Section 936
Corporations (defined below) to invest in certain mortgage loans and mortgage-backed securities originated in Puerto Rico, including FHA and VA loans and GNMA certificates, thereby tending to increase the secondary market demand for, and the resale value of, such mortgage loans and mortgage-backed securities. These tax advantages also favorably affect the Company's net interest income by helping create a pool of lower-cost funds that the Company can access through financial intermediaries such as banks and broker-dealers and use to fund mortgage loans and mortgage-backed securities pending sale.

    Under various Puerto Rico industrial incentives acts (the "Industrial Incentives Acts"), certain investment income earned by qualified manufacturing entities or service enterprises ("Exempt Companies") is exempt from Puerto Rico income tax. Investment income that qualifies for this exemption includes interest on certain mortgage loans and interest on funds of Exempt Companies ("936 Funds") placed with eligible institutions in Puerto Rico (primarily savings and loan associations, commercial banks and registered broker-dealers), provided such funds are invested in certain "eligible activities" in accordance with regulations promulgated by the OCFI, including certain mortgage loans and mortgage-backed securities. The Industrial Incentive Acts also encourage investment in Puerto Rico by allowing Exempt Companies to reduce the otherwise applicable 10% tax (the "Tollgate Tax") on distributions to shareholders by investing their exempt industrial development income ("IDI") in Puerto Rico for fixed periods of time, generally from five years to ten years.

    Most Exempt Companies are United States corporations which operate in Puerto Rico under Section 936 of the Code. Corporations that meet certain requirements and elect the benefits of Section 936 ("Section 936 Corporations") are entitled to credit against their United States corporate income tax a portion of such tax attributable to (i) income derived from sources outside the United States from the active conduct of a trade or business within Puerto Rico or from the sale or exchange of substantially all assets used in the active conduct of such trade or business ("Active Business Income") and

(ii) qualified possession source investment income ("QPSII"). QPSII includes interest derived from mortgage loans secured by real property located in Puerto Rico and mortgage-backed securities consisting of such mortgage loans as well as interest on deposits with financial institutions which in turn use such funds to finance the origination of mortgage loans and other qualifying assets. The credit provided for QPSII tends to increase the demand for Puerto Rico mortgage loans and mortgage-backed securities as well as to reduce funding costs for mortgage banking institutions.

    The  Omnibus Budget Reconciliation Act of 1993 amended various provisions of
Section 936. The amendments (the "OBRA Amendments"), which are generally effective for taxable years beginning after December 31, 1993, permit a taxpayer to compute the tax credit available under Section 936 (the "936 Credit") as under prior law but limit the amount of credit allowed with respect to Active Business Income under one of two alternatives to be selected at the option of the taxpayer. Under the first alternative, the limit is equal to a fixed percentage of the amount of tax credit allowable under prior law (the "Fixed Percentage Method"). This fixed percentage commenced at 60% for taxable years beginning in 1994 and is reduced by 5% per year until 1998. For taxable years beginning in 1998, such percentage would be 40%. Under the second alternative (the "Economic Activity Method"), which is based on the amount of economic activity conducted by the taxpayer in Puerto Rico, the credit may not exceed the sum of the following three components: (i) 60% of the qualified possession wages and the allocable fringe benefits paid by the taxpayer, (ii) applicable percentages of certain depreciation deductions claimed for regular tax purposes by the taxpayer with respect to qualified tangible property and (iii) a portion of the possession income taxes paid by the taxpayer except where the taxpayer uses the profit-split method for determining its income. The OBRA Amendments did not limit the 100% credit available under Section 936 for QPSII, including income received from investment in certain Puerto Rico mortgage loans and mortgage-backed securities.


    On November 20, 1995, the United States Congress passed the Budget Bill which would have repealed Section 936. Although the Budget Bill was subsequently vetoed by the President, there can be no assurance as to whether, or in what form a new bill substantially similar to the Budget Bill will ever be enacted into law or what other changes may be made to Section 936 as part of the budget process. The Budget Bill would have generally repealed the 936 Credit for taxable years beginning after December 31, 1995. 936 Corporations that were engaged in the active conduct of a trade or business on October 13, 1995 and that qualified for and elected the benefits of Section 936 for taxable years beginning before December 31, 1995, would have had the benefit of a ten-year grandfather rule. Under the grandfather rule, the amount of Active Business Income eligible for the 936 Credit would have been subject to certain caps that would vary depending upon whether the 936 Corporation computed its 936 Credit under the Economic Activity Method or under the Fixed Percentage Method. The credit available for QPSII would not have been subject to the grandfather rule and would have been eliminated for taxable years beginning after December 31, 1995.



    On May 22, 1996, the House of Representatives approved H.R. 3448, entitled the Small Business Job Protection Act of 1996 (the "House SBJPA"). Similar to the Budget Bill, this legislation would repeal Section 936 for taxable years beginning after December 31, 1995. The House SBJPA provides a grandfather rule with respect to those Section 936 Corporations which have an election in effect and which are conducting an active trade or business in Puerto Rico as of October 13, 1995 (the "Existing Claimants"). Under the grandfather rules, an Existing Claimant will continue to be entitled to the 936 Credit until the taxable year beginning before January 1, 2006 (the "Grandfather Period"). During the Grandfather Period, the 936 Credit will be available, subject to certain limitations preventing artificial increase of qualified income, only with respect to income derived from sources without the United States and attributable to the active conduct of a trade or business in Puerto Rico and from the sale of substantially all the assets used in such trade or business. Further, the credit limitations under the Fixed Percentage Method and the Economic Activity Method will continue to apply during the Grandfather Period. QPSII is not covered by the grandfather provisions, and would be eliminated effective for taxable years beginning after December 31, 1995. On July 9, 1996, the Senate approved a modified version of the House SBJPA (the "Senate SBJPA"). The Senate SBJPA modifies the 936

Credit provisions of the House SBJPA in two material ways. First, the Senate SBJPA extends the effective date for the elimination of QPSII from tax years beginning after December 31, 1995 to amounts received or accrued on or before July 1, 1995. Second, the Senate SBJPA allows a 40% 936 Credit for Existing Claimants following the Grandfather Period and thus would indefinitely preserve a reduced 936 Credit. On July 31, 1996, conferees from the House of Representatives and the Senate reached an agreement on a compromise version of the House SBJPA and the Senate SBJPA (the "Conference SBJPA"). The Conference SBJPA provides for a 12-year phase-out of the 936 Credit for Existing Claimants which would represent a 60% 936 credit for eight years, followed by two years at a 40% 936 Credit, and then two years at a 35% 936 Credit. The Conference SBJPA adopts the Senate SBJPA's approach for the elimination of QPSII by extending the effective date of such elimination from tax years beginning after December 31, 1995 to amounts received or accrued on or before July 1, 1995. Prior to being sent to the President to be signed into law, the Conference SBJPA must be passed by the House of Representatives and the Senate. .



    The Government of Puerto Rico has proposed an alternative (the "Puerto Rico Government Proposal") to the Budget Bill. The Puerto Rico Government Proposal basically adopts a ten-year grandfather period for the existing 936 Credit. In addition, however, it provides for the creation of a new tax credit for qualifying corporations that invest in "economically developing jurisdictions." This new credit would not be subject to a ten-year phase-out. An "economically developing jurisdiction" would be defined to include any state or territory of the United States, including Puerto Rico, in which the prevailing per capita income and rate of unemployment, among other indicators, are substantially below the national average. The applicable credit would be similar to the 936 Credit determined under the Economic Activity Method introduced by the OBRA Amendments. The Puerto Rico Government Proposal was not part of the Budget Bill passed on November 20, 1995, but the Conference SBJPA would incorporate in part the Puerto Rico Government Proposal. Under proposed legislation, a new Section 30A of the Code would be enacted, providing for an income tax credit to domestic corporations operating in Puerto Rico. This new credit is provided under guidelines similar to the Economic Activity Method.



    The repeal or modification of Section 936 as proposed under the Conference SBJPA or similar legislation could have an adverse effect on the general economic condition of Puerto Rico, the Company's service area, by reducing incentives for investment in Puerto Rico. Any such adverse effect on the general economy of Puerto Rico could lead to an increase in mortgage delinquencies and a reduction in the level of residential construction and demand for mortgage loans. The elimination of Section 936, particularly the elimination of the credit for QPSII, could also lead to a decrease in the amount of 936 Funds invested in Puerto Rico financial assets by 936 Corporations, thereby increasing funding costs and decreasing liquidity in the Puerto Rico financial market. The magnitude of the impact of any such changes on the Company's profitability or financial condition cannot be determined at this time. The Company has taken steps to attempt to reduce the impact of any such adverse changes by diversifying its sources of funding and identifying additional investors for its mortgage products. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity and Capital Resources." During recent periods, the disparity between the cost of 936 Funds and other sources of funding such as the Eurodollar market have decreased, thereby reducing the adverse effect that the loss of such funding could have on the profitability of the Company.


    In the absence of the 936 Credit and as a means of continuing to defer U.S. income taxation, subsidiaries of multi-national companies operating under
Section 936 of the Code may transfer their operations to a corporation organized under Puerto Rico law. Generally, a Puerto Rico corporation is not subject to United States income taxes to the extent it does not derive U.S. source income and may be entitled to defer U.S. income taxation until dividends are repatriated to the United States. Under Section 954 of the Code, foreign subsidiaries of multi-national companies whose parent corporation is incorporated in the U.S. are not subject to federal income tax on profits on products which they manufacture. Though a Puerto Rico corporation is subject to local Puerto Rico taxes, the benefits under the Incentives Act, which provide a 90 percent tax exemption on profits for companies that manufacture in Puerto Rico, would continue  to be available. In addition,  under
Section 901 and 902 of the Code and subject to certain limitations and exceptions, U.S. shareholders of a Puerto Rico corporation would be allowed to claim a foreign tax credit with respect to income tax paid in Puerto Rico. U.S. shareholders are also not required to recognize income attributable to manufacturing operations of a Puerto Rico corporation as a general rule under Subpart F of the Code. However, under Section 367 of the Code, multi-national corporations may be required to recognize income upon the transfer of operations to a Puerto Rico corporation, depending upon the nature and value of the property transferred. Several multi-national 936 Corporations have taken such steps since the legislation with respect to Section 936 was first introduced in the U.S. Congress.

    In addition to the foregoing incentives, interest derived from FHA loans or VA loans secured by real property in Puerto Rico originated after June 30, 1983 and, under certain circumstances, on or before February 15, 1973, and from GNMA certificates consisting of such mortgages, is exempt from Puerto Rico income tax. FHA and VA mortgage loans are also exempt from Puerto Rico gift and estate taxes. Individuals who are bona fide residents of Puerto Rico are also not subject to United States federal income tax on income from Puerto Rico sources, including interest income derived from mortgage loans originated in Puerto Rico whose mortgagors are residents of Puerto Rico. The exemption for interest earned on FHA loans, VA loans and GNMA certificates tends to increase the demand for these products and the price the Company may obtain upon their sale. There can be no assurance that the tax exempt treatment of interest on FHA and VA loans will not be reviewed or modified in the future.

    Any change in Puerto Rico's political status could result in the elimination or modification of these tax benefits described above. See "The Commonwealth of Puerto Rico -- Relationship of Puerto Rico with the United States."

LENDING ACTIVITIES OF THE BANK

    GENERAL. At March 31, 1996, the Company's loans receivable, net totalled $534.1 million, which represented 61.5% of the Company's $868.3 million of total assets. At March 31, 1996, $478.7 million or 89.9% of the Company's loans receivable, net were held by the Bank. The principal category of loans in the Company's portfolio are conventional loans which are secured by first liens on single-family residences. Conventional residential real estate loans are loans which are neither insured by the FHA nor partially guaranteed by the VA. At March 31, 1996, $326.5 million or 99.5% of the Company's first mortgage single-family residential loans consisted of conventional loans. The other principal categories of loans in the Company's loans receivable, net portfolio are second mortgage residential real estate loans, construction loans, commercial real estate loans, commercial business loans and consumer loans.

    LOAN PORTFOLIO COMPOSITION. The following table sets forth the composition of the Company's loan portfolio by type of loan at the dates indicated. Except as noted in the footnotes to the table, all of the loans are held in the Bank's loan portfolio.

                               MARCH 31, 1996
                           -----------------------
                             AMOUNT      PERCENT
                           ----------   ----------
                           (DOLLARS IN THOUSANDS)
Residential real estate
 -- first mortgage(1)....  $  328,028        60.39%
Residential real estate
 -- second mortgage......      14,407         2.65
Residential
 construction............      13,223         2.44
Commercial construction
 and land acquisition....       5,685         1.05
Commercial real
 estate(2)...............      64,562        11.89
Commercial business......      30,391         5.60
Consumer loans:
  Loans secured by
   deposits..............       7,900         1.45
  Real estate secured
   consumer loans........      34,479         6.34
  Unsecured consumer
   loans(3)..............      44,489         8.19
                           ----------   ----------
    Total loans
     receivable..........     543,164       100.00%
                           ----------   ----------
Less:
  Allowance for loan
   losses................      (3,309)
  Loans in process.......      (3,901)
  Deferred loan fees.....        (178)
  Unearned interest......      (1,662)
                           ----------
                               (9,050)
                           ----------
  Loans receivable,
   net(4)................  $  534,114
                           ----------
                           ----------

                                                                      DECEMBER 31,
                           --------------------------------------------------------------------------------------------------

                                  1995                1994                1993                1992                1991
                           ------------------  ------------------  ------------------  ------------------  ------------------

                            AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT    AMOUNT   PERCENT

                           --------  --------  --------  --------  --------  --------  --------  --------  --------  --------


Residential real estate
 -- first mortgage(1)....  $282,498     58.23% $194,707     62.14% $137,396     60.95% $ 64,777     50.27% $ 62,078     57.89%

Residential real estate
 -- second mortgage......    14,372      2.96    13,298      4.24    11,135      4.94     7,945      6.17     8,318      7.76

Residential
 construction............    15,046      3.10    12,039      3.84     3,940      1.75    13,801     10.71     8,569      7.99

Commercial construction
 and land acquisition....     5,523      1.14     1,062      0.34     1,084      0.48       707      0.55        --      0.00

Commercial real
 estate(2)...............    61,862     12.74    43,029     13.72    30,290     13.44    21,246     16.49    13,011     12.13

Commercial business......    27,816      5.74    14,102      4.51    15,417      6.84     4,574      3.55     2,776      2.59

Consumer loans:
  Loans secured by
   deposits..............     7,497      1.55     5,829      1.86     3,815      1.69     1,900      1.47     1,060      0.99

  Real estate secured
   consumer loans........    33,381      6.88    29,279*     9.34*   22,355*     9.92*   13,896*    10.78*   11,416*    10.65*

  Unsecured consumer
   loans(3)..............    37,180      7.66     *         *         *         *         *         *         *         *

                           --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

    Total loans
     receivable..........   485,175    100.00%  313,347    100.00%  225,432    100.00%  128,846    100.00%  107,228    100.00%

                           --------  --------  --------  --------  --------  --------  --------  --------  --------  --------

Less:
  Allowance for loan
   losses................    (3,510)             (2,887)             (3,029)             (1,230)               (892)
  Loans in process.......    (5,727)             (5,945)             (1,531)             (5,776)             (3,684)
  Deferred loan fees.....      (266)               (424)               (456)               (452)               (897)
  Unearned interest......    (1,831)             (2,475)             (3,796)             (3,960)             (5,075)
                           --------            --------            --------            --------            --------
                            (11,334)            (11,730)             (8,812)            (11,418)            (10,548)
                           --------            --------            --------            --------            --------
  Loans receivable,
   net(4)................  $473,841            $301,614            $216,620            $117,428            $ 96,680
                           --------            --------            --------            --------            --------
                           --------            --------            --------            --------            --------


- ----------------------------------

(1) Includes $53.9 million and $55.2 million of residential real estate -- first mortgage loans which are held by R&G Mortgage at March 31, 1996 and at December 31, 1995, respectively.


(2) Includes a $1.4 million loan originated by R&G Mortgage in November 1995 to VIG Leasing, S.E., an affiliated company, to acquire a warehouse and office building which is currently leased to the Bank and serves as its Operations Center. The loan was refinanced with an unaffiliated financial institution in June 1996 and R&G Mortgage was repaid. See "Management -- Transactions with Certain Related Persons."


(3) In each year includes a small amount of loans secured by collateral other than real estate which, at March 31, 1996, includes $540,000 of other secured consumer loans.


(4) Does not include mortgage loans held for sale of $25.9 million, $21.3 million, $22.9 million, $174.2 million, $106.4 million and $31.3 million at March 31, 1996 and December 31, 1995, 1994, 1993, 1992 and 1991,
    respectively.

 * The Company is unable to distinguish these two sub-categories of consumer loans during the years ended December 31, 1994, 1993, 1992 and 1991.

    CONTRACTUAL PRINCIPAL REPAYMENTS AND INTEREST RATES. The following table sets forth certain information at March 31, 1996 regarding the dollar amount of loans maturing in the Company's total loan portfolio based on the contractual terms to maturity. Loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.


                                                            DUE 1-5 YEARS   DUE 5 OR MORE
                                               DUE 1 YEAR    AFTER MARCH     YEARS AFTER
                                                 OR LESS       31, 1996     MARCH 31, 1996   TOTAL(1)
                                               -----------  --------------  --------------  -----------
                                                                    (IN THOUSANDS)
Residential real estate......................   $     102     $    2,437     $    339,896   $   342,435
Residential construction.....................      13,223             --               --        13,223
Commercial real estate(2)....................      17,927          9,034           43,286        70,247
Commercial business..........................      15,576         12,032            2,783        30,391
Consumer:
  Loans on savings...........................       3,300          4,405              195         7,900
  Real estate secured consumer loans.........         471         11,395           22,613        34,479
  Unsecured consumer loans...................       3,578         40,192              719        44,489
                                               -----------  --------------  --------------  -----------
    Total(3).................................   $  54,177     $   79,495     $    409,492   $   543,164
                                               -----------  --------------  --------------  -----------
                                               -----------  --------------  --------------  -----------


- ------------------------
(1) Amounts have not been reduced for the allowance for loan losses, loans in process, deferred loan fees or unearned interest.

(2) Includes $5.7 million of commercial construction and land acquisition loans.

(3) Does not include mortgage loans held for sale.

    The following table sets forth the dollar amount of total loans due after one year from March 31, 1996, as shown in the preceding table, which have fixed interest rates or which have floating or adjustable interest rates.


                                                                              FLOATING OR
                                                                FIXED RATE   ADJUSTABLE-RATE    TOTAL
                                                                -----------  --------------  -----------
                                                                             (IN THOUSANDS)
Residential real estate.......................................  $   342,435    $       --    $   342,435
Residential construction......................................       13,223            --         13,223
Commercial real estate(1).....................................       15,237        55,010         70,247
Commercial business...........................................       20,087        10,304         30,391
Consumer:
  Loans on savings............................................        7,900            --          7,900
  Real estate secured consumer loans..........................       34,479            --         34,479
  Unsecured consumer loans....................................       44,489            --         44,489
                                                                -----------  --------------  -----------
    Total.....................................................  $   477,850    $   65,314    $   543,164
                                                                -----------  --------------  -----------
                                                                -----------  --------------  -----------


- ------------------------
(1) Includes $5.7 million of commercial construction and land acquisition loans.

    Scheduled contractual amortization of loans does not reflect the expected term of the Company's loan portfolio. The average life of loans is substantially less than their contractual terms because of prepayments and, with respect to conventional loans originated for the Bank after February 1994, due-on-sales clauses, which give the Company the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase when current mortgage loan rates are higher than rates on existing mortgage loans and, conversely, decrease when rates on existing mortgage loans are lower than current mortgage loan rates (due to refinancing of adjustable-rate and fixed-rate loans at lower rates). Under the latter circumstance, the weighted average yield on loans decreases as higher-yielding loans are repaid or refinanced at lower rates.

    ORIGINATION, PURCHASE AND SALES OF LOANS. The following table sets forth loan originations, purchases and sales by the Bank for the periods indicated.


                                                     THREE MONTHS ENDED
                                                         MARCH 31,                YEAR ENDED DECEMBER 31,
                                                   ----------------------  -------------------------------------
                                                      1996        1995        1995         1994         1993
                                                   ----------  ----------  -----------  -----------  -----------
                                                                      (DOLLARS IN THOUSANDS)
Loan originations:
  Loans originated by R&G Mortgage:
    Residential mortgages........................  $   52,477  $   19,281  $   126,599  $   131,749  $   175,452
    Commercial mortgages.........................          --          --           --          123        1,293
    Construction loans...........................          58       4,464       13,764       10,700        4,025
    Consumer loans...............................       4,398       2,773       15,944           --           --
                                                   ----------  ----------  -----------  -----------  -----------
      Total loans originated by R&G Mortgage.....      56,933      26,518      156,307      142,572      180,770
                                                   ----------  ----------  -----------  -----------  -----------
  Other loans originated:
    Commercial real estate.......................      12,978       9,492       48,497       21,921       15,577
    Commercial business..........................       4,928       5,560       21,556       13,391       10,875
  Consumer loans:
    Loans on deposit.............................       2,888       2,951       12,546        9,290        5,630
    Real estate secured consumer loans...........          --       2,423        3,436        9,323        7,303
    Unsecured consumer loans.....................       9,377       8,589       38,589        4,005        1,307
                                                   ----------  ----------  -----------  -----------  -----------
      Total other loans originated...............      30,171      29,015      124,624       57,930       40,692
                                                   ----------  ----------  -----------  -----------  -----------
Loans purchased(1)...............................          --         673          807       11,840        1,590
                                                   ----------  ----------  -----------  -----------  -----------
      Total loans originated and purchased.......      87,104      56,206      281,738      212,342      223,052
Loans sold.......................................      (2,148)     (8,364)     (75,093)     (26,844)     (89,301)
Loan principal reductions........................     (25,992)    (20,982)     (78,519)     (62,170)     (30,633)
                                                   ----------  ----------  -----------  -----------  -----------
Net increase before other items, net.............      58,964      26,860      128,126      123,328      103,118
Loans securitized and transferred to
 mortgage-backed securities......................          --      (1,008)     (17,631)     (51,492)          --
Other increases (decreases)......................         458        (347)         179       (1,522)      (1,666)
                                                   ----------  ----------  -----------  -----------  -----------
Net increase in loan portfolio...................  $   59,422  $   25,505  $   110,674  $    70,314  $   101,452
                                                   ----------  ----------  -----------  -----------  -----------
                                                   ----------  ----------  -----------  -----------  -----------


- ------------------------

(1) Comprised of conventional loans purchased from other financial institutions aggregating $404,000, $508,000, $8.5 million and $449,000 in the three months ended March 31, 1995 and the years ended December 31, 1995, 1994 and 1993, and FHA and conventional loans purchased from R&G Mortgage aggregating $4.3 million and $1.1 million during the years ended December 31, 1994 and 1993.


    The Company, through the Bank, originates for both investment and sale mortgage loans secured by residential real estate (secured by both first and second mortgage liens) as well as construction loans (for residential real estate), commercial real estate loans, commercial business loans and consumer loans.

    Pursuant to the Master Production Agreement, R&G Mortgage will assist the Bank in meeting its loan production targets and goals by, among other things,
(i) advertising, promoting and marketing to the general public; (ii) interviewing prospective borrowers and conducting the initial processing of the requisite loan applications, consistent with the Bank's underwriting guidelines; and (iii) providing personnel and facilities with respect to the execution of loan agreements approved by the Bank. R&G Mortgage performs the foregoing loan origination services on behalf of the Bank with respect to residential mortgage loans, some commercial real estate loans and construction loans. R&G Mortgage receives from the Bank 75% of the applicable loan origination fee with respect to loans originated by R&G Mortgage on behalf of the Bank pursuant to the terms of the Master Production Agreement. During the three months ended March 31, 1996 and the year ended December 31, 1995, 1994 and 1993, R&G Mortgage received $1.2 million, $3.6 million, $3.2 million and $3.5 million, respectively, of loan origination fees with respect to loans originated by R&G Mortgage on behalf of the Bank pursuant to the terms of the Master Production Agreement. These fees are eliminated in consolidation in the Company's Consolidated Financial Statements. See also "The Company -- Affiliated Transactions" and "Regulation -- The Company -- Limitations on Transactions with Affiliates."


    The Bank originates commercial real estate, commercial business and consumer loans. Applications for commercial real estate, commercial business and unsecured consumer loans are taken at all of the Bank's branch offices and may be approved by various lending officers of the Bank within designated limits, which are established and modified from time to time to reflect an individual's expertise and experience. All loans in excess of an individual's designated limits are referred to an officer with the requisite authority. In addition, the Management Credit Committee is authorized to approve all loans not exceeding $400,000, the Credit Committee of the Board of Directors is authorized to approve real estate secured loans not exceeding $500,000, and the Executive Committee of the Board of Directors is authorized to approve all loans exceeding $500,000. All loans originated or purchased by the Bank must be approved by one of the three committees set forth above. Management of the Bank believes that its relatively centralized approach to approving loan applications ensures strict adherence to the Bank's underwriting guidelines while still allowing the Bank to approve loan applications on a timely basis.


    The Bank also occasionally purchases loans secured by first liens on single-family residential real estate. The Bank will occasionally purchase FHA loans from R&G Mortgage and conventional loans from unrelated financial institutions. Such loan purchases are underwritten by the Bank pursuant to the same guidelines as direct loan originations. Loans purchased by the Bank are generally securitized by R&G Mortgage and sold by the Bank. During the three months ended March 31, 1995 and the years ended December 31, 1995, 1994 and 1993, the Bank purchased $404,000, $508,000, $11.8 million and $1.6 million of loans, respectively. The Bank did not purchase any loans during the three months ended March 31, 1996.



    During the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, the Bank sold $2.1 million, $8.2 million, $75.1 million, $26.8 million and $89.3 million of loans. These loans, which were primarily nonconforming loans at the time of origination, were generally sold in packages in privately negotiated transactions with FNMA and FHLMC.


    Pursuant to the Master Purchase Agreement, the Bank sells to R&G Mortgage the servicing rights to all first and second mortgage loans secured by residential properties which are or will become part of the Bank's loan portfolio once the Bank has a commitment to sell the loans. The Master Purchase Agreement further provides that R&G Mortgage will service all other loans held in the Bank's portfolio (including single-family residential loans retained by the Bank, commercial real estate, commercial business and consumer loans (although R&G Mortgage does not actually acquire such servicing rights)). In addition, pursuant to the Master Purchase Agreement, the Bank processes payments on all loans serviced by R&G Mortgage on behalf of the Bank. Finally, under the Master Purchase Agreement, R&G Mortgage renders securitization services with respect to the pooling of some of the Bank's mortgage loans into mortgage-backed securities. See "-- Mortgage Banking Activities."

    At March 31, 1996, the Company's five largest loans-to-one borrower and their related entities amounted to $2.3 million, $2.2 million, $2.1 million, $1.4 million and $675,000. The largest loan concentration consists of a construction loan to develop a 58-unit residential subdivision in Fajardo. The second largest loan concentration is primarily comprised of a $2.2 million land loan to a developer of a new shopping center in Carolina. Plans and permits are being developed for various fast food chains. The third largest loan concentration is primarily comprised of a $2.2 million loan to a developer for the interim financing of a $1.4 million project that consists of 55 single family detached residential units at Humacao, with the balance of the loan concentration comprised of other commercial loans. In both construction projects, units have been sold and delivered and the projects are proceeding as planned. The fourth largest loan consists of $1.4 million financing of insurance premium contracts for a period of not more than 10 months. The fifth largest loan concentration consists of a commercial small business administration loan. All of the Company's five largest loan concentrations were performing in accordance with their terms as of March 31, 1996.

    SINGLE-FAMILY RESIDENTIAL REAL ESTATE LOANS. The Bank has historically concentrated its lending activities on the origination of loans secured by first mortgage liens on existing single-family residences. At March 31, 1996, $328.0 million or 60.4% of the Company's total loans held for investment consisted of such loans, $326.5 million or 99.5% of which consisted of conventional loans. The Bank's first mortgage single-family residential loans consist exclusively of fixed-rate loans with terms of between 15 and 30 years. As evidenced by this statistic, the Puerto Rico residential mortgage market has not been receptive to long-term adjustable rate mortgage loans.

    The Bank's first mortgage single-family residential loans typically do not exceed 80% of the appraised value of the security property. Pursuant to underwriting guidelines adopted by the Board of Directors, the Bank can lend up to 95% of the appraised value of the property securing a first mortgage single-family residential loan provided the Bank obtains private mortgage insurance with respect to the top 25% of the loan.

    The Bank also originates loans secured by second mortgages on single-family residential properties. At March 31, 1996, $14.4 million or 2.7% of the Company's total loans held for investment consisted of second mortgage loans on single-family residential properties. The Bank offers such second mortgage loans in amounts up to $125,000 for a term not to exceed 15 years. The loan-to-value ratio of second mortgage loans generally is limited to 75% of the property's appraised value (including the first mortgage).

    CONSTRUCTION LOANS. In recent years, the Bank has been active in originating loans to construct single-family residences. These construction lending activities generally are conducted throughout Puerto Rico, although loans are concentrated in areas contiguous to Bank branches. At March 31, 1996, residential construction loans amounted to $13.2 million or 2.4% of the Company's total loans held for investment, while commercial construction and land acquisition loans amounted to $5.7 million or 1.0% of total loans held for investment.

    The Bank primarily offers construction loans to individual borrowers for the purpose of constructing single-family residences. Substantially all of the
Bank's construction lending to individuals is originated on a construction/permanent mortgage loan basis. Construction/permanent loans are made to individuals who hold a contract with a general contractor acceptable to the Bank to construct their personal residence. The construction phase of the loan provides for monthly payments on an interest only basis at a designated fixed rate for the term of the construction period, which generally does not exceed nine months. Thereafter, the permanent loan is made at then market rates, provided that such rate shall not be more than 2% greater than the interim construction rate. R&G Mortgage's construction loan department approves the proposed contractors and administers the loan during the construction phase. The Bank's construction/permanent loan program has been successful due to its ability to offer borrowers a single closing and, consequently, reduced costs. At March 31, 1996, the Bank's construction loan portfolio included 155 construction/permanent loans with an aggregate principal balance of $13.2 million.

    The Bank has also originated construction loans to developers on a very limited basis to develop single family residential properties. The Bank does not intend to actively engage in this business and will primarily undertake such investments to accommodate a valued developer client if the Bank determines that the project is worthy and the risk is acceptable. At March 31, 1996, the Bank had two residential construction loans outstanding to developers aggregating $3.2 million to develop single-family subdivisions, each with 58 units, in Fajardo and Humaco. Both loans are referenced in the discussion of the Bank's largest loan concentrations above. The Humaco project, which involved a $2.3 million loan, had an outstanding balance of $1.0 million as of March 31, 1996. As of such date, 11 residences have closed, 15 residences had down payments given pending contract of sale and 35 residences were under construction. The Fajardo project, which involved a $1.4 million loan, had an outstanding balance of $2.2 million at March 31, 1996. As of such date, 9 residences have closed, 18 residences had down payments given pending contract of sale and 31 residences were under construction. Each loan is performing in accordance with its terms.

    In addition to the foregoing, at March 31, 1996, the Bank had two land acquisition loans amounting to $300,000 and $299,400 which were made in connection with projects to construct single-family residences. The Bank and the financial institution which made the interim construction loan have entered into an agreement pursuant to which the Bank is to be paid a percentage of the proceeds from each home as it is released upon construction and sale. The Bank expects to make the permanent construction loan on one of these projects. The Bank does not expect to be active in this business.

    The Bank intends to continue to increase its involvement in single-family residential construction lending. Such loans afford the Bank the opportunity to increase the interest rate sensitivity of its loan portfolio. Construction lending is generally considered to involve a higher level of risk as compared to permanent single-family residential lending, due to the concentration of principal in a limited number of loans and borrowers and the effects of general economic conditions on real estate developers and managers. Moreover, a construction loan can involve additional risks because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated costs (including interest) of the project. The nature of these loans is such that they are generally more difficult to evaluate and monitor. At March 31, 1996, $804,000 of the Bank's construction loans were classified as non-performing.

    The Bank has taken steps to minimize the foregoing risks by, among other things, limiting its construction lending primarily to residential properties. In addition, the Bank has adopted underwriting guidelines which impose stringent loan-to-value (80% with respect to single-family residential real estate), debt service and other requirements for loans which are believed to involve higher elements of credit risk and by working with builders with whom it has established relationships or knowledge thereof.


    COMMERCIAL REAL ESTATE LOANS. The Bank has also originated mortgage loans secured by commercial real estate. At March 31, 1996, $63.1 million or 11.6% of the Company's total loans held for investment consisted of such loans. As of such date, the Bank's commercial real estate loan portfolio consisted of approximately 564 loans with an average principal balance of $112,000. At March 31, 1996, $2.0 million of the Company's commercial real estate loans were classified as nonperforming.


    Commercial real estate loans originated by the Bank are primarily secured by office buildings, retail stores, warehouses and general purpose industrial space. Although terms vary, commercial real estate loans generally are amortized over a period of 7-15 years and have maturity dates of five to seven years. The Bank will originate these loans with interest rates which adjust monthly in accordance with a designated prime rate plus a margin, which generally is negotiated at the time of origination. Such loans will have a floor but no ceiling on the amount by which the rate of interest may adjust over the loan term. Loan-to-value ratios on the Bank's commercial real estate loans are currently limited to 80% or lower. As part of the criteria for underwriting commercial real estate loans, the Bank generally requires a debt coverage ratio (the ratio of net cash from operations before payment of debt service to debt service) of 1.30 or more. It is also the Bank's general policy to seek additional protection to mitigate any weaknesses identified in the underwriting process. Additional coverage may be provided through mortgage insurance, secondary collateral and/or personal guarantees from the principals of the borrower.


    Commercial real estate lending entails different and significant risks when compared to single-family residential lending because such loans typically involve large loan balances to single borrowers and because the payment experience on such loans is typically dependent on the successful operation of the project or the borrower's business. These risks can also be significantly affected by supply and demand conditions in the local market for apartments, offices, warehouses or other commercial space. The Bank attempts to minimize its risk exposure by limiting the extent of its commercial lending generally. In addition, the Bank imposes stringent loan-to-value ratios, requires conservative debt coverage ratios, and continually monitors the operation and physical condition of the collateral. Although the Bank has begun to increase its emphasis on commercial real estate lending, management does not currently anticipate that its portfolio of commercial real estate loans will grow significantly as a percentage of the total loan portfolio.



    COMMERCIAL BUSINESS LOANS. Beginning in 1991, the Bank began emphasizing commercial business loans, including working capital lines of credit, inventory and accounts receivable loans, equipment financing (including equipment leases), term loans, insurance premiums loans and loans guaranteed by the Small Business Administration. Depending on the collateral pledged to secure the extension of credit, maximum loan to value ratios are 75% or less, with exceptions permitted to a maximum of 80%. Loan terms may vary from one to 15 years. The interest rates on such loans are generally variable and are indexed to a designated prime rate, plus a margin. The Bank also generally obtains personal guarantees from the principals of the borrowers. At March 31, 1996, commercial business loans amounted to $30.4 million or 5.6% of total loans held for investment. Although the Bank has begun to increase its emphasis on commercial business lending, management does not currently anticipate that its portfolio of commercial business loans will grow significantly as a percentage of the total loan portfolio.



    CONSUMER LOANS. The Bank has recently begun to emphasize the origination of consumer loans in order to provide a full range of financial services to its customers and because such loans generally have shorter terms and higher interest rates than mortgage loans. At March 31, 1996, $86.9 million or 16.0% of the Company's total loans held for investment consisted of consumer loans. The consumer loans offered by the Bank include real estate secured consumer loans (which are originated by R&G Mortgage), loans secured by deposit accounts, credit card loans and other secured and unsecured consumer loans. Most of the Bank's consumer loans are secured and have been primarily obtained through newspaper advertising, although loans are also obtained from existing and walk-in customers. Although the Bank has begun to increase its emphasis on consumer lending, management does not currently anticipate that its portfolio of consumer loans will grow significantly as a percentage of the total loan portfolio.


    The Bank currently offers loans secured by deposit accounts, which amounted to $7.9 million at March 31, 1996. Such loans are originated generally for up to 90% of the account balance, with a hold placed on the account restricting the withdrawal of the account balance. The Bank offers real estate secured loans in amounts up to 75% of the appraised value of the property, including the amount of any existing prior liens. Real estate secured consumer loans have a maximum term of 10 years, which may be extended within the sole discretion of the Bank, and an interest rate which is set at a fixed rate based on market conditions. The Bank secures the loan with a first or second mortgage on the property and will originate the loan even if another institution holds the first mortgage. At March 31, 1996, real estate secured consumer loans totalled $34.5 million. In November 1995, the Bank began issuing credit cards in its own name. At March 31, 1996, credit card receivables totalled $424,000.

    Consumer loans generally have shorter terms and higher interest rates than mortgage loans but generally involve more credit risk than mortgage loans because of the type and nature of the collateral and, in certain cases, the absence of collateral. In addition, consumer lending collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely effected by job loss, divorce, illness and personal bankruptcy. In many cases, any repossessed collateral for a defaulted consumer loan will not provide an adequate source of repayment of the outstanding loan balance because of improper repair and maintenance of the underlying security. The remaining deficiency may not warrant further substantial collection efforts against the borrower. At March 31, 1996, $146,000 of consumer loans were classified as non-performing.

ASSET QUALITY

    GENERAL. When a borrower fails to make a required payment on a loan, the Company attempts to cure the deficiency by contacting the borrower and seeking payment. Contacts are generally made between the 10th and 15th day after a payment is due. In most cases, deficiencies are cured promptly. If a delinquency extends beyond 15 days, the loan and payment history is reviewed and efforts are made to collect the loan. While the Company generally prefers to work with borrowers to resolve such problems, when the account becomes 90 days delinquent in the case of mortgage loans, the Company does institute foreclosure or other proceedings, as necessary, to minimize any potential loss. In the case of consumer loans, the Bank refers the file for collection action after 60 days.

    Loans secured by real estate are placed on non-accrual status when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. When such a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income. As a matter of policy, the Bank does not accrue interest on loans past due 90 days or more which are secured by real estate. The Bank generally takes the same position in the case of consumer loans.

    Real estate acquired by the Bank as a result of foreclosure or by deed-in-lieu of foreclosure are classified as real estate owned until sold. Pursuant to a statement of position ("SOP 92-3") issued by the American Institute of Certified Public Accountants in April 1992, which provides guidance on determining the balance sheet treatment of foreclosed assets in annual financial statements for periods ending on or after December 15, 1992, there is a rebuttable presumption that foreclosed assets are held for sale and such assets are recommended to be carried at the lower of fair value minus estimated costs to sell the property, or cost (generally the balance of the loan on the property at the date of acquisition). After the date of acquisition, all costs incurred in maintaining the property are expensed and costs incurred for the improvement or development of such property are capitalized up to the extent of their net realizable value. The Bank's accounting for its real estate owned complies with the guidance set forth in SOP 92-3.

    The following table sets forth the amounts and categories of the Company's non-performing assets at the dates indicated. The Company did not have any troubled debt restructurings at any of the periods presented. Except as otherwise indicated in the footnotes to the table, the non-performing assets are assets of the Bank.


                                                                                   DECEMBER 31,
                                                  MARCH 31,    -----------------------------------------------------
                                                    1996         1995       1994       1993       1992       1991
                                                -------------  ---------  ---------  ---------  ---------  ---------
                                                                       (DOLLARS IN THOUSANDS)
Non-accruing loans:
  Residential real estate(1)..................  $    9,176     $   7,921  $   4,045  $   2,942  $   1,939  $   1,198
  Construction................................          --            --         --         --         --         --
  Commercial real estate......................       2,006         1,903        789      1,311        141        215
  Commercial business.........................          --            --         --         --         --         --
  Consumer....................................         109            40        918        736        221         93
                                                -------------  ---------  ---------  ---------  ---------  ---------
    Total.....................................      11,291(2)      9,864      5,752      4,989      2,301      1,506
                                                -------------  ---------  ---------  ---------  ---------  ---------
Accruing loans greater than 90 days
 delinquent:
  Residential real estate.....................          --            --         --         --         --         --
  Residential construction....................         804           611         --         --         28         69
  Commercial real estate......................          --            --         --         --         --         --
  Commercial business.........................           1             8         10         70         --         --
  Consumer....................................          37            94         --         --          4          1
                                                -------------  ---------  ---------  ---------  ---------  ---------
    Total accruing loans greater than 90 days
     delinquent...............................         842           713         10         70         32         70
                                                -------------  ---------  ---------  ---------  ---------  ---------
    Total non-performing loans................      12,133        10,577      5,762      5,059      2,333      1,576
                                                -------------  ---------  ---------  ---------  ---------  ---------
Real estate owned, net of reserves(3).........         846           654        722        699         21        193
                                                -------------  ---------  ---------  ---------  ---------  ---------
    Total non-performing assets...............  $   12,979     $  11,231  $   6,484  $   5,758  $   2,354  $   1,769
                                                -------------  ---------  ---------  ---------  ---------  ---------
                                                -------------  ---------  ---------  ---------  ---------  ---------
    Total non-performing loans as a percentage
     of total loans...........................        2.23%         2.18%      1.84%      2.24%      1.81%      1.47%
                                                -------------  ---------  ---------  ---------  ---------  ---------
                                                -------------  ---------  ---------  ---------  ---------  ---------
    Total non-performing assets as a
     percentage of total assets...............        1.49%         1.32%      1.04%      1.07%      0.80%      0.84%
                                                -------------  ---------  ---------  ---------  ---------  ---------
                                                -------------  ---------  ---------  ---------  ---------  ---------


- ------------------------
(1) Includes residential real estate secured by both first and second mortgage loans.

(2) As of March 31, 1996, comprised of 155 loans secured by residential real estate, 21 loans secured by commercial real estate and 59 consumer loans.

(3) Includes properties held by R-G Mortgage of $145,000, $43,000, $239,000 and $193,000 as of March 31, 1996 and December 31, 1994, 1993 and 1991. As of
    March 31,  1996,  the  Bank had  eight  residential  properties  aggregating
    $701,000 and R&G Mortgage had two residential properties aggregating $145,000. As of December 31, 1995, the Bank had two residential properties aggregating $654,000.


    While the level of total non-performing assets of the Company has increased on an absolute basis during the periods presented, from $1.6 million at December 31, 1991 to $13.0 million at March 31, 1996, the Company's net loans receivable portfolio has increased by 556% during this period, from $96.7 million at December 31, 1991 to $534.1 million at March 31, 1996. Thus, total non-performing assets as a percent of total assets increased from 0.84% at December 31, 1991 to 1.49% at March 31, 1996.



    It is the policy of the Bank to maintain an allowance for estimated losses on loans and to increase such allowance when, based on management's evaluation, a loss becomes both probable and estimable

(i.e., the loss is likely to occur and can be reasonably estimated). Major loans and major lending areas are reviewed periodically to determine potential problems at an early date. Also, management's periodic evaluation considers factors such as loss experience, current delinquency data, known and inherent risks in the portfolio, identification of adverse situations which may affect the ability of debtors to repay the loan, the estimated value of any underlying collateral and assessment of current economic conditions. Additions to the allowance are charged to income. Such provisions are based on management's estimated value of any underlying collateral, as applicable, considering the current and anticipated operating conditions of the borrower. Any recoveries are credited to the allowance.


    The following table sets forth an analysis of the Company's allowance for loan losses during the periods indicated, which is maintained on the Bank's loan portfolio.


                                                 AT AND FOR THE
                                               THREE MONTHS ENDED
                                                    MARCH 31,               AT AND FOR THE YEAR ENDED DECEMBER 31,
                                               -------------------   ----------------------------------------------------
                                                 1996       1995       1995       1994       1993       1992       1991
                                               --------   --------   --------   --------   --------   --------   --------
                                                                         (DOLLARS IN THOUSANDS)
Balance at beginning of period...............  $  3,510   $  2,887   $ 2,887    $  3,029   $  1,230   $    892   $    604
                                               --------   --------   --------   --------   --------   --------   --------
Charge-offs:
  Residential real estate....................        --         53        53          --         --          5         --
  Construction...............................        --         --        --          --         --         --         --
  Commercial real estate.....................        --         --        --          --         --         --         --
  Commercial business........................        23          3        91           3         56        105          3
  Consumer...................................       233         18       365         139         90         11         91
                                               --------   --------   --------   --------   --------   --------   --------
    Total charge-offs........................       256         74       509         142        146        121         94
                                               --------   --------   --------   --------   --------   --------   --------
Recoveries:
  Residential real estate....................        --          1         1          --         --         --         --
  Construction...............................        --         --        --          --         --         --         --
  Commercial real estate.....................        --         --        --          --         --         --         --
  Commercial business........................        26         20        85          --         20          2         --
  Consumer...................................        22         25        96          --        242         22         33
                                               --------   --------   --------   --------   --------   --------   --------
    Total recoveries.........................        48         46       182          --        262         24         33
                                               --------   --------   --------   --------   --------   --------   --------
Net charge-offs..............................       208         28       327         142       (116)        97         61
                                               --------   --------   --------   --------   --------   --------   --------
Allowance for loan losses acquired from
 Caribbean Federal...........................        --         --        --          --      1,683         --         --
Provision for losses on loans................         7        (50)      950(1)       --         --        435        349
                                               --------   --------   --------   --------   --------   --------   --------
Balance at end of period.....................  $  3,309   $  2,809   $ 3,510    $  2,887   $  3,029   $  1,230   $    892
                                               --------   --------   --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------   --------   --------
Allowance for loan losses as a percent of
 total loans outstanding.....................      0.59%      0.79%     0.72%       0.89%      1.38%      1.05%      0.92%
                                               --------   --------   --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------   --------   --------
Allowance for loan losses as a percent of
 non-performing loans........................     27.27%     39.52%    33.19%      50.10%     59.87%     52.72%     65.54%
                                               --------   --------   --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------   --------   --------
Ratio of net charge-offs to average loans
 outstanding.................................      0.05%      0.01%     0.08%       0.05%     (0.06)%     0.07%      0.07%
                                               --------   --------   --------   --------   --------   --------   --------
                                               --------   --------   --------   --------   --------   --------   --------


- ------------------------
(1) Includes $500,000 transferred to the provision for loan losses which the Company determined was excess valuation reserves on mortgage loans held for sale.

    The following table sets forth information concerning the allocation of the Company's allowance for loan losses (which is maintained on the Bank's loan portfolio) by loan category at the dates indicated.

                            MARCH 31, 1996
                           -----------------
                                    PERCENT
                                    OF LOANS
                                    IN EACH
                                    CATEGORY
                                    TO TOTAL
                           AMOUNT    LOANS
                           -------  --------
                              (DOLLARS IN
                              THOUSANDS)
Residential real
 estate..................  $2,020     61.05%
Construction.............      34      1.03
Commercial real estate...      --        --
Commercial business......     687     20.76
Consumer.................     568     17.16
                           -------  --------
    Total................  $3,309    100.00%
                           -------  --------
                           -------  --------

                                                                     DECEMBER 31,
                           -------------------------------------------------------------------------------------------------

                                 1995                1994                1993                1992                1991
                           -----------------   -----------------   -----------------   -----------------   -----------------

                                    PERCENT             PERCENT             PERCENT             PERCENT             PERCENT
                                    OF LOANS            OF LOANS            OF LOANS            OF LOANS            OF LOANS
                                    IN EACH             IN EACH             IN EACH             IN EACH             IN EACH
                                    CATEGORY            CATEGORY            CATEGORY            CATEGORY            CATEGORY
                                    TO TOTAL            TO TOTAL            TO TOTAL            TO TOTAL            TO TOTAL
                           AMOUNT    LOANS     AMOUNT    LOANS     AMOUNT    LOANS     AMOUNT    LOANS     AMOUNT    LOANS
                           -------  --------   -------  --------   -------  --------   -------  --------   -------  --------

Residential real
 estate..................  $2,094     59.66%   $1,962     67.95%   $2,029     66.99%   $  913     74.23%   $  685     76.79%
Construction.............      32      0.90        --        --        --        --        --        --        --        --
Commercial real estate...      --        --        --        --        --        --        --        --        --        --
Commercial business......     782     22.28       403     13.96       576     19.02       154     12.60       104     11.66
Consumer.................     602     17.16       522     18.09       424     13.99       163     13.17       103     11.55
                           -------  --------   -------  --------   -------  --------   -------  --------   -------  --------
    Total................  $3,510    100.00%   $2,887    100.00%   $3,029    100.00%   $1,230    100.00%   $  892    100.00%
                           -------  --------   -------  --------   -------  --------   -------  --------   -------  --------
                           -------  --------   -------  --------   -------  --------   -------  --------   -------  --------

INVESTMENT ACTIVITIES

    GENERAL. The Company's securities portfolio is managed by investment officers in accordance with a comprehensive written investment policy which addresses strategies, types and levels of allowable investments and which is reviewed and approved annually by the respective Boards of Directors of the Bank and R&G Mortgage. The management of the securities portfolio is set in accordance with strategies developed by the Bank's IRRBICO.


    As discussed under "-- Mortgage Banking Activities," R&G Mortgage is primarily engaged in the origination of mortgage loans and the securitization of such loans into mortgage-backed and related securities and the subsequent sale of such securities to securities broker-dealers and other investors in the secondary market. As a result of R&G Mortgage's securitization activities, R&G Mortgage maintains a substantial portfolio of GNMA mortgage-backed securities. At March 31, 1996, R&G Mortgage held GNMA mortgage-backed securities with a fair value of $88.6 million which are classified as held for trading. Such securities generally remain in R&G Mortgage's portfolio for between 90 and 180 days. In addition, during 1994 and 1995, R&G Mortgage sold through grantor trusts $201.4 million and $38.1 million, respectively, of CMOs and retained a portion of the residual interests related thereto. In addition, in 1995, R&G Mortgage purchased from the Bank $4.6 million of mortgage-backed residuals relating to the Bank's 1993 issuance of CMOs. At March 31, 1996, R&G Mortgage's CMOs and CMO residuals, which are classified as held for trading, had an amortized cost of $25.9 million and a fair value of $25.3 million.


    The Bank's Investment Policy authorizes the Bank to invest in U.S. Treasury obligations (with a maturity up to five years), U.S. Agency obligations, FNMA, GNMA and FHLMC mortgage-backed certificates, investment grade municipal obligations (with a maturity of up to five years), bankers' acceptances and FHLB notes (with a maturity of up to five years), investment grade commercial paper (with a maturity of up to 9 months), federal funds (with a maturity of six months or less), certificates of deposit in other financial institutions (including Eurodollar deposits), repurchase agreements (with a maturity of six months or less), investment grade corporate bonds (with a maturity of five years or less) and certain mortgage-backed derivative securities (with a weighted average life of less than ten years).

    At March  31,  1996, the  Bank's  securities portfolio  consisted  of  $45.4 million of securities held for investments, consisting of $40.7 million of tax-free mortgage-backed securities, $1.7 million of Puerto Rico Government obligations and $3.0 million of commercial paper. In addition, at March 31, 1996, the Bank had a securities portfolio classified as available for sale with a fair value of $69.3 million, consisting of $37.9 million of mortgage-backed securities, $4.1 million of FHLB stock, $8.1 million of CMOs and CMO residuals and $19.2 million of U.S. Government agency securities. Finally, at March 31, 1996, $2.2 million of the Bank's securities were classified as held for trading, consisting of $1.8 million of GNMA certificates and $390,000 of U.S. Treasury Bills.


    In February 1996, the Bank entered into an agreement with an independent investment management firm whereby such firm has been appointed as investment advisor with respect to a portion of the Bank's securities portfolio. Pursuant to such agreement, this investment advisory firm advises and recommends the purchase and/or sale of otherwise eligible investments on behalf of the Bank as well as the execution of various hedging strategies. Such firm, which has been engaged by the Bank to, among other things, assist it in achieving the objectives established by the Bank's IRRBICO, receives an annual management fee of .15% of the average aggregate principal amount under management (payable quarterly) together with a quarterly performance fee of 25% of the net trading profits earned during each calendar quarter. At March 31, 1996, this investment advisory firm was managing assets of the Bank with an approximate fair value of $29.9 million ($19.9 million of which is being utilized for hedging purposes and $10.0 million of which is being utilized for trading purposes), which were invested in U.S. Government agency securities and money market instruments. Beginning with the quarter ended June 30, 1996, such firm will execute hedging strategies on behalf of the Bank for all securities which are held for trading or available for sale. At March 31, 1996, the Bank's securities held for trading and available for sale had a fair value of $71.5 million.

    The following table presents certain information regarding the composition and period to maturity of the Company's securities portfolio held to maturity as of the dates indicated below. All of such securities are assets of the Bank.

                                          MARCH 31, 1996
                                     -------------------------
                                                       WEIGHTED
                                     CARRYING MARKET   AVERAGE
                                      VALUE    VALUE    YIELD
                                     -------  -------  -------
                                      (DOLLARS IN THOUSANDS)
MORTGAGE-BACKED SECURITIES:
  GMNA
    Due within one year............  $   --   $    --      --%
    Due from one-five years........     113       104   10.00
    Due from five-ten years........      --        --      --
    Due over ten years.............  23,804    22,373    6.02
  FNMA
    Due within one year............      --        --      --
    Due from one-five years........      --        --      --
    Due from five-ten years........      --        --      --
    Due over ten years.............  16,440    16,509    7.18
  FHLMC
    Due within one year............      --        --      --
    Due from one-five years........      --        --      --
    Due from five-ten years........      --        --      --
    Due over ten years.............     359       349    5.50
INVESTMENT SECURITIES:
  Puerto Rico Government
   obligations
    Due within one year............      60        60    2.68
    Due from one-five years........   1,040     1,040    6.25
    Due from five-ten years........      --        --      --
    Due over ten years.............     617       609    5.33
  U.S. Government Agency
    Due within one year............      --        --      --
    Due within one-five years......      --        --      --
    Due within five-ten years......      --        --      --
    Due over ten years.............      --        --      --
  Commercial paper:
    Due within one year............   2,992     2,992    5.50
    Due within one-five years......      --        --      --
    Due within five-ten years......      --        --      --
    Due over ten years.............      --        --      --
                                     -------  -------  -------
      Total Securities held for
       investment..................  $45,425  $44,036    6.41%
                                     -------  -------  -------
                                     -------  -------  -------

                                                                       DECEMBER 31,
                                     ---------------------------------------------------------------------------------

                                               1995                        1994                        1993
                                     -------------------------   -------------------------   -------------------------
                                                       WEIGHTED                    WEIGHTED                    WEIGHTED
                                     CARRYING MARKET   AVERAGE   CARRYING MARKET   AVERAGE   CARRYING MARKET   AVERAGE
                                      VALUE    VALUE    YIELD     VALUE    VALUE    YIELD     VALUE    VALUE    YIELD
                                     -------  -------  -------   -------  -------  -------   -------  -------  -------

MORTGAGE-BACKED SECURITIES:
  GMNA
    Due within one year............  $   --   $    --      --%   $   --   $    --      --%   $   --   $    --      --%
    Due from one-five years........      --        --   10.00        --        --      --        --        --      --
    Due from five-ten years........     118       108      --       174       164   10.00       257       264   10.00
    Due over ten years.............  24,617    23,681    6.03    26,619    24,224    5.98    29,563    29,418    6.27
  FNMA
    Due within one year............      --        --      --        --        --      --        --        --      --%
    Due from one-five years........      --        --      --        --        --      --        --        --      --
    Due from five-ten years........      --        --      --        --        --      --        --        --      --
    Due over ten years.............  16,623    16,623    7.18    16,175    15,267    7.16     2,346     2,509    9.62
  FHLMC
    Due within one year............      --        --      --        --        --      --        --        --      --
    Due from one-five years........      --        --      --        --        --      --        --        --      --
    Due from five-ten years........      --        --      --       659       678    9.16       753       804    9.20
    Due over ten years.............     373       373    5.50    40,495    38,512    7.05     6,204     6,564    8.91
INVESTMENT SECURITIES:
  Puerto Rico Government
   obligations
    Due within one year............     377       377    2.69       460       460    3.49        --        --      --
    Due from one-five years........   1,042     1,000    6.25     1,046       982    6.25     1,455     1,460    6.52
    Due from five-ten years........      --        --      --        --        --      --        --        --      --
    Due over ten years.............     627       619    4.25       676       667    4.55       774       740    4.66
  U.S. Government Agency
    Due within one year............      --        --      --        --        --      --        --        --      --
    Due within one-five years......      --        --      --        --        --      --     1,006     1,000    5.50
    Due within five-ten years......      --        --      --        --        --      --        --        --      --
    Due over ten years.............      --        --      --        --        --      --        --        --      --
  Commercial paper:
    Due within one year............      --        --      --        --        --      --        --        --      --
    Due within one-five years......      --        --      --        --        --      --        --        --      --
    Due within five-ten years......      --        --      --        --        --      --        --        --      --
    Due over ten years.............      --        --      --        --        --      --        --        --      --
                                     -------  -------  -------   -------  -------  -------   -------  -------  -------
      Total Securities held for
       investment..................  $43,777  $42,781    6.42%   $86,304  $80,954    6.76%   $42,358  $42,759    6.89%
                                     -------  -------  -------   -------  -------  -------   -------  -------  -------
                                     -------  -------  -------   -------  -------  -------   -------  -------  -------

    The following table presents certain information regarding the composition and period to maturity of the Company's held for trading and available for sale mortgage-backed and investment securities portfolio as of the dates indicated below.

                                            MARCH 31, 1996
                                     ----------------------------
                                                         WEIGHTED
                                     AMORTIZED   FAIR    AVERAGE
                                       COST     VALUE     YIELD
                                     --------  --------  --------
                                        (DOLLARS IN THOUSANDS)
MORTGAGE-BACKED SECURITIES
 AVAILABLE FOR SALE(1):
  FNMA mortgage-backed securities
    Due within one year............  $    --   $     --       --%
    Due from one-five years........       --         --       --
    Due from five-ten years........       --         --       --
    Due over ten years.............   14,451     14,089     7.10
  FHLMC mortgage-backed securities
    Due within one year............       --         --       --
    Due from one-five years........       --         --       --
    Due from five-ten years........      742        736     9.22
    Due over ten years.............   23,629     23,158     7.00
  CMO residuals and other
   mortgage-backed securities (2)
    Due within one year............       --         --       NA
    Due from one-five years........       --         --       NA
    Due from five-ten years........       --         --       NA
    Due over ten years.............    7,112      8,058       NA
INVESTMENT SECURITIES AVAILABLE FOR
 SALE(1)
  U.S. Government Agency
    Due within one year............       --         --       --
    Due from one-five years........   14,500     14,326     5.92
    Due from five-ten years........    5,028      4,853     6.73
    Due over ten years.............       --         --       --
                                     --------  --------      ---
  FHLB stock.......................    4,075      4,075     6.47
                                     --------  --------      ---
                                     $69,537   $ 69,295     6.17%
                                     --------  --------      ---
                                     --------  --------      ---
SECURITIES HELD FOR TRADING(3):
  GNMA certificates................   90,395     91,030     6.59
  CMO certificates.................   16,200     15,390     5.95
  CMO residuals(4).................    9,776      9,901     8.07
  U.S. Treasury Bills..............      390        390     4.90
                                     --------  --------      ---
                                     $116,761  $116,711     6.62%
                                     --------  --------      ---
                                     --------  --------      ---

                                                                            DECEMBER 31,
                                     ------------------------------------------------------------------------------------------

                                                 1995                           1994                           1993
                                     ----------------------------   ----------------------------   ----------------------------

                                                         WEIGHTED                       WEIGHTED                       WEIGHTED

                                     AMORTIZED   FAIR    AVERAGE    AMORTIZED   FAIR    AVERAGE    AMORTIZED   FAIR    AVERAGE

                                       COST     VALUE     YIELD       COST     VALUE     YIELD       COST     VALUE     YIELD

                                     --------  --------  --------   --------  --------  --------   --------  --------  --------

MORTGAGE-BACKED SECURITIES
 AVAILABLE FOR SALE(1):
  FNMA mortgage-backed securities
    Due within one year............  $    --   $     --       --%   $    --   $     --       --%   $    --   $     --       --%

    Due from one-five years........       --         --       --         --         --       --         --         --       --

    Due from five-ten years........       --         --       --         --         --       --         --         --       --

    Due over ten years.............   14,846     14,946     7.12         --         --       --         --         --       --

  FHLMC mortgage-backed securities
    Due within one year............       --         --       --         --         --       --         --         --       --

    Due from one-five years........       --         --       --         --         --       --         --         --       --

    Due from five-ten years........    1,122      1,180     8.90         --         --       --         --         --       --

    Due over ten years.............   36,353     36,759     6.94         --         --       --         --         --       --

  CMO residuals and other
   mortgage-backed securities (2)
    Due within one year............       --         --       NA         --         --       NA         --         --       NA

    Due from one-five years........       --         --       NA         --         --       NA         --         --       NA

    Due from five-ten years........       --         --       NA         --         --       NA         --         --       NA

    Due over ten years.............    7,126      8,123       NA     11,684     13,300       NA     10,241     10,241       NA

INVESTMENT SECURITIES AVAILABLE FOR
 SALE(1)
  U.S. Government Agency
    Due within one year............       --         --       --         --         --       --         --         --       --

    Due from one-five years........       --         --       --         --         --       --         --         --       --

    Due from five-ten years........       --         --       --         --         --       --         --         --       --

    Due over ten years.............       --         --       --         --         --       --         --         --       --

                                     --------  --------      ---    --------  --------      ---    --------  --------  --------

  FHLB stock.......................    3,280      3,280     7.68      1,878      1,878     7.60      1,721      1,721    10.79

                                     --------  --------      ---    --------  --------      ---    --------  --------  --------

                                     $62,727   $ 64,288     6.42%   $13,562   $ 15,178     5.01%   $11,962   $ 11,962     6.76%

                                     --------  --------      ---    --------  --------      ---    --------  --------  --------

                                     --------  --------      ---    --------  --------      ---    --------  --------  --------

SECURITIES HELD FOR TRADING(3):
  GNMA certificates................   87,656     88,448     6.71     65,813     64,184     6.59         --         --       --

  CMO certificates.................   16,200     15,570     5.95     54,350     50,241     5.76         --         --       --

  CMO residuals(4).................   10,248      9,791     8.07      9,500     10,097     8.00         --         --       --

  U.S. Treasury Bills..............       --         --       --         --         --       --         --         --       --

                                     --------  --------      ---    --------  --------      ---    --------  --------  --------

                                     $114,104  $113,809     6.72%   $129,663  $124,522     6.35%   $    --   $     --       --%

                                     --------  --------      ---    --------  --------      ---    --------  --------  --------

                                     --------  --------      ---    --------  --------      ---    --------  --------  --------



                                                   (FOOTNOTES ON FOLLOWING PAGE)

- ------------------------
(1) All securities are held in the Bank's investment securities portfolio.

(2) Comprised of subordinated tranches and residuals from the Bank's 1992 Grantor Trust.

(3) Except for GNMA Certificates with a fair value of $1.8 million, $1.8 million and $1.9 million during the three months ended March 31, 1996 and the years ended December 31, 1995 and 1994 and U.S. Treasury Bills with a fair value of $390,000 at March 31, 1996, all of such securities are held in R&G Mortgage's securities portfolio.

(4) Represents residuals purchased from the Bank from its 1993 CMO Grantor Trust and from R&G Mortgage's CMO Grantor Trust.

    A substantial portion of the Company's securities are held in mortgage-backed securities. Mortgage-backed securities (which also are known as mortgage participation certificates or pass-through certificates) represent a participation interest in a pool of single-family or multi-family mortgages, the principal and interest payments on which are passed from the mortgage originators, through intermediaries (generally U.S. Government agencies and government sponsored enterprises) that pool and repackage the participation interests in the form of securities, to investors such as the Company. Such U.S. Government agencies and government sponsored enterprises, which guarantee the payment of principal and interest to investors, primarily include the FHLMC, the FNMA and the GNMA.

    The FHLMC is a public corporation chartered by the U.S. Government and owned by the 12 Federal Home Loan Banks and federally-insured savings institutions. The FHLMC issues participation certificates backed principally by conventional mortgage loans. The FHLMC guarantees the timely payment of interest and the ultimate return of principal within one year. The FNMA is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for conventional mortgage loans. The FNMA guarantees the timely payment of principal and interest on FNMA securities. FHLMC and FNMA securities are not backed by the full faith and credit of the United States, but because the FHLMC and the FNMA are U.S. Government-sponsored enterprises, these securities are considered to be among the highest quality investments with minimal credit risks. The GNMA is a government agency within HUD which is intended to help finance government-assisted housing programs. GNMA securities are backed by FHA-insured and VA-guaranteed loans, and the timely payment of principal and interest on GNMA securities are guaranteed by the GNMA and backed by the full faith and credit of the U.S. Government. Because the FHLMC, the FNMA and the GNMA were established to provide support for low- and middle-income housing, there are limits to the maximum size of loans that qualify for these programs. For example, the FNMA and the FHLMC currently limit their loans secured by a single-family, owner-occupied residence to $207,000. To accommodate larger-sized loans, and loans that, for other reasons, do not conform to the agency programs, a number of private institutions have established their own home-loan origination and securitization programs.

    Mortgage-backed securities typically are issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities. The characteristics of the underlying pool of mortgage, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security thus approximates the life of the underlying mortgages.

    The Company's securities portfolio includes CMOs. CMOs have been developed in response to investor concerns regarding the uncertainty of cash flows associated with the prepayment option of the underlying mortgagor and are typically issued by government agencies, government sponsored enterprises and special purpose entities, such as trusts, corporations or partnerships, established by financial institutions or other similar institutions. A CMO can be collateralized by loans or securities which are insured or guaranteed by the FNMA, the FHLMC or the GNMA. In contrast to pass-through mortgage-backed securities, in which cash flow is received pro rata by all security holders, the cash flow from the mortgages underlying a CMO is segmented and paid in accordance with a predetermined priority to investors holding various CMO classes. By allocating the principal and interest cash flows from the underlying collateral among the separate CMO classes, different classes of bonds are created, each with its own stated maturity, estimated average life, coupon rate and prepayment characteristics.

    Mortgage-backed securities generally increase the quality of the Company's assets by virtue of the insurance or guarantees that back them, are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations of the Company. At March 31, 1996, $146.5 million or 72.1% of the Company's mortgage-backed securities was pledged to secure various obligations of the Company.

    The FDIC has issued a statement of policy which states, among other things, that mortgage derivative products (including CMOs and CMO residuals) which possess average life or price volatility in excess of a benchmark fixed rate 30-year mortgage-backed pass-through security are "high-risk mortgage securities," are not suitable investments for depository institutions, and if considered "high risk" at purchase must be carried in the institution's trading account or as assets held for sale, and must be marked to market on a regular basis. In addition, if a security was not considered "high risk" at purchase but was later found to be "high risk" based on the tests, it may remain in the held-to-maturity portfolio as long as the institution has positive intent to hold the security to maturity and has a documented plan in place to manage the high risk. At March 31, 1996, the Bank's CMOs and CMO residuals, which had a fair value of $8.1 million, were designated as "high-risk mortgage securities" and classified as available for sale.

SOURCES OF FUNDS

    GENERAL. The Company will consider various sources of funds to fund its investment and lending activities and evaluates the available sources of funds in order to reduce the Company's overall funding costs. Deposits, reverse repurchase agreements, warehouse lines of credit, notes payable, FHLB advances, subordinated capital notes and sales, maturities and principal repayments on loans and securities have been the major sources of funds for use in the Company's lending and investing activities and for other general business purposes.

    DEPOSITS. Deposits are the major sources of the Bank's funds for lending and other investment purposes. Consumer and commercial deposits are attracted principally from within the Bank's primary market area through the offering of a broad selection of deposit instruments, including passbook, NOW and Super NOW, checking and commercial checking and certificates of deposit ranging in terms from 7 days to 10 years. Included among these deposit products are $137.0 million of certificates of deposit with balances of $100,000 or more, which amounted to 25.3% of the Bank's total deposits at March 31, 1996. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors.

    The Bank attempts to price its deposits in order to promote deposit growth. The Bank regularly evaluates the internal costs of funds, surveys rates offered by competing institutions, reviews the Bank's cash flow requirements for lending and liquidity and executes rate changes when deemed appropriate. The Bank does not currently obtain funds through brokers, although at March 31, 1996 it held $4.2 million of deposits acquired from money desks in the United States.

    The principal methods currently used by the Bank to attract deposit accounts include offering a wide variety of services and accounts and competitive interest rates. The Bank utilizes traditional marketing methods to attract new customers and savings deposits, including advertising.

    The following table presents the average balance of each deposit type and the average rate paid one each deposit type of the Bank for the periods indicated.

                                                                                       DECEMBER 31,
                                                       ----------------------------------------------------------------------------
                                  MARCH 31, 1996                 1995                      1994                      1993
                             ------------------------  ------------------------  ------------------------  ------------------------
                              AVERAGE   AVERAGE RATE    AVERAGE   AVERAGE RATE    AVERAGE   AVERAGE RATE    AVERAGE   AVERAGE RATE
                              BALANCE       PAID        BALANCE       PAID        BALANCE       PAID        BALANCE       PAID
                             ---------  -------------  ---------  -------------  ---------  -------------  ---------  -------------
                                                                     (DOLLARS IN THOUSANDS)
Passbook...................  $  73,446        3.75%    $  59,860        3.66%    $  45,220        3.60%    $  30,800        4.18%
NOW and Super NOW
 accounts..................     74,848        3.83        65,135        3.82        72,662        3.87        47,818        3.67
Checking...................     10,084          --         6,050          --         2,725          --         1,423          --
Commercial checking(1).....     26,868          --        24,601          --        22,819          --        23,827          --
Certificates of deposit....    324,695        6.16       276,187        6.25       197,035        5.20       128,980        5.37
                             ---------                 ---------                 ---------                 ---------
    Total deposits.........  $ 509,941        5.02%    $ 431,833        5.08%    $ 340,461        4.23%    $ 232,848        4.28%
                             ---------         ---     ---------         ---     ---------         ---     ---------         ---
                             ---------         ---     ---------         ---     ---------         ---     ---------         ---

- ------------------------------

(1) Includes $13.1 million, $9.7 million, $10.0 million and $13.3 million of escrow funds of R&G Mortgage maintained with the Bank at March 31, 1996 and at December 31, 1995, 1994 and 1993, respectively.


    The following table sets forth the maturities of the Bank's certificates of deposit having principal amounts of $100,000 or more at March 31, 1996.

                                                                                              AMOUNT
                                                                                          --------------
                                                                                          (IN THOUSANDS)
Certificates of deposit maturing:
  Three months or less..................................................................   $     34,855
  Over three through six months.........................................................         24,895
  Over six through twelve months........................................................         43,966
  Over twelve months....................................................................         33,284
                                                                                          --------------
    Total...............................................................................   $    137,000
                                                                                          --------------
                                                                                          --------------


    BORROWINGS. The Company's business requires continuous access to various funding sources, both short and long-term. R&G Mortgage's primary source of short-term funds is through sales of securities to investment dealers under agreements to repurchase ("reverse repurchase agreements"). The Bank also from time to time utilizes reverse repurchase agreements when they represent a competitive short-term funding source. In a reverse repurchase agreement transaction, the Company will generally sell a mortgage-backed security agreeing to repurchase either the same or a substantially identical security on a specified later date (generally not more than 90 days) at a price less than the original sales price. The difference in the sale price and purchase price is the cost of the use of the proceeds. The mortgage-backed securities underlying the agreements are delivered to the dealers who arrange the transactions. For agreements in which the Company has agreed to repurchase substantially identical securities, the dealers may sell, loan or otherwise dispose of the Company's securities in the normal course of their operations; however, such dealers or third party custodians safe-keep the securities which are to be specifically repurchased by the Company. Reverse repurchase agreements represent a competitive cost funding source for the Company. Nevertheless, the Company is subject to the risk that the lender may default at maturity and not return the collateral. The amount at risk is the value of the collateral which exceeds the balance of the borrowing. In order to minimize this potential risk, the Company only deals with large, established investment brokerage firms when entering into these transactions. Reverse repurchase transactions are accounted for as financing arrangements rather than as sales of such securities, and the obligations to repurchase such securities is reflected as a liability in the Company's Consolidated Financial Statements. As of March 31, 1996, the Company had $95.3 million of reverse repurchase agreements outstanding, all of which represented borrowings of R&G Mortgage. At March 31, 1996, the weighted average interest rate on the Company's reverse repurchase agreements amounted to 4.83%. See Note 10 of the Notes to Consolidated Financial Statements.

    R&G Mortgage's loan originations are also funded by borrowings under various warehouse lines of credit provided by two unrelated commercial banks ("Warehouse Lines"). At March 31, 1996, R&G Mortgage was permitted to borrow under such Warehouse Lines up to $79.4 million, $19.6 million of which was drawn upon and outstanding as of such date. The Warehouse Lines are used by R&G Mortgage to fund loan commitments and must generally be repaid within 180 days after the loan is closed or when R&G Mortgage receives payment from the sale of the funded loan, whichever occurs first. Until such sale closes, the Warehouse Lines provide that the funded loan is pledged to secure the outstanding borrowings. The Warehouse Lines are also collateralized by certificates of deposit, a general assignment of mortgage payments receivable, an assignment of certain mortgage servicing rights and an assignment of key man life insurance policies on Mr. Victor J. Galan, the Company's Chairman of the Board and Chief Executive Officer. In addition, some of the Warehouse Lines are personally guaranteed by Mr. Galan. Certain of these warehousing lines of credit impose restrictions on R&G Mortgage with respect to the maintenance of minimum levels of net worth and working capital and limitations on the amount of indebtedness and dividends which may be declared.


    The interest rate on funds borrowed pursuant to the Warehouse Lines is based upon a specified prime rate less a negotiated amount or a designated Puerto Rico
Section 936 funds rate (which is lower than the prime rate) plus a negotiated amount. By maintaining compensating balances, R&G Mortgage is able to borrow funds under the Warehouse Lines at a lower interest rate than would otherwise apply. These compensating balances are comprised of a portion of the escrow accounts maintained by R&G Mortgage for principal and interest payments and related tax and insurance payments on loans its services. At March 31, 1996, the weighted average interest rate being paid by R&G Mortgage under its Warehouse Lines amounted to 3.04%.


    The Warehouse Lines include various covenants and restrictions on R&G Mortgage's operations, including maintenance of minimum levels of net worth and working capital, minimum levels and ratios with respect to outstanding indebtedness and restrictions on the amount of dividends which can be declared and paid by R&G Mortgage on its common stock (which is limited to 50% of R&G Mortgage's net income for the preceding fiscal year). Management of the Company believes that as of March 31, 1996, it was in compliance with all of such covenants and restrictions and does not anticipate that such covenants and restrictions will limit its operations. See Note 11 of the Notes to Consolidated Financial Statements.

    R&G Mortgage also obtains funds on a longer-term basis (greater than one-year) through various notes payable. Long-term notes payable amounted to $4.9 million as of March 31, 1996, $41,000 of which (with a weighted average rate of 7.65%) matures in 1996, $1.25 million of which (with a fixed rate of 6.95%) matures in 1998, $1.73 million of which (with a weighted average rate of 7.4%) matures in 1999 and $1.9 million of which (with a fixed rate of 7.5%) matures in 2000. These long-term notes payable are generally cross-collateralized with certain of the assets and guarantees used as collateral for the Warehouse Lines discussed above. See Note 12 of the Notes to Consolidated Financial Statements.

    Although the Bank's primary source of funds is deposits, the Bank also borrows funds on both a short and long-term basis. The Bank actively utilizes 936 Notes as a primary borrowing source. The 936 Notes have original terms to maturity of between five and eight years and are payable semiannually at either a variable interest rate (84% of three-month LIBOR less .125%) or a fixed interest rate (ranging from 5.50% to 7.15%). The Bank is able to obtain such low cost funds by investing the proceeds in eligible activities as proscribed under Puerto Rico law, which provide tax advantages under Puerto Rico tax laws and under U.S. federal tax laws for U.S. corporations which are operating in Puerto Rico pursuant to Section 936 of the Code. See "-- Mortgage Banking Activities -- Puerto Rico Secondary Mortgage Market and Favorable Tax Treatment." At March 31, 1996, $41.0 million of the 936 Notes were secured by marketable securities, while $10.0 million were secured by standby letters of credit issued by the FHLB of New York (which are, in turn, secured by first mortgage loans, securities and cash deposits). The 936 Notes contain certain provisions which indemnify the holders thereof from the federal tax liability which would be incurred, plus any penalties and interest, if the

Bank did not invest the proceeds as required in eligible activities, and also provide for a "gross up" provision which permits the Bank to continue the obligation at an adjusted interest rate based on LIBOR in the event the interest on the 936 Notes is subject in whole or in part to federal and/or Puerto Rico income tax. At March 31, 1996, the Bank had $51.0 million of 936 Notes outstanding, $23.6 million of which matures in 1999, $25.0 million of which matures in 2000 and $2.4 million of which matures in 2003. See Note 11 of the Notes to Consolidated Financial Statements.


    The Bank obtains both fixed-rate and variable-rate short-term and long-term advances from the FHLB of New York upon the security of certain of its residential first mortgage loans, securities and cash deposits, provided certain standards related to the credit-worthiness of the Bank have been met. FHLB of New York advances are available for general business purposes to expand lending and investing activities. Advances from the FHLB of New York are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. At March 31, 1996, the Bank had access to $50.0 million in advances from the FHLB of New York, and had two FHLB of New York advances aggregating $6.0 million outstanding as of such date, which mature in 1996 and have a weighted average interest rate of 6.74%. In addition, at March 31, 1996, the Bank maintained $23.5 million in standby letters of credit with the FHLB of New York, which secured $10.0 million of outstanding 936 Notes payable and $8.6 million of 936 certificates of deposit. At March 31, 1996, the Bank had pledged specific collateral aggregating $91.9 million to the FHLB of New York under its advances program and to secure the letters of credit. The Bank maintains collateral with the FHLB of New York in excess of applicable requirements in order to facilitate additional borrowings by the Bank in the future. See Note 13 of the Notes to Consolidated Financial Statements.

    In June 1991, the Bank issued $3.3 million of subordinated capital notes bearing interest at 8% payable on a quarterly basis. The subordinated notes are guaranteed by R&G Mortgage and by the Chairman of the Board and Chief Executive Officer of the Company, and are secured by an irrevocable standby letter of credit issued by an unrelated commercial bank. Pursuant to the terms of the subordinated notes, the Bank is required to deposit with an established sinking fund in seven equal annual installments (the first of which began in September 1992 and the last of which is scheduled for June 1998, when the notes mature) cash or other permitted investments in an amount sufficient to retire one-seventh ($464,000) of the aggregate principal amount of the subordinated notes. The standby letter of credit is reduced in equal proportion to the deposits to such sinking fund. See Note 15 of the Notes to the Consolidated Financial Statements.

    In December 1995, the Bank sold single-family residential mortgage loans with an aggregate outstanding balance of approximately $55 million to two commercial banks. In connection with the foregoing, R&G Mortgage assumed certain recourse provisions and guaranteed a specific yield to the purchasers of the loans. In addition, the purchasers of the loans have the right, at their option, to require R&G Mortgage to purchase the mortgage loans at any time after December 2000. Management has estimated its liability, if any, under the foregoing recourse provisions to be immaterial as of March 31, 1996. In the Company's Consolidated Financial Statements, the Company has recognized the foregoing transaction as a transfer of loans with recourse. Accordingly, the proceeds from such transaction (amounting to $54.7 million at March 31, 1996) have been reported as a secured borrowing in the Company's Consolidated Financial Statements. Similarly, the aggregate outstanding principal balance of the related loans (amounting to $53.9 million as of March 31, 1996) have been reported as an asset in the Company's Consolidated Financial Statements. See
Note 14 of the Notes to the Consolidated Financial Statements.

    The following table sets forth certain information regarding the short-term borrowings of the Company at or for the dates indicated.


                                                                AT OR FOR THE THREE
                                                                   MONTHS ENDED        AT OR FOR THE YEAR ENDED DECEMBER
                                                                     MARCH 31,                        31,
                                                               ---------------------   ---------------------------------
                                                                 1996        1995        1995        1994        1993
                                                               ---------   ---------   ---------   ---------   ---------
                                                                                (DOLLARS IN THOUSANDS)
R&G MORTGAGE:
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:
  Average balance outstanding................................  $  90,340   $ 101,794   $  99,145   $  84,405   $   2,273
  Maximum amount outstanding at any month-end during the
   period....................................................     95,314     107,227     112,507     119,926      19,089
  Balance outstanding at end of period.......................     95,314     107,227      87,958      97,355          --
  Average interest rate during the period....................       4.58%       5.65%       5.47%       4.20%       2.65%
  Average interest rate at end of period.....................       4.45%       5.13%       5.16%       5.86%         --%
NOTES PAYABLE:
  Average balance outstanding................................  $  30,638   $  19,068   $  24,521   $  61,352   $  79,263
  Maximum amount outstanding at any month-end during the
   period....................................................     38,023      20,999      35,626     137,771     133,913
  Balance outstanding at end of period.......................     22,585      20,288      30,130      22,215     133,913
  Average interest rate during the period....................       6.55%       7.43%       6.55%       8.09%       5.40%
  Average interest rate at end of period.....................       6.55%       7.43%       6.55%       8.09%       5.60%

THE BANK:
FHLB OF NEW YORK ADVANCES:
  Average balance outstanding................................  $   6,005   $  13,500   $  11,796   $  12,004   $   9,314
  Maximum amount outstanding at any month-end during the
   period....................................................      6,005      13,562      13,562      14,592      20,607
  Balance outstanding at end of period.......................      6,002      13,551       6,007      13,568      11,688
  Average interest rate during the period....................       6.74%       5.84%       5.84%       6.13%       6.13%
  Average interest rate at end of period.....................       6.74%       5.84%       6.74%       5.84%       6.13%
SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:
  Average balance outstanding................................  $   3,354   $  11,360   $   7,737   $   9,724   $   2,641
  Maximum amount outstanding at any month-end during the
   period....................................................         --      11,367      14,673      22,272      11,575
  Balance outstanding at end of period.......................         --      11,367      10,525      11,566          --
  Average interest rate during the period....................       5.11%       5.22%       5.16%       3.98%       2.65%
  Average interest rate at end of period.....................         --%       5.20%       5.11%       4.91%         --%
NOTES PAYABLE:
  Average balance outstanding................................  $  51,000   $  23,600   $  30,597   $   4,020   $      --
  Maximum amount outstanding at any month-end during the
   period....................................................     51,000      23,600      51,000      23,600          --
  Balance outstanding at end of period.......................     51,000      23,600      51,000      23,600          --
  Average interest rate during the period....................       5.93%       6.74%       6.42%       6.47%         --
  Average interest rate at end of period.....................       5.93%       6.74%       5.93%       6.74%         --


TRUST AND INVESTMENT SERVICES


    The Company also provides trust and investment services through the Bank's Trust Department. Services offered include custodial services, the administration of IRA accounts and the sale to investors of mortgage-backed securities guaranteed by GNMA. As of March 31, 1996, the Bank's Trust Department administered approximately 5,249 trust accounts, with aggregate assets of $17.8 million as of such date. In addition, during the three months ended March 31, 1996, the Bank's Trust Department had sold $2.9 million of GNMA mortgage-backed securities. The Bank receives fees dependent upon the level and type of service provided. The administration of the Bank's Trust Department is performed by the Trust Committee of the Board of Directors of the Bank.

OFFICES AND OTHER MATERIAL PROPERTIES

    The following table sets forth the net book value (including leasehold improvements and equipment) and certain other information with respect to the offices and other properties of the Company at March 31, 1996, all of which properties are leased.


                    DESCRIPTION/ADDRESS                            LEASE TERM EXPIRATION
- ------------------------------------------------------------   ------------------------------
                                                                                                NET BOOK VALUE
                                                                                                 OF PROPERTY
                                                                                                --------------
                                                                                                (IN THOUSANDS)
THE BANK:
    HATO REY BRANCH(1)(2)(3)                                         November 30, 1998              $  477
    280 Jess T. Piero Avenue                                     Two (2) five year options
    Hato Rey, PR 00919
    LOS JARDINES BRANCH                                              September 4, 1999                 168
    Los Jardines de Guaynabo Shopping                             One (1) ten year option
     Center
    PR Road No. 20
    Guaynabo, PR 00969
    SAN PATRICIO BRANCH                                                July 31, 2007                   196
    San Patricio Plaza
    Ortegon Street
    Guaynabo, PR 00969
    BAYAMON BRANCH(2)(3)                                                May 31, 2001                   303
    42-43 Betances Avenue                                         One (1) ten year option
    Urb. Hermanas Davila
    Bayamon, PR 00959
    BAYAMON EAST(4)                                                   January 10, 2001                  --
    Road #174, Lote 100
    Urb. Ind. Minillas
    Bayamon, PR 00959
    ARECIBO BRANCH(3)                                                December 31, 2001                 145
    Marginal Vista Azul                                          Two (2) five year options
    Corner San Daniel Avenue
    Arecibo, PR 00612
    MANATI BRANCH(3)                                                   August 8, 2009                  517
    Plaza Puerta del Sol                                         Four (4) five year options
    PR Road No. 2, Km. 49.7
    Manati, PR 00674
    CAROLINA BRANCH(3)                                                 July 31, 2003                   310
    65th Infantry Avenue
    Corner San Marcos Street
    Carolina, PR 00985
    TRUJILLO ALTO BRANCH(5)                                           October 31, 2004                 128
    Trujillo Alto Shopping Center
    Trujillo Alto, PR 00976
    SANTURCE BRANCH                                                    April 30, 1999                   70
    1077 Ponce de Leon Avenue                                    Three (3) six year options
    Santurce, PR 00917
    LAGUNA GARDENS BRANCH(5)                                           April 30, 1999                  173
    Laguna Gardens Shopping Center                                One (1) five year option
    Isla Verde
    Carolina, PR 00979

                    DESCRIPTION/ADDRESS                            LEASE TERM EXPIRATION
- ------------------------------------------------------------   ------------------------------
                                                                                                NET BOOK VALUE
                                                                                                 OF PROPERTY
                                                                                                --------------
                                                                                                (IN THOUSANDS)
    PLAZA CAROLINA BRANCH(5)                                            May 31, 2000                $  181
    Plaza Carolina Mall
    Carolina, PR 00985
    NORTE SHOPPING BRANCH(5)                                           April 30, 2000                   91
    Norte Shopping Center                                        Two (2) five year options
    Baldorioty de Castro Avenue
    San Juan, PR 00907
    VEGA BAJA BRANCH(5)                                                 May 31, 2003                   215
    Cabo Caribe Development                                       One (1) five year option
    PR Road No. 2, Marginal
    Vega Baja, PR 00693
    MAYAGUEZ BRANCH(3)                                                 April 30, 1997                  690
    McKinley Street                                              Four (4) five year options
    Corner Dr. Vady
    Mayaguez, PR 00680
    OPERATIONS CENTER(2)                                              January 10, 2001               1,323
    Road #174, Lote #100
    Urb. Ind. Minillas
    Bayamon, PR 00959
                                                                                                   -------
                                                                                                     4,987
                                                                                                   -------

R&G MORTGAGE:
    CAGUAS OFFICE                                                      July 31, 2000                    18
    D-9 Degetau Street                                            One (1) five year option
    Urb. San Alfonso
    Caguas, PR 00725
    PONCE OFFICE                                                        May 1, 1998                     13
    25 Las Americas Avenue
    Ext. Buena Vista
    Ponce, PR 00731
    FAJARDO OFFICE                                                      May 16, 1999                    11
    51 Celis Aguilera Street                                      One (1) five year option
    Fajardo, PR 00738
    LOS JARDINES OFFICE(6)                                             August 1, 2006                   40
    Los Jardines de Guaynabo Shopping                             One (1) five year option
     Center
    PR Road No. 20
    Guaynabo, PR 00969
    SAN PATRICIO OFFICE(6)                                              May 1, 1998                     19
    K-4 Ebano Street                                              One (1) five year option
    Ponderosa Building
    San Patricio
    Guaynabo, PR 00969
    HATO REY OFFICE(2)(3)                                      September 1, 1996 with monthly        2,020
    280 Jesus T. Pinero Avenue                                        renewal options
    Hato Rey, PR 00919

                    DESCRIPTION/ADDRESS                            LEASE TERM EXPIRATION
- ------------------------------------------------------------   ------------------------------
                                                                                                NET BOOK VALUE
                                                                                                 OF PROPERTY
                                                                                                --------------
                                                                                                (IN THOUSANDS)
    BAYAMON OFFICE(2)(3)                                                May 30, 2001                    58
    42-43 Betances Avenue                                         One (1) ten year option
    Urb. Hermanas Davila
    Bayamon, PR 00959
    ARECIBO OFFICE(3)                                                 January 1, 2002                   34
    Marginal Vista Azul                                          Two (2) five year options
    Corner San Daniel Avenue
    Arecibo, PR 00612
    MANATI OFFICE(3)(7)                                               October 30, 1998                  27
    Plaza Puerta del Sol                                          One (1) five year option
    PR Road No. 2, Km. 49.7
    Manati, PR 00674
    CAROLINA OFFICE(3)(7)                                             October 30, 1998                  21
    65th Infantry Avenue                                          One (1) five year option
    Corner San Marcos Street
    Carolina, PR 00985
    MAYAGUEZ OFFICE(3)(7)                                             October 30, 1998                  44
    McKinley Street                                               One (1) five year option
    Corner Dr. Vady
    Mayaguez, PR 00680
                                                                                                   -------
                                                                                                     2,305
                                                                                                   -------
                                                                                                    $7,292
                                                                                                   -------
                                                                                                   -------


- ------------------------
(1) Also serves as the main office of the Company.

(2) Leased from VIG Leasing, S.E., which is owned by the family of Victor J. Galan, Chairman of the Board and Chief Executive Officer of the Company. See "Management -- Transactions with Certain Related Persons."

(3) The Bank and R&G Mortgage each maintain separate offices in the same building.


(4) Application was approved by regulatory authorities in June 1996. The Bank will operate a temporary trailer facility at the site beginning July 1, 1996 until improvements to the branch office are completed in late 1996.


(5) Facility includes an R&G Mortgage Banking Center. See "Management -- Transactions with Certain Related Persons."

(6) The Bank maintains an office at this location in a separate facility.

(7) Office is subleased from the Bank.

PERSONNEL

    As of  March  31,  1996, the  Company  (on  a consolidated  basis)  had  630 full-time employees and 23 part-time employees. The employees are not represented by a collective bargaining agreement and the Company believes that it has good relations with its employees.

LEGAL PROCEEDINGS

    The Company is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition and results of operations of the Company.

                                   MANAGEMENT

DIRECTORS

    The following table sets forth information with respect to the directors of the Company, R&G Mortgage and the Bank. There are no arrangements or understandings between the Company, R&G Mortgage and the Bank and any person pursuant to which such person has been elected as a director. Except as set forth in the notes to the table below, no director is related to any other director or executive officer of the Company, R&G Mortgage or the Bank by blood, marriage or adoption.

                                                              DIRECTOR     TERM
                       NAME                         AGE(1)     SINCE      EXPIRES
- --------------------------------------------------  -------  ----------   -------
THE COMPANY:
Victor J. Galan...................................      62      1996        1998
Ana M. Armendariz.................................      63      1996        1997
Ramon Prats.......................................      46      1996        1998
Juan J. Diaz......................................      50      1996        1996
Victor L. Galan(2)................................      32      1996        1997
Enrique Umpierre-Suarez...........................      54      1996        1998
Benigno Fernandez.................................      55      1996        1997
Gilberto Rivera-Arreaga...........................      46      1996        1996
Eduardo McCormack.................................      68      1996        1998
Laureano Carus Abarca.............................      65      1996        1996
Pedro L. Ramirez..................................      53      1996        1997

R&G MORTGAGE:
Victor J. Galan...................................      62      1972        1996
Ana M. Armendariz.................................      63      1977        1996
Nelida Galan(2)...................................      62      1972        1996
Ramon Prats.......................................      46      1985        1996
Juan J. Diaz......................................      50      1996        1996
Victor L. Galan(2)................................      32      1996        1996
Pedro L. Ramirez..................................      53      1996        1996
Eduardo McCormack.................................      68      1996        1996
Gilberto Rivera-Arreaga...........................      46      1996        1996
Benigno Fernandez.................................      55      1996        1996
Laureano Carus Abarca.............................      65      1996        1996

THE BANK:
Victor J. Galan...................................      62      1990        1999
Ana M. Armendariz.................................      63      1990        1998
Ramon Prats.......................................      46      1990        1999
Juan J. Diaz......................................      50      1990        1997
Victor L. Galan...................................      32      1995        1998
Pedro Ramirez.....................................      53      1990        1997
Martin J. Rovira Garcia...........................      52      1990        1998
Laureno Carus Abarca..............................      65      1983(3)     1997
Jeanne Ubinas.....................................      67      1983(3)     1997
Eduardo McCormack.................................      68      1990        1999
Enrique Umpierre-Suarez...........................      54      1996        1999
Gilberto Rivera-Arreaga...........................      46      1996        1997
Benigno R. Fernandez..............................      55      1996        1998

- ------------------------
(1) As of December 31, 1995.

(2) Nelida Galan is the wife of Victor J. Galan, the Chairman of the Board and Chief Executive Officer of the Company. Victor L. Galan is the son of Victor
    J. Galan.

(3) Includes  service  as  director  of   Guaynabo  Federal  Savings  and   Loan
    Association, the predecessor to the Bank.

BIOGRAPHICAL INFORMATION

    THE  COMPANY  AND  R&G  MORTGAGE.    Information  concerning  the  principal
occupation of each director of the Company and R&G Mortgage during the past five years is set forth below.

    VICTOR J. GALAN. Mr. Galan is Chairman of the Board and Chief Executive Officer of the Company, a position he has held since the Company's incorporation in March 1996. Mr. Galan is the founder and Chairman of the Board of R&G Mortgage, a position he has held since 1972. Mr. Galan served as Chief Executive Officer of R&G Mortgage from its inception until November 1994. In connection with the conversion of the Bank from a federal savings bank to a Puerto Rico commercial bank, in accordance with requirements of the OCFI, Mr. Galan turned over day to day responsibility for R&G Mortgage to Ramon Prats, Executive Vice President. Mr. Galan is also the Chairman of the Board, President and Chief Executive Officer of the Bank, a position he has held since the Bank was acquired by R&G Mortgage in February 1990.


    ANA M. ARMENDARIZ. Ms. Armendariz has been Controller and Treasurer of the Company since April 1996 (its principal financial officer) and Senior Vice President and Controller of R&G Mortgage since January 1984.


    RAMON PRATS. Mr. Prats has been the Vice Chairman of the Board of Directors of the Company since April 1996 and a director of R&G Mortgage since April 1985. Mr. Prats has been Executive Vice President of R&G Mortgage since February 1980 and has held the same position with the Company since its inception. Mr. Prats also currently serves as Vice Chairman of the Board of Directors of the Bank, a position he has held since February 1990.

    JUAN J. DIAZ. Mr. Diaz has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. Diaz has served as Senior Vice President, Servicing Department of R&G Mortgage since April 1984.


    ENRIQUE UMPIERRE-SUAREZ. Mr. Umpierre-Suarez has been a director of the Company and its Secretary since April 1996 and a director of the Bank since January 1996. Mr. Umpierre-Suarez has also served as the Acting Secretary of the Bank since April 1996. Mr. Umpierre-Suarez is an attorney in private practice in Hato Rey, Puerto Rico and is also engaged in the private practice of engineering in Hato Rey, Puerto Rico.



    VICTOR L. GALAN. Mr. Galan is the son of Victor J. Galan, the Chairman and Chief Executive Officer of the Company. Mr. Galan has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1995. Mr. Galan has been the Marketing Manager and Vice President of R&G Mortgage since February 1996. Mr. Galan has been associated with R&G Mortgage since 1982, having more recently served as Branch Manager at various locations since 1992. Mr. Galan served as Marketing Officer in charge of telemarketing in 1991 and his responsibilities prior thereto included work in the Accounting, Data Processing and Closing Departments..


    NELIDA GALAN. Ms. Galan is the wife of Victor J. Galan, the Chairman of the Board and Chief Executive Officer of the Company. Ms. Galan has served as Treasurer of R&G Mortgage since it was organized.

    PEDRO RAMIREZ. Mr. Ramirez has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. Ramirez has been President and Chief Executive Officer of Empresas Nativas, Inc., a real estate development company, in Hato Rey, Puerto Rico, since 1983.

    LAURENO CARUS ABARCA. Mr. Carus has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank (and its predecessor) since 1983. Mr. Carus has been the Chairman of the Board of Alonso and Carus Iron Works, Inc., in Catano, Puerto Rico, which is engaged in the production and fabrication of metal products and in the construction of commercial buildings, since September 1977 and he has been with the firm since 1960.

    EDUARDO MCCORMACK. Mr. McCormack has been a director of the Company since April 1996, a director of R&G Mortgage since June 1996 and a director of the Bank since 1990. Mr. McCormack is recently retired. During 1994 and 1995, he served as a consultant to Bacardi Corporation, a rum manufacturer based in Catano, Puerto Rico. Prior thereto, Mr. McCormack was a Vice President of Bacardi Corporation from 1981 to 1993.

    GILBERTO RIVERA-ARREAGA. Mr. Rivera-Arreaga has been a director of the Company since April 1996 and a director of R&G Mortgage and the Bank since June 1996. Mr. Rivera-Arreaga has been Executive Director and Vice President of Administration of the National College of Business & Technology, Inc., an educational center in Bayamon, Puerto Rico, since 1993. Prior thereto, Mr. Rivera-Arreaga engaged in the private practice of law in Bayamon, Puerto Rico.


    BENIGNO R. FERNANDEZ. Mr. Fernandez has been a director of the Company since April 1996 and a director of R&G Mortgage and the Bank since June 1996. Mr. Fernandez is Senior Partner of Fernandez, Perez Villarini & Co., a certified public accounting firm in Hato Rey, Puerto Rico. Mr. Fernandez has been a certified public accountant since 1969.


    THE BANK. Information concerning the principal occupation of each director of the Bank (who does not also serve as a director of the Company and R&G Mortgage) during the past five years is set forth below.

    MARTIN J. ROVIRA GARCIA. Mr. Rovira is the Secretary of the Bank, a position he has held since the 1990 acquisition of the Bank by R&G Mortgage. Prior thereto, Mr. Rovira served as President and Chief Executive Officer of the predecessor to the Bank. Since 1990, Mr. Rovira has also been engaged in the private practice of law with the firm of Rovira & Pastor, in Condado, Puerto Rico.

    JEANNE UBINAS. Ms. Ubinas, a director of the Bank (and its predecessor) since 1983, engages in the private practice of radio therapeutic medicine with Radiation Oncology Center, Inc., in Hato Rey, Puerto Rico, and has been a radiation therapist since 1963.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE COMPANY, R&G MORTGAGE AND THE BANK


    As a newly established corporation, the Company has not yet held regular meetings of its Board of Directors. The Company intends to hold regular meetings of the Board of Directors as is needed to adequately conduct the Company's business. The Company has established an Audit Committee, comprised of Messrs. Pedro L. Ramirez (Chairman), Gilberto Rivera-Arreaga and Eduardo McCormack. The Audit Committee shall be responsible for reviewing the reports of the independent auditors and internal auditors, and generally overseeing compliance with internal policies and procedures. The Company may appoint an Executive Committee, and the Board of Directors intends to act as its own nominating committee with respect to nominating individuals to serve on its Board of Directors.


    Regular and special meetings of the Board of Directors of R&G Mortgage may be called and held at any time as necessary. During the year ended December 31, 1995, the Board of Directors of R&G Mortgage held 10 meetings. No incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings held during the period he served as a director. R&G Mortgage did not operate any committees during the year ended December 31, 1995.


    Regular meetings of the Board of Directors of the Bank are held monthly and special meetings may be called at any time as necessary. During the year ended December 31, 1995, the Board of Directors of the Bank held 13 meetings. No incumbent director attended fewer than 75% of the aggregate of the total number of Board meetings held during the period he or she served as a director and the total number of meetings held by committees of the Board of Directors on which he or she served in fiscal 1995 except Mr. Carus, Mr. Rovira and Mr. McCormack, who each attended nine meetings or 69% of the 13 meetings held by the Board of Directors, respectively, and Ms. Ubinas, who attended seven meetings or 54% of the 13 meetings held by the Board of Directors.

    The Audit and Compliance Committee of the Bank's Board monitors the Bank's internal operations and audit functions and met 12 times during fiscal 1995. The Audit and Compliance Committee members are Messrs. Ramirez (Chairman), Rivera-Arreaga and Ms. Ubinas.


    The Ancillary Agreements Committee of the Bank examines all inter-company transactions between the Company, R&G Mortgage and the Bank. The Ancillary Agreement Committee was established in February 1990 in connection with R&G Mortgage's acquisition of a controlling interest in the Bank, and is composed of directors not affiliated with R&G Mortgage. The Committee is responsible for the evaluation of the terms and conditions of any business transactions between R&G Mortgage and the Bank, with a view to continued compliance with the provisions of Sections 23A and 23B of the Federal Reserve Act, as well as applicable FDIC regulations. The Committee conducts surveys and obtains opinions from independent parties as part of its evaluations, and submits its recommendations to the Board of Directors. This is done with the purpose of ascertaining that the terms and conditions of such transactions are substantially the same, or at least as favorable to the Bank, as those prevailing for comparable transactions with or involving other nonaffiliated companies. The Ancillary Agreements Committee met ten times during fiscal 1995 and is comprised of Messrs. McCormack (Chairman), Fernandez and Carus. Mr. Rovira acts as legal advisor to the Ancillary Agreements Committee. See "The Company -- Affiliated Transactions" and "Regulation -- The Company -- Limitations on Transactions with Affiliates."


    The Trust Committee of the Bank is responsible for overseeing and directing the Trust Department of the Bank. The Trust Committee, which is comprised of Messrs. Domenech (Chairman), Carus, Mr. Victor J. Galan and Ms. Ubinas, met 12 times during fiscal 1995.


    The Interest Rate Risk and Budget Committee is responsible for monitoring the effects of interest rate changes on the Bank's loan portfolio. The Interest Rate Risk and Budget Committee, which is comprised of Mr. Victor J. Galan (Chairman), Messrs. Ortiz, Prats, Mr. Luis F. Aldea and Ms. Armendariz, met 12 times during fiscal 1995.



    In addition to the committees described above, the Bank has also established other committees of the Board and senior management which meet as required. These committees include, among others, the Executive Committee, the Internal Loan Review Committee, the Credit Committee, the Management Compliance Committee, the Electronic Data Processing Committee, the Operations Committee and the Training and Education Committee.


BOARD OF DIRECTORS FEES

    Directors of the Company do not currently receive fees for attendance at meetings. Members of the Board of Directors of R&G Mortgage did not receive fees for meetings attended during fiscal 1995. Executive officers of R&G Mortgage who also serve on the Board of Directors are not compensated for serving on the Board of Directors or Committees thereof. Effective August 1996, the members of the Board of Directors of the Company and R&G Mortgage who are not also executive officers will receive fees of $350 per Board meeting attended and $300 per Committee meeting attended.

    During fiscal 1995, members of the Board of Directors of the Bank received fees of $300 per meeting attended from January through June and $350 per meeting attended from July to December. Executive officers of the Bank who also serve on the Board of Directors are not compensated for their services on the Board of Directors or committees thereof. Non-officer members of the Board of Directors of the Bank serving on committees receive additional compensation in the amount of $250 per meeting attended from January through June 1995 and $300 per committee meeting attended from July to December 1995.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    Set forth below is information concerning the two executive officers of the Bank who do not serve on the Board of Directors of the Company, R&G Mortgage or the Bank. There are no additional executive officers of R&G Mortgage who do not serve on the Board of the Company, R&G Mortgage or the Bank. Each executive officer is elected by the Board of Directors and serves until their successor is elected and qualified. No executive officer set forth below is related to any director or other executive officer of the Company, R&G Mortgage or the Bank by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company, R&G Mortgage or the Bank and any other person pursuant to which such person was elected an executive officer.

    OSVALDO DOMENECH. Mr. Domenech has been Executive Vice President and Chief Operating Officer of the Bank since February 1988.

    JOSE L. ORTIZ. Mr. Ortiz has been Chief Financial Officer of the Bank since September 1990. Prior thereto, Mr. Ortiz was Vice President -- Accounting Department of Caguas Federal Savings Bank in Hato Rey, Puerto Rico from May 1985 to September 1990.

BENEFITS

    STOCK OPTION PLAN. The Board of Directors of the Company recently adopted the Stock Option Plan, which is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance and the attainment of targeted goals. The Stock Option Plan was approved by the Company's stockholder in June 1996. An amount of Common Stock equal to 10% of the aggregate number of Class B Shares sold in the Offering and issued in the Bank Stockholder Exchange Transaction will be authorized under the Stock Option Plan, which may be filled by authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources. The Stock Option Plan provides for the grant of stock options and stock appreciation rights (collectively "Awards"). Awards are available for grant to key employees of the Company and any subsidiaries.

    The Stock Option Plan will be administered and interpreted by a committee of the Board of Directors ("Committee") which is "disinterested" pursuant to applicable regulations under the federal securities laws. Unless sooner terminated, the Stock Option Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's stockholder.

    Under the Stock Option Plan, the Committee will determine which officers and key employees will be granted options, the number of shares subject to each option, whether such options may be exercised by delivering other Class B Shares and when such options become exercisable. The per share exercise price of all stock options shall be required to be at least equal to the fair market value of a Class B Share on the date the option is granted.

    Stock options shall become vested and exercisable in the manner specified by the Committee at the rate of 20% per year, beginning one year from the date of grant. Each stock option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless extended by the Committee to a period not to exceed one year from such termination. Stock options are non-transferable except by will or the laws of descent and distribution.

    Under the Stock Option Plan, the Committee will be authorized to grant rights to optionees ("stock appreciation rights") under which an optionee may surrender any exercisable incentive stock option or compensatory stock option or part thereof in return for payment by the Company to the optionee of cash or Class B Shares in an amount equal to the excess of the fair market value of the Class B Shares subject to option at the time over the option price of such shares, or a combination of cash and Class B Shares. Stock appreciation rights may be granted concurrently with the stock options to which they relate or at any time thereafter which is prior to the exercise or expiration of such options.

    All unvested options are accelerated in the event of retirement under the Company's normal retirement policies or a change in control of the Company, as defined in the Stock Option Plan. In addition, if an optionee dies or terminates service due to disability, while serving as an employee or non-employee director, all unvested options are accelerated. Under such circumstances, the optionee or, as the case may be, the optionee's executors, administrators, legatees or distributees, shall have the right to exercise all unexercised options during the twelve-month period following termination due to disability, retirement or death, provided no option will be exercisable within six months after the date of grant or more than ten years from the date it was granted.

    In the event of a stock split, reverse stock split or stock dividend, the number of Class B Shares under the Stock Option Plan, the number of shares to which any Award relates and the exercise price per share under any option or stock appreciation right shall be adjusted to reflect such increase or decrease in the total number of Class B Shares outstanding.

    PROFIT SHARING PLAN. Effective January 1, 1993, R-G Mortgage and the Bank adopted the R-G Mortgage Corporation and R-G Federal Savings Bank Profit Sharing Plan (the "Plan"), which is intended to comply with the Code, the Employee Retirement Income Security Act of 1974, and the Puerto Rico Income Tax Act of 1954. All employees of R&G Mortgage and the Bank are eligible to participate in the Plan except, among others, for those employees who are non-resident aliens. Eligible employees may enter the Plan on January 1, April 1, July 1, and October 1 following attaining age 21 and completing one year of service. Under the Plan, a separate account is established for each participating employee and R&G Mortgage and the Bank may make discretionary contributions to the Plan which are allocated to employees' accounts. Employees may also contribute to the Plan by making salary reductions up to 10% of annual compensation for the year. Such contributions defer the employee's earning up to a maximum of $7,000 in each plan year. In 1995, R&G Mortgage and the Bank each matched an employee's contribution to the Plan up to 62.5% of the first 5% of an employee's compensation as follows: 12.5% when an employee has 0 to 5 years of service, 25% when an employee has 6 to 10 years of service, 39.5% when an employee has 11 to 15 years of service, 50% when an employee has 16 to 20 years of service, and 62.5% when an employee has 21 or more years of service. Employees' contributions to the Plan are immediately vested, and employees become 100% vested in employer contributions upon the completion of 5 years of service. All funds contributed to the Plan are held in a trust fund. R&G Mortgage and the Bank direct the investment of matching and discretionary contributions and employees direct the investment of elective contributions and rollover contributions. Contributions may be directed into four separate funds: a fixed income fund investing in insurance annuity contracts, the Fidelity Growth Fund, the Fidelity Growth & Income Fund, and the Fidelity S & P 500 Index Fund. Distributions from the Plan are made upon termination of service, death, or disability in a lump sum or installment payments. The normal retirement age under the Plan is age 65.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table includes individual compensation information with respect to the Chairman of the Board and Chief Executive Officer of the Company and the other most highly compensated officers of the Company and its subsidiaries whose total compensation exceeded $100,000 for services rendered in all capacities during the fiscal year ended December 31, 1995. The compensation expense shown below was incurred by R&G Mortgage and the Bank, as shown.


                                                           ANNUAL COMPENSATION        LONG-TERM
                                                         ------------------------   COMPENSATION       ALL OTHER
NAME AND PRINCIPAL POSITION                               SALARY(1)      BONUS         AWARDS       COMPENSATION(2)
- -------------------------------------------------------  -----------  -----------  ---------------  ----------------
Victor J. Galan, ......................................  $   193,087  $   200,000        --            $    1,874
 Chairman and Chief Executive Officer of the Company;
 Chairman, R&G Mortgage; Chairman, President and Chief
 Executive Officer the Bank(3)
Ramon Prats ...........................................  $   185,000  $   300,000        --            $    2,414
 Executive Vice President, R&G Mortgage; Vice Chairman,
 the Bank
Osvaldo Domenech, .....................................  $   116,360  $    50,000        --            $      666
 Executive Vice President and Chief Operating Officer
 of the Bank
Juan J. Diaz, .........................................  $    98,261  $   127,975        --            $    1,562
 Senior Vice President, R&G Mortgage...................
Roberto Cordova, Vice President, ......................  $    76,178  $    45,000        --            $      796
 R&G Mortgage


- ------------------------
(1) Does not include amounts attributable to miscellaneous benefits received by the named officers. The costs to the Company of providing such benefits to the named officers during the year ended December 31, 1995 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) Represents the employers' contribution on behalf of the employee to the Profit Sharing Plan. See "-- Profit Sharing Plan."


(3) Mr. Galan was paid a salary of $42,562 and $150,525 from R&G Mortgage and the Bank, respectively, and a bonus of $200,000 from R&G Mortgage.



    Bonuses are paid by R&G Mortgage and the Bank based upon determinations by senior management of each company, which determinations are influenced by the profitability of the enterprise for the year in question. The bonuses of managers of the mortgage banking branches are based in part on loan production levels, while the bonuses for Bank branch managers are based in part on the level of deposits, loan production and new accounts. The bonuses of Vice Presidents and Department Managers are based in part on the final results of the entity's operations and business generated during the year. The Board of Directors determine the bonuses for the President and Executive Vice President, which are based on profitability of the consolidated operations.


TRANSACTIONS WITH CERTAIN RELATED PERSONS

    The operations of R&G Mortgage and the Bank are linked to a material extent by a series of Ancillary Agreements which govern the significant affiliated transactions between the two companies. These agreements have been prepared with a view to compliance with Sections 23A and 23B of the Federal Reserve Act, which requires that the terms and conditions of transactions between a financial institution and an affiliate be on terms which are substantially the same, or at least as favorable to the financial institution, as those prevailing for comparable transactions with or involving other non-affiliated companies. See "The Company -- Affiliated Transactions and "Regulation -- The Company -- Limitations on Transactions with Affiliates."


    In addition to the affiliated transactions described under "The Company -- Affiliated Transactions," R&G Mortgage and the Bank are also subject to a Data Processing Agreement, pursuant to which the Bank provides data processing services to R&G Mortgage with respect to the loan origination and loan administration of its servicing portfolio. The Bank charges R&G Mortgage a monthly fee for each R&G Mortgage computer that is linked to the Bank's main frame computer. R&G Mortgage assumed all of the expenses associated with modifying the Bank's existing computer programs, the design of the mortgage loan processing system and for installation of telephone lines, communications hardware and additional equipment.

    R&G Mortgage presently subleases space at eight branch offices of the Bank where it operates mortgage centers. The activities of the mortgage center include interviewing prospective borrowers for loans secured by first mortgages or second mortgages on residential real estate and home equity loans, processing the initial application for such loans, referring such loan applications to R&G Mortgage and/or the Bank, and accepting and processing the documentation necessary to underwrite such mortgage loans. No other lending or banking activity is conducted by R&G Mortgage on the premises of the Bank. R&G Mortgage pays the Bank a monthly rental payment, which is based on a pro rata portion of the main lease obligation. See "Business of the Company -- Offices and Other Material Properties."

    During the year ended December 31, 1995, VIG Leasing, S.E., a Puerto Rico real estate partnership which is 95.8% owned by the family of Victor J. Galan, the Company's Chairman of the Board and Chief Executive Officer, received lease payments from R&G Mortgage and the Bank on properties owned of $656,000 and $312,000, respectively. R&G Mortgage and the Bank believe that the lease terms are on terms substantially the same as they would have negotiated with a non-affiliated party. In addition, in November 1995, R&G Mortgage originated a $1.4 million commercial real estate loan to VIG Leasing, S.E. to fund the purchase of a warehouse and office building located in Bayamon. The loan was guaranteed by the Company's Chairman of the Board and Chief Executive Officer. The facility is leased to the Bank and serves as the Bank's Operations Center. In June 1996, VIG Leasing, S.E. refinanced the property with an unaffiliated financial institution and the loan with R&G Mortgage was repaid. See "Business of the Company -- Offices and Other Material Properties."

    Under applicable federal law, loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.


    The Bank's policy provides that all loans made by the Bank to its directors and officers are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Bank's policy provides that such loans may not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1995, mortgage and consumer loans to employees in excess of $60,000 aggregated $1.1 million or 1.7% of the Company's consolidated stockholder's equity as of such date. All such loans were made by the Bank in accordance with the aforementioned policy. In addition, R&G Mortgage in July 1995 made a $900,000 construction loan to a real estate development company owned by Pedro Ramirez, a director of the Company, R&G Mortgage and the Bank. The loan, which had an outstanding balance of $628,000 at March 31, 1996, has an interest rate of 2% over the prime rate. The loan has been performing in accordance with its terms and matures in July 1996.


    During the year ended December 31, 1995, Martin J. Rovira, the Secretary of the Bank, provided certain legal services to the Bank and also provided legal services to borrowers of the Bank in connection with the closing of consumer and commercial loans. During the year ended December 31,

1995, Mr. Rovira received $289,600 in fees for legal services, of which $4,600 was paid by the Bank for legal services provided to it and $285,000 was paid for by customers of the Bank in connection with loan closings.


    During the year ended December 31, 1995, R&G Mortgage referred customers requiring hazard insurance in connection with their mortgage transactions to Home and Property Insurance Company, which is owned by the wife of Pedro Ramirez, a director of the Company, R&G Mortgage and the Bank. Each customer has the ability to seek insurance coverage required from an alternative acceptable insurance company of his choice. During the year ended December 31, 1995, Home and Property Insurance Company wrote $1.0 million of hazard insurance policies for the Bank's customers. In 1996, Mrs. Ramrez sold her 100% equity in Home and Property Insurance Company, but remains as an employee of the Agency until the purchase price is paid in full.

                        THE COMMONWEALTH OF PUERTO RICO

GENERAL

    Puerto Rico,  the  fourth  largest  of the  Caribbean  islands,  is  located approximately 1,600 miles southeast of New York, New York and 1,000 miles southeast of Miami, Florida. The island is approximately 100 miles long and 35 miles wide. The population of Puerto Rico for 1990, as determined by the United States Census Bureau, was approximately 3.6 million as compared to 3.2 million in 1980. As of June 30, 1995, the Puerto Rico Planning Board estimated that the population of Puerto Rico had increased to 3.7 million.

RELATIONSHIP OF PUERTO RICO WITH THE UNITED STATES

    Puerto Rico was discovered by Columbus in 1493, and the island was conquered and settled by the Spaniards shortly thereafter. It remained a Spanish possession for four centuries. Although the culture of Puerto Rico is primarily Hispanic, a considerable intermingling of Hispanic and United States cultures has occurred.

    Puerto Rico came under United States sovereignty by the Treaty of Paris, signed on December 10, 1898, terminating the Spanish-American War. Puerto Ricans have been citizens of the United States since 1917. In July 1950, after a lengthy period of evolution toward greater self-government for Puerto Rico, the Congress of the United States enacted a law which authorized Puerto Rico to draft and approve its own Constitution in the same manner as is required by the United States Constitution for states.

    The Constitution of Puerto Rico was drafted by a popularly elected constitutional convention, overwhelmingly approved in a special referendum and approved "as a compact" by the United States Congress and the President, becoming effective upon proclamation of the Governor of Puerto Rico on July 25, 1952. Puerto Rico's constitutional status is that of a territory of the United States and the ultimate source of power over Puerto Rico, pursuant to the Territories Clause of the Federal Constitution, is the United States Congress. Puerto Rico's relationship to the United States under the compact is referred to herein as "Commonwealth status." The United States and Puerto Rico share a common defense, market and currency.

    The official languages of Puerto Rico are Spanish and English. The people of Puerto Rico are citizens of the United States, but do not vote in national elections and are represented in Congress by a Resident Commissioner who has a voice in the House of Representatives but only limited voting rights. Most federal taxes, except those such as social security taxes which are imposed by mutual consent, are not levied in Puerto Rico. No federal income tax is collected from Puerto Rico residents on ordinary income earned from sources within Puerto Rico, except for Federal employees who are subject to taxes on their salaries. Corporations organized under the laws of Puerto Rico are treated as foreign corporations for federal income tax purposes. Income earned from sources outside of Puerto Rico is, however, subject to federal income tax.

    For many years there have been two major views in Puerto Rico with respect to the island's relationship to the United States, one favoring statehood, represented by the New Progressive Party, and the other essentially favoring the existing Commonwealth status, represented by the Popular Democratic Party. In the 1992 elections, control of the executive and legislative branches passed to the New Progressive Party.

    A plebiscite was held in Puerto Rico to allow eligible voters an opportunity to express their preference between statehood, Commonwealth (with certain changes) and independence for Puerto Rico in November 1993. The Commonwealth status obtained the most votes, receiving 48.6% of the votes cast, and statehood and independence received 46.3% and 4.4% of the votes casts, respectively.

    A change in the political status of Puerto Rico could result in modifications to or elimination of the Puerto Rico laws providing favorable tax treatment for investment in Puerto Rico mortgages and of Section 936 and, therefore, could adversely affect the Company's cost of borrowing, the liquidity of the secondary mortgage market and the Company's overall financial performance. See "Risk Factors -- Possible Repeal of Section 936" and "Business of the Company -- Mortgage Banking Activities -- Puerto Rico Secondary Mortgage Market and Favorable Tax Treatment."

THE ECONOMY


    Puerto Rico has established policies and programs directed at the development of manufacturing and the expansion and modernization of the island's infrastructure. The investment of funds by mainland United States, foreign and local entities in new factories has been stimulated by selective tax exemption, development loans, and other financial and tax incentives. The expansion of the infrastructure and modernization within Puerto Rico have been to a large extent financed by bonds and notes issued by the Commonwealth, its public corporations and municipalities. Government investment in infrastructure is expected to accelerate over the next several years, which is expect to positively impact the economy. Among the major construction projects are the approximately $1.0 billion Urban Train, a public transportation project presently slated to link Bayamon and Santurce by rail, and an approximately $300 million aqueduct from the center of the island to metropolitan San Juan. Economic progress has been aided by significant increases in the levels of education and occupational skills of the island's population.



    The economy of Puerto Rico is closely integrated with that of the mainland United States. During the fiscal year ended June 30, 1995, approximately 89% of Puerto Rico's exports went to the United States mainland, which was also the source of approximately 65% of Puerto Rico's imports. For the fiscal year ended June 30, 1995, Puerto Rico experienced a positive adjusted merchandise trade balance of $4.6 billion. Puerto Rico in 1995 experienced its fourth consecutive year of positive economic growth, as measured by an increasing gross product. As a result of the integration of the two economies, market rates of interest within Puerto Rico closely track market rates of interest within the mainland United States. See "Risk Factors -- Potential Effects of Changes in Interest Rates on R&G Mortgage and the Bank -- Effect on Mortgage Loan Originations."


    The economy of Puerto Rico is dominated by the manufacturing and service sectors. The manufacturing sector has experienced a basic change over the years as a result of increased emphasis on higher wage, high technology industries such as pharmaceuticals, electronics, computers, microprocessors, professional and scientific instruments, and certain high technology machinery and equipment. The service sector, including finance, insurance and real estate, wholesale and retail trade, and hotel and related services, also plays a major role in the economy. It ranks second only to manufacturing in contribution to the gross domestic product and leads all sectors in providing employment. In recent years, the service sector has experienced significant growth in response to the expansion of the manufacturing sector.


    Management of the Company believes that the residential real estate market within Puerto Rico remains strong. Market values are increasing and there exists no significant inventory of new residential units pending sale. Consequently, the Company anticipates that the real estate market within Puerto Rico will continue to grow at a moderate pace.


    Gross product increased from $22.8 billion for fiscal 1991 to $28.4 billion for fiscal 1995, an increase of 24.4%. Since fiscal 1985, personal income, both aggregate and per capita, has increased consistently each fiscal year. In fiscal 1995, aggregate personal income was $27.0 billion and personal income per capita was $7,296. Average employment increased from 977,000 in fiscal 1991 to 1,051,300 in fiscal 1995. Average unemployment decreased from 15.2% in fiscal 1991 to 13.8% in fiscal 1995.

    Future growth in the Puerto Rico economy will depend on several factors including the condition of the United States economy, the relative stability in the price of oil imports, the exchange value of the U.S. dollar and the level of interest rates and changes to existing tax incentive legislation as discussed below.

    Legislation has been introduced in Congress to repeal Section 936. The elimination of the benefits of Section 936, without the substitution of another fiscal incentive to attract investment to Puerto Rico, could have an adverse effect on the future growth of the Puerto Rico economy. At this point, the Company cannot predict the impact of the repeal of Section 936 on the economy of Puerto Rico or on the overall financial condition or prospects of the Company. See "Risk Factors -- Possible Repeal of Section 936" and "Business of the Company -- Mortgage Banking Activities -- Puerto Rico Secondary Mortgage Market and Favorable Tax Treatment."

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
                                   REGULATION

    SET FORTH BELOW IS A BRIEF DESCRIPTION OF CERTAIN LAWS AND REGULATIONS WHICH TOGETHER WITH THE DESCRIPTIONS OF LAWS AND REGULATIONS CONTAINED ELSEWHERE HEREIN, ARE DEEMED MATERIAL TO AN INVESTOR'S UNDERSTANDING OF THE EXTENT TO WHICH THE COMPANY, R&G MORTGAGE AND THE BANK ARE REGULATED. THE DESCRIPTION OF THESE LAWS AND REGULATIONS, AS WELL AS DESCRIPTIONS OF LAWS AND REGULATIONS CONTAINED ELSEWHERE HEREIN, DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPLICABLE LAWS AND REGULATIONS.

THE COMPANY


    GENERAL. R&G Financial has recently applied to and received approval from the Federal Reserve Board to become a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "BHCA"). Thus, R&G Financial in July 1996 became a bank holding company in connection with the Bank Stockholder Exchange Transaction through its acquisition of Mr. Victor Galan's 88.1% interest in the Bank (which excludes his required qualifying shares as a director of the Bank) in exchange for the Company's Class A Shares. See "Bank Stockholder Exchange Transaction." R&G Financial, as a bank holding company, will be subject to regulation and supervision by the Federal Reserve Board and the Commissioner. R&G Financial will be required to file annually a report of its operations with, and will be subject to examination by, the Federal Reserve Board and the Department.


    BHCA ACTIVITIES AND OTHER LIMITATIONS. The BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank, or increasing such ownership or control of any bank, without prior approval of the Federal Reserve Board. No approval under the BHCA is required, however, for a bank holding company already owning or controlling 50% of the voting shares of a bank to acquire additional shares of such bank.

    The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring more than 5% of the voting shares of any company that is not a bank and from engaging in any business other than banking or managing or controlling banks. Under the BHCA, the Federal Reserve Board is authorized to approve the ownership of shares by a bank holding company in any company, the activities of which the Federal Reserve Board has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to weigh the expected benefit to the public, such as greater convenience, increased competition or gains in efficiency, against the possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices.

    The Federal Reserve Board has by regulation determined that certain activities are closely related to banking within the meaning of the BHCA. These activities include operating a mortgage company, such a R&G Mortgage, finance company, credit card company, factoring company, trust company or savings association; performing certain data processing operations; providing limited securities brokerage services; acting as an investment or financial advisor; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full-payout, non-operating basis; providing tax planning and preparation services; operating a collection agency; and providing certain courier services. The Federal Reserve Board also has determined that certain other activities, including real estate brokerage and syndication, land development, property management and underwriting of life insurance not related to credit transactions, are not closely related to banking and a proper incident thereto.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. Transactions between financial institutions and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a financial institution is any company or entity which controls, is controlled by or is under common control with the financial institution. In a holding company context, the parent holding company of a financial institution (such as R&G Financial) and any companies which are controlled by such parent holding

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company are affiliates of the financial institution. Generally, Sections 23A and
23B (i) limit the extent to which the financial institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions. In addition to the restrictions imposed by Sections 23A and 23B, no financial institution may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the financial institution. See generally "The Company -- Affiliated Transactions" for a discussion of the affiliated transactions conducted by R&G Mortgage and the Bank.

    In addition, Sections 22(h) and (g) of the Federal Reserve Act places restrictions on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, an executive officer and to a greater than 10% stockholder of a financial institution, and certain affiliated interests of either, may not exceed, together with all other outstanding loans to such person and affiliated interests, the financial institution's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus). Section 22(h) also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and also requires prior board approval for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to all insiders cannot exceed the institution's unimpaired capital and surplus. Furthermore, Section 22(g) places additional restrictions on loans to executive officers.

    CAPITAL REQUIREMENTS. The Federal Reserve Board has adopted capital adequacy guidelines pursuant to which it assesses the adequacy of capital in examining and supervising a bank holding company and in analyzing applications to it under the BHCA. The Federal Reserve Board capital adequacy guidelines generally require bank holding companies to maintain total capital equal to 8% of total risk-adjusted assets, with at least one-half of that amount consisting of Tier I or core capital and up to one-half of that amount consisting of Tier II or supplementary capital. Tier I capital for bank holding companies generally consists of the sum of common stockholders' equity and perpetual preferred stock (subject in the case of the latter to limitations on the kind and amount of such stocks which may be included as Tier I capital), less goodwill and, with certain exceptions, intangibles. Tier II capital generally consists of hybrid capital instruments; perpetual preferred stock which is not eligible to be included as Tier I capital; term subordinated debt and intermediate-term preferred stock; and, subject to limitations, general allowances for loan losses. Assets are adjusted under the risk-based guidelines to take into account different risk characteristics, with the categories ranging from 0% (requiring no additional capital) for assets such as cash to 100% for the bulk of assets which are typically held by a bank holding company, including multi-family residential and commercial real estate loans, commercial business loans and consumer loans. Single-family residential first mortgage loans which are not past-due (90 days or more) or non-performing and which have been made in accordance with prudent underwriting standards are assigned a 50% level in the risk-weighing system, as are certain privately-issued mortgage-backed securities representing indirect ownership of such loans. Off-balance sheet items also are adjusted to take into account certain risk characteristics.

    In addition to the risk-based capital requirements, the Federal Reserve Board requires bank holding companies to maintain a minimum leverage capital ratio of Tier I capital to total assets of 3.0%. Total assets for this purpose does not include goodwill and any other intangible assets and investments that the Federal Reserve Board determines should be deducted from Tier I capital. The Federal Reserve Board has announced that the 3.0% Tier I leverage capital ratio requirement is the minimum for the top-rated bank holding companies without any supervisory, financial or operational

                                      104
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weaknesses  or deficiencies or those which  are not experiencing or anticipating significant growth. Other bank holding companies will be expected to maintain Tier I leverage capital ratios of at least 4.0% to 5.0% or more, depending on their overall condition.

    R&G Financial is in compliance with the above-described Federal Reserve Board regulatory capital requirements.

    FINANCIAL SUPPORT OF AFFILIATED INSTITUTIONS. Under Federal Reserve Board policy, R&G Financial will be expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances when it might not do so absent such policy. The legality and precise scope of this policy is unclear, however, in light of recent judicial precedent. In addition, any capital loans by a bank holding company to a subsidiary bank is subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

THE BANK

    GENERAL. The Bank is incorporated under the Puerto Rico Banking Act of 1933, as amended (the "Banking Law") and is subject to extensive regulation and examination by the Commissioner, the FDIC and certain requirements established by the Federal Reserve Board. The federal and Puerto Rico laws and regulations which are applicable to banks regulate, among other things, the scope of their business, their investments, their reserves against deposits, the timing of the availability of deposited funds and the nature and amount of and collateral for certain loans. There are periodic examinations by the Commissioner and the FDIC to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the Commissioner, the FDIC or the U.S. Congress or Puerto Rico legislature could have a material adverse impact on R&G Financial, R&G Mortgage, the Bank and their operations.

    FDIC INSURANCE PREMIUMS. The Bank currently pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all SAIF-member institutions. Under applicable regulations, institutions are assigned to one of three capital groups which is based solely on the level on an institution's capital -- "well capitalized," "adequately capitalized" and "undercapitalized". These three groups are then divided into three subgroups which reflect varying levels of supervisory concern, from those which are considered to be healthy to those which are considered to be of substantial supervisory concern. The matrix so created results in nine assessment risk classifications, with rates ranging from .23% for well capitalized, healthy institutions to .31% for undercapitalized institutions with substantial supervisory concerns. The Bank was classified as a "well-capitalized" institution as of March 31, 1996.

    For a discussion of alternatives to mitigate the effect of the BIF/SAIF premium disparity, see "Risk Factors -- Recapitalization of SAIF and Effect of Reduction in Bank Insurance Fund Premiums."

    The FDIC may terminate the deposit insurance of any insured depository institution, including the Bank, if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the

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
accounts at the institution at the time of the termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances which would result in termination of the Bank's deposit insurance.

    CAPITAL REQUIREMENTS. The FDIC has promulgated regulations and adopted a statement of policy regarding the capital adequacy of state-chartered banks which, like the Bank, will not be members of the Federal Reserve System. These requirements are substantially similar to those adopted by the Federal Reserve Board regarding bank holding companies, as described above.

    The FDIC's capital regulations establish a minimum 3.0% Tier I leverage capital requirement for the most highly-rated state-chartered, non-member banks, with an additional cushion of at least 100 to 200 basis points for all other state-chartered, non-member banks, which effectively will increase the minimum Tier I leverage ratio for such other banks to 4.0% to 5.0% or more. Under the FDIC's regulation, the highest-rated banks are those that the FDIC determines are not anticipating or experiencing significant growth and have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and, in general, which are considered a strong banking organization and are rated composite 1 under the Uniform Financial Institutions Rating System. Leverage or core capital is defined as the sum of common stockholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, and minority interests in consolidated subsidiaries, minus all intangible assets other than certain qualifying supervisory goodwill and certain purchased mortgage servicing rights.

    The FDIC also requires that banks meet a risk-based capital standard. The risk-based capital standard for banks requires the maintenance of total capital (which is defined as Tier I capital and supplementary (Tier 2) capital) to risk weighted assets of 8%. In determining the amount of risk-weighted assets, all assets, plus certain off balance sheet assets, are multiplied by a risk-weight of 0% to 100%, based on the risks the FDIC believes are inherent in the type of asset or item. The components of Tier I capital are equivalent to those discussed above under the 3% leverage capital standard. The components of supplementary capital include certain perpetual preferred stock, certain mandatory convertible securities, certain subordinated debt and intermediate preferred stock and general allowances for loan and lease losses. Allowance for loan and lease losses includable in supplementary capital is limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of capital counted toward supplementary capital cannot exceed 100% of core capital. At March 31, 1996, the Bank met each of its capital requirements.

    In August 1995, the FDIC and other federal banking agencies published a final rule modifying their existing risk-based capital standards to provide for consideration of interest rate risk when assessing capital adequacy of a bank. Under the final rule, the FDIC must explicitly include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor in evaluating a bank's capital adequacy. In addition, in August 1995, the FDIC and the other federal banking agencies published a joint policy statement for public comment that describes the process the banking agencies will use to measure and assess the exposure of a bank's net economic value to changes in interest rates. Under the policy statement, the FDIC will consider results of supervisory and internal interest rate risk models as one factor in evaluating capital adequacy. The FDIC intends, at a future date, to incorporate explicit minimum requirements for interest rate risk in its risk-based capital standards through the use of a model developed from the policy statement, a future proposed rule and the public comments received therefrom.

    ACTIVITIES AND INVESTMENTS. The activities and equity investments of FDIC-insured, state-chartered banks (which under the Federal Deposit Insurance Act includes banking institutions incorporated under the laws of Puerto Rico) are generally limited to those that are permissible for national banks. Under regulations dealing with equity investments, an insured state bank generally may not directly or indirectly acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things, (i) acquiring or retaining a majority interest in a subsidiary, (ii) investing as a limited partner in a partnership the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets, (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions, and (iv) acquiring or retaining the voting shares of a depository institution if certain requirements are met. In addition, an insured state-chartered bank may not, directly, or indirectly through a subsidiary, engage as "principal" in any activity that is not permissible for a national bank unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements. Any insured state-chartered bank directly or indirectly engaged in any activity that is not permitted for a national bank must cease the impermissible activity.

    PUERTO RICO BANKING LAW. As a commercial bank organized under the laws of the Commonwealth, the Bank is subject to supervision, examination and regulation by the Commissioner pursuant to the Banking Law.


    The Banking Law requires that at least ten percent (10%) of the yearly net income of the Bank be credited annually to a reserve fund. This apportionment shall be done every year until the reserve fund shall be equal to ten percent (10%) of the total deposits or the total paid-in capital, whichever is greater. As of March 31, 1996, the Bank had credited $1.0 million to such reserve fund, which was first established in late 1994 in connection with the Bank's conversion from a federally chartered savings bank to a Puerto Rico commercial bank.


    The Banking Law also provides that when the expenditures of a bank are greater than the receipts, the excess of the former over the latter shall be charged against the undistributed profits of the bank, and the balance, if any, shall be charged against the reserve fund, as a reduction thereof. If there is no reserve fund sufficient to cover such balance in whole or in part, the outstanding amount shall be charged against the capital account and no dividend shall be declared until said capital has been restored to its original amount and the reserve fund to 20% of the original capital. In addition, every bank is required by the Banking Law to maintain a legal reserve which shall not be less than 20% of its demand liabilities, except government deposits (federal, state and municipal) which are secured by actual collateral. The reserve is required to be made up of any of the following instruments or any combination of them:
(i) legal tender of the Untied States; (ii) checks on banks or trust companies located in any part of Puerto Rico, to be presented for collection during the day following that on which they are received, and (iii) money deposited in other banks provided said deposits are authorized by the Commissioner, subject to immediate collection.

    Under the Banking Law, the Bank is permitted to make loans to any one person, firm, partnership or corporation, up to an aggregate amount of fifteen percent (15%) of the paid-in capital and reserve fund of the Bank. As of March 31, 1996, the legal lending limit for the Bank under this provision was approximately $3.3 million and its maximum extension of credit to any one borrower, including affiliates thereof, was $2.2 million. If such loans are secured by collateral worth at least twenty-five percent (25%) more than the amount of the loan, the aggregate maximum amount may reach one-third of the paid-in capital of the Bank, plus its reserve fund. There are no restrictions on the amount of loans that are wholly secured by bonds, securities and other evidences of indebtedness of the United States or the Commonwealth, or by current debt bonds, not in default, of municipalities or instrumentalities of the Commonwealth. The Banking Law also authorizes the Bank to conduct certain financial and related activities directly or through subsidiaries. The Banking Law also prohibits Puerto Rico banks from making loans secured by their own stock, and from purchasing their own stock, unless such purchase is necessary to prevent losses because of a debt previously contracted in good faith. The stock so purchased by the bank must be sold in a private or public sale within one year from the date of purchase.

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    The rate of interest that the Bank may charge on mortgage and other types of loans to individuals in Puerto Rico is subject to Puerto Rico's usury laws. Such laws are administered by the Interest Rate Board, which consists of the President of the Government Development Bank, the President of the Puerto Rico Housing Bank and the Puerto Rico Secretaries of Commerce, Treasury and Consumer Affairs and three public interest representatives. The Interest Rate Board promulgates regulations which specify maximum rates on various types of loans to individuals. The Interest Rate Board has adopted a regulation, Regulation 26-A, which fixes the maximum rate (which is adjusted on a weekly basis) which may be charged on residential first mortgage loans. Effective April 1996, the Interest Rate Board eliminated the regulations that set forth the maximum interest rates that could be charged on non-federal government guaranteed loans. Interest rates on consumer loans and commercial loans are not subject to any limitations by Regulation 26-A.

    REGULATORY ENFORCEMENT AUTHORITY. Applicable banking laws include substantial enforcement powers available to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

R&G MORTGAGE

    The mortgage banking business conducted by R&G Mortgage is subject to the rules and regulations of FHA, VA, FNMA, FHLMC and GNMA with respect to originating, processing, selling and servicing mortgage loans and the issuance and sale of mortgage-backed securities. Those rules and regulations, among other things, prohibit discrimination and establish underwriting guidelines which include provisions for inspections and appraisals, require credit reports on prospective borrowers and fix maximum loan amounts and, with respect to VA loans, fix maximum interest rates. Moreover, lenders are required annually to submit to FNMA, FHA, FHLMC, GNMA and VA audited financial statements, and each regulatory entity has its own financial requirements. R&G Mortgage's affairs are also subject to supervision and examination by FNMA, FHA, FHLMC, GNMA, HUD and VA at all times to assure compliance with the applicable regulations, policies and procedures. Mortgage origination activities are subject to, among others, the Equal Credit Opportunity Act, Federal Truth-in-Lending Act and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder.

    R&G Mortgage's mortgage loan production activities are subject to the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder. The Truth-in-Lending Act contains disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give them the ability to compare credit terms. The Truth-in-Lending Act provides consumers a three day right to cancel certain credit transactions, including any refinance mortgage or junior mortgage loan on a consumer's primary residence.

    R&G Mortgage is required to comply with the Equal Credit Opportunity Act of 1974, as amended ("ECOA"), and Regulation B promulgated thereunder, which prohibit creditors from discriminating against applicants on the basis of race, color, sex, age or marital status, and restrict creditors from obtaining certain types of information from loan applicants. It also requires certain disclosures by lenders regarding consumer rights and requires lenders to advise applicants of the reasons for any credit denial. In instances where the applicant is denied credit or the rate or charge for loan increases as a result of information obtained from a consumer credit agency, another statute, The Fair Credit Reporting Act of 1970, as amended, requires the lenders to supply the applicant with the name and address of the reporting agency.

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    The  Federal Real Estate Settlement  Procedures Act ("RESPA") imposes, among other things, limits on the amount of funds a borrower can be required to deposit with R&G Mortgage in any escrow account for the payment of taxes, insurance premiums or other charges.

    R&G Mortgage is also subject to regulation by the Commissioner, with respect to, among other things, licensing requirements and the record-keeping, examination and reporting requirements of the Puerto Rico Mortgage Banking Institutions Law (the "Mortgage Banking Law"). R&G Mortgage is licensed by the Commissioner as a mortgage banking institution in Puerto Rico. Such authorization to act as a mortgage banking institution must be renewed as of January 1 of each year. In the past, R&G Mortgage has not had any difficulty in renewing its authorization to act as a mortgage banking institution, and management is unaware of any existing practices, conditions or violations which would result in R&G Mortgage being unable to receive such authorization in the future.

    The Mortgage Banking Law requires the prior approval of the Commissioner for the acquisition of control of any mortgage banking institution licensed under the Mortgage Banking Law. For purposes of the Mortgage Banking Law, the term "control" means the power to direct or influence decisively, directly or indirectly, the management or policies of a mortgage banking institution. The Mortgage Banking Law provides that a transaction that results in the holding of less than 10% of the outstanding voting securities of a mortgage banking institution shall not be considered a change of control. Pursuant to the Mortgage Banking Law, upon receipt of notice of a proposed transaction that may result in change of control, the Commissioner is obligated to make such inquires as he deems necessary to review the transaction. Under the Mortgage Banking Law, the determination of the Commissioner whether or not to authorize a proposed change of control is final and non-appealable.

    As is the case with the Bank, the rate of interest that R&G Mortgage may charge on mortgage loans to individuals is subject to Puerto Rico's usury laws. Such laws are administered by the Interest Rate Board which promulgates regulations that specify maximum rates on various types of loans to individuals. Regulation 26-A promulgated by the Interest Rate Board fixes the maximum rate (which is adjusted on a weekly basis) which may be charged on residential first mortgage loans. Effective April 1996, the Interest Rate Board eliminated the regulations that set forth the maximum interest rates that could be charged on non-federal government guaranteed loans.

                       BENEFICIAL OWNERSHIP OF SECURITIES


    The Company was organized in March 1996 in anticipation of becoming the holding company for R&G Mortgage and the Bank. On July 19, 1996, following the receipt of all requisite approvals from the Federal Reserve Board, Mr. Victor J. Galan, the Company's Chairman of the Board and Chief Executive Officer, contributed his 100% ownership of the common stock of R&G Mortgage and his approximately 88.1% ownership of the common stock of the Bank (other than qualifying director shares) to the Company in exchange for 5,189,044 Class A Shares (66,667 of which will be converted into Class B Shares and sold in the Offering). As discussed under "Bank Stockholder Exchange Transaction," immediately prior to consummation of the Offering, all Minority Bank Stockholders will have their shares of Bank common stock exchanged for an aggregate of 296,396 Class B Shares pursuant to the terms of the Merger Agreement. See "Bank Stockholder Exchange Transaction."

    The following table sets forth the anticipated beneficial ownership following consummation of the Bank Stockholder Exchange Transaction and the Offering with respect to: (i) each director and executive officer of the Company, R&G Mortgage and the Bank; and (ii) all directors and executive officers of the Company, R&G Mortgage and the Bank as a group. Other than with respect to Mr. Victor J. Galan, no stockholder of the Company is expected to own more than 5% of the capital stock of the Company.


                                                                                  EXPECTED OWNERSHIP AFTER
                                                                                 BANK STOCKHOLDER EXCHANGE
                                                                                    TRANSACTION AND THE
                                                                                       OFFERING(1)(2)
                                                                                ----------------------------
NAME OF BENEFICIAL OWNER                                                            SHARES         PERCENT
- ------------------------------------------------------------------------------  ---------------  -----------
THE COMPANY'S DIRECTORS AND OFFICERS
Victor J. Galan...............................................................     5,122,377(3)       69.05
Ana M. Armendariz.............................................................         1,192            .02
Ramon Prats(4)................................................................         2,861            .03
Juan J. Diaz..................................................................         1,192            .02
Victor L. Galan...............................................................         1,192            .02
Enrique Umpierre-Suarez.......................................................         1,790            .02
Pedro Ramirez.................................................................         8,988            .12
Laureno Caros Abarca..........................................................        10,013            .13
Eduardo McCormack.............................................................         1,825            .02
Gilberto Rivera-Arreaga.......................................................         1,192            .02
Benigno R. Fernandez..........................................................         1,264            .02
ADDITIONAL R&G MORTGAGE DIRECTORS AND OFFICERS
Nelida Galan..................................................................            --             --
ADDITIONAL BANK DIRECTORS AND OFFICERS
Martin J. Rovira Garcia.......................................................         1,192            .02
Jeanne Ubinas.................................................................        10,857            .14
Osvaldo Domenech..............................................................           459            .01
Jose L. Ortiz.................................................................            --             --
All Directors and Officers of the Company, R&G Mortgage and the Bank as a
 group (16 persons)...........................................................     5,166,394(4)       69.64


- ------------------------
(1) Based upon information furnished by the respective individuals. Under regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or
    (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owners has sole voting and dispositive power with respect to the shares.

(2) Based on the issuance of 5,189,044 Class A Shares to Mr. Victor J. Galan (66,667 of which will be converted into Class B Shares and sold in the Offering) and 296,396 Class B Shares to all other Bank stockholders in the Bank Stockholder Exchange Transaction and 2,000,000 Class B Shares in the Offering. Assumes no exercise of the Underwriter's over-allotment option in the Offering.

(3) Represents Class A Shares.


(4) Includes 5,122,377 Class A Shares owned by Victor J. Galan. All other shares are Class B Shares. Does not include 20,000 Class B Shares to be issued immediately following the closing of the Offering in consideration for Mr. Prats' past and ongoing contributions to R&G Mortgage and the Bank, which shares are not being registered in the Offering.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Bank Stockholder Exchange Transaction and the Offering, R&G Financial will have outstanding 5,122,377 Class A Shares and 2,296,396 Class B Shares (taking into consideration the sale of shares of Common Stock by the Selling Stockholder) (2,596,396 Class B Shares if the Underwriter's over-allotment option with respect to the Offering is fully exercised). The Class B Shares being offered in the Offering and the Class B Shares issued in the Bank Stockholder Exchange Transaction will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Act"), except for shares purchased by "affiliates" of R&G Financial. The 5,122,377 Class A Shares issued by R&G Financial to Mr. Victor Galan (after taking into consideration the 66,667 shares which will be converted into Class B Shares and sold in the Offering), Chairman of the Board and Chief Executive Officer of R&G Financial, are "restricted securities" and may not be resold unless they are registered under the Act or sold pursuant to an applicable exemption from registration. See "Bank Stockholder Exchange Transaction."

    Under Rule 144 promulgated by the SEC under the Act, a shareholder (or shareholders whose shares are aggregated) who is an affiliate of the issuer is entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares or (ii) the average weekly trading volume of the shares reported through the Nasdaq Stock Market during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC. Sales under Rule 144 are subject to certain manner of sale provisions, notice requirements and the availability of current public information about R&G Financial. A shareholder who is not deemed an affiliate of R&G Financial at any time during the 90 days preceding a sale, and who has beneficially owned his or her shares for a least three years, is entitled to sell such shares under Rule 144 without regard to volume limitations, manner of sale provisions, notice requirements or the availability of current public information concerning R&G Financial.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    R&G Financial is authorized to issue 35,000,000 shares of capital stock, of which 25,000,000 are shares of Common Stock, par value $0.01 per share, and 10,000,000 are shares of preferred stock, par value $0.01 per share. The Company's Common Stock is divided into 10,000,000 Class A Shares, of which 5,189,044 were issued to Mr. Victor J. Galan, the Company's Chairman of the Board and Chief Executive Officer (66,667 of which will be converted into Class B Shares and sold in the Offering), and 15,000,000 Class B Shares, of which an aggregate of 296,396 shares are being issued to all Minority Bank Stockholders in the Bank Stockholder Exchange Transaction, and 2,000,000 Class B Shares are being offered by the Company in the Offering (without giving effect to the exercise of the Underwriter's over-allotment option). See "Bank Stockholder Exchange Transaction."


    Neither the Certificate of Incorporation, as amended ("Certificate") nor Bylaws ("Bylaws") of R&G Financial contain a restriction on the issuance of shares of capital stock to directors, officers or controlling persons of the Company. Thus, stock-related compensation plans could be adopted by R&G Financial without shareholder approval and shares of Company capital stock could be issued directly to directors, officers or controlling persons without shareholder approval. The Bylaws of the National Association of Securities Dealers, Inc., however, generally require corporations with securities which are quoted on the Nasdaq Stock Market to obtain shareholder approval of most stock compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, shareholder approval of stock-related compensation plans may be sought in certain instances in order to qualify such plans for favorable federal securities law treatment under current laws and regulations.


    THE COMMON STOCK OF THE COMPANY DOES NOT REPRESENT NONWITHDRAWABLE CAPITAL, IS NOT AN ACCOUNT OF AN INSURABLE TYPE, AND IS NOT INSURED BY THE FDIC.

COMMON STOCK

    GENERAL. The Class B Shares being offered hereby in the Offering will be, upon payment therefor, and the Class B Shares issued to Minority Bank Stockholders in the Bank Stockholder Exchange Transaction will be, duly authorized, validly issued, fully paid and nonassessable. The shares of Common Stock of the Company are not redeemable and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities. There is no cumulative voting. Therefore, the holders of a majority of the shares of Common Stock voted in an election of directors can elect all of the directors then standing for election.

    VOTING RIGHTS. The holders of Common Stock of R&G Financial possess exclusive voting rights in the Company. They elect R&G Financial's Board of Directors and act on such other matters as are required to be presented to them under Puerto Rico law or the Company's Certificate or as are otherwise presented to them by the Board of Directors. Although there are no present plans to do so, if the Company issues preferred stock, holders of the preferred stock may also possess voting rights.

    Except for matters where applicable law requires the approval of one or both classes of Common Stock voting as separate classes, holders of Class A Shares and Class B Shares generally vote as a single class on all matters submitted to a vote of the shareholders, including the election of directors. Holders of Class A Shares are entitled to two votes per share and holders of Class B Shares are entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares entitled to vote on the matter is the act of the shareholders unless otherwise provided by law. Under Puerto Rico law, the affirmative vote of the holders of a majority of the outstanding Class B Shares would be required to approve, among other matters, an adverse change in the powers, preferences or special rights of the Class B Shares.

    CONVERSION RIGHTS. Each record holder of Class A Shares shall be entitled at any time and from time to time to convert any or all of its Class A Shares held by such holder into Class B Shares at the rate of one (1) Class B Share for each Class A Share so converted. The Class B Shares shall not carry any conversion rights and are otherwise not convertible into Class A Shares.

    DIVIDENDS. R&G Financial has never paid a dividend on the Common Stock. The Company expects to initiate a cash dividend policy on the Common Stock during the first full quarter following the Offering. However, no decision has been made as to the amount or timing of such dividends, if any. Declarations of dividends by the Board of Directors will depend upon a number of factors. The declaration and payment of dividends on the Common Stock will be subject to a quarterly review by the Board of Directors of the Company. The timing and amount of dividends, if any, will be dependent upon the Company's results of operations and financial condition and on the ability of the Company to receive dividends from its subsidiary companies. See "Dividends and Market for Class B Shares." Holders of Class A Shares and Class B Shares will be entitled to share ratably, as a single class, in any dividends paid on the Common Stock (except that if dividends are declared which are payable in Class A Shares or Class B Shares, dividends shall be declared which are payable at the same rate in each such class of stock and the dividends payable in Class A Shares shall be payable to the holders of that class of stock and the dividends payable in Class B Shares shall be payable to the holders of that class of stock. If R&G Financial issues preferred stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

    LIQUIDATION. In the event of any liquidation, dissolution or winding up of R&G Mortgage and/or the Bank, the Company, as the sole holder of the capital stock of R&G Mortgage and the Bank (following the Bank Stockholder Exchange Transaction), would be entitled to receive, after payment or provision for payment of all debts and liabilities of R&G Mortgage and/or the Bank (including, in the case of the Bank, all deposit accounts and accrued interest thereon), all assets of R&G Mortgage and/or the Bank available for distribution. In the event of any liquidation, dissolution or winding up of

R&G Financial, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of the Company available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

    PREEMPTIVE RIGHTS. Holders of the Common Stock of R&G Financial will not be entitled to preemptive rights with respect to any shares which may be issued in the future. The Common Stock is not subject to redemption.

PREFERRED STOCK

    None of the shares of R&G Financial's authorized preferred stock has been issued. Such stock may be issued with such preferences and designations as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights as it may deem appropriate in the circumstances.

RESTRICTIONS ON ACQUISITION OF THE COMPANY

    RESTRICTIONS IN THE COMPANY'S CERTIFICATE AND BYLAWS. A number of provisions of R&G Financial's Certificate and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of R&G Financial's Certificate and Bylaws which might be deemed to have a potential "anti-takeover" effect. Reference should be made in each case to such Certificate and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

    BOARD OF DIRECTORS. The Certificate of R&G Financial contain provisions relating to the Board of Directors and provide, among other things, that the Board of Directors shall be divided into three classes as nearly equal in number as possible with the term of office of one class expiring each year. See "Management." Cumulative voting in the election of directors is prohibited. Directors may be removed with or without cause at a duly constituted meeting of stockholders called expressly for that purpose. Any vacancy occurring in the Board of Directors for any reason (including an increase in the number of authorized directors) may be filled by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board, or by the sole remaining director, and a director appointed to fill a vacancy shall serve for the remainder of the term to which the director has been elected, and until his successor has been elected and qualified.

    The Bylaws govern nominations for election to the Board, and provide that nominations for election to the Board of Directors may be made by the nominating committee of the Board of Directors or by a stockholder eligible to vote at an annual meeting of stockholders who has complied with specified notice requirements. Written notice of a stockholder nomination must be delivered to, or mailed to and received at, the Company's principal executive offices not later than ninety days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting and, with respect to an election to be held at a special meeting of stockholders, no later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

    LIMITATION OF LIABILITY. R&G Financial's Certificate provide that the personal liability of directors and officers of the Company for monetary damages shall be limited to the fullest extent permitted by the General Corporation Law of the Commonwealth of Puerto Rico ("Puerto Rico Corporate Law").

    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. R&G Financial's Certificate provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except actions by or in right of R&G Financial, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of R&G Financial against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by Puerto Rico Corporate Law, provided that the Company shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification without its prior written consent. The Company's Certificate also provides that reasonable expenses incurred by a director, officer, employee or agent of R&G Financial in defending any civil, criminal, suit or proceeding described above may be paid by the Company in advance of the final disposition of such action, suit or proceeding.

    SPECIAL MEETINGS OF STOCKHOLDERS AND STOCKHOLDER PROPOSALS. R&G Financial's Bylaws provide that special meetings of R&G Financial's stockholders, for any purpose or purposes, may be called by the Chairman of the Board, the President or by the affirmative vote of a majority of the Board of Directors then in office. Only such business as shall have been properly brought before an annual meeting of stockholders shall be conducted at the annual meeting. In order to be properly brought before an annual meeting, business must either be brought before the meeting by or at the direction of the Board of Directors or otherwise by a stockholder who has given timely notice thereof (along with specified information) in writing to the Company. For stockholder proposals to be included in the Company's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act. With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Company's proxy materials, the stockholder's notice must be delivered to or mailed and received at the principal executive offices of R&G Financial not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting.

    AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS. R&G Financial's Certificate generally provide that any amendment of the Certificate must be first approved by a majority of the Board of Directors and, to the extent required by law, then by the holders of a majority of the shares of R&G Financial entitled to vote in an election of directors, except that the approval of 75% of the shares of the Company entitled to vote in an election of directors is required for any amendment to Articles VII (directors), VIII (bylaws), IX (limitation on liability of directors and officers) and X (amendment), unless any such proposed amendment is approved by a vote of 66 2/3rds of the Board of Directors then in office. R&G Financial's Bylaws may be amended by the Board or by the stockholders. Such action by the stockholders requires the affirmative vote of the holders of a majority of the shares of the Company entitled to vote generally in an election of directors, except that the approval of 75% of the shares of the Company entitled to vote generally in an election of directors is required for any amendment to the Bylaws which is inconsistent with Articles VII, VIII, IX and X of the Certificate and which is not approved by the affirmative vote of 66 2/3rds of the Board of Directors then in office.

    OTHER RESTRICTIONS ON ACQUISITION OF THE COMPANY. Under the Change in Bank Control Act ("CIBCA"), a notice must be submitted to the Federal Reserve Board if any person, or group acting in concert, seeks to acquire 10% or more of the Company's shares of Common Stock outstanding, unless the Federal Reserve Board finds that the acquisition will not result in a change in control of the Company. Under the CIBCA, the Federal Reserve Board has 60 days within which to act on such notices, taking into consideration certain factors, including the financial and managerial resources of the acquiror, the convenience and needs of the communities served by the Company and the Bank, and the anti-trust effects of the acquisition. Under the BHCA, any company would be required to obtain prior approval from the Federal Reserve Board before it may obtain control of the Company. Control generally is defined to mean the beneficial ownership of 25 percent or more of any class of voting securities of the Company.

                              SELLING STOCKHOLDER

    Victor J. Galan, the Chairman of the Board and Chief Executive Officer of the Company owns 5,189,044 Class A Shares. In connection with the Offering, Mr. Galan intends to convert 66,667 of his Class A Shares into an equal number of Class B Shares and to sell such Class B Shares in the Offering. Upon completion of the Bank Stockholder Exchange Transaction and the Offering, Mr. Galan will own 5,122,377 Class A Shares, which will represent 69.05% of the Company's outstanding Common Stock.

                                  UNDERWRITING

    Friedman, Billings, Ramsey & Co., Inc., the Underwriter for the Offering, has agreed, subject to the terms and conditions contained in the Underwriting Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, to purchase from R&G Financial and the Selling Stockholder 2,000,000 Class B Shares at the Price to Public less the underwriting discount set forth on the cover page of this Prospectus. The
Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent, and that the Underwriter is committed to purchase all of such Class B Shares, if any are purchased.

    The Underwriter has advised R&G Financial that the Underwriter proposes initially to offer the Class B Shares to the public on the terms set forth on the cover page of this Prospectus. The Underwriter may allow to selected dealers a concession of not more than $ per share, and the Underwriter may allow, and such dealers may reallow, a concession of not more than $ to certain other dealers. After the initial Offering, the offering price and other selling terms may be changed by the Underwriter. No reduction in such terms shall change the amount of proceeds to be received by R&G Financial and the Selling Stockholder as set forth on the cover page of this Prospectus. The Class B Shares are offered subject to receipt and acceptance by the Underwriter, and to certain other conditions, including the right to reject an order in whole or in part.

    R&G Financial has granted an option to the Underwriter, exercisable once during the 30-day period after the date of this Prospectus, to purchase up to a maximum of 300,000 additional Class B Shares to cover over-allotments, if any, at the same price per share as the initial 2,000,000 Class B Shares to be purchased by the Underwriter. To the extent that the Underwriter exercises this option, the Underwriter will be committed, subject to certain conditions, to purchase such additional Class B Shares. The Underwriter may purchase such shares only to cover over-allotments made in connection with the Offering.


    The Underwriting Agreement provides that R&G Financial and the Selling Stockholder will indemnify the Underwriter against certain liabilities, including civil liabilities under the Act, or will contribute to the payments the Underwriter may be required to make in respect thereof. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


    Prior to the Offering, there has been no public market for the Class B Shares. Consequently, the initial public offering price will be determined by negotiations among R&G Financial and the Underwriter. Among the factors to be considered in such negotiations will be the history of, and the prospects for, R&G Financial and the industries in which it competes, an assessment of R&G Financial's management, R&G Financial's past and present operations, its past and present earnings and the trend of such earnings, the prospects for future earnings of R&G Financial, the present state of R&G Financial's development, the general condition of the securities markets at the time of the Offering and the market prices of publicly traded common stocks of comparable companies in recent periods.

    The Underwriter intends to make a market in the Class B Shares on completion of the Offering, as permitted by applicable laws and regulations. The Underwriter, however, is not obligated to make a market in such shares, and any such market making may be discontinued at any time at the sole discretion of the Underwriter.

    R&G Financial has applied to have the Class B Shares approved for quotation on the NASDAQ Stock Market under the symbol "RGFC."

                                 LEGAL MATTERS

    The validity of the Class B Shares being offered hereby will be passed upon for R&G Financial by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C. Certain legal matters will be passed upon for the Underwriter by Orrick, Herrington & Sutcliffe, Washington, D.C.

                                    EXPERTS

    The Consolidated Financial Statements of R&G Financial as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, included in this Prospectus, have been audited by Price Waterhouse, independent accountants, as stated in their report appearing herein and elsewhere in the Registration Statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for R&G Financial's Class B Shares is American Stock Transfer & Trust Co., New York, New York.

                             ADDITIONAL INFORMATION


    R&G Financial has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement", which term shall encompass any amendments thereto) under the Act with respect to the Class B Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto and reference is made to the Registration Statement and exhibits and schedules filed therewith. Each statement made in this Prospectus referring to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. Any interested party may inspect the Registration Statement without charge at the offices of the Commission at
450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission upon payment of the prescribed fee. The Commission maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. The address of such site is: http://www.sec.gov.



    R&G Financial has not previously been subject to the reporting requirements of the Exchange Act. In connection with the sale of the Class B Shares hereunder, R&G Financial has registered the Class B Shares with the Commission under Section 12(g) of the Exchange Act and R&G Financial (and the holders of its Class B Shares) has become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Reports, proxy statements, and other information filed by R&G Financial under the Exchange Act may be inspected and copied at prescribed rates at the public reference facilities of the Commission at the addresses set forth above. In addition, such reports, proxy statements and other information concerning R&G Financial will also be available for inspection at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006. R&G Financial will on an annual basis send to all stockholders of record annual audited financial statements.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                             PAGE
                                                                             ----
CONSOLIDATED ANNUAL AUDITED FINANCIAL STATEMENTS
Report of Independent Accountants..........................................  F-2

Financial Statements:
  Consolidated Statement of Financial Condition as of March 31, 1996
   (Unaudited), December 31, 1995 and 1994.................................  F-3

  Consolidated Statements of Income for the three months ended March 31,
   1996 and 1995 (Unaudited) and for the three years ended December 31,
   1995....................................................................  F-4

  Consolidated Statements of Cash Flows for the three months ended March
   31, 1996 and 1995 (Unaudited) and for the three years ended December 31,
   1995....................................................................  F-5

  Consolidated Statements of Changes in Stockholder's Equity for the three months ended March 31, 1996 (Unaudited) and for the three years ended
   December 31, 1995.......................................................  F-7

  Notes to Consolidated Financial Statements...............................  F-8

    All   financial  statement  schedules  are   omitted  because  the  required
information either is not applicable or is shown in the consolidated financial statements or in the notes thereto.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
 R&G Financial Corporation and its Stockholder


    In our opinion, the accompanying consolidated statement of financial condition, and the related consolidated statements of income, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of R&G Financial Corporation (the Company) and its subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



    As discussed in Note 1 to the consolidated financial statements, effective January 1, 1995 the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 122 -- "Accounting for Mortgage Servicing Rights, an amendment of FASB Statement No. 65." In addition, effective January 1, 1994 the Company adopted SFAS No. 115 -- "Accounting for Certain Investments in Debt and Equity Securities.


/s/ PRICE WATERHOUSE


Certified Public Accountants (of Puerto Rico)
License No. 10 expires Dec. 1, 1998
Stamp #1379293 of the P.R. Society of
Certified Public Accountants has been
affixed to the file copy of this report.



San Juan, Puerto Rico
June 12, 1996, except for Note 1 to
the Consolidated Financial Statements
which is as of July 19, 1996.

                           R&G FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                     ASSETS

                                                                                              DECEMBER 31,
                                                                                      ----------------------------
                                                                                          1995           1994
                                                                        MARCH 31,     -------------  -------------
                                                                           1996
                                                                      --------------
                                                                       (UNAUDITED)
Cash and due from banks.............................................   $ 22,943,443   $  32,559,429  $  21,158,101
Money market investments:
  Securities purchased under agreements to resell...................      6,501,579      21,694,675     10,232,890
  Time deposits with other banks....................................     13,429,966      44,930,015     14,231,371
  Federal funds sold................................................             --       5,011,048             --
Mortgage loans held for sale, at lower of cost or market............     25,865,859      21,318,340     22,020,566
Mortgage-backed securities held for trading, at fair value..........    116,321,161     113,808,624    124,521,837
Mortgage-backed securities available for sale, at fair value........     46,041,239      61,008,432     13,300,325
Mortgage-backed securities held to maturity, at amortized cost
 (estimated market value: 1995 -- $40,784,831; 1994 --
 $78,844,972).......................................................     40,715,763      41,730,889     84,122,035
Investment securities held for trading, at fair value...............        390,428              --             --
Investment securities available for sale, at fair value.............     23,254,061       3,279,610      1,877,910
Investment securities held to maturity, at amortized cost
 (estimated market value: 1995 -- $1,996,307; 1994 -- $2,108,318)...      4,709,434       2,046,046      2,182,176
Loans receivable, net...............................................    534,114,038     473,840,637    301,614,199
Accounts receivable, including advances to investors, net...........      6,367,165       5,578,965      8,480,309
Accrued interest receivable.........................................      4,199,302       4,051,702      2,870,559
Mortgage servicing rights...........................................      8,662,374       8,209,661      4,417,813
Excess servicing receivable.........................................        828,554         847,938        979,005
Premises and equipment..............................................      7,291,598       6,973,325      5,621,007
Other assets........................................................      6,657,936       6,316,826      4,868,671
                                                                      --------------  -------------  -------------
                                                                       $868,293,900   $ 853,206,162  $ 622,498,774
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Deposits..........................................................   $541,122,787   $ 518,186,563  $ 380,148,414
  Securities sold under agreements to repurchase....................     95,314,369      98,483,188    108,921,552
  Notes payable.....................................................     73,584,857      81,130,032     45,814,597
  Advances from FHLB................................................      6,001,782       6,007,135     13,567,834
  Long-term debt....................................................      4,923,898       5,323,899      4,524,173
  Other secured borrowings..........................................     54,727,453      55,983,501             --
  Accounts payable and accrued liabilities..........................     14,945,246      12,068,490      5,601,444
  Other liabilities.................................................      2,568,432       2,431,577      1,497,012
                                                                      --------------  -------------  -------------
                                                                        793,188,824     779,614,385    560,075,026
                                                                      --------------  -------------  -------------
Subordinated notes..................................................      3,250,000       3,250,000      3,250,000
                                                                      --------------  -------------  -------------
Minority interest in the Bank.......................................      4,141,458       3,956,597      3,203,749
                                                                      --------------  -------------  -------------
Stockholder's equity:
  Preferred stock, $.01 par value, 10,000,000 shares authorized,
   none issued and outstanding......................................             --              --             --
  Common stock:
    Class A -- $.01 par value, 10,000,000 shares authorized,
     5,189,044 shares issued and outstanding........................         51,890          51,890         51,890
    Class B -- $.01 par value, 15,000,000 shares authorized, none
     issued and outstanding.........................................             --              --             --
  Additional paid-in capital........................................        362,710         362,710        362,710
  Retained earnings.................................................     66,425,439      64,351,564     54,569,219
  Capital reserves of the Bank......................................      1,021,166         666,767             --
  Unrealized (loss) gains on securities available for sale..........       (147,587)        952,249        986,180
                                                                      --------------  -------------  -------------
                                                                         67,713,618      66,385,180     55,969,999
                                                                      --------------  -------------  -------------
                                                                       $868,293,900   $ 853,206,162  $ 622,498,774
                                                                      --------------  -------------  -------------
                                                                      --------------  -------------  -------------

         The accompanying notes are an integral part of this statement.

                           R&G FINANCIAL CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME


                                                     THREE MONTH
                                                     PERIOD ENDED                     YEAR ENDED
                                                      MARCH 31,                      DECEMBER 31,
                                               ------------------------  -------------------------------------
                                                  1996         1995         1995         1994         1993
                                               -----------  -----------  -----------  -----------  -----------
                                                     (UNAUDITED)
Interest income:
  Loans......................................  $13,467,441  $ 9,544,932  $45,673,241  $36,766,741  $27,087,896
  Money market and other investments.........      878,450      350,444    1,805,345      941,677      695,848
  Mortgage-backed securities.................    1,644,952    1,630,609    6,033,069    4,655,376    2,107,130
                                               -----------  -----------  -----------  -----------  -----------
    Total interest income....................   15,990,843   11,525,985   53,511,655   42,363,794   29,890,874
                                               -----------  -----------  -----------  -----------  -----------
Less -- interest expense:
  Deposits...................................    6,383,066    4,711,794   21,829,433   14,460,943   10,364,694
  Securities sold under agreements to
   repurchase................................    1,275,914    1,597,058    6,436,327    4,416,824      273,968
  Notes payable..............................    1,081,503      686,268    3,363,930    3,769,855    4,630,941
  Secured borrowings.........................    1,083,109           --           --           --           --
  Other......................................       67,222      177,601      608,984      578,685      368,276
                                               -----------  -----------  -----------  -----------  -----------
                                                 9,890,814    7,172,721   32,238,674   23,226,307   15,637,879
                                               -----------  -----------  -----------  -----------  -----------
Net interest income..........................    6,100,029    4,353,264   21,272,981   19,137,487   14,252,995
(Provision) credit for loan losses...........       (6,525)      50,000     (950,000)          --           --
                                               -----------  -----------  -----------  -----------  -----------
Net interest income after provision for loan
 losses......................................    6,093,504    4,403,264   20,322,981   19,137,487   14,252,995
                                               -----------  -----------  -----------  -----------  -----------
Other income:
  Net gain (loss) on sale of loans...........    1,971,044    1,332,047    6,262,460   (1,349,340)  29,026,142
  Unrealized gain (loss) on trading
   securities................................     (197,175)          --    2,121,611   (4,464,718)          --
  Change in provision for cost in excess of
   market value of loans held for sale.......           --     (225,000)     855,834     (855,834)          --
  Net gain on trading account................      136,050           --           --           --           --
  Net gain on sales of investments...........      329,225           --           --           --      394,342
  Loan administration and servicing fees.....    3,008,755    2,765,661   11,029,995   11,046,019    9,326,518
  Gain on sale of servicing rights...........           --           --           --    2,914,850           --
  Service charges, fees and other............    1,194,991      558,321    3,171,949    2,522,394    1,178,561
                                               -----------  -----------  -----------  -----------  -----------
                                                 6,442,890    4,431,029   23,441,849    9,813,371   39,925,563
                                               -----------  -----------  -----------  -----------  -----------
                                                12,536,394    8,834,293   43,764,830   28,950,858   54,178,558
                                               -----------  -----------  -----------  -----------  -----------
Operating expenses:
  Employee compensation and benefits.........    2,649,937    1,876,121    8,283,809    5,251,435    8,590,181
  Office occupancy and equipment.............    1,412,636    1,006,701    4,711,312    4,488,335    3,395,055
  Other administrative and general...........    3,326,041    3,205,093   13,730,724   13,268,875   14,560,892
                                               -----------  -----------  -----------  -----------  -----------
                                                 7,388,614    6,087,915   26,725,845   23,008,645   26,546,128
                                               -----------  -----------  -----------  -----------  -----------
Income before minority interest, income taxes
 and cumulative effect of change in
 accounting principle........................    5,147,780    2,746,378   17,038,985    5,942,213   27,632,430
                                               -----------  -----------  -----------  -----------  -----------
Minority interest in the Bank................      184,861      124,124      742,527      499,928      812,427
                                               -----------  -----------  -----------  -----------  -----------
Income before income taxes and cumulative
 effect of change in accounting principle....    4,962,919    2,622,254   16,296,458    5,442,285   26,820,003
                                               -----------  -----------  -----------  -----------  -----------
Income taxes:
  Current....................................    2,042,359    1,193,265    3,555,868    2,517,465    9,486,814
  Deferred...................................       (7,714)    (168,415)   2,291,478   (1,661,877)     146,437
                                               -----------  -----------  -----------  -----------  -----------
                                                 2,034,645    1,024,850    5,847,346      855,588    9,633,251
                                               -----------  -----------  -----------  -----------  -----------
Income before cumulative effect of change in
 accounting principle........................    2,928,274    1,597,404   10,449,112    4,586,697   17,186,752
Cumulative effect of change in accounting
 principle -- adoption of SFAS No. 115, net
 of deferred income taxes of $627,210........           --           --           --      866,147           --
                                               -----------  -----------  -----------  -----------  -----------
    Net income...............................  $ 2,928,274  $ 1,597,404  $10,449,112  $ 5,452,844  $17,186,752
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------
Earnings per common share:
  Income before cumulative effect of change
   in accounting principle...................  $       .56  $       .31  $      2.01  $       .88  $      3.31
  Cumulative effect of change in accounting
   principle.................................           --           --           --          .17           --
                                               -----------  -----------  -----------  -----------  -----------
    Net income...............................  $       .56  $       .31  $      2.01  $      1.05  $      3.31
                                               -----------  -----------  -----------  -----------  -----------
                                               -----------  -----------  -----------  -----------  -----------


         The accompanying notes are an integral part of this statement.

                           R&G FINANCIAL CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                       THREE MONTH
                                                       PERIOD ENDED                         YEAR ENDED
                                                        MARCH 31,                          DECEMBER 31,
                                                --------------------------  -------------------------------------------
                                                    1996          1995          1995           1994           1993
                                                ------------  ------------  -------------  -------------  -------------
                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income..................................  $  2,928,274  $  1,597,404  $  10,449,112  $   5,452,844  $  17,186,752
                                                ------------  ------------  -------------  -------------  -------------
  Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
    Depreciation and amortization.............       478,599       335,285      1,794,454      1,335,505      1,323,638
    Amortization of premium on investments and
     mortgage-backed securities, net..........        27,552        27,260         89,111        140,411        119,478
    Amortization of deferred loan origination
     fees and accretion of discount on loans
     purchased................................        46,175         4,305         23,942        159,817       (303,922)
    Amortization of excess servicing
     receivable...............................        19,384        32,767        131,067         29,828         92,596
    Amortization of servicing rights..........       291,375       714,876      1,497,803        869,201      2,627,695
    Change in provision for cost in excess of
     market value of loans held for sale......       --            225,000       (855,834)       855,834       --
    Provision (credit) for loan losses........         6,525       (50,000)       950,000       --             --
    Provision for bad debts in accounts
     receivable...............................        75,000        75,000        572,092        358,442        528,635
    Gain on sales of mortgage loans...........       (42,652)     (116,090)      (264,953)      (201,797)    (3,973,935)
    Gain on sale of investment securities.....      (329,225)      --            --             --             (394,342)
    Unrealized loss (gain) on trading
     securities...............................       197,175       --          (2,121,611)     4,464,718       --
    Gain on sale of mortgage servicing
     rights...................................       --            --            --           (2,914,850)      --
    Cumulative effect of change in accounting
     principle................................       --            --            --             (866,147)      --
    Minority interest in earnings of the
     Bank.....................................       184,861       124,124        742,527        499,928        812,427
    (Increase) decrease in mortgage loans held
     for sale.................................    (4,547,519)   (2,290,701)     1,558,060     60,006,212    (66,495,738)
    Net (increase) decrease in mortgage-backed
     securities held for trading..............    (2,709,712)  (11,698,282)    17,035,709    (36,782,335)      --
    (Increase) decrease in receivables........    (1,010,800)    3,776,811      1,148,109     (4,035,534)    (2,736,002)
    Decrease (increase) in other assets.......        26,335    (2,664,405)    (1,812,808)     3,248,178       (886,033)
    (Decrease) increase in notes payable......    (7,545,175)   (1,926,145)     7,915,435   (111,698,229)    57,540,715
    Increase (decrease) in accounts payable
     and accrued liabilities..................     2,470,748     5,818,317      2,572,200     (6,726,147)       929,910
    (Decrease) increase in deferred taxes.....        (7,714)     (168,415)     2,291,477     (1,661,877)     1,407,585
    Increase (decrease) in income taxes
     payable..................................     1,269,996     1,262,282      1,734,062     (6,185,086)     1,188,953
    Increase (decrease) in other
     liabilities..............................       136,855      (176,862)       934,566       (693,187)    (1,026,483)
                                                ------------  ------------  -------------  -------------  -------------
      Total adjustments.......................   (10,962,217)   (6,694,873)    35,935,408    (99,797,115)    (9,244,823)
                                                ------------  ------------  -------------  -------------  -------------
      Net cash (used in) provided by operating
       activities.............................    (8,033,943)   (5,097,469)    46,384,520    (94,344,271)     7,941,929
                                                ------------  ------------  -------------  -------------  -------------
Cash flows from investing activities:
  Purchases of investment securities..........   (22,900,000)      --            (377,000)    (6,044,808)   (50,259,340)
  Proceeds from sale of investment securities
   available for sale.........................    12,643,887       --            --            3,691,493     28,179,364

                                                                     (CONTINUED)

                           R&G FINANCIAL CORPORATION
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                       THREE MONTH
                                                       PERIOD ENDED                         YEAR ENDED
                                                        MARCH 31,                          DECEMBER 31,
                                                --------------------------  -------------------------------------------
                                                    1996          1995          1995           1994           1993
                                                ------------  ------------  -------------  -------------  -------------
                                                       (UNAUDITED)
  Principal repayments on mortgage-backed
   securities.................................  $  2,504,429  $  1,742,480  $   8,481,269  $   8,316,306  $   6,053,722
  Proceeds from sale of loans.................     2,058,869     8,331,179     20,201,648     27,201,541    147,950,784
  Net originations of loans...................   (62,342,318)  (36,907,502)  (210,767,796)  (163,673,015)  (200,456,251)
  Proceeds from sales of mortgage servicing
   rights.....................................       --            --            --            2,914,850       --
  Acquisition of Caribbean Federal -- net of
   cash acquired..............................       --            --            --             --           11,254,879
  (Purchases) redemptions of FHLB stock, net..      (795,600)   (1,401,700)    (1,401,700)      (156,700)     1,399,500
  Acquisition of premises and equipment.......      (729,004)     (196,495)    (2,926,306)    (2,087,651)    (2,209,461)
  Net (increase) decrease in foreclosed real
   estate.....................................      (440,667)      159,775         83,488         81,339       (301,747)
  Acquisition of servicing rights.............      (744,088)     (148,385)    (5,289,651)    (1,000,166)      (476,662)
                                                ------------  ------------  -------------  -------------  -------------
      Net cash used by investing activities...   (70,744,492)  (28,420,648)  (191,996,048)  (130,756,811)   (58,865,212)
                                                ------------  ------------  -------------  -------------  -------------
Cash flows from financing activities:
  Proceeds from issuance of notes payable.....       --            --          27,400,000     23,600,000       --
  Proceeds from issuance long-term debt.......       --            --           2,000,000      1,732,956      2,578,817
  Payments of long-term debt..................      (400,001)     (300,001)    (1,200,274)      --             --
  Increase in deposits -- net.................    22,783,124     9,770,750    137,928,057     67,680,706     98,544,357
  (Decrease) increase in securities sold under
   agreements to repurchase -- net............    (3,168,819)    9,672,150    (10,437,272)   108,750,639       --
  Proceeds from secured borrowings............       --            --          55,983,501       --             --
  Payments on secured borrowings..............    (1,256,048)      --            --             --             --
  Advances from FHLB..........................       --            --            --            5,000,000       --
  Repayment of advances from FHLB.............       --            --          (7,500,000)    (3,000,000)    (8,920,328)
  Proceeds from issuance of common stock to
   minority shareholders......................       --            --              10,321          1,309            879
  Cash dividends on common stock..............      (500,000)      --            --             --             --
                                                ------------  ------------  -------------  -------------  -------------
      Net cash provided by financing
       activities.............................    17,458,256    19,142,899    204,184,333    203,765,610     92,203,725
                                                ------------  ------------  -------------  -------------  -------------
  Net (decrease) increase in cash and cash
   equivalents................................   (61,320,179)  (14,375,218)    58,572,805    (21,335,472)    41,280,442
  Cash and cash equivalents at beginning of
   year.......................................   104,195,167    45,622,362     45,622,362     66,957,834     25,677,392
                                                ------------  ------------  -------------  -------------  -------------
  Cash and cash equivalents at end of year....  $ 42,874,988  $ 31,247,144  $ 104,195,167  $  45,622,362  $  66,957,834
                                                ------------  ------------  -------------  -------------  -------------
                                                ------------  ------------  -------------  -------------  -------------
Cash and cash equivalents include:
  Cash and due from banks.....................  $ 22,943,443  $ 20,421,999  $  32,559,429  $  21,158,101  $  35,239,945
  Securities purchased under agreements to
   resell.....................................     6,501,579     7,574,105     21,694,675     10,232,890      4,301,320
  Time deposits with other banks..............    13,429,966     3,251,040     44,930,015     14,231,371     27,416,569
  Federal funds sold..........................       --            --           5,011,048       --             --
                                                ------------  ------------  -------------  -------------  -------------
                                                $ 42,874,988  $ 31,247,144  $ 104,195,167  $  45,622,362  $  66,957,834
                                                ------------  ------------  -------------  -------------  -------------
                                                ------------  ------------  -------------  -------------  -------------

         The accompanying notes are an integral part of this statement.

                           R&G FINANCIAL CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
        FOR THE THREE MONTH PERIOD ENDED MARCH 31, 1996 (UNAUDITED) AND
                THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                       COMMON STOCK            COMMON STOCK
                                             PREFERRED STOCK             CLASS A                 CLASS B          ADDITIONAL
                                          ----------------------  ----------------------  ----------------------    PAID-IN
                                            SHARES      AMOUNT      SHARES      AMOUNT      SHARES      AMOUNT      CAPITAL
                                          ----------  ----------  ----------  ----------  ----------  ----------  -----------
Balances at December 31, 1993...........              $            5,189,044  $   51,890              $            $ 362,710
Effect of implementation of SFAS 115....
Net income -- 1994......................
Net change in unrealized gain on
 securities available for sale, net of
 tax....................................
                                          ----------  ----------  ----------  ----------  ----------  ----------  -----------
Balances at December 31, 1994...........                           5,189,044      51,890                             362,710
Transfer to capital reserves............
Net income -- 1995......................
Net change in unrealized gain on
 securities available for sale, net of
 tax....................................
                                          ----------  ----------  ----------  ----------  ----------  ----------  -----------
Balances at December 31, 1995...........                           5,189,044      51,890                             362,710
Transfer to capital reserves
 (unaudited)............................
Cash dividend declared on common stock
 (unaudited)............................
Net income -- March 31, 1996
 (unaudited)............................
Net change in unrealized gain (loss) on
 securities available for sale, net of
 tax (unaudited)........................
                                          ----------  ----------  ----------  ----------  ----------  ----------  -----------
Balance at March 31, 1996 (unaudited)...              $            5,189,044  $   51,890              $            $ 362,710
                                          ----------  ----------  ----------  ----------  ----------  ----------  -----------
                                          ----------  ----------  ----------  ----------  ----------  ----------  -----------

                                                         UNREALIZED GAIN
                                                            LOSS FROM
                                                            SECURITIES
                                            CAPITAL         AVAILABLE         RETAINED
                                            RESERVES         FOR SALE         EARNINGS         TOTAL
                                          ------------  ------------------  -------------  -------------
Balances at December 31, 1993...........                                    $  49,116,375  $  49,530,975
Effect of implementation of SFAS 115....                  $       62,473                          62,473
Net income -- 1994......................                                        5,452,844      5,452,844
Net change in unrealized gain on
 securities available for sale, net of
 tax....................................                         923,707                         923,707
                                          ------------  ------------------  -------------  -------------
Balances at December 31, 1994...........                         986,180       54,569,219     55,969,999
Transfer to capital reserves............  $    666,767                           (666,767)
Net income -- 1995......................                                       10,449,112     10,449,112
Net change in unrealized gain on
 securities available for sale, net of
 tax....................................                         (33,931)                        (33,931)
                                          ------------  ------------------  -------------  -------------
Balances at December 31, 1995...........       666,767           952,249       64,351,564     66,385,180
Transfer to capital reserves
 (unaudited)............................       354,399                           (354,399)
Cash dividend declared on common stock
 (unaudited)............................                                         (500,000)      (500,000)
Net income -- March 31, 1996
 (unaudited)............................                                        2,928,274      2,928,274
Net change in unrealized gain (loss) on
 securities available for sale, net of
 tax (unaudited)........................                      (1,099,836)                     (1,099,836)
                                          ------------  ------------------  -------------  -------------
Balance at March 31, 1996 (unaudited)...  $  1,021,166    $     (147,587)   $  66,425,439  $  67,713,618
                                          ------------  ------------------  -------------  -------------
                                          ------------  ------------------  -------------  -------------

         The accompanying notes are an integral part of this statement.

                           R&G FINANCIAL CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES:

    REPORTING ENTITY


    The accompanying consolidated financial statements of R&G Financial Corporation (the "Company") include the accounts of R&G Mortgage Corp. ("R&G Mortgage"), a Puerto Rico corporation, and R-G Premier Bank of Puerto Rico (the "Bank"), a commercial bank chartered under the laws of the Commonwealth of Puerto Rico. The Company was formed in March 1996 for the sole purpose of becoming the parent corporation and sole stockholder of R&G Mortgage and the Bank. On July 19, 1996, the Company acquired the 88% ownership interest of the Bank and the 100% ownership interest of R&G Mortgage held by the Company's Chairman of the Board and Chief Executive Officer (CEO). In consideration of the acquisition of such interests, the Company issued the CEO 5,189,044 shares of its Class A $.01 par value newly issued common stock (the Class A Shares), in exchange for his 100% ownership interest in R&G Mortgage and 88% ownership interest in the Bank.


    As a result of this transaction, the accompanying consolidated financial statements have been restated to reflect the consolidated financial condition as of March 31, 1996 (unaudited) and December 31, 1995 and 1994, and the related consolidated statements of income and retained earnings, and of cash flows for the three months ended March 31, 1996 and 1995 (unaudited) and for each of the three years in the period ended December 31, 1995 as if the above transaction had been consummated as of January 1, 1993. The transaction has been accounted for at historical cost in a manner similar to pooling of interests accounting.


    The Company intends to acquire as well the 12% minority ownership interest in the Bank which, as of July 19, 1996 was held by approximately 200 other stockholders (the Minority Bank Stockholders) following the receipt of all required regulatory approvals through the issuance of Class B $.01 par value common stock (the Class B shares) of the Company. All Minority Bank Stockholders will receive, in exchange for their aggregate 12% interest in the Bank's common stock, a specified number of shares of the Company's Class B shares to be determined based on an independent valuation of the Bank. Such transaction will be accounted for under the purchase method of accounting; based on presently available information, management of the Company does not believe that this transaction will have a material effect on the Company's Consolidated Financial Statements or earnings per share. The above exchange transactions, in which the Company acquires 100% ownership of the Bank as well as R&G Mortgage, are hereinafter referred to as the "Bank Stockholder Exchange Transaction".


    R&G Mortgage is engaged primarily in the business of originating FHA insured, VA guaranteed, and privately insured first and second mortgage loans on residential real estate (1 to 4 families). R&G Mortgage pools FHA and VA loans into GNMA (Government National Mortgage Association) mortgage-backed securities and collateralized mortgage obligation (CMO) certificates for sale to permanent investors. After selling the loans, it retains the servicing function. R&G Mortgage is also a Federal National Mortgage Association (FNMA) and Federal Home Loan Mortgage Corporation (FHLMC) Seller-Servicer of conventional loans. R&G Mortgage is licensed by the Secretary of the Treasury of Puerto Rico as a mortgage company and is duly authorized to do business in the Commonwealth of Puerto Rico.

    The Bank provides a full range of banking services through fourteen branches located mainly in the northern part of the Commonwealth of Puerto Rico. As discussed in Note 19 to the consolidated financial statements, the Bank is subject to the regulations of certain federal and local agencies, and

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES: (CONTINUED)
undergoes periodic examinations by those regulatory agencies. As of the close of business on November 30, 1994 the Bank was converted from a federally chartered savings bank to a commercial bank chartered under the laws of the Commonwealth of Puerto Rico.

    The  accounting and reporting policies of the Company conform with generally
accepted  accounting  principles.  The  following   is  a  description  of   the
significant accounting policies:

    BASIS OF CONSOLIDATION

    All significant balances and transactions have been eliminated in the accompanying consolidated financial statements.

    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

    The Company enters into purchases of securities under agreements to resell the same securities. Amounts advanced under these agreements represent short-term loans and are reflected as assets in the consolidated statement of financial condition.

    INVESTMENT SECURITIES

    Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 115 -- "Accounting for Certain Investments in Debt and Equity Securities." This Statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Under SFAS No. 115, investments in debt and equity securities must be classified at acquisition into one of three categories:

    -HELD TO MATURITY -- debt securities for which there is a positive intent and ability to hold to maturity. These securities are carried at amortized cost.

    -TRADING -- debt and equity securities that are bought and held principally for the purpose of selling them in the near term. These securities are carried at fair value, with unrealized gains and losses included in earnings. Mortgage-backed securities that are held for sale in conjunction with mortgage banking activities are classified as trading securities.

    -AVAILABLE FOR SALE -- debt and equity securities not classified as either held-to-maturity or trading. These securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported net of taxes in a separate component of stockholder's equity.

    Upon adoption of SFAS No. 115 on January 1, 1994, the Bank classified as securities held for trading $2,599,329 of debt securities, and R&G Mortgage classified approximately $89,597,000 of mortgage-backed securities as trading securities, recognizing in earnings unrealized gains on these securities amounting to approximately $866,000 net of $627,000 in deferred income taxes. These unrealized gains are shown in the consolidated statements of income and retained earnings under the "cumulative effect of change in accounting principle
- -- adoption of SFAS No. 115."

    On November 14, 1995, the Financial Accounting Standard Board staff issued a special report, "A Guide for the Implementation of Statement 115 on Accounting for Certain Investments in Debt and

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES: (CONTINUED)
Equity Securities" (the Report), as an aid in understanding and implementing SFAS 115. Under the Report, an enterprise may conduct a one time reassessment of the classifications of all securities held at that time from the issue date of the report through December 31, 1995. Any reclassifications from the held to maturity category made in conjunction with that reassessment will not call into question an enterprise's intent to hold other debt securities to maturity in the future. Pursuant to the Report, on December 29, 1995 the Company reclassified mortgage-backed securities with an amortized cost of $52,448,077 from its held to maturity to its available for sale portfolio. The unrealized gains of securities reclassified as available for sale of $565,132 was reported net of estimated income tax of $220,401 as a separate component of stockholder's equity in the consolidated statement of financial condition.

    At March 31, 1996 the net unrealized loss on securities available for sale of $147,587 was reported net of estimated income tax benefit of $94,358 as a separate component of stockholder's equity in the consolidated statement of financial condition.

    At December 31, 1995 and 1994, the net unrealized gains on securities classified as available for sale of $1,561,064 and $1,616,689, respectively, was reported net of estimated income tax of $608,815 and $630,509, respectively, as a separate component of stockholder's equity in the consolidated statement of financial condition in accordance with SFAS No. 115.

    Premiums and discounts are amortized as an adjustment to interest income over the life of the related securities using a method that approximates the interest method. Realized gains or losses for securities classified as either available for sale or held to maturity are reported in earnings. Cost of securities is determined on the specific identification method.

    LOANS AND ALLOWANCE FOR LOAN LOSSES

    Loans are stated at their outstanding principal balance, less unearned interest and allowance for loan losses. Loan origination and commitment fees and costs incurred in the origination of new loans are deferred and amortized using the interest method over the life of the loans as an adjustment of interest yield. Unearned interest on installment loans is recognized as income under a method which approximates the interest method. Interest on loans not made on a discounted basis is credited to income based on the loan principal outstanding at stated interest rates.

    Management believes that the allowance for loan losses is adequate. It is the policy of the Bank to increase its valuation allowances for estimated losses on loans when, based on management's evaluation, a loss becomes both probable and estimable. Major loans and major lending areas are reviewed periodically to determine potential problems at an early date. Also, management's periodic evaluation considers factors such as loss experience, current delinquency data, known and inherent risks in the portfolio, identification of adverse situations which may affect the ability of debtors to repay, the estimated value of any underlying collateral and assessment of current economic conditions. Additions to allowances are charged to income. Any recoveries are credited to the allowance.

    Effective January 1, 1995, the Company adopted SFAS No. 114 -- "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118 -- "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures." SFAS No. 114, as amended by SFAS No. 118, requires a creditor to measure impairment of a loan based on the present value of expected future cash flows discounted at the loan's effective interest rate, or, as a practical method, at the observable market price of the loan, or the fair value of the collateral if the loan is collateral dependent. This Statement is applicable

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES: (CONTINUED)
to all loans, except large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, leases and loans that are evaluated at fair value or at the lower of cost or fair value. The Bank considers loans over $500,000 for individual impairment evaluations. Loans are considered impaired when, based on management's evaluation, a borrower will not be able to fulfill its obligation under the original terms of the loan. SFAS No. 118 amends the income recognition provisions that had been included in SFAS No. 114. The adoption of SFAS No. 114 and SFAS No. 118 on January 1, 1995 had no effect on the Company's financial condition or results of operations for 1995. No loans were impaired as of March 31, 1996 or December 31, 1995.

    INTEREST INCOME

    Recognition of interest on mortgage, consumer and other loans is discontinued when loans are 90 days or more in arrears on payment of principal or interest or earlier when other factors indicate that collection of interest or principal is doubtful. Loans for which the recognition of interest income has been discontinued are designated as non-accruing. Such loans are not reinstated to accrual status until interest is received currently or no other factors indicative of doubtful collection exist.

    Discounts and premiums on purchased mortgage loans are accreeted (amortized) to income over the remaining life of the loans.

    MORTGAGE LOANS HELD FOR SALE

    Mortgage loans intended for sale in the secondary market are carried at the lower of cost or estimated market, computed on the aggregate method. The amount by which cost exceeds market value is accounted for as a valuation allowance. Changes in the valuation allowance are included in the determination of income in the period in which the change occurs.

    LOAN SERVICING FEES

    Loan servicing fees, which are based on a percentage of the principal balance of the mortgage loans serviced, are credited to income as mortgage payments are collected. Late charges and miscellaneous other fees collected from mortgagors are credited to income when earned, adjusted for estimated amounts not expected to be collected. Loan servicing costs are charged to expense when incurred.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The allowance for doubtful accounts is determined based on experience and results mainly from expenses incurred in the foreclosure of property not reimbursed by insurers on loans serviced for others.

    SERVICING RIGHTS

    During 1995, the Company adopted SFAS No. 122 -- "Accounting for Mortgage Servicing Rights -- an amendment of FASB Statement No. 65." Prior to implementation of this Statement, the Company treated mortgage servicing rights in accordance with SFAS No. 65, which did not allow the recognition of servicing rights related to loans originated by an entity. SFAS No. 122 amends SFAS No. 65 to permit prospectively the capitalization of servicing rights acquired through loan origination activities and requires that a portion of the cost of originating a mortgage loan be allocated to the mortgage servicing right as a whole. To determine the fair value of the servicing rights, the Company uses the market prices of comparable servicing sale contracts.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES: (CONTINUED)

    SFAS 122 also requires that all mortgage servicing rights be evaluated for impairment. In determining impairment, servicing rights were disaggregated into their predominant risk characteristic, interest rate. For purposes of measuring impairment, mortgage servicing rights are stratified by pool on the basis of interest rates. An impairment is recognized whenever the prepayment pattern of the mortgage pool indicates that the fair value of the related mortgage servicing rights is less than its carrying amount. An impairment is recognized by charging such excess to income. The Company determined that no reserve for impairment was required as of March 31, 1996 or December 31, 1995. As of December 31, 1995, the fair value of capitalized mortgage servicing rights was approximately $10,420,000. In determining fair value, the Company considers the fair value of servicing rights with similar risk characteristics.


    The adoption of this Statement had the effect of increasing net gain on sales of loans by approximately $1,553,000 and net income by approximately $1,054,000 for the year ended December 31, 1995, and increasing capitalized servicing rights at December 31, 1995 by approximately $2,285,000. SFAS 122 prohibits retroactive application, therefore, mortgage servicing rights related to loans originated prior to the adoption of the Statement continue to be unrecognized in the Company's consolidated financial statements.

    The cost of acquiring the rights to service mortgage loans is capitalized and amortized over the period of net servicing revenue. The cost of loan servicing rights purchased and amortization thereon is periodically evaluated in relation to estimated future net servicing revenue.

    SALE OF SERVICING RIGHTS

    The sale of servicing rights is recognized upon executing the contract and title and all risks and rewards have irrevocably passed to the buyer. Gains and losses realized on such sales are recognized based upon the difference between the selling price and the carrying value of the related servicing rights sold.

    EXCESS SERVICING FEES RECEIVABLE

    Excess servicing fees receivable represents the present value of the difference between the contractual interest rate of loans sold, adjusted for normal servicing fees, and the agreed yield to investors over the estimated remaining life of such loans. The receivable is realized through receipt of the excess service fees over time. The cost of excess servicing and the amortization thereon is periodically evaluated in relation to estimated future net servicing revenue as a reduction of servicing income. Any impairment in the value of the excess servicing fees receivable due to actual or anticipated prepayment experience is recognized currently as a reduction of excess servicing fees receivable. The resulting excess servicing fees receivable is amortized over the estimated life using a method approximating the level-yield method as a reduction of servicing income.

    FORECLOSED REAL ESTATE HELD FOR SALE

    Other real estate owned comprises properties acquired in settlement of loans and initially recorded at fair value less estimated costs to sell at the date of acquisition. Costs relating to the development and improvement of the property are capitalized, whereas those relating to holding the property are expensed as incurred.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES: (CONTINUED)
    Valuations are periodically performed by management, and an allowance for losses is established by a charge to operations if the carrying value of a property exceeds its estimated net realizable value. In providing allowances for losses, the cost of holding real estate, including interest costs, are considered. Gains or losses resulting from the sale of these properties are credited or charged to income.

    PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful life of each type of asset. Major additions and improvements which extend the life of the assets are capitalized, while repairs and maintenance are charged to expense.

    In March 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 121 -- "Accounting for the Impairment of Long Lived Assets and for Long-Lived Assets to be Disposed." This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets, to be held and used. Under such Statement, long-lived assets and certain identifiable intangibles to be held and used must be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, an estimate of the future cash flows expected to result from the use of the asset and its eventual disposition must be made. If the sum of the future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized.

    Application of this Statement is required for financial statements for fiscal years beginning after December 15, 1995. Based on presently available information, management believes the application of this Statement in future years should not have a material adverse effect on the Company's financial condition or results of operations.

    COST IN EXCESS OF FAIR VALUE OF NET ASSETS ACQUIRED

    The cost in excess of fair value of net assets acquired results from the acquisition of a mortgage banking institution and the Bank in prior years, which is being amortized over a twelve year period. Accumulated amortization amounted to $961,223, $930,059 and $805,408 as of March 31, 1996, December 31, 1995 and
1994, respectively.

    SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

    The Company enters into sales of securities under agreements to repurchase the same or similar securities. Amounts received under these agreements represent short-term borrowings and the securities underlying the agreements remain in the asset accounts.

    TRANSFERS OF RECEIVABLES WITH RECOURSE

    Transfers of receivables with recourse are recognized as a sale if the Company surrenders control of the future economic benefits embodied in the receivables, its obligation under the recourse provisions can be reasonably estimated and transferee cannot require the Company to repurchase the receivables except pursuant to the recourse provisions. Any transfers of receivables with recourse not meeting all of these conditions are recognized as a liability in the consolidated financial statements.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES: (CONTINUED)
    Gains and losses realized on the sale of loans are recognized at the time of the sale of the loans or pools to investors, based upon the difference between the selling price and the carrying value of the related loans sold as adjusted for any estimated liability under recourse provision. In most sales, the servicing function for the loans sold is retained by the Company.

    INTEREST RATE RISK MANAGEMENT


    The Company enters into interest rate caps, swaps, options and/or futures (primarily based on Eurodollar certificates of deposits and U.S. Treasury note contracts) to manage its interest rate exposure. Such instruments are designated as hedges against future fluctuations in the interest rates of specifically identified assets or liabilities. Options and futures are reported at fair value under investments in the accompanying Consolidated Statement of Financial Condition, with related gains or losses reported in the Consolidated Statement of Income. Interest rate caps and swaps are not recognized in the Consolidated Statement of Financial Condition and are not marked to market. Net interest settlements on interest rate caps and swaps are recorded as adjustments to interest income or expense.


    EMPLOYEE BENEFITS

    The Company or its subsidiaries has no post retirement benefits plan for its employees as of March 31, 1996 and December 31, 1995.

    INCOME TAXES

    The Company follows an asset and liability approach in the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is recognized for any deferred tax asset for which, based on management's evaluation, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax asset will not be realized.

    CAPITAL RESERVE

    The Banking Act of the Commonwealth of Puerto Rico requires that a minimum of 10% of net income of the Bank be transferred to capital surplus until such surplus equals the greater of 10% of total deposits or paid-in capital.

    STOCK OPTION PLANS

    In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," establishing financial accounting and reporting standards for stock-based employee compensation plans. This Statement encourages all entities to adopt a new method of accounting to measure compensation cost of all employee stock compensation plans based on the estimated fair value of the award at the date it is granted. Companies are, however, allowed to continue to measure compensation cost for those plans using the intrinsic value based method of accounting, which generally does not result in compensation expense recognition for most plans. Companies that elect to remain with the existing accounting are required to disclose in a footnote to the financial statements pro forma net income, and if presented, earnings per share, as if this Statement had been adopted. The accounting requirements of this Statement are effective for transactions entered into during fiscal years that begin after December 15, 1995; however, companies are required to disclose information for awards granted in their first fiscal year beginning after December 15, 1994. As discussed in
Note 20 to the accompanying consolidated financial statements, the Company adopted a Stock Option Plan in

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 1 -- REPORTING ENTITY AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES: (CONTINUED)

June 1996 and intends to make awards thereunder in conjunction with the Company's initial public offering. Management intends to utilize the intrinsic value based method of accounting for compensation cost.


    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The reported fair values of financial instruments are based on a variety of factors. For a substantial portion of financial instruments, fair values represent quoted market prices for identical or comparable instruments. In a few other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of risk. Accordingly, the fair values may not represent actual values of the financial instruments that could have been realized as of year end or that will be realized in the future.

    ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF LIABILITIES


    In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This
Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities based on consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, and stops recognizing financial assets when control has been surrendered, and liabilities when extinguished.



    This Statement requires that liabilities and derivatives incurred or obtained by transferors as part of a transfer of financial assets be initially measured at fair value, if practicable. It also requires that servicing assets and other retained interests in the transferred assets be measured by allocating the previous carrying amount between the assets sold, if any, and retained interest, if any, based on their relative fair values at the date of the transfer. Servicing assets and liabilities must be subsequently measured by (a) amortization in proportion to and over the period of estimated net servicing income or loss and (b) assessment for asset impairment or increased obligation based on their fair values.



    This Statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and must be applied prospectively. Earlier or retroactive application is not permitted. Management has not estimated yet the effect, if any, of the adoption of this Statement on the Consolidated Financial Statements of the Company.


    EARNINGS PER SHARE

    Primary earning per common share is computed by dividing net income for the year by the weighted average number of shares outstanding during the period (5,189,044 for all periods presented in the accompanying consolidated financial statements).

    STATEMENT OF CASH FLOWS

    For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks and other highly liquid securities with an original maturity of three months or less.

NOTE 2 -- ACQUISITION OF BRANCHES AND OTHER BANKING INSTITUTIONS:
    On June 16, 1995, the Bank entered into a Purchase and Sale of Assets and Assumption of Liabilities Agreement (the Agreement) with a commercial bank. As provided by the Agreement, the

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 2 -- ACQUISITION OF BRANCHES AND OTHER BANKING INSTITUTIONS: (CONTINUED)

Bank purchased seven branches, including approximately $2,000,000 in assets (which excludes cash from the deposits acquired) and approximately $77,340,000 in deposits, including $162,000 interest payable. The premium paid by the Bank over the value of deposits acquired, which was determined based on negotiations between the parties to the Agreement, approximated $1,351,000 which is being amortized over a 10 year period. Accumulated amortization amounted to approximately $102,000 and $68,000 at March 31, 1996 and December 31, 1995, respectively.


    Effective June 30, 1993, the Bank paid approximately $6,050,000, including acquisition costs, for all outstanding shares of common stock of Caribbean Federal Savings Bank (Caribbean Federal) at such date. The fair value of the assets acquired and liabilities assumed was $79,668,000 and $73,647,000, respectively. This transaction was accounted under the purchase method of accounting. The consolidated statement of income and retained earnings for the year ended December 31, 1993 includes the results of operations of Caribbean Federal after June 30, 1993.

NOTE 3 -- MORTGAGE LOANS HELD FOR SALE:
    Mortgage loans held for sale consist of:

                                                                                  DECEMBER 31,
                                                                         ------------------------------
                                                         MARCH 31, 1996       1995            1994
                                                         --------------  --------------  --------------
                                                          (UNAUDITED)
Conventional loans.....................................  $    8,693,468  $   11,573,273  $    7,734,095
FHA/VA loans...........................................      16,545,425       9,329,694      15,142,305
Construction loans.....................................         626,966         415,373        --
                                                         --------------  --------------  --------------
                                                             25,865,859      21,318,340      22,876,400
Allowance for loans held for sale......................        --              --              (855,834)
                                                         --------------  --------------  --------------
                                                         $   25,865,859  $   21,318,340  $   22,020,566
                                                         --------------  --------------  --------------
                                                         --------------  --------------  --------------

    The aggregate amortized cost and approximate market value of loans held for sale are as follows:

                                                          GROSS            GROSS
                                                       UNREALIZED       UNREALIZED      APPROXIMATE
                                     AMORTIZED COST   HOLDING GAINS   HOLDING LOSSES    MARKET VALUE
                                     --------------  ---------------  ---------------  --------------
December 31, 1995..................  $   21,318,340    $   324,261      $   (11,907)   $   21,630,694
                                     --------------  ---------------  ---------------  --------------
                                     --------------  ---------------  ---------------  --------------
March 31, 1996 (unaudited).........  $   25,865,859    $   441,525      $   (19,822)   $   26,287,562
                                     --------------  ---------------  ---------------  --------------
                                     --------------  ---------------  ---------------  --------------

    Substantially all of the loans are pledged to secure various borrowing from lenders under mortgage warehousing lines of credit (see note 11).

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 3 -- MORTGAGE LOANS HELD FOR SALE: (CONTINUED)
    The following table summarizes the components of gain on sale of mortgage loans held-for-sale and mortgage-backed securities held-for-trading:

                                                       THREE MONTHS
                                                          ENDED                             YEAR ENDED
                                                        MARCH 31,                          DECEMBER 31,
                                                --------------------------  -------------------------------------------
                                                    1996          1995          1995           1994           1993
                                                ------------  ------------  -------------  -------------  -------------
                                                       (UNAUDITED)
Proceeds from sales of mortgage loans and
 mortgage-backed securities...................  $ 36,935,502  $ 32,682,943  $ 176,280,086  $ 463,326,866  $ 783,957,656
Mortgage loans and mortgage-backed securities
 sold.........................................   (35,967,300)  (32,633,761)  (172,717,771)  (458,772,184)  (757,233,908)
                                                ------------  ------------  -------------  -------------  -------------
Gain (loss) on sales, net.....................       968,202        49,182      3,562,315      4,554,682     26,723,748
Deferred fees earned, net of loan origination
 costs and commitment fees paid...............     1,002,842     1,282,865      2,700,154     (5,904,022)     2,302,394
                                                ------------  ------------  -------------  -------------  -------------
Net gain (loss) on sale of mortgage loans.....  $  1,971,044  $  1,332,047  $   6,262,460  $  (1,349,340) $  29,026,142
                                                ------------  ------------  -------------  -------------  -------------
                                                ------------  ------------  -------------  -------------  -------------

    Total gross fees on originated loans totalled approximately $2,679,000, $9,488,000, $8,244,000 and $556,000 during the three month period ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993, respectively.

    Gross  gains of $1,068,776, $4,058,352 and  $10,100,121, and gross losses of
$100,574, $496,037 and $5,545,439 were realized on the above sales during the three month period ended March 31, 1996 and the years ended December 31, 1995 and 1994, respectively.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 4 -- INVESTMENT SECURITIES:
    The carrying value and estimated fair value of investment securities by category are shown below. The fair value of investment securities is based on quoted market prices and dealer quotes, except for the investment in Federal Home Loan Bank (FHLB) stock which is valued at its redemption value.

                                                                                        DECEMBER 31,
                                                                     --------------------------------------------------
                                                  MARCH 31,
                                                     1996                      1995                      1994
                                           ------------------------  ------------------------  ------------------------
                                            AMORTIZED                 AMORTIZED                 AMORTIZED
                                              COST      FAIR VALUE      COST      FAIR VALUE      COST      FAIR VALUE
                                           -----------  -----------  -----------  -----------  -----------  -----------
                                                 (UNAUDITED)
INVESTMENT SECURITIES HELD TO MATURITY
Puerto Rico Government obligations:
  Due within one year....................  $    60,000  $    60,000  $   377,000  $   377,000  $   460,000  $   460,000
  Due from one to five years.............    1,040,429    1,000,000    1,042,239    1,000,000    1,045,730      981,700
  Due over ten years.....................      616,797      609,297      626,807      619,307      676,446      666,618
                                           -----------  -----------  -----------  -----------  -----------  -----------
                                             1,717,226    1,669,297    2,046,046    1,996,307    2,182,176    2,108,318
Corporate securities -- Due within one
 year....................................    2,992,208    2,992,208      --           --           --           --
                                           -----------  -----------  -----------  -----------  -----------  -----------
                                           $ 4,709,434  $ 4,661,505  $ 2,046,046  $ 1,996,307  $ 2,182,176  $ 2,108,318
                                           -----------  -----------  -----------  -----------  -----------  -----------
                                           -----------  -----------  -----------  -----------  -----------  -----------

                                                                                          DECEMBER 31,
                                                                       --------------------------------------------------
                                                    MARCH 31,
                                                       1996                      1995                      1994
                                             ------------------------  ------------------------  ------------------------
                                              AMORTIZED                 AMORTIZED                 AMORTIZED
                                                COST      FAIR VALUE      COST      FAIR VALUE      COST      FAIR VALUE
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                                   (UNAUDITED)
MORTGAGE-BACKED SECURITIES HELD TO MATURITY
Mortgage backed securities:
  GNMA certificates:
    Due from five to ten years.............  $   113,270  $   104,205  $   118,268  $   108,197  $   173,796  $   164,302
    Due over ten years.....................   23,804,090   22,372,282   24,616,649   23,680,662   26,618,812   24,224,202
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                              23,917,360   22,476,487   24,734,917   23,788,859   26,792,608   24,388,504
                                             -----------  -----------  -----------  -----------  -----------  -----------
Federal National Mortgage Association
 (FNMA) -- Due over ten years..............   16,439,511   16,508,576   16,622,989   16,622,989   16,174,807   15,266,530
                                             -----------  -----------  -----------  -----------  -----------  -----------
Federal Home Loan Mortgage Corporation
 (FHLMC) participation certificates --
    Due from five to ten years.............      --           --           --           --           659,251      677,868
    Due over ten years.....................      358,892      349,181      372,983      372,983   40,495,369   38,512,070
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                                 358,892      349,181      372,983      372,983   41,154,620   39,189,938
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             $40,715,763  $39,334,244  $41,730,889  $40,784,831  $84,122,035  $78,844,972
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 4 -- INVESTMENT SECURITIES: (CONTINUED)
    Expected   maturities  on  debt  securities  will  differ  from  contractual maturities because borrowers may have the right to call or prepay obligations with or without call or repayment penalties.

                                                                                          DECEMBER 31,
                                                                       --------------------------------------------------
                                                    MARCH 31,
                                                       1996                      1995                      1994
                                             ------------------------  ------------------------  ------------------------
                                              AMORTIZED                 AMORTIZED                 AMORTIZED
                                                COST      FAIR VALUE      COST      FAIR VALUE      COST      FAIR VALUE
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                                   (UNAUDITED)
MORTGAGE-BACKED SECURITIES AVAILABLE FOR
 SALE
CMO residuals and other mortgage-backed
 securities................................  $ 7,111,609  $ 8,058,099  $ 7,126,609  $ 8,122,542  $11,683,636  $13,300,325
                                             -----------  -----------  -----------  -----------  -----------  -----------
Federal National Mortgage Association
 (FNMA) -- Due over ten years..............   14,450,932   14,089,302   14,845,760   14,946,338      --           --
                                             -----------  -----------  -----------  -----------  -----------  -----------
FHLMC participation certificates:
  Due from five to ten years...............      741,714      736,016    1,122,434    1,180,194      --           --
  Due over ten years.......................   23,627,794   23,157,822   36,352,565   36,759,358      --           --
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                              24,369,508   23,893,838   37,474,999   37,939,552      --           --
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             $45,932,049  $46,041,239  $59,447,368  $61,008,432  $11,683,636  $13,300,325
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------
INVESTMENT SECURITIES AVAILABLE FOR SALE:
U.S. Government and agencies securities....  $19,529,985  $19,178,851  $   --       $   --       $   --       $   --
FHLB stock.................................    4,075,210    4,075,210    3,279,610    3,279,610    1,877,910    1,877,910
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             $23,605,195  $23,254,061  $ 3,279,610  $ 3,279,610  $ 1,877,910  $ 1,877,910
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------


    Mortgage backed securities available for sale include interest only securities with an amortized cost of $2,363,941 as of March 31, 1996 and December 31, 1995, and $6,920,968 as of December 31, 1994, which are associated with the sale in prior years of collateralized mortgage obligations, and not the Company's mortgage banking activities.


                                                                         DECEMBER 31,
                                                     MARCH 31,    --------------------------
                                                        1996          1995          1994
                                                    ------------  ------------  ------------
                                                    (UNAUDITED)
MORTGAGE-BACKED SECURITIES HELD FOR TRADING:
  CMO Certificates................................  $ 15,390,000  $ 15,570,414  $ 50,241,136
  CMO Residuals (all interest only)...............     9,900,880     9,790,668    10,096,992
  GNMA Certificates...............................    91,030,281    88,447,542    64,183,709
                                                    ------------  ------------  ------------
                                                    $116,321,161  $113,808,624  $124,521,837
                                                    ------------  ------------  ------------
                                                    ------------  ------------  ------------

    In February 1996, the Bank entered into an agreement with an unrelated investment management firm whereby such firm has been appointed as investment advisor with respect to a portion of the Bank's securities portfolio. Pursuant to such agreement, this investment advisory firm advises and recommends management on the purchase and/or sale of otherwise eligible investments as well as the execution of various hedging strategies to reduce interest rate risk, mainly through the use of various financial instruments. Such firm receives an annual management fee of .15% of the average aggregate principal amount under management of the advisory firm (payable quarterly) together with a quarterly performance fee of 25% of the net trading profits earned during each calendar quarter. At

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 4 -- INVESTMENT SECURITIES: (CONTINUED)
March 31, 1996, this investment advisory firm was managing Bank assets with a market value of approximately $29.9 million of which $10.8 million was designated for trading. Such assets were invested as follows:

                                                      MARCH 31, 1996
                                               ----------------------------
                                                AMORTIZED
                                                   COST         FAIR VALUE
                                               ------------    ------------
                                                       (UNAUDITED)
HELD-FOR-TRADING SECURITIES
U.S. Treasury Bills..........................  $    390,428    $    390,428
Money market investments.....................    10,362,673      10,362,673
                                               ------------    ------------
                                                 10,753,101      10,753,101
                                               ------------    ------------
AVAILABLE-FOR-SALE SECURITIES
U.S. Government and agencies securities......    19,529,985      19,178,851
                                               ------------    ------------
                                               $ 30,283,086    $ 29,931,952
                                               ------------    ------------
                                               ------------    ------------

    The above available for sale securities are being hedged with financial futures contracts based on U.S. Treasury securities and Eurodollars; at March 31, 1996 no such contracts were outstanding. Beginning with the quarter ended June 30, 1996, such firm will execute hedging strategies on behalf of the Bank for all securities which are held for trading or available for sale. At March 31, 1996, the Bank's securities held for trading and available for sale had a fair value of approximately $71.5 million.

    Unrealized gains and losses of securities held to maturity and available for sale follows: December 31,

                                                                                          DECEMBER 31,
                                                                        ------------------------------------------------
                                                      MARCH 31,
                                                        1996                    1995                     1994
                                               -----------------------  ---------------------  -------------------------
                                                  GROSS UNREALIZED        GROSS UNREALIZED         GROSS UNREALIZED
                                               -----------------------  ---------------------  -------------------------
                                                 GAINS       LOSSES       GAINS      LOSSES       GAINS        LOSSES
                                               ----------  -----------  ----------  ---------  -----------  ------------
                                                     (UNAUDITED)
SECURITIES HELD TO MATURITY:
Puerto Rico and United States Government
 obligations.................................  $   --      $   (47,929) $   --      $ (49,739) $   --       $    (73,858)
Mortgage-backed securities...................  $  256,880   (1,638,399)     --       (946,058)     --         (5,277,063)
                                               ----------  -----------  ----------  ---------  -----------  ------------
                                               $  256,880  $(1,686,328) $   --      $(995,797) $   --       $ (5,350,921)
                                               ----------  -----------  ----------  ---------  -----------  ------------
                                               ----------  -----------  ----------  ---------  -----------  ------------
SECURITIES AVAILABLE FOR SALE:
US Government Obligations....................  $   --      $  (351,134) $   --      $  --      $   --       $    --
Mortgage-backed securities...................   1,036,013     (926,823)  1,744,790   (183,726)   1,616,689       --
                                               ----------  -----------  ----------  ---------  -----------  ------------
                                               $1,036,013  $(1,277,957) $1,744,790  $(183,726) $ 1,616,689  $    --
                                               ----------  -----------  ----------  ---------  -----------  ------------
                                               ----------  -----------  ----------  ---------  -----------  ------------

    During the three month period ended March 31, 1996 proceeds from the sale of securities available for sale totalled approximately $12,644,000; gains realized in those sales totalled approximately $329,000. There were no sales of securities held to maturity or available for sale during 1995. During 1994 proceeds from the sale of securities available for sale sold at their carrying value amounted to approximately $3,691,000; there were no sales of securities held to maturity. Proceeds from sales of securities and gains realized on those sales during 1993 amounted to $28,179,488 and $489,267, respectively.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 4 -- INVESTMENT SECURITIES: (CONTINUED)

    During 1995, the Company reclassified investment securities from its available for sale to its held for trading portfolio with a carrying value of approximately $4,671,000 at the time of the transfer, resulting in an increase in net income of $470,092 for 1995 at such time.

    As discussed in notes 10, 11, 12, 13 and 15, investment securities, mortgage loans, and deposits at interest with banks amounting to approximately $239,712,000 and $212,307,000 were pledged to secure securities sold under agreements to repurchase, advances from the FHLB, notes payable, long-term debt, subordinated notes and irrevocable standby letters of credit issued by the FHLB as of March 31, 1996 and December 31, 1995, respectively.

NOTE 5 -- LOANS AND ALLOWANCE FOR LOAN LOSSES:
    Loans consists of the following:

                                                                              DECEMBER 31,
                                                          MARCH 31,    --------------------------
                                                             1996          1995          1994
                                                         ------------  ------------  ------------
                                                         (UNAUDITED)
Real estate loans:
  Residential -- first mortgage........................  $328,027,824  $282,497,680  $194,707,115
  Residential -- second mortgage.......................    14,407,325    14,371,526    13,298,580
  Construction.........................................    13,222,763    15,045,844    12,038,774
  Commercial...........................................    70,247,627    67,385,930    44,092,487
                                                         ------------  ------------  ------------
                                                          425,905,539   379,300,980   264,136,956
Undisbursed portion of loans in process................    (3,901,347)   (5,726,693)   (5,945,295)
Net deferred loan fees.................................      (177,826)     (265,768)     (424,377)
                                                         ------------  ------------  ------------
                                                          421,826,366   373,308,519   257,767,284
                                                         ------------  ------------  ------------
Other loans:
  Commercial...........................................    30,391,466    27,816,427    14,102,191
  Consumer:
    Loans secured by deposits..........................     7,900,094     7,496,575     5,828,564
    Other..............................................    78,967,504    70,560,722    29,278,496
  Unamortized discount.................................      (341,449)     (383,216)     (590,939)
  Unearned interest....................................    (1,320,992)   (1,448,139)   (1,884,298)
                                                         ------------  ------------  ------------
                                                          115,596,623   104,042,369    46,734,014
                                                         ------------  ------------  ------------
      Total loans......................................   537,422,989   477,350,888   304,501,298
Allowance for loan losses..............................    (3,308,951)   (3,510,251)   (2,887,099)
                                                         ------------  ------------  ------------
                                                         $534,114,038  $473,840,637  $301,614,199
                                                         ------------  ------------  ------------
                                                         ------------  ------------  ------------

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 5 -- LOANS AND ALLOWANCE FOR LOAN LOSSES (CONTINUED)
    The changes in the allowance for loan losses follow:

                                       THREE MONTHS ENDED                YEAR ENDED
                                           MARCH 31,                    DECEMBER 31,
                                     ----------------------  ----------------------------------
                                        1996        1995        1995        1994        1993
                                     ----------  ----------  ----------  ----------  ----------
                                          (UNAUDITED)
Balance, beginning of year.........  $3,510,251  $2,887,099  $2,887,099  $3,028,541  $1,230,329
Provision (credit) for loan
 losses............................       6,525     (50,000)    950,000      --          --
Allowance for acquired loans.......      --          --          --          --       1,682,734
Loans charged-off..................    (255,851)    (73,527)   (508,946)   (100,142)   (118,004)
Recoveries.........................      48,026      45,625     182,098      --         262,438
Other..............................      --          --          --         (41,300)    (28,956)
                                     ----------  ----------  ----------  ----------  ----------
Balance, end of year...............  $3,308,951  $2,809,197  $3,510,251  $2,887,099  $3,028,541
                                     ----------  ----------  ----------  ----------  ----------
                                     ----------  ----------  ----------  ----------  ----------

    As of March 31, 1996, loans on which the accrual of interest income had been discontinued amounted to approximately $11,291,160. The additional interest income that would have been recognized during the three month period then ended amounted to approximately $151,000.

    As of December 31, 1995, 1994 and 1993, loans on which the accrual of interest income had been discontinued amounted to approximately $10,032,000, $6,002,000 and $5,538,000, respectively. The additional interest income that would have been recognized during 1995, 1994 and 1993 had these loans been accruing interest amounted to approximately $261,000, $121,000 and $245,000, respectively. The Company has no material commitments to lend additional funds to borrowers whose loans were in non-accruing status at December 31, 1995.

NOTE 6 -- MORTGAGE LOAN SERVICING:
    The Company's fees for servicing mortgage loans generally range from .25% to .50% on the declining outstanding principal balances of the mortgage loans serviced. Servicing fees are collected out of payments from mortgagors on a monthly basis. The servicing agreements are terminable by permanent investors for cause without penalty or after payment of a termination fee ranging from .5% to 1% of the outstanding principal balance of the loans. At March 31, 1996, the
mortgage   loans  servicing  portfolio  amounted  to  $2,090,712,000,  excluding approximately $265,513,000 serviced for the Bank. At December 31, 1995 and 1994, the mortgage loans servicing portfolio amounted to approximately $2,007,435,000 and $1,900,819,000, respectively, excluding approximately $290,765,000 and $213,924,000, respectively, serviced for the Bank.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 6 -- MORTGAGE LOAN SERVICING (CONTINUED)
    The change in the mortgage servicing rights are as follows:

                                          THREE MONTHS                    YEAR ENDED
                                        ENDED MARCH 31,                  DECEMBER 31,
                                     ----------------------  ------------------------------------
                                        1996        1995        1995         1994        1993
                                     ----------  ----------  -----------  ----------  -----------
                                          (UNAUDITED)
Balance at beginning of
 period............................  $8,209,661  $4,417,813  $ 4,417,813  $4,286,848  $ 6,437,881
Capitalization of rights...........     474,125                2,285,331
Rights purchased...................     269,963     148,385    3,004,320   1,000,166      476,662
Amortization:
  Scheduled........................    (291,375)   (714,876)  (1,497,803)   (869,201)    (827,695)
  Unscheduled......................      --          --          --           --       (1,800,000)
                                     ----------  ----------  -----------  ----------  -----------
Balance at end of period...........  $8,662,374  $3,851,322  $ 8,209,661  $4,417,813  $ 4,286,848
                                     ----------  ----------  -----------  ----------  -----------
                                     ----------  ----------  -----------  ----------  -----------

    In 1994, the Company sold the servicing rights for mortgage loans previously originated by the Company and thus not recognized in financial statements, with an outstanding principal balance of $220,990,000 at a gain of $2,914,850. There were no sales of servicing rights during the three month period ended March 31, 1996 nor the years ended December 31, 1995 or 1993.

    Among the conditions established in its various servicing agreements, the Company is committed to advance from its own funds any shortage of monies required to complete timely payments to investors in GNMA mortgage-backed securities issued and in its FHLMC portfolio. At March 31, 1996, the mortgage loan portfolio serviced for GNMA, FNMA and FHLMC and subject to the timely payment commitment amounted to approximately $1,434,673,000, $62,056,000 and $309,584,000, respectively. At December 31, 1995, the mortgage loan portfolio serviced for GNMA, FNMA and FHLMC and subject to the timely payment commitment amounted to approximately $1,427,203,000, $46,961,000 and $312,082,000 (1994 --
$1,409,991,000, $52,232,000, $301,195,000, respectively).

    Total funds advanced as of March 31, 1996 in relation to such commitments amount to $786,097, $80,927 and $940,769 for escrow advances, principal and interest advances and foreclosure advances, respectively. Total funds advanced as of December 31, 1995 in relation to such commitments amount to $1,119,900, $95,784 and $522,757 for escrow advances, principal and interest advances and foreclosure advances, respectively (1994 -- $148,264, $2,238,074 and $330,925, respectively).

    In connection with mortgage servicing activities, the Company holds funds in trust for investors representing amounts collected primarily for the payment of principal, interest, real estate taxes and insurance premiums. Such funds are deposited in separate custodial bank accounts and are not commingled with the Company's operating and other funds. At March 31, 1996, December 31, 1995 and 1994, the related escrow funds amounting to approximately $38,046,000, $30,839,000 and $21,391,000, respectively, are excluded from the Company's assets and liabilities. These funds include at March 31, 1996, December 31, 1995 and 1994, approximately $14,612,000, $13,948,000 and $10,039,000, respectively, deposited in the Bank.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 7 -- EXCESS SERVICING FEES RECEIVABLE:
    The changes in excess servicing fees receivable are shown below:

                                               THREE MONTHS ENDED           YEAR ENDED
                                                   MARCH 31,               DECEMBER 31,
                                               ------------------  -----------------------------
                                                 1996      1995      1995       1994      1993
                                               --------  --------  ---------  --------  --------
                                                  (UNAUDITED)
Balance at beginning of period...............  $847,938  $979,005  $ 979,005  $198,920  $291,516
Additions....................................                                  809,913
Amortization:
  Scheduled..................................   (19,384)  (32,767)  (131,067)  (29,828)  (29,828)
  Unscheduled................................     --        --        --         --      (62,768)
                                               --------  --------  ---------  --------  --------
Balance at end of period.....................  $828,554  $946,238  $ 847,938  $979,005  $198,920
                                               --------  --------  ---------  --------  --------
                                               --------  --------  ---------  --------  --------

NOTE 8 -- PREMISES AND EQUIPMENT:
    Premises and equipment consist of:

                                                            MARCH 31,
                                               ESTIMATED      1996
                                                 USEFUL    -----------        DECEMBER 31,
                                                 LIVES                  ------------------------
                                                (YEARS)    (UNAUDITED)     1995         1994
                                               ----------               -----------  -----------
Land and building............................         40   $   350,000  $   --       $   --
Furniture and fixtures.......................          5     8,688,638    8,420,457    7,043,208
Leasehold improvements.......................         10     4,611,814    4,500,991    3,357,030
Autos........................................          5        27,900       27,900       98,920
                                                           -----------  -----------  -----------
                                                            13,678,352   12,949,348   10,499,158
  Less -- Accumulated depreciation and
   amortization..............................               (6,386,754)  (5,976,023)  (4,878,151)
                                                           -----------  -----------  -----------
                                                           $ 7,291,598  $ 6,973,325  $ 5,621,007
                                                           -----------  -----------  -----------
                                                           -----------  -----------  -----------

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 9 -- DEPOSITS:
    Deposits are summarized as follows:

                                                                                        DECEMBER 31,
                                                                    MARCH 31,    --------------------------
                                                                       1996          1995          1994
                                                                   ------------  ------------  ------------
                                                                   (UNAUDITED)
Passbook savings.................................................  $ 73,894,051  $ 73,471,042  $ 44,392,993
                                                                   ------------  ------------  ------------
NOW accounts.....................................................    21,755,526    21,233,410    16,600,752
Super NOW accounts...............................................    54,939,369    52,405,683    46,740,513
Regular checking accounts (non-interest bearing).................    21,247,025    19,073,123     3,147,900
Commercial checking accounts (non-interest bearing)..............    29,672,367    33,925,790    32,408,079
                                                                   ------------  ------------  ------------
                                                                    127,614,287   126,638,006    98,897,244
                                                                   ------------  ------------  ------------
Certificates of deposit:
  Under $100,000.................................................   201,185,457   194,657,528   127,598,479
  $100,000 and over..............................................   137,000,331   122,144,426   108,094,229
                                                                   ------------  ------------  ------------
                                                                    338,185,788   316,801,954   235,692,708
                                                                   ------------  ------------  ------------
Accrued interest payable.........................................     1,428,661     1,275,561     1,165,469
                                                                   ------------  ------------  ------------
                                                                   $541,122,787  $518,186,563  $380,148,414
                                                                   ------------  ------------  ------------
                                                                   ------------  ------------  ------------

    At March 31, 1996 the weighted average stated interest rate on all deposits was 4.99%. The weighted average stated interest rate on all deposits at December 31, 1995 and 1994 was 5.03% and 4.85%, respectively.

NOTE 10 -- SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE:
    At December 31, 1995 and 1994, the Company had a liability of $98,483,188 and $108,921,552, respectively excluding interest payable amounting to $169,821 and $170,913 relating to such agreements with interest ranging from 1.75% to 7.5% in 1995 and 3.00% to 6.88% in 1994. These agreements mature in one to thirty days.

    Information on these agreements follows:

                                                      MARCH 31,
                                                        1996
                                           -------------------------------
                                                             APPROXIMATE
                                                              MARKET AND
                                                            CARRYING VALUE
                                            REPURCHASE      OF UNDERLYING
TYPE OF SECURITY                             LIABILITY        SECURITIES
- ----------------------------------------   -------------    --------------
                                                     (UNAUDITED)
GNMA....................................   $  71,719,001    $  72,589,750
CMO Tranches............................      13,576,384       15,390,000
CMO Residuals...........................      10,018,984       12,327,454
FHLMC...................................        --               --
                                           -------------    --------------
                                           $  95,314,369    $ 100,307,204
                                           -------------    --------------
                                           -------------    --------------

                                                                      DECEMBER 31,
                                           -------------------------------------------------------------------

                                                        1995                                1994
                                           -------------------------------    --------------------------------
                                                             APPROXIMATE                         APPROXIMATE
                                                              MARKET AND                          MARKET AND
                                                            CARRYING VALUE                      CARRYING VALUE
                                            REPURCHASE      OF UNDERLYING       REPURCHASE      OF UNDERLYING
TYPE OF SECURITY                             LIABILITY        SECURITIES        LIABILITY         SECURITIES
- ----------------------------------------   -------------    --------------    --------------    --------------

GNMA....................................   $  64,448,500    $  66,480,368     $   54,159,001    $  66,290,642
CMO Tranches............................      13,576,384       15,570,414         45,300,688       41,191,824
CMO Residuals...........................       9,933,304        9,790,668          7,731,863       10,096,992
FHLMC...................................      10,525,000       10,872,213          1,730,000        1,775,621
                                           -------------    --------------    --------------    --------------
                                           $  98,483,188    $ 102,713,663     $  108,921,552    $ 119,355,079
                                           -------------    --------------    --------------    --------------
                                           -------------    --------------    --------------    --------------

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 10 -- SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE (CONTINUED)
    Maximum amount of borrowings outstanding at any month-end during 1995 and 1994 under the agreements to repurchase were $127,094,000 and $142,198,000, respectively. The approximate average aggregate balance outstanding during the periods were $107,026,000 and $97,572,000, respectively. The weighted average interest rate of such agreements was 5.33% and 5.76% at December 31, 1995 and 1994, respectively; the average rate during 1995 and 1994 was 5.30% and 4.17%, respectively.

    Since repurchase agreements are short-term commitments to borrow funds, they can be assumed to reprice at least quarterly. Therefore, the outstanding balance of repurchase agreements is estimated to be its fair value.

    Securities sold under agreements to repurchase are classified by dealer as follows:

                                               MARCH 31, 1996            DECEMBER 31, 1995
                                          -------------------------  -------------------------
                                                       APPROXIMATE                APPROXIMATE
                                                       MARKET VALUE               MARKET VALUE
                                                            OF                         OF
                                          BALANCE OF    UNDERLYING   BALANCE OF    UNDERLYING
                                           BORROWING    SECURITIES    BORROWING    SECURITIES
                                          -----------  ------------  -----------  ------------
                                                 (UNAUDITED)
Citibank, N.A...........................  $31,822,039  $ 34,287,412  $24,027,858  $ 25,800,678
Merrill Lynch...........................   10,310,000    10,781,634   16,685,000    17,145,249
Paine Webber, Inc of Puerto Rico........   34,448,000    36,210,951   27,495,000    28,668,580
Lehman Brothers Puerto Rico, Inc........                              18,690,000    19,571,548
Banco Popular of Puerto Rico............    7,615,000     7,841,524
BP Capital Markets......................    7,149,000     7,415,605    7,615,000     7,841,524
Banco Santander of Puerto Rico..........    3,970,330     3,770,078    3,970,330     3,686,084
                                          -----------  ------------  -----------  ------------
                                          $95,314,369  $100,307,204  $98,483,188  $102,713,663
                                          -----------  ------------  -----------  ------------
                                          -----------  ------------  -----------  ------------

    The securities underlying such agreements were delivered to, and are being held by, the dealers with whom the securities sold under agreements to repurchase were transacted. The dealers may have sold, loaned, or otherwise disposed of such securities to other parties in the normal course of their operations, but have agreed to resell the Company the same or similar securities at the maturities of the agreements. All agreements mature within thirty days.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 11 -- NOTES PAYABLE:
    Notes payable consist of:

                                                                                        DECEMBER 31, 1995
                                                                         MARCH 31,   ------------------------
                                                                           1996         1995         1994
                                                                        -----------  -----------  -----------
                                                                        (UNAUDITED)
Working capital loans, bearing interest averaging 8.88% in 1995 (1994
 -- 5.55%)............................................................  $ 3,000,000  $ 4,000,000  $ 4,500,000
Warehousing lines, bearing interest at 3.0% in 1995 and 1994..........   19,584,857   26,130,032   17,714,597
Promissory notes maturing in 1999 paying semiannual interests at fixed
 annual rates ranging from 6.20% to 7.15%.............................   23,600,000   23,600,000   23,600,000
Promissory notes maturing in 2000 paying semiannual interests at fixed
 annual rates ranging from 5.55% to 5.67%.............................   15,000,000   15,000,000      --
Promissory note maturing in 2000 paying quarterly interest at a floating rate of 84% of the three month LIBID rate less .125% (4.88%
 at December 31, 1995)................................................   10,000,000   10,000,000      --
Promissory note maturing in 2003 paying semiannual interest at a fixed
 annual rate of 5.50%.................................................    2,400,000    2,400,000      --
                                                                        -----------  -----------  -----------
                                                                        $73,584,857  $81,130,032  $45,814,597
                                                                        -----------  -----------  -----------
                                                                        -----------  -----------  -----------

    As of March 31, 1996 and December 31, 1995, the Company had various credit line agreements permitting the Company to borrow up to $79,425,000 and $108,425,000, respectively. These borrowings are collateralized by mortgage loans held for sale, certificates of deposit, an assignment of key man insurance policies on the Company's president and a general assignment of mortgage payments receivable. These borrowings bear interest at rates related to the respective bank's prime rate or the Puerto Rico 936 funds market. Some of these borrowings are also guaranteed by the sole stockholder of the Company. Several credit line agreements impose certain restrictions on the Company of which the most important include maintaining net worth and working capital over certain defined minimums and limitations on indebtedness and declaration of dividends. Management believes that at December 31, 1995 the Company was in compliance with the loan agreements.

    The following information relates to borrowing of the Company under the credit line agreements:

                                                                 1995           1994
                                                              -----------   ------------
Maximum aggregate borrowing outstanding at any month end....  $31,625,917   $134,271,363
                                                              -----------   ------------
                                                              -----------   ------------
Approximate average aggregate borrowing outstanding during
 the year...................................................  $22,020,749   $ 55,725,728
                                                              -----------   ------------
                                                              -----------   ------------
Weighted average interest rate, during the year computed on
 a monthly basis............................................        5.79%          6.30%
                                                              -----------   ------------
                                                              -----------   ------------
Weighted average interest rate at end of year...............        3.00%          3.50%
                                                              -----------   ------------
                                                              -----------   ------------

    Certain promissory notes include pledge agreements where the Company has pledged certain negotiable securities as a guarantee for payment of some of the notes totalling $41,000,000 at December 31, 1995. The pledge agreements provide that the value of the pledged securities must not fall

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 11 -- NOTES PAYABLE (CONTINUED)
below 105% of the principal balance of the promissory note plus accrued interest on such amount. In the event that the securities' value falls below the stated percentage, the Company must deliver additional negotiable securities. At March 31, 1996 securities pledged in compliance with this requirement consist of mortgage backed securities with a carrying value of $45,054,000 and approximate market value of $43,508,000. At December 31, 1995 securities pledged in compliance with this requirement consist of mortgage backed securities with a carrying value of approximately $44,866,000 and approximate market value of $44,339,000. At March 31, 1996 and December 31, 1995 floating rate notes of $10,000,000 are guaranteed by letters of credit issued by the FHLB -- NY.

NOTE 12 -- LONG-TERM DEBT:
    Long-term debt consists of the following:

                                                                                         DECEMBER 31,
                                                                        MARCH 31,   ----------------------
                                                                           1996        1995        1994
                                                                        ----------  ----------  ----------
                                                                        (UNAUDITED)
Notes payable bearing annual interest ranging from 7.46% to 10.50%,
 due in quarterly installments of $41,683 and maturing in 1996........  $   41,064  $   82,748  $  249,483
Note payable bearing annual interest at 6.95%, due in monthly
 installments of $41,667 and maturing on September 1, 1998............   1,249,990   1,374,991   1,874,995
Note payable bearing annual interest at 7.46% due in quarterly installments of $133,316 beginning on September 1, 1994 through June
 1, 1999..............................................................   1,732,844   1,866,160   2,399,695
Note payable bearing annual interest at 7.50% due in quarterly installments of $100,000 beginning on October 27, 1995 through
 October 1, 2000......................................................   1,900,000   2,000,000      --
                                                                        ----------  ----------  ----------
                                                                        $4,923,898  $5,323,899  $4,524,173
                                                                        ----------  ----------  ----------
                                                                        ----------  ----------  ----------

    The scheduled aggregate annual maturities of these notes were approximately as follows:

                                                         AT              AT
                                                     MARCH 31,      DECEMBER 31,
YEAR ENDING DECEMBER 31,                                1996            1995
- --------------------------------------------------  ------------    ------------
                                                    (UNAUDITED)
1996..............................................  $  1,116,015    $  1,516,016
1997..............................................     1,433,268       1,433,268
1998..............................................     1,308,247       1,308,247
1999..............................................       666,368         666,368
2000..............................................       400,000         400,000
                                                    ------------    ------------
                                                    $  4,923,898    $  5,323,899
                                                    ------------    ------------
                                                    ------------    ------------

    These notes are cross-collateralized with assets and guarantees used as collateral for lines of credit (see Note 11).

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 13 -- ADVANCES FROM THE FEDERAL HOME LOAN BANK:
    Advances from the FHLB -- NY are as follows:

                                                                                DECEMBER 31,
                                               INTEREST     MARCH 31,    --------------------------
MATURITY                                         RATE         1996          1995           1994
- ---------------------------------------------  ---------   -----------   -----------   ------------
                                                           (UNAUDITED)
September 28, 1995...........................      4.68    $   --        $   --        $  2,500,000
September 30, 1995...........................      4.70        --            --           3,500,000
November 25, 1995............................      6.79        --            --           1,500,000
April 23, 1996...............................      7.21      1,000,000     1,000,000      1,000,000
August 15, 1996..............................      6.65      5,000,000     5,000,000      5,000,000
Market value adjustment......................                    1,782         7,135         67,834
                                                           -----------   -----------   ------------
                                                           $ 6,001,782   $ 6,007,135   $ 13,567,834
                                                           -----------   -----------   ------------
                                                           -----------   -----------   ------------
Weighted average stated interest rate........                    6.74%         6.74%          5.84%
                                                           -----------   -----------   ------------
                                                           -----------   -----------   ------------

    The Bank receives advances from the FHLB -- NY under an Advances, Collateral Pledge and Security Agreement (the "Agreement"). Under the Agreement, the Bank is required to maintain a minimum amount of qualifying collateral with a market value of at least 110% of the outstanding advances. In addition, the Bank maintains standby letters of credit with the FHLB -- NY amounting to approximately $23,492,000 at March 31, 1996 ($17,492,000 at December 31, 1995).
At March 31, 1996 the specific collateral (in the form of first mortgages notes, securities and cash deposits) amounting to approximately $91,859,000 were pledged to the FHLB -- NY as part of the Agreement and to secure standby letters of credit. (At December 31, 1995 -- $62,263,000). At March 31, 1996 and December 31, 1995, the market value of collateral indicated above was sufficient to comply with the provisions of the Agreement. The market value adjustment to the face value of the Advance from the FHLB -- NY represents an allocation of a portion of the excess price paid to acquire another financial institution in prior years.

NOTE 14 -- OTHER SECURED BORROWINGS:
    In December 1995, the Bank sold mortgage loans with an approximate outstanding balance of $55 million to two commercial banks (buyers). In connection with this transaction, R&G Mortgage assumed certain recourse provisions and guaranteed a specific yield of 7.75% to the buyers. In addition, the buyers have the right (put option) at their option, to require R&G Mortgage to purchase the mortgage loans in December 2000 or thereafter. Liability, if any, under the recourse provisions at December 31, 1995 is estimated by management to be insignificant. As part of the agreement, R&G Mortgage will have the right to repurchase after December 1996 any group of loans sold. If this option is exercised, R&G Mortgage will be obligated to pay the buyers 50 basis points over the outstanding balance of the mortgage loans so repurchased.

    The  Company  has recognized  the transaction  as a  transfer of  loans with recourse not qualifying as a sale. Accordingly, the proceeds from the transaction totalling approximately $55,984,000 have been reported as a secured borrowing in the accompanying consolidated financial statements at December 31, 1995. The outstanding principal of the related loans totalling approximately $53,959,000 and $55,156,000 have been included as assets at March 31, 1996 and December 31, 1995, respectively.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 15 -- SUBORDINATED NOTES:
    On June 14, 1991 the Bank issued $3,250,000 in subordinated capital notes bearing interest at 8% payable quarterly. These notes are guaranteed by R&G Mortgage and by the Company's sole stockholder, and by an irrevocable transferable letter of credit issued by a commercial bank. The Bank shall deposit in seven equal annual installments (the first of which was made in September 1992 and the last deposit is scheduled for June 1998) with a trustee for credit to an established sinking fund, cash or a permitted investment in an amount sufficient to retire one-seventh (1/7) or $464,286, of the aggregate principal amount. Likewise, the letter of credit is reduced in equal proportion to the deposits in such sinking fund.

    At March 31, 1996 investments deposited in the trust in compliance with this requirement consist of FHLMC Participation Certificates with a carrying value of approximately $1,159,000 and approximate market value of $1,167,000, and $1,332,829 in special deposit accounts. Investments deposited in the Trust as of December 31, 1995 in compliance with this requirement consist of FHLMC Participation Certificates with a carrying value of approximately $1,232,000 and approximate market value of $1,294,000, and $1,232,000 in special deposit accounts.

NOTE 16 -- INCOME TAXES:
    Under the Puerto Rico tax law R&G Mortgage's and the Bank's tax liability will be the greater of the tax computed under the regular tax system or the alternative minimum tax (AMT) system. The AMT is imposed based on 22% on regular taxable income after certain adjustments for preference items. An AMT credit may be claimed for tax paid on an AMT basis in excess of the regular tax basis. R&G Mortgage and the Bank are separate taxable entities under the Puerto Rico Income Tax Law and are not entitled to file consolidated tax returns.

    Prior to the conversion to a Puerto Rico chartered commercial bank on November 30, 1994, the Bank as a corporation formerly organized under the laws of the United States, was subject to United States income tax with respect to all of its income including income from sources within Puerto Rico. For United States income tax purposes the Bank elected to be treated as a possessions corporation pursuant to Section 936 of the Internal Revenue Code of 1986 (the "Code"). Section 936 of the Code allowed the Bank to claim a credit, (the "Section 936 Credit"), subject to qualification of the source and nature of the income and certain other limitations, for the United States income tax on income derived from sources outside of the United States that was attributable to the active conduct of a trade or business in Puerto Rico ("Qualifying Active Income").

    The credit granted under Section 936 was a full credit against the United States income tax imposed on Qualifying Active Income. The Section 936 credit, as described, has been claimed by the Bank for its taxable years beginning before November 30, 1994 therefore resulting in no United States income taxation on its Qualifying Active Income.

    For Puerto Rico income tax purposes prior to the conversion, the Bank was taxed as a foreign corporation engaged in a trade or business in Puerto Rico. As such, the Bank was subject to Puerto Rico income tax on all of its income from sources within Puerto Rico and income from sources outside Puerto Rico that was effectively connected with its Puerto Rico business.

    As a Puerto Rico chartered commercial bank, the Bank is subject to Puerto Rico income tax on its income derived from all sources. The Bank is also subject to United States income taxes on certain types of income from such source. However, any United States income tax paid by the Bank is, subject to certain conditions and limitations, creditable as a foreign tax credit against its Puerto Rico income tax liability.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 16 -- INCOME TAXES: (CONTINUED)
    A portion of the Company's interest income arises from mortgage loans and mortgage-backed securities which are exempt from Puerto Rico income tax purposes. The elimination of such items from the determination of taxable income results in a reduction of its consolidated income tax liability.

    Deferred tax (assets) liabilities are as follows:

                                                                                    DECEMBER 31,
                                                               MARCH 31,     --------------------------
                                                                  1996          1995           1994
                                                              ------------   -----------   ------------
                                                              (UNAUDITED)
DEFERRED TAX LIABILITIES:
  Deferred net loan origination costs.......................  $    236,967   $   235,910   $    --
  Collateralized mortgage obligation residuals..............     1,291,068     1,310,350        958,501
  Mortgage servicing rights.................................       592,473       462,783        --
  Unrealized gain on securities held for trading............        91,315       --             --
  Unrealized gain on securities available for sale..........       --            608,815        630,509
  Excess servicing..........................................       323,136       444,577        --
                                                              ------------   -----------   ------------
                                                                 2,534,959     3,062,435      1,589,010
                                                              ------------   -----------   ------------
                                                              ------------   -----------   ------------
DEFERRED TAX ASSETS:
  Unrealized loss on securities available for sale..........       (94,358)      --             --
  Deferred net loan fees....................................                     --             (65,836)
  Unrealized loss on securities held for trading............       --            (87,711)      (819,601)
  Unrealized loss on loans held for sale....................       --            --            (333,775)
  Other foreclosed property reserve.........................       (28,842)      (12,479)       --
  Deferred gains on sale of loans and investments securities
   for book purposes........................................      (483,064)     (322,663)       --
                                                              ------------   -----------   ------------
                                                                  (606,264)     (422,853)    (1,219,212)
                                                              ------------   -----------   ------------
Net deferred tax liability..................................  $  1,928,695   $ 2,639,582   $    369,798
                                                              ------------   -----------   ------------
                                                              ------------   -----------   ------------

    As required by SFAS No. 115, the unrealized gains on securities available for sale is presented net of the related deferred tax liability as a separate component of stockholder's equity.

    The provision for income taxes of the Company varies from amounts computed by applying the applicable Puerto Rico statutory tax rate of 42% to income before taxes as follows:


                                                                            YEAR ENDED DECEMBER 31,
                                               ----------------------------------------------------------------------------------
                                                          1995                        1994                        1993
                                               --------------------------  --------------------------  --------------------------
                                                            % OF PRETAX                 % OF PRETAX                 % OF PRETAX
                                                AMOUNT        INCOME        AMOUNT        INCOME        AMOUNT        INCOME
                                               ---------  ---------------  ---------  ---------------  ---------  ---------------
Computed income tax at statutory rate........  $   7,176            42%    $   2,515            42%    $  11,625            42%
Effect on provision of:
  Tax-exempt interest........................     (2,910)          (17)       (3,548)          (59)       (3,705)          (14)
  Other non-taxable income...................     (2,099)          (12)
  Non-deductible expenses....................      1,458             9         3,584            60         1,430             5
  Other......................................        (69)           (1)          (33)           (1)          137             1
                                               ---------           ---     ---------           ---     ---------           ---
                                               $   3,556            21%    $   2,518            42%    $   9,487            34%
                                               ---------           ---     ---------           ---     ---------           ---
                                               ---------           ---     ---------           ---     ---------           ---

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 16 -- INCOME TAXES: (CONTINUED)
    The Puerto Rico Treasury Department is currently examining R&G Mortgage's income tax returns for the years 1989 to 1992. As of December 31, 1995, R&G Mortgage has not received notification of any deficiencies for the years under investigation. Based on presently available information, management believes that the eventual outcome of this matter should not have a material adverse effect on the financial condition or results of operations of the Company.

    In December 1995, R&G Mortgage was notified of Volume of Business tax deficiencies of approximately $230,000, including surcharges and interest, for the fiscal years 1991 to 1996. The notified deficiencies are related to the allocation method of servicing fees income and other interest income to the declared gross income used by R&G Mortgage. R&G Mortgage has not accepted these deficiencies and is contending this matter vigorously.

    In October 1994, a Puerto Rico Tax Reform Act (the Reform) was approved to amend existing tax laws into the "1994 Puerto Rico Internal Revenue Code". The Reform, among other changes, incorporates tax rate reductions for corporations effective for taxable years beginning after June 30, 1995. The maximum tax rate (normal and surtax) is reduced from 42% to 39%. In addition, the Reform incorporates new accelerated methods of depreciation, repeals the reserve method for bad debts deduction, and changes the rules for income tax withholdings at source for certain payments. Managements believes, based on presently available information, that the Reform will not have an adverse effect on the Company's financial condition or results of operations.

NOTE 17 -- OTHER OPERATING EXPENSES:
    Other operating expenses consist of the following:


                                         THREE MONTH PERIOD                         YEAR ENDED
                                          ENDED MARCH 31,                          DECEMBER 31,
                                    ----------------------------  ----------------------------------------------
                                        1996           1995            1995            1994            1993
                                    -------------  -------------  --------------  --------------  --------------
                                            (UNAUDITED)
Advertising.......................  $     470,464  $     345,565  $    1,586,351  $    2,047,870  $    2,450,882
Stationary and supplies...........        231,415        108,109         740,666         569,540         549,134
Telephone.........................        189,639        116,739         597,058         763,433         461,001
License and other taxes...........        278,017        232,875       1,104,564         758,598         503,632
SAIF insurance....................        269,516        203,196         954,537         702,343         476,704
Other insurance...................        113,912        120,259         551,407         441,447         367,220
Professional services.............        221,766        220,619         890,992         929,906       1,019,406
Amortization of mortgage servicing
 rights...........................        291,375        714,876       1,497,803         869,201       2,627,695
Other.............................      1,259,937      1,142,855       5,807,346       6,186,537       6,105,218
                                    -------------  -------------  --------------  --------------  --------------
                                    $   3,326,041  $   3,205,093  $   13,730,724  $   13,268,875  $   14,560,892
                                    -------------  -------------  --------------  --------------  --------------
                                    -------------  -------------  --------------  --------------  --------------


NOTE 18 -- RELATED PARTY TRANSACTIONS:
    During March 1996, the Company declared and paid $500,000 dividends to its stockholder.

    The Company leases its office facilities from an affiliate on a month-to-month basis. The annual rental under this agreement is approximately $968,000. R&G Mortgage guarantees the mortgage loans for the facilities being used which principal balance amounts to approximately $4,797,937 as of December 31, 1995.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 18 -- RELATED PARTY TRANSACTIONS: (CONTINUED)
    HRU Data Center provided data processing services to R&G Mortgage pursuant to a five year contract which expired in December 1994. HRU Data Center was a service bureau controlled by R&G Mortgage and another mortgage banking company. Each mortgage banking company had a 25% equity interest in HRU Data Center and the remaining 50% is controlled by the individual who operates the service bureau. R&G Mortgage discontinued the use of HRU Data center effective January 31, 1995 and is currently using the Bank's data center facility.

    Loans to directors, officers and employees of the Company were made in the ordinary course of business. Interest rates on such loans were substantially the same as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than a normal risk of collectibility. In July 1995 R&G Mortgage granted a $900,000 construction loan to a real estate development company owned by a director of the Company. In November 1995 R&G Mortgage granted a mortgage loan to an affiliate amounting to $1,439,400 bearing interest at 1% over prime value. The loan is guaranteed by the Company's president and sole stockholder. At March 31, 1996 the aggregate amount of loans outstanding to officers, directors, and principal stockholder's of the Company and its subsidiaries was approximately $3,031,000. The aggregate amount of loans outstanding to officers, directors and principal stockholders the Company and its subsidiaries, including any associates of such persons, was approximately $3,124,000 at December 31, 1995.

    The activity of such loans was as follows:

Balance as of December 31, 1993................................  $1,352,539
Loan originations..............................................     155,013
Loan repayments................................................    (631,107)
                                                                 ----------
Balance as of December 31, 1994................................     876,445
Loan originations..............................................   2,464,411
Loan repayments................................................    (216,496)
                                                                 ----------
Balance as of December 31, 1995................................   3,124,360
Loan originations (Unaudited)..................................     351,800
Loan repayments (Unaudited)....................................    (445,622)
                                                                 ----------
Balance as of March 31, 1996 (Unaudited).......................  $3,030,538
                                                                 ----------
                                                                 ----------

NOTE 19 -- REGULATORY REQUIREMENTS:
    The Company has recently received approval from the Board of Governors of the Federal Reserve System (Federal Reserve Board) to become a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended. The Company became a bank holding company in connection with its acquisition of the 88.05% interest in the Bank held by the Company's Chairman of the Board and Chief Executive Officer (which excludes his required qualifying shares as a director of the Bank) in exchange for the Company's Class A Shares.

    The Company, as a bank holding company, is subject to regulation and supervision by the Federal Reserve Board and the Commissioner of the Office of Financial Institutions of Puerto Rico (the Commissioner). The Federal Reserve Board has established guidelines regarding the capital adequacy of bank holding companies, such as the Company. These requirements are substantially similar to those adopted by the FDIC for depository institutions, as set forth below.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 19 -- REGULATORY REQUIREMENTS: (CONTINUED)
    The  Bank is  incorporated under  the Puerto  Rico Banking  Act of  1993, as amended and is subject to extensive regulation and examination by the Commissioner, the FDIC and certain requirements established by the Federal Reserve Board.

    The mortgage banking business conducted by R&G Mortgage is subject to the rules and regulations of FHA, VA, FNMA, FHLMC, GNMA and the Commissioner with respect to originating, processing, selling and servicing mortgage loans and the issuance and sale of mortgage-backed securities. R&G Mortgage's affairs are also subject to supervision and examination by FNMA, FHA, FHLMC, GNMA, HUD and VA at all times to assure compliance with the applicable regulations, policies and procedures. Mortgage origination activities are subject to, among others, the Equal Credit Opportunity Act, Federal Truth-in-Lending Act and the Real Estate Settlement Procedures Act and the regulations promulgated thereunder.

    The FDIC capital standards for state chartered commercial banks require that banks must maintain a minimum leverage ratio of Tier 1 (or core) capital to total assets of at least 3% for the most highly rated banks (i.e., those with a composite CAMEL rating of 1 under the rating system established by the Federal Financial Institutions Examination Council). The minimum leverage capital requirement for all other state commercial banks shall be 3% plus an additional cushion of at least 100 to 200 basis points and, therefore, shall consist of a ratio of Tier 1 capital to total assets of not less than 4%. In addition to the minimum leverage capital standards, state non-member banks generally are required to maintain a minimum ratio of qualifying total capital to risk-weighted assets of 8%, with at least one-half of that total capital amount consisting of Tier 1 capital. The total amount of risk-weighted assets is computed by applying risk weighing factors to the Bank's assets, which vary from 0% to 100% depending on the nature of the assets.

    Pursuant to provisions in the Federal Deposit Insurance Company Improvement Act of 1991 (FDICIA), each federal banking agency was required to revise its risk-based capital standards to take adequate amount of interest rate risk, concentration of credit risk and the risk of non-traditional activities. No final rule incorporating these risks has been promulgated by the FDIC. An FDIC insured state chartered commercial bank is well capitalized if: (i) has a total leverage ratio of 5.0% or greater; (ii) has a total risk-based capital ratio of 10.0% or greater; and (iii) has a Tier 1 risk-based capital ratio of 6.0% or greater. Tier 1 risk-based capital ratio is defined as the ratio of Tier 1 capital to risk-weighted assets.

    At March 31, 1996 the Bank's regulatory capital position was as follows:

                                                                           (UNAUDITED)
                                                       % TO TOTAL                 % TO TOTAL     TIER 1     % TO TOTAL
                                             CORE       ADJUSTED     RISK BASED    ADJUSTED    RISK BASED    WEIGHTED
                                            CAPITAL      ASSETS        CAPITAL      ASSETS       CAPITAL      ASSETS
                                           ---------  -------------  -----------  -----------  -----------  -----------
Actual...................................  $  42,602         6.54     $  47,163        11.89    $  42,602        10.74
Regulatory requirement...................     32,578         5.00        39,655        10.00       23,793         6.00
                                           ---------          ---    -----------       -----   -----------       -----
Excess...................................  $  10,024         1.54     $   7,508         1.89    $  18,809         4.74
                                           ---------          ---    -----------       -----   -----------       -----
                                           ---------          ---    -----------       -----   -----------       -----

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 19 -- REGULATORY REQUIREMENTS: (CONTINUED)
    At December 31, 1995, the Bank's regulatory capital position was as follows:

                                                                           (UNAUDITED)
                                                       % TO TOTAL                 % TO TOTAL     TIER 1     % TO TOTAL
                                             CORE       ADJUSTED     RISK BASED    ADJUSTED    RISK BASED    WEIGHTED
                                            CAPITAL      ASSETS        CAPITAL      ASSETS       CAPITAL      ASSETS
                                           ---------  -------------  -----------  -----------  -----------  -----------
Actual...................................  $  39,835         6.25     $  44,113        11.66    $  39,835        10.53
Regulatory requirement...................     31,848         5.00        37,825        10.00       22,694         6.00
                                           ---------          ---    -----------       -----   -----------       -----
Excess...................................  $   7,987         1.25     $   6,288         1.66    $  17,141         4.53
                                           ---------          ---    -----------       -----   -----------       -----
                                           ---------          ---    -----------       -----   -----------       -----

    The United States Congress Banking Committee has actively considered legislation to recapitalize the SAIF administered by the FDIC. The proposed legislation would require a one-time charge to SAIF-insured institutions such as the Bank. In light of the general uncertainty of the legislative process, management cannot predict whether legislation reducing SAIF premiums and/or imposing a special one-time assessment will be adopted, or, if adopted, the amount of the assessment, if any, that would be imposed on the Bank. If legislation were to be enacted in the future which would assess a one-time special assessment of 80 to 85 basis points on SAIF-insured institutions as previously proposed, management believes, based upon its total SAIF deposits, the Bank's share of any proposed assessment, if approved, will not have a material adverse effect on the Company's financial condition or regulatory capital position, although it may adversely affect results of operations in the year of the assessment. Given the proposed legislation is intended to recapitalize the SAIF, if adopted, any assessment is also expected to result in lower insurance premium rates subsequent to the year of the one-time assessment, if any.

NOTE 20 -- STOCK OPTION PLAN:

    In June 1996 the Board of Directors of the Company adopted a Stock Option Plan, which is designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company, and reward key employees for outstanding performance and the attainment of targeted goals. The Stock Option Plan was approved by the Company's sole stockholder in June 1996. An amount of Company common stock equal to 10% of the aggregate number of Class B Shares sold in the Company's initial public offering and issued in the Bank Stockholder Exchange Transaction will be authorized under the Stock Option Plan, which may be filed by authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources. The Stock Option Plan provides for the grant of stock options at an exercise price equal to the fair market value of the Class B Shares. Stock Options are available for grant to key employees of the Company and any subsidiaries. No options are expected to be issued until the commencement of the public offering.


NOTE 21 -- PROFIT SHARING PLAN:
    The Company established in 1993 a profit sharing plan which covers substantially all regular employees. Annual contributions to this plan are based on matching percentages based on the employee years of service and on operational income, as defined by the plan, and are deposited in a trust. Contributions to this plan during the three month period ended March 31, 1996 and the years ended December 31, 1995, 1994 and 1993 amounted to approximately $11,000, $120,000, $108,000 and $161,000, respectively.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 22 -- COMMITMENTS AND CONTINGENCIES:

    COMMITMENTS TO DEVELOPERS PROVIDING END LOANS


    The Company has outstanding commitments for various projects in the process of completion. Total commitments amounted to approximately $356,758,600 and $337,641,500 at March 31, 1996 and December 31, 1995, respectively. All commitments are subject to prevailing market prices at time of closing with no market risk exposure against the Company or with firm back-to-back commitments extended in favor of the mortgagee.


    LOANS IN PROCESS

    Loans in process pending final approval and/or closing amounting to approximately $59,914,000 and $58,806,000 at March 31, 1996 and December 31, 1995, respectively.

    COMMITMENTS TO BUY AND SELL GNMA CERTIFICATES

    As of March 31, 1996 and December 31, 1995, the Company had open commitments to issue GNMA certificates in the amount of $52,625,093 and $41,101,832, respectively.

    COMMITMENTS TO SELL MORTGAGE LOANS

    As of March 31, 1996 the Company had commitments to sell mortgage loans to third party investors amounting to $24.7 million ($30.0 million at December 31, 1995).

    LEASE COMMITMENTS

    The Company is obligated under several noncancellable leases for office space and equipment rentals, all of which are accounted for as operating leases. The leases expire at various dates with options for renewals.

    Minimum annual rental commitments under noncancellable operating leases for certain office space and equipment including a lease from an affiliate, were as follows:

                                                                                  AT
                                                                  AT         DECEMBER 31,
YEAR                                                        MARCH 31, 1996       1995
- ----------------------------------------------------------  --------------  --------------
                                                             (UNAUDITED)
1996......................................................  $    1,356,581  $    1,839,005
1997......................................................       1,901,853       1,900,403
1998......................................................       1,878,682       1,877,232
1999......................................................       1,796,887       1,795,438
2000......................................................       1,709,133       1,707,683
Later years...............................................       4,019,956       3,913,331
                                                            --------------  --------------
                                                            $   12,663,092  $   13,033,092
                                                            --------------  --------------
                                                            --------------  --------------

    Rent expense for the three months ended March 31, 1996 and 1995 was $535,970 and $379,269, respectively. Rent expenses amounted to approximately $1,914,000 in 1995, $1,810,000 in 1994 and $1,460,000 in 1993.

    LITIGATION

    The Company is a defendant in legal proceedings arising from normal business activities. Management believes, based on the opinion of legal counsel, that the final disposition of these matters will not have a material adverse effect on the Company's financial position or result of operations.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 22 -- COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    OTHERS

    At December 31, 1995 the Company is liable under limited recourse provisions resulting from the sale of loans to several investors principally FHLMC. The principal balance of these loans at the time of sale, which are serviced by the Company, amounts to approximately $180,170,401 at March 31, 1996 and December 31, 1995. Liability, if any, under the recourse provisions at March 31, 1996 and December 31, 1995 is estimated by management to be insignificant.

NOTE 23 -- SUPPLEMENTAL DISCLOSURE ON THE STATEMENT OF CASH FLOWS:
    During the three month period ended March 31, 1996 the Company paid interest amounting to $8,823,000.

    During 1995, 1994 and 1993, the Company paid interest amounting to approximately $34,403,000, $24,179,000 and $15,055,000, respectively and income taxes $1,820,000, $5,696,000 and $5,799,000, respectively.

    During 1995 and 1994 the Company retained for investment approximately $17,631,000 and $51,492,000, respectively loans securitized from its own mortgage loan portfolio.

NOTE 24 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND
           CONCENTRATIONS OF CREDIT RISK:
    In the normal course of business, the Company uses various off-balance sheet financial instruments to satisfy the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include loan commitments and interest rate exchange agreements (swaps). These instruments involve, to varying degrees, elements of credit and interest rate in excess of the amount recognized in the statement of financial condition. The contract or notional amounts of these instruments, which are not included in the statement of financial condition, are an indicator of the Company's activities in particular classes of financial instruments.

    The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments. For interest rate swap contracts, the contract or notional amounts do not represent exposure to credit loss. Instead, the amount potentially subject to credit loss is substantially less.

    Contractual commitments to extend credit are legally binding agreements to lend money to customers at predetermined interest rates for a specified period of time. Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. To extend credit the Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. A geographic concentration exists within the Company's mortgage loans portfolio since most of the Company's business activity is with customers located in Puerto Rico.

    Interest rate swap agreements involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal. Entering into interest rate agreements involves the risk of dealing with counterparties and their ability to meet the terms of the contracts, and also the interest rate risk associated with unmatched positions.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 24 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND
           CONCENTRATIONS OF CREDIT RISK: (CONTINUED)
    The total amounts of financial instruments with off-balance sheet risk at December 31, follows:

Financial instruments whose contract amounts represent potential credit risk:
  Commitments to extend credit excluding the undisbursed portion of loans in process:
    Commitments to originate loans....................................  $12,037,063
                                                                        -----------
                                                                        -----------
    Unused lines of credit............................................  $ 5,991,183
                                                                        -----------
                                                                        -----------
Financial instruments whose notional or contractual amounts exceed the amount of potential credit risk:
  Interest rate swap contracts........................................  $35,000,000
                                                                        -----------
                                                                        -----------
  Interest rate caps..................................................  $   --
                                                                        -----------
                                                                        -----------

    A detail of interest rate swaps at December 31, 1995 follows:

   NOTIONAL                                   PAY          RECEIVE RATE
    AMOUNT             MATURITY           FIXED RATE         FLOATING
- --------------  -----------------------  -------------  ------------------
   $ 5,000,000      August 27, 1996            4.50%    3 months Libor
     5,000,000    September 30, 1996           4.49%    3 months Libor
     5,000,000     October 19, 1996            4.42%    3 months Libor
    10,000,000     September 2, 1997           6.60%    3 months Libor
    10,000,000     October 24, 2000            5.20%    3 months Libid

    The following table summarizes the changes in notional amounts of swaps outstanding during 1995:

Beginning balance.....................................  $25,000,000
New Swaps.............................................   10,000,000
Maturities............................................      --
                                                        -----------
Ending balance........................................  $35,000,000
                                                        -----------
                                                        -----------

    As of December 31, 1995, interest rate swap maturities are as follows:

1996..................................................  $15,000,000
1997..................................................   10,000,000
2000..................................................   10,000,000
                                                        -----------
                                                        $35,000,000
                                                        -----------
                                                        -----------

    Net interest settlements on SWAP requirements are recorded as an adjustment to interest expense on deposits. Net interest receipts totalled approximately $1,100 and $59,000 during the three months ended March 31, 1996 and 1995, respectively. Net interest receipts amounted to approximately $187,000 during 1995; net payments amounted to approximately $65,000 and $387,000 during 1994 and 1993, respectively.

    An interest cap is a guarantee given by one party to another party, in exchange for a premium, to ensure that if interest rates rise above an agreed upon protected rate (in the Bank's case, the LIBOR

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 24 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND
           CONCENTRATIONS OF CREDIT RISK: (CONTINUED)
rate) the issuer of the cap will pay to the purchaser the difference between the market rate and the protected rate. The Bank had interest rate cap contracts outstanding with notional principal amounts of $3,440,000 which expired during 1995. There are no interest rates cap contracts outstanding at December 31, 1995 or March 31, 1996.

NOTE 25 -- SUPPLEMENTAL INCOME STATEMENT INFORMATION:
    Employee costs and other administrative and general expenses are shown in the Consolidated Statement of Income net of direct loan origination costs. Direct loan origination costs are capitalized as part of the carrying cost of mortgage loans and are offset against mortgage loan sales and fees when the loans are sold or amortized as a yield adjustment to interest income on loans held for investment. Total employee costs and other expenses before capitalization follow:


                                                THREE MONTH                             YEAR ENDED
                                           PERIOD ENDED MARCH 31,                      DECEMBER 31,
                                        ----------------------------  ----------------------------------------------
                                            1996           1995            1995            1994            1993
                                        -------------  -------------  --------------  --------------  --------------
                                                (UNAUDITED)
Employee costs........................  $   3,967,442  $   2,939,697  $   13,248,475  $   11,506,973  $   12,695,537
                                        -------------  -------------  --------------  --------------  --------------
                                        -------------  -------------  --------------  --------------  --------------
Other administrative and general
 expenses.............................  $   4,120,610  $   3,828,286  $   16,661,355  $   17,174,157  $   17,767,388
                                        -------------  -------------  --------------  --------------  --------------
                                        -------------  -------------  --------------  --------------  --------------


    Set forth below are the direct loan origination costs that were capitalized as part of the carrying cost of mortgage loans inventory or offset against mortgage loan sales and fees and interest income.

                                                THREE MONTH
                                           PERIOD ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                        ----------------------------  ----------------------------------------------
                                            1996           1995            1995            1994            1993
                                        -------------  -------------  --------------  --------------  --------------
                                                (UNAUDITED)
Offset against mortgage loan sales and
 interest income or capitalized as
 part of loan inventory...............  $   2,112,074  $   1,686,769  $    7,895,297  $   10,160,820  $    7,311,852
                                        -------------  -------------  --------------  --------------  --------------
                                        -------------  -------------  --------------  --------------  --------------

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 26 -- FAIR VALUE OF FINANCIAL INSTRUMENTS:
    The estimated fair value of the Company's financial instruments as of December 31, are as follows:

                                                                          1995                      1994
                                                                ------------------------  ------------------------
                                                                 CARRYING     ESTIMATED    CARRYING     ESTIMATED
                                                                   VALUE     FAIR VALUE      VALUE     FAIR VALUE
                                                                -----------  -----------  -----------  -----------
                                                                                  (IN THOUSANDS)
FINANCIAL ASSETS
Cash and due from banks.......................................  $    32,559  $    32,559  $    21,158  $    21,158
Money market investments......................................       71,636       71,636       24,464       24,464
Mortgage loans held for sale..................................       21,318       21,631       22,020       22,020
Mortgage-backed securities held for trading...................      113,809      113,809      124,522      124,522
Investment securities available for sale......................       61,008       61,008       13,300       13,300
Investment in Federal Home Loan Bank stock....................        3,280        3,280        1,878        1,878
Investment securities held to maturity........................       43,777       42,781       86,304       80,953
Loans, net....................................................      473,841      492,119      301,614      294,303
Accounts receivable...........................................       10,479       10,479       12,330       12,330
FINANCIAL LIABILITIES
Deposits:
  Non interest bearing demand.................................  $    52,998  $    52,998  $    35,556  $    35,556
  Savings and NOW accounts....................................      147,111      147,111      107,734      107,734
  Certificates of deposit.....................................      316,802      321,609      235,693      233,686
Securities sold under agreements to repurchase................       98,483       98,483      108,922      108,922
Notes payable.................................................       81,130       81,130       45,815       45,815
Advances from FHLB............................................        6,007        6,051       13,568       13,681
Long-term debt................................................        5,324        5,324        4,524        4,524
Other secured borrowings......................................       55,984       55,984
Accounts payable and accrued liabilities......................       14,500       14,500        7,098        7,098
Subordinated notes............................................        3,250        3,741        3,250        3,331
Unrecognized financial instruments --
  Interest rate swap agreements in a net receivable
   position*..................................................  $        14  $     1,215  $        10  $       471
                                                                -----------  -----------  -----------  -----------
                                                                -----------  -----------  -----------  -----------

- ------------------------
*The amount shown under "carrying amount" represents net accrual arising from those unrecognized financial instruments.

    The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

    SHORT-TERM FINANCIAL INSTRUMENTS

    Short-term financial instruments, which include cash and due from banks, money market investments, accounts receivables, securities sold under agreements to repurchase, notes payables and accounts payable and accrued interest, have been valued at their carrying amounts reflected in the Consolidated Statement of Financial Condition as these are reasonable estimates of fair value given the relatively short period of time between origination of the instruments and their expected realization.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 26 -- FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)
    INVESTMENT SECURITIES

    The fair value of investment securities is based on quoted market prices or dealer quotes except for the investments in FHLB stock which is valued at its redemption value.

    LOANS

    The fair value for loans has been estimated by discounting loans with similar financial characteristics. Loans were classified by type such as commercial, commercial real estate, residential mortgage, and consumer. These asset categories were further segmented into various maturity groups, and by accruing and non-accruing groups. The fair value of accruing loans was calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. Prepayment experienced in previous periods when interest rates were at levels similar to current levels was assumed to occur for mortgage loans, adjusted for any differences in the outlock of interest rates. Other loans assume little or no prepayments.

    Non-accruing loans were assumed to be repaid after one year. Presumably this would occur either because loan is repaid or collateral has been sold to satisfy the loan. The value of non-accruing loans was therefore discounted for one year at the going rate for new loans.

    Mortgage loans held for sale, except for loans from the Bank totalling $9,329,694 in 1995 and $15,142,305 in 1994 have been valued based on market quotations or commitments selling prices in the secondary market. Loans held for sale from the Bank have been valued using the same methodology described in the first paragraph above.

    DEPOSITS

    The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, savings, and NOW accounts, and money market and checking accounts, is equal to the amount payable on demand. The fair value of certificates of deposit is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for deposits of similar remaining maturities.

    The fair value estimates of deposits do not include the fair value of core deposits intangible.

    LONG-TERM DEBT AND OTHER SECURED BORROWINGS

    Long-term debt and other secured borrowings have been valued at their carrying amounts reflected in the Consolidated Statement of Financial Condition as these are reasonable estimates of fair value; most of the long-term debt amounts are at floating market interest rates.

    ADVANCES FROM FHLB AND SUBORDINATED NOTES

    The fair value of the advances from FHLB and subordinated notes was determined using discounted cash flow analysis over the remaining term of the obligations using market rates for similar instruments.

    INTEREST RATE SWAP AGREEMENTS

    The fair value of interest rate swap agreements was determined taking into account the current interest rates at December 31, 1995. This value represents the estimated amount the Bank would pay to terminate the contract or agreement taking into account current interest rates and, when appropriate, the current credit worthiness of the counterparts.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 26 -- FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)
    LIMITATIONS

    Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

    In addition, the fair values presented do not attempt to estimate the value of the Company's fee generating businesses and anticipated future business activities, that is, they do not represent the Company's value as a going concern. Furthermore, the differences between the carrying amounts and the fair values presented may not be realized since, in the majority of cases, the Company generally intends to hold these financial instruments to maturity and realize the recorded values.

    Reasonable comparability of fair values among financial institutions is not likely due to the wide range of permitted valuation techniques and numerous estimates that must be made in the absence of secondary market prices. This lack of objective pricing standards introduces a greater degree of subjectivity to these derived or estimated fair values. Therefore, while disclosure of estimated fair values of financial instruments is required, readers are cautioned in using this data for purposes of evaluating the financial condition of the Company.

NOTE 27 -- R&G FINANCIAL CORPORATION (HOLDING COMPANY ONLY) FINANCIAL
           INFORMATION:
    The   following  condensed  financial  information  presents  the  financial position of R&G Financial (the Holding Company) only as of March 31, 1996 (unaudited):

                             STATEMENT OF CONDITION

ASSETS
  Investment in R-G Premier Bank, at equity...................................  $26,119,915
  Investment in R&G Mortgage, at equity.......................................   41,593,703
                                                                                -----------
    Total assets..............................................................  $67,713,618
                                                                                -----------
                                                                                -----------
STOCKHOLDER'S EQUITY..........................................................  $67,713,618
                                                                                -----------
                                                                                -----------

    The Holding Company had no operations during the three month period ended March 31, 1996.

    The payment of dividends by the Bank to the Holding Company may be affected by certain regulatory requirements and policies, such as the maintenance of certain minimum capital levels.

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 28 -- INDUSTRY SEGMENTS:
    The following summarized financial information presents the results of the Company's operations for the three month periods ended March 31, 1996 and 1995 and the three year period ended December 31, 1995 for its traditional banking and mortgage banking activities:


                                                                    THREE MONTH PERIOD ENDED MARCH 31,
                                                  -----------------------------------------------------------------------
                                                                 1996                                 1995
                                                  -----------------------------------  ----------------------------------
                                                     BANK      MORTGAGE      TOTAL        BANK      MORTGAGE     TOTAL
                                                  ----------  ----------  -----------  ----------  ----------  ----------
                                                                                (UNAUDITED)
Net interest income after provision of loan
 losses.........................................  $5,347,571  $  745,933  $ 6,093,504  $3,852,916  $  550,348  $4,403,264
Other income:
  Net gain (loss) on sale of loans..............      42,652   1,928,392    1,971,044     113,470   1,218,577   1,332,047
  Unrealized gain (loss) on trading
   securities...................................    (286,842)     89,667     (197,175)     --          --          --
  Change in provision for cost in excess of
   market value of loans held for sale..........      --          --          --         (225,000)     --        (225,000)
  Net gain on sales of investments..............     329,225      --          329,225      --          --          --
  Loan administration and servicing fees........      --       3,008,755    3,008,755      --       2,765,661   2,765,661
  Gain on sale of servicing rights..............      --          --          --           --          --          --
  Service charges, fees and other...............   1,286,509      44,532    1,331,041     512,265      46,056     558,321
                                                  ----------  ----------  -----------  ----------  ----------  ----------
                                                   6,719,115   5,817,279   12,536,394   4,253,651   4,580,642   8,834,293
                                                  ----------  ----------  -----------  ----------  ----------  ----------
Operating expenses:
  Salaries and employee benefits................   1,333,341   1,316,596    2,649,937     772,561   1,103,560   1,876,121
  Office occupancy and equipment................     942,672     469,964    1,412,636     573,154     433,547   1,006,701
  Other administrative and general..............   1,737,649   1,588,392    3,326,041   1,420,677   1,784,416   3,205,093
                                                  ----------  ----------  -----------  ----------  ----------  ----------
                                                   4,013,662   3,374,952    7,388,614   2,766,392   3,321,523   6,087,915
                                                  ----------  ----------  -----------  ----------  ----------  ----------
Income before income taxes and minority
 interest.......................................  $2,705,453  $2,442,327  $ 5,147,780  $1,487,259  $1,259,119  $2,746,378
                                                  ----------  ----------  -----------  ----------  ----------  ----------
                                                  ----------  ----------  -----------  ----------  ----------  ----------

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 28 -- INDUSTRY SEGMENTS: (CONTINUED)

                                                                       YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------------------------------------
                                                             1995                                   1994
                                             -------------------------------------  -------------------------------------
                                                BANK       MORTGAGE       TOTAL        BANK       MORTGAGE       TOTAL
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                                                             (UNAUDITED)
Net interest income after provision of loan
 losses....................................  $17,943,694  $ 2,379,287  $20,322,981  $15,089,132  $ 4,048,355  $19,137,487
Other income:
  Net gain (loss) on sale of loans.........      631,824    5,630,636    6,262,460      201,797   (1,551,137)  (1,349,340)
  Unrealized gain (loss) on trading
   securities..............................      617,788    1,503,823    2,121,611     (214,166)  (4,250,552)  (4,464,718)
  Change in provision for cost in excess of
   market value of loans held for sale.....      855,834      --           855,834     (855,834)     --          (855,834)
  Net gain on sales of investments.........      --           --           --           --           --           --
  Loan administration and servicing fees...      --        11,029,995   11,029,995      --        11,046,019   11,046,019
  Gain on sale of servicing rights.........      --           --           --           --         2,914,850    2,914,850
  Service charges, fees and other..........    2,368,128      803,821    3,171,949    1,736,656      785,738    2,522,394
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                              22,417,268   21,347,562   43,764,830   15,957,585   12,993,273   28,950,858
                                             -----------  -----------  -----------  -----------  -----------  -----------
Operating expenses:
  Salaries and employee benefits...........    4,330,248    3,953,561    8,283,809    3,193,435    2,058,000    5,251,435
  Office occupancy and equipment...........    2,860,176    1,851,136    4,711,312    2,315,668    2,172,667    4,488,335
  Other administrative and general.........    6,406,237    7,324,487   13,730,724    4,516,158    8,752,717   13,268,875
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                              13,596,661   13,129,184   26,725,845   10,025,261   12,983,384   23,008,645
                                             -----------  -----------  -----------  -----------  -----------  -----------
Income before income taxes, minority
 interest and cumulative effect of change
 in accounting principle...................  $ 8,820,607  $ 8,218,378  $17,038,985  $ 5,932,324  $     9,889  $ 5,942,213
                                             -----------  -----------  -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------  -----------  -----------

                           R&G FINANCIAL CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) (INFORMATION PERTAINING TO THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995 IS
                                   UNAUDITED)

NOTE 28 -- INDUSTRY SEGMENTS: (CONTINUED)

                                                                            YEAR ENDED DECEMBER 31, 1993
                                                                   ----------------------------------------------
                                                                        BANK          MORTGAGE         TOTAL
                                                                   --------------  --------------  --------------
Net interest income after provision of loan losses...............  $   10,635,898  $    3,617,097  $   14,252,995
Other income:
  Net gain (loss) on sale of loans...............................       3,976,982      25,049,160      29,026,142
  Unrealized gain (loss) on trading securities...................        --              --              --
  Change in provision for cost in excess of market value of loans
   held for sale.................................................        --              --              --
  Net gain on sales of investments...............................         394,342        --               394,342
  Loan administration and servicing fees.........................        --             9,326,518       9,326,518
  Service charges, fees and other................................         847,360         331,201       1,178,561
                                                                   --------------  --------------  --------------
                                                                       15,854,582      38,323,976      54,178,558
                                                                   --------------  --------------  --------------
Operating expenses:
  Salaries and employee benefits.................................       1,904,885       6,685,296       8,590,181
  Office occupancy and equipment.................................       1,448,416       1,946,639       3,395,055
  Other administrative and general...............................       3,417,926      11,142,966      14,560,892
                                                                   --------------  --------------  --------------
                                                                        6,771,227      19,774,901      26,546,128
                                                                   --------------  --------------  --------------
Income before income taxes, minority interest and cumulative
 effect of change in accounting principle........................  $    9,083,355  $   18,549,075  $   27,632,430
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------


NOTE 29 -- SUBSEQUENT EVENT (UNAUDITED)


    On June 29, 1996, the Company settled with the Puerto Rico Treasury Department (PRTD) the income tax examination discussed in Note 16. While the Company believes that it had valid defenses for its positions, management believes that it was in the Company's best interest to settle the case rather than entering into an expensive, protracted negotiation with the PRTD. The settlement reached was for $1.6 million. The effect of this settlement was to record additional income tax expense for the six months ended June 30, 1996 of approximately $400,000. The remainder of the settlement was reserved for during prior periods.

- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Selected Consolidated Financial and Other Data............................    7
Summary of Recent Developments............................................    9
Risk Factors..............................................................   13
The Company...............................................................   22
Bank Stockholder Exchange Transaction.....................................   25
Use of Proceeds...........................................................   27
Dividends and Market for Class B Shares...................................   27
Capitalization............................................................   29
Dilution..................................................................   30
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   32
Business of the Company...................................................   54
Management................................................................   92
The Commonwealth of Puerto Rico...........................................  101
Regulation................................................................  103
Beneficial Ownership of Securities........................................  109
Shares Eligible For Future Sale...........................................  111
Description of Capital Stock..............................................  111
Selling Stockholder.......................................................  115
Underwriting..............................................................  115
Legal Matters.............................................................  116
Experts...................................................................  116
Transfer Agent and Registrar..............................................  116
Additional Information....................................................  116
Index to Consolidated Financial Statements................................   F-1



    UNTIL                  , 1996,  ALL DEALERS  EFFECTING TRANSACTIONS  IN  THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                2,296,396 SHARES
                                 R&G FINANCIAL
                                  CORPORATION

                                    CLASS B
                                  COMMON STOCK

                                 --------------

                                   PROSPECTUS

                                 --------------

                              FRIEDMAN, BILLINGS,
                               RAMSEY & CO., INC.


                                          , 1996


- -------------------------------------------
                                     -------------------------------------------
- -------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following statement sets forth the estimated amount of expenses (other than underwriting discounts and commissions) to be borne by the Registrant in connection with the Offering.


SEC filing fees.................................................  $  13,430
NASD filing fees................................................      3,950
Nasdaq filing fees..............................................     17,982
Printing, postage and mailing...................................     60,000*
Legal fees and expenses.........................................    225,000*
Blue Sky fees and expenses......................................     15,000*
Accounting fees and expenses....................................    100,000*
Miscellaneous fees and expenses.................................     14,638*
                                                                  ----------
    Total.......................................................  $ 450,000*
                                                                  ----------
                                                                  ----------


- ------------------------

*Estimated.


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article VI of the Registrant's Bylaws provide as follows:

    6.1  INDEMNIFICATION.

    (a) The Corporation shall indemnify, to the fullest extent authorized by the General Corporation Law of the Commonwealth of Puerto Rico, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his conduct was unlawful.

    (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such court shall deem proper.

    (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.1(a) or Section 6.1(b) of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    (d)  Any  indemnification under  Section 6.1(a)  or  Section 6.1(b)  of this
Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

    (e) The Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding initiated by any person seeking indemnification under this Article VI without its prior written consent.

    6.2  ADVANCEMENT  OF EXPENSES.   Reasonable  expenses (including  attorneys'
fees) incurred in defending a civil or criminal action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VI.

    6.3 OTHER RIGHTS AND REMEDIES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    6.4 INSURANCE. By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VI or of the General Corporation Law of the Commonwealth of Puerto Rico, or of the laws of any other State or political dependency of the United States or foreign country as may be applicable.

    6.5 MODIFICATION. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this
Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this

Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.


    An unofficial english translation of Article 4.08 of the General Corporation Law of 1996 of the Commonwealth of Puerto Rico provides:



    A. A corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that said person was or is a director, officer employee, or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses reasonably incurred, including attorneys' fees, awards or judgments, fines and amounts paid in settlement of such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any legal action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, that the person did not have reasonable cause to believe that his conduct was unlawful.



    B. A corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to protect the interests of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses reasonably incurred, including attorneys' fees, in connection with the defense or settlement of such aciton or suit if he acted in good faith and in a manner he reasonably believed to be in, and not opposed to, the best interests of the corporation. No indemnification shall be made in respect of any claim, matter or issue as to which such person shall have been adjudged to be liable to the corporation unless, upon application therefor, the court in which such action or suit was brought shall determine that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper, and only to the extent to which said court shall determine.



    C. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A and B or in defense of any claim, matter or issue related thereto, he shall be indemnified against expenses reasonably incurred by him (including attorneys' fees) by reason of such action, suit or proceeding.



    D. Any indemnification under subsections A and B (except that ordered by a court) shall be made by the corporation, only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A and B of this article. Such determination shall be made:



        1. by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even if said directors constitute less than a quorum; or

        2. if there shall not be any such directors, or if such directors shall so determine by an independent legal counsel in a written opinion to such effect; or



        3.  by the stockholders.



    E. Prior to the final disposition of such action, suit or proceeding, the corporation may pay in advance expenses incurred by an officer or director defending a civil or criminal action, suit or proceeding. Upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to such indemnification by the corporation, as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems convenient.



    F. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement (of expenses) may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office.



    G. Every corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.



    H. For purposes of this Article, "the corporation" shall be deemed to include, in addition to the resulting corporations, any corporation which is a party to any consolidation or merger that is absorbed in a consolidation or merger which, if its separate legal existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents. So that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate legal existence had continued.



    I. For purposes of this Article, the term "other enterprises" shall include employee benefit plans. The term "fines" shall include any taxes assessed on a person with respect to any benefit or employee plan. The term "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee pension plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee pension plan shall further be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article.


ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.


    On July 19, 1996, the Company became a registered bank holding company in connection with the issuance of 5,189,044 Class A Shares of its Common Stock to Mr. Victor J. Galan, in consideration for Mr. Galan's contribution to the Company of 100% of the outstanding common stock of R&G Mortgage (3,150,000 shares) and 1,840,982 shares, or approximately 88.1%, of the outstanding common stock of the Bank. No underwriters were involved in the transaction and no fees were paid. The transaction is exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The exhibits and financial statement schedules are filed as a part of this Registration Statement are as follows:

        (a) LIST OF EXHIBITS


      1.0*  Engagement Letter dated May 6, 1996 with Friedman, Billings, Ramsey & Co., Inc.
      1.1   Form of Underwriting Agreement
      2.0*  Amended and Restated Agreement and Plan of Merger by and between R&G Financial
             Corporation, the Bank and R-G Interim Premier Bank, dated as of June 13, 1996
      3.1*  Certificate of Incorporation of R&G Financial Corporation
      3.2*  Certificate of Amendment to Certificate of Incorporation of R&G Financial
             Corporation
      3.3*  Bylaws of R&G Financial Corporation
      4.0   Form of Stock Certificate of R&G Financial Corporation
      5.0   Opinion of Elias, Matz, Tiernan & Herrick L.L.P. re: legality
     10.1   Master Purchase, Servicing and Collection Agreement between R&G Mortgage and the
             Bank dated February 16, 1990, as amended on April 1, 1991, December 1, 1991,
             February 1, 1994 and July 1, 1994
     10.2   Master Custodian Agreement between R&G Mortgage and the Bank dated February 16,
             1990, as amended on June 27, 1996.
     10.3   Master Production Agreement between R&G Mortgage and the Bank dated February 16,
             1990, as amended on August 30, 1991 and March 31, 1995
     10.4   Data Processing Computer Service Agreement between R&G Mortgage and R-G Premier Bank dated December 1, 1994
     10.5   Securitization Agreement by and between R&G Mortgage and the Bank, dated as of July
             1, 1995
     10.6*  R&G Financial Corporation Stock Option Plan
     23.1   Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.0)
     23.2   Consent of Price Waterhouse
     23.3*  Consent of Friedman, Billings, Ramsey & Co., Inc.
     24.0   Power of Attorney (included in Signature Page of this Registration Statement)
     27.0*  Financial Data Schedule
     99.1*  Valuation Report on Minority Interest of Bank Stockholders, prepared by Friedman,
             Billings, Ramsey & Co., Inc., dated June 13, 1996.


- ------------------------

* Previously filed.


        (b) FINANCIAL STATEMENT SCHEDULES

    All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes that:

        (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Form S-1 Registration Statement to signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan, Puerto Rico on July 31, 1996.


                                          R&G FINANCIAL CORPORATION
                                          By:         /s/ VICTOR J. GALAN

                                             -----------------------------------
                                                       Victor J. Galan
                                              CHAIRMAN OF THE BOARD, PRESIDENT
                                                             AND
                                                   CHIEF EXECUTIVE OFFICER


    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                       NAME                                   TITLE                  DATE
- --------------------------------------------------  -------------------------  ----------------
                                                    Chairman of the Board and
                     /S/ VICTOR J. GALAN             Chief Executive Officer
   -------------------------------------------       (principal executive       July 31, 1996
                 Victor J. Galan                     officer)

                                                    Director, Controller and
                   /s/ ANA M. ARMENDARIZ*            Treasurer (principal
   -------------------------------------------       financial and accounting   July 31, 1996
                Ana M. Armendariz                    officer)

                       /s/ RAMON PRATS*
   -------------------------------------------      Executive Vice President    July 31, 1996
                   Ramon Prats                       and Director

              /s/ ENRIQUE UMPIERRE-SUAREZ*
   -------------------------------------------      Director and Secretary      July 31, 1996
             Enrique Umpierre-Suarez

              /s/ VICTOR L. GALAN FUNDORA*
   -------------------------------------------      Director                    July 31, 1996
             Victor L. Galan Fundora

                       /s/ JUAN J. DIAZ*
   -------------------------------------------      Director                    July 31, 1996
                   Juan J. Diaz

                      /s/ PEDRO RAMIREZ*
   -------------------------------------------      Director                    July 31, 1996
                  Pedro Ramirez

                /s/ LAURENO CARUS ABARCA*
   -------------------------------------------      Director                    July 31, 1996
               Laureno Carus Abarca

                       NAME                                   TITLE                  DATE
- --------------------------------------------------  -------------------------  ----------------
   -------------------------------------------      Director
                Eduardo McCormack

              /s/ GILBERTO RIVERA-ARREAGA*
   -------------------------------------------      Director                    July 31, 1996
             Gilberto Rivera-Arreaga

                /s/ BENIGNO R. FERNANDEZ*
   -------------------------------------------      Director                    July 31, 1996
               Benigno R. Fernandez


- ------------------------

*By Victor J. Galan pursuant to Power of Attorney.